   As filed with the Securities and Exchange Commission on November 9, 1995
                                                      Registration No. 33-64017

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         COMMERCIAL FEDERAL CORPORATION
  (Exact name of the registrant as specified in its articles of incorporation)

              Nebraska               6120               47-0658852
           (State or other    (Primary Standard        (IRS Employer
           jurisdiction of        Industrial         Identification No.)
           incorporation or     Classification
            organization)        Code Number)


                             2120 South 72nd Street
                             Omaha, Nebraska  68124
                                 (402) 554-9200
         (Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices)

                              Mr. James A. Laphen
                                   President
                         Commercial Federal Corporation
                             2120 South 72nd Street
                             Omaha, Nebraska  68124
                                 (402) 390-5361
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        Copies of all communications to:

    Gary R. Bronstein, Esquire                   John S. Zeilinger, Esquire
    Cynthia R. Cross, Esquire                 Baird, Holm, McEachen, Pedersen,
        Housley Goldberg              AND            Hamann & Strashiem
    Kantarian & Bronstein, P.C.                      1500 Woodmen Tower
 1220 19th Street, N.W., Suite 700                 Omaha, Nebraska  68102
     Washington, D.C.  20036

          Approximate date of commencement of proposed sale of the securities to the public: At the Acquisition Merger Effective Time, as defined in the Reorganization and Merger Agreement dated as of August 15, 1995 by and among the Registrant, Commercial Federal Bank, a Federal Savings Bank, Conservative Savings Corporation and Conservative Savings Bank, FSB, attached as Annex A to the Prospectus/Proxy Statement.

          If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with
General Instruction G, check the following box. [    ]

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.


Page 1 of ____ pages                                  Exhibit Index on page ____

                         COMMERCIAL FEDERAL CORPORATION

   Cross Reference Sheet Pursuant to Item 501 of Regulation S-K Between Items in
Part I of Form S-4 and Prospectus/Proxy Statement

              Items in Part I of Form S-4                         Location in Prospectus/Proxy Statement
              ---------------------------                         --------------------------------------
1.  Forepart of Registration Statement and Outside
    Front Cover Page of Prospectus.....................     Facing Page; Cross Reference Sheet; Front Cover of
                                                            Prospectus/Proxy Statement

2.  Inside Front and Outside Back Cover Pages of
    Prospectus.........................................     Front Cover of Prospectus/Proxy Statement; Back
                                                            Cover of Prospectus/Proxy Statement

3.  Risk Factors, Ratio of Earnings to Fixed Charges,
    and Other Information..............................     Front Cover of Prospectus/Proxy Statement; Summary;
                                                            Summary Consolidated Financial Information of
                                                            Commercial Federal Corporation; Summary Consolidated
                                                            Financial Information of Conservative Savings Corporation;
                                                            The Merger; Unaudited Historical Pro Forma Combined
                                                            Financial Information; Common Stock Prices and Dividends

4.  Terms of the Transaction...........................     Summary; The Merger

5.  Pro Forma Financial Information....................     Unaudited Historical Pro Forma Combined Financial
                                                            Information

6.  Material Contacts with the Company Being
    Acquired...........................................     The Merger

7.  Additional Information Required for Reoffering
    by Persons and Parties Deemed to Be Underwriters...     Not Applicable

8.  Interests of Named Experts and Counsel.............     Legal Matters; Experts

9.  Disclosure of Commission Position on
    Indemnification for Securities Act Liabilities.....     Not Applicable

10. Information with Respect to S-3 Registrants........     Commercial Federal Corporation and Commercial
                                                            Federal Bank, a Federal Savings Bank

11. Incorporation of Certain Information by Reference..     Incorporation of Certain Documents by Reference

12. Information with Respect to S-2 or S-3 Registrants.     Not Applicable

13. Incorporation of Certain Information by Reference..     Not Applicable

14. Information with Respect to Registrants Other
    than S-3 or S-2 Registrants........................     Not Applicable

15. Information with Respect to S-3 Companies..........     Not Applicable

16. Information with Respect to S-2 or S-3 Companies...     Conservative Savings Corporation and Conservative
                                                            Savings Bank, FSB; Incorporation of Certain
                                                            Documents by Reference

17. Information with Respect to Companies Other Than
    S-3 or S-2 Companies...............................     Not Applicable

18. Information if Proxies, Consents or Authorizations
    are to be Solicited................................     Available Information; Summary; Information Concerning
                                                            the Special Meeting--Solicitation, Voting and Revocability
                                                            of Proxies; The Merger

19. Information if Proxies, Consents or Authorizations
    are not to be Solicited or in an Exchange Offer....     Not Applicable

                       CONSERVATIVE SAVINGS CORPORATION
                             11207 West Dodge Road
                            Omaha, Nebraska  68154
                                (402) 334-8475


                                                               November __, 1995



Dear Stockholder:

   You are invited to attend a special meeting of stockholders (the "Special Meeting") of Conservative Savings Corporation ("Conservative") to be held at ________________________________, ______________, ____________, on
______________, __________ __, 1995 at __:__ .m., local time.  Notice of the
Special Meeting, a Prospectus/Proxy Statement and a Proxy Card are enclosed.

   The Special Meeting has been called in connection with the proposed acquisition of Conservative and its principal subsidiary, Conservative Savings Bank, FSB ("Conservative Savings") by Commercial Federal Corporation ("Commercial") and its principal subsidiary, Commercial Federal Bank, a Federal Savings Bank (the "Bank"), respectively, in accordance with a Reorganization and Merger Agreement by and among Commercial, the Bank, Conservative and Conservative Savings (the "Merger Agreement"). Pursuant to the Merger Agreement
(1) Conservative will merge into Commercial and the outstanding shares of Conservative's common stock and Conservative's preferred stock will be converted into cash and shares of Commercial common stock as set forth below and in the accompanying Prospectus/Proxy Statement (the "Acquisition Merger") and (2) Conservative Savings will, following the Acquisition Merger, merge into the Bank (collectively, the "Merger"). Pursuant to the Merger Agreement, each share of Conservative common stock outstanding at the time of the Acquisition Merger will be converted into the right to receive (a) $6.34 in cash and (b) a number of shares of Commercial common stock (such number of shares referred to as the "Exchange Ratio") based upon the "Average Closing Price" of Commercial common stock (i.e., the arithmetic mean of the per share closing price of the Commercial common stock as reported on the New York Stock Exchange ("NYSE") for the twenty-fifth through the sixth trading day immediately preceding the effective time of the Acquisition Merger) as follows: (i) if the Average Closing Price is less than $28.00 but equal to or greater than $26.00, the Exchange Ratio shall be that number of shares of Commercial common stock equal to the quotient that results by dividing $7.07 by the Average Closing Price;
(ii) if the Average Closing Price is equal to or greater than $28.00 but equal to or less than $36.00, the Exchange Ratio shall be .2525 shares of Commercial common stock; (iii) if the Average Closing Price is greater than $36.00, the Exchange Ratio shall be that number of shares of Commercial common stock equal to the quotient that results by dividing $9.09 by the Average Closing Price; and
(iv) if the Average Closing Price is less than $26.00, the Exchange Ratio shall be .2719 shares of Commercial common stock; provided, however, that if the Average Closing Price is less than $26.00, Conservative will have the right to terminate the Merger Agreement unless Commercial elects to adjust the Exchange Ratio to equal $7.07 divided by the Average Closing Price. If the Average Closing Price is less than $18.00, Conservative may terminate the Merger Agreement and Commercial does not have the option to increase the Exchange Ratio. Also pursuant to the Merger Agreement, each share of Conservative preferred stock outstanding at the time of the Acquisition Merger will be converted into the right to receive (a) $14.33 in cash and (b) a number of shares of Commercial common stock equal to the product of 2.26 and the Exchange Ratio. Based on the closing price per share of Commercial common stock on the NYSE on _________ __, 1995, of $_____, each share of Conservative common stock would be exchanged for $6.34 in cash and _____ shares of Commercial common stock and each share of Conservative preferred stock would be exchanged for $14.33 in cash and _____ shares of Commercial common stock. Such Exchange Ratio may increase or decrease depending on the Average Closing Price of Commercial common stock. Cash will be paid in lieu of fractional shares. Following the Merger, Commercial will be the resulting holding company, and the Bank will be the resulting savings institution. Consummation of the Merger is conditioned upon, among other things, receipt of all required regulatory approvals and approval by Conservative's common and preferred stockholders.

   At the Special Meeting, stockholders of Conservative will consider and vote upon approval of the Acquisition Merger and the Merger Agreement. In addition, the stockholders of Conservative may be asked to approve adjournment of the Special Meeting if necessary to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Acquisition Merger and the Merger Agreement. Your Board of Directors has approved the Merger Agreement, including the Acquisition Merger, and believes that the Acquisition Merger and the Merger Agreement are in the best interests of Conservative and its stockholders. Accordingly, your Board of Directors unanimously recommends that you vote FOR approval of the Acquisition Merger and the Merger Agreement and FOR adjournment of the Special Meeting, if necessary.

   Conservative's Board of Directors has received the opinion of its financial advisor, Dain Bosworth Incorporated, that the consideration to be received by holders of Conservative's common stock and Conservative's preferred stock in the Acquisition Merger is fair from a financial point of view.

   You are urged to read the accompanying Prospectus/Proxy Statement, which provides detailed information concerning the Merger and related matters.

   Your vote is important, regardless of the number of shares you own. ON BEHALF OF THE BOARD OF DIRECTORS, I URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE SPECIAL MEETING. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the Special Meeting.

                                         Sincerely,

                                         [SIGNATURE]

                                         Robert P. DeLay
                                         President and Chief Executive Officer

                        CONSERVATIVE SAVINGS CORPORATION
                             11207 West Dodge Road
                             Omaha, Nebraska  68154
                                 (402) 334-8475
                         ______________________________

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON __________ __, 1995
                         ______________________________


   NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the "Special Meeting") of Conservative Savings Corporation ("Conservative") will be held on ______________, __________ __, 1995 at __:__ .m. at ____________________________
______________, ___________, for the following purposes:

   (1) To approve the merger of Conservative into Commercial Federal Corporation ("Commercial"), with Commercial as the surviving corporation, pursuant to which the outstanding shares of Conservative's common stock and Conservative's preferred stock will be converted into cash and shares of Commercial common stock as set forth in the accompanying Prospectus/Proxy Statement (the "Acquisition Merger"), and to adopt the Reorganization and Merger Agreement by and between Commercial, Commercial Federal Bank, a Federal Savings Bank (the "Bank"), Conservative and Conservative Savings Bank, FSB ("Conservative Savings") dated August 15, 1995 (the "Merger Agreement"), which sets forth the terms and conditions of the Acquisition Merger and also provides for the subsequent merger of Conservative Savings into the Bank, with the Bank as the surviving savings institution.

   (2) Adjournment of the Special Meeting if necessary to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Acquisition Merger and the Merger Agreement.

   (3) Such other business as may properly come before the Special Meeting or any adjournments thereof.

NOTE: The Board of Directors of Conservative is not aware of any other business to come before the Special Meeting.

   The Board of Directors of Conservative has fixed the close of business on __________ ___, 1995 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Special Meeting.

                                         By Order of the Board of Directors,

                                         [SIGNATURE]

                                         Robert P. DeLay
                                         President and Chief Executive Officer
Omaha, Nebraska
November ___, 1995
________________________________________________________________________________
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE SPECIAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
________________________________________________________________________________

Prospectus/Proxy Statement
                     --------------------------------------
                         COMMERCIAL FEDERAL CORPORATION
                                   Prospectus
                          _____ Shares of Common Stock
                            par value $.01 per share
                            (subject to adjustment)
                     --------------------------------------

                     --------------------------------------
                        CONSERVATIVE SAVINGS CORPORATION
                                Proxy Statement
                      For Special Meeting of Stockholders
                       To Be Held on __________ __, 1995
                     --------------------------------------

   This Prospectus/Proxy Statement is being furnished to the holders of the common stock, par value $.01 per share ("Conservative Common Stock") and holders of the $1.52 Series A Cumulative Convertible Preferred Stock ("Conservative Preferred Stock"), of Conservative Savings Corporation ("Conservative") in connection with the solicitation of proxies by Conservative's Board of Directors for use at a special meeting of stockholders (the "Special Meeting") to be held at __________________________, ________________, _____________, on
______________, __________ __, 1995 at __:__ .m., local time.

   The purposes of the Special Meeting and the matters to be acted upon are: (i) to consider and vote upon the proposed merger of Conservative into Commercial Federal Corporation ("Commercial"), with Commercial as the surviving corporation (the "Acquisition Merger"), in accordance with a Reorganization and Merger Agreement by and between Commercial; Commercial Federal Bank, a Federal Savings Bank (the "Bank"), the wholly-owned savings institution subsidiary of Commercial; Conservative; and Conservative Savings Bank, FSB ("Conservative Savings"), the wholly-owned savings institution subsidiary of Conservative, dated August 15, 1995 (the "Merger Agreement"), which sets forth the terms and conditions of the Acquisition Merger and also provides for the subsequent merger of Conservative Savings into the Bank; (ii) to consider and vote upon adjournment of the Special Meeting if necessary to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Acquisition Merger and the Merger Agreement; and
(iii) to consider and vote upon such other business as may properly come before the Special Meeting or any adjournments thereof.

   Pursuant to the Merger Agreement, each share of Conservative Common Stock outstanding at the effective time of the Acquisition Merger (the "Acquisition Merger Effective Time") will be converted into the right to receive (a) $6.34 in cash and (b) a number of shares of Commercial common stock, par value $.01 per share (the "Commercial Common Stock") (such number of shares referred to as the "Exchange Ratio") based upon the "Average Closing Price" of Commercial Common Stock (i.e., the arithmetic mean of the per share closing price of the Commercial Common Stock as reported on the New York Stock Exchange ("NYSE") for the twenty-fifth through the sixth trading day immediately preceding the effective time of the Acquisition Merger (the "Determination Period")) as follows: (i) if the Average Closing Price is less than $28.00 but equal to or greater than $26.00, the Exchange Ratio shall be that number of shares of Commercial Common Stock equal to the quotient that results by dividing $7.07 by the Average Closing Price; (ii) if the Average Closing Price is equal to or greater than $28.00 but equal to or less than $36.00, the Exchange Ratio shall be .2525 shares of Commercial Common Stock; (iii) if the Average Closing Price is greater than $36.00, the Exchange Ratio shall be that number of shares of Commercial Common Stock equal to the quotient that results by dividing $9.09 by the Average Closing Price; and (iv) if the Average Closing Price is less than $26.00, the Exchange Ratio shall be .2719 shares of Commercial Common Stock; provided, however, that if the Average Closing Price is less than $26.00, Conservative will have the right to terminate the Merger Agreement unless Commercial elects to adjust the Exchange Ratio to equal $7.07 divided by the Average Closing Price. If the Average Closing Price is less than $18.00, Conservative may terminate the Merger Agreement and Commercial does not have the option to increase the Exchange Ratio. Also pursuant to the Merger Agreement, each share of Conservative Preferred Stock outstanding at the time of the Acquisition Merger will be converted into the right to receive (a) $14.33 in cash and (b) a number of shares of Commercial Common Stock equal to the product of 2.26 and the Exchange Ratio (the cash consideration and shares of Commercial Common Stock to be received by holders of the Conservative Common Stock and Conservative Preferred Stock pursuant to the Merger Agreement are collectively referred to herein, as the context requires, as the "Merger Consideration"). Based on the closing price per share of Commercial Common Stock on the NYSE on __________ ___, 1995, of $_____, each share of Conservative Common Stock would be exchanged for $6.34 in cash and _____ shares of Commercial Common Stock, and each share of Conservative Preferred Stock would be exchanged for $14.33 in cash and _____ shares of Commercial Common Stock. Cash will be paid in lieu of fractional shares.

   Commercial has filed a registration statement on Form S-4 with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of its common stock, par value $.01 per share, to be issued upon consummation of the Acquisition Merger. See "Available Information." This Prospectus/Proxy Statement constitutes a prospectus of Commercial with respect to the issuance of shares of Commercial Common Stock to the stockholders of Conservative upon consummation of the Acquisition Merger.

   THE BOARD OF DIRECTORS OF CONSERVATIVE BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF CONSERVATIVE'S STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE ACQUISITION MERGER, INCLUDING THE MERGER AGREEMENT.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY STATE AGENCY, NOR HAS SUCH COMMISSION, OFFICE, CORPORATION OR AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   THE SHARES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE SAVINGS ASSOCIATION INSURANCE FUND OR THE FEDERAL DEPOSIT INSURANCE CORPORATION.

   This Prospectus/Proxy Statement and the accompanying proxy card are first being sent to the stockholders of Conservative on or about November ___, 1995.

   Conservative's principal executive office is located at 11207 West Dodge Road, Omaha, Nebraska 68154, and its telephone number is (402) 334-8475.

   This Prospectus/Proxy Statement does not cover any resales of the Commercial Common Stock offered hereby to be received by the stockholders deemed to be affiliates of Commercial or Conservative upon consummation of the Merger. No person is authorized to make use of this Prospectus/Proxy Statement in connection with such resales, although such securities may be traded without the use of this Proxy Statement/Prospectus by those stockholders of Commercial not deemed to be affiliates of Commercial or Conservative.

       The date of this Prospectus/Proxy Statement is November ___, 1995

                           PROSPECTUS/PROXY STATEMENT
                               TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----
AVAILABLE INFORMATION................................................................................   1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE......................................................   1

SUMMARY..............................................................................................   3
The Special Meeting of Conservative Stockholders.....................................................   3
Commercial Federal Corporation and Commercial Federal Bank, a Federal Savings Bank...................   3
Conservative Savings Corporation and Conservative Savings Bank, FSB..................................   3
The Merger...........................................................................................   4
Comparison of Stockholder Rights.....................................................................   8
Adjournment of Special Meeting.......................................................................   8

SUMMARY CONSOLIDATED FINANCIAL INFORMATION OF
COMMERCIAL FEDERAL CORPORATION.......................................................................   9
Financial Condition Data and Capital Ratios..........................................................   9
Operating Data.......................................................................................  10
Operating Ratios and Other Data......................................................................  11

SUMMARY CONSOLIDATED FINANCIAL INFORMATION
OF CONSERVATIVE SAVINGS CORPORATION..................................................................  12
Financial Condition Data and Capital Ratios..........................................................  12
Operating Data.......................................................................................  13
Operating Ratios and Other Data......................................................................  14

SUMMARY CONSOLIDATED FINANCIAL INFORMATION OF
RAILROAD FINANCIAL CORPORATION.......................................................................  15
Financial Condition Data and Capital Ratios..........................................................  15
Operating Data.......................................................................................  16
Operating Ratios and Other Data......................................................................  17

INFORMATION CONCERNING THE SPECIAL MEETING...........................................................  18
General..............................................................................................  18
Recent Events........................................................................................  18
Solicitation, Voting and Revocability of Proxies.....................................................  19

COMMERCIAL FEDERAL CORPORATION AND
COMMERCIAL FEDERAL BANK, A FEDERAL SAVINGS BANK......................................................  20

CONSERVATIVE SAVINGS CORPORATION AND CONSERVATIVE SAVINGS BANK, FSB..................................  20

THE MERGER...........................................................................................  21
General..............................................................................................  21
Background of the Merger.............................................................................  22
Reasons for the Merger and Recommendations of the Conservative Board of Directors....................  23
Financial Advisors and Opinions of Financial Advisors................................................  24
Conversion of Conservative Common Stock and Conservative Preferred Stock.............................  29
Treatment of Conservative Stock Options..............................................................  30
No Dissenters' Appraisal Rights......................................................................  30
The Bank Merger......................................................................................  31
Management after the Merger..........................................................................  31
Representations and Warranties.......................................................................  31
Covenants Pending the Acquisition Merger.............................................................  31

TABLE OF CONTENTS (continued)                                                                         Page
                                                                                                      ----
Conditions to Consummation of the Merger.............................................................  33
Amendment or Termination of the Merger Agreement.....................................................  35
Stock Option Agreement...............................................................................  36
Required Regulatory Approvals........................................................................  37
Expenses.............................................................................................  38
Closing; Merger Effective Times......................................................................  38
Employee Benefit Plans after the Merger..............................................................  38
Interests of Certain Persons in the Merger...........................................................  38
Indemnification of Conservative Management...........................................................  40
Federal Income Tax Consequences......................................................................  40
Accounting Treatment.................................................................................  42
Resale of Commercial Common Stock; Restrictions on Transfer..........................................  42
New York Stock Exchange Listing......................................................................  42
Vote Required........................................................................................  43

UNAUDITED HISTORICAL PRO FORMA COMBINED FINANCIAL INFORMATION........................................  44
Unaudited Historical Pro Forma Combined Statement of Financial Condition.............................  45
Unaudited Historical Pro Forma Condensed Combined Statement of Operations............................  47
Unaudited Pro Forma Combined Earnings Per Share Data.................................................  50
Unaudited Historical Pro Forma Combined Regulatory Capital...........................................  52

BENEFICIAL OWNERSHIP OF CONSERVATIVE COMMON STOCK AND PREFERRED STOCK................................  54

COMMON STOCK AND PREFERRED STOCK PRICES AND DIVIDENDS................................................  55
Common Stock and Preferred Stock Prices..............................................................  55
Dividends............................................................................................  56

COMPARISON OF STOCKHOLDER RIGHTS.....................................................................  56

ADJOURNMENT OF SPECIAL MEETING.......................................................................  62

STOCKHOLDER PROPOSALS................................................................................  62

LEGAL MATTERS........................................................................................  62

EXPERTS..............................................................................................  62

INDEPENDENT ACCOUNTANTS..............................................................................  63

OTHER MATTERS........................................................................................  63

ANNEX:

     Annex A -- Reorganization and Merger Agreement by and between Commercial Federal
                Corporation and Commercial Federal Bank, a Federal Savings Bank and Conservative
                Savings Corporation and Conservative Savings Bank, FSB (excluding exhibits).........  A-1
     Annex B -- Opinion of Dain Bosworth Incorporated...............................................  B-1
     Annex C -- Stock Option Agreement..............................................................  C-1
     Annex D -- Conservative Savings Corporation Form 10-K for the fiscal year ended December 31, 1994, as amended by Form 10-K/A filed
                November 3, 1995..................................................  (Provided Separately)
     Annex E -- Conservative Savings Corporation Quarterly Report on Form 10-Q
                for the Quarter Ended June 30, 1995...............................  (Provided Separately)

  No person is authorized to give any information or make any representation other than those contained or incorporated in this Prospectus/Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. This Prospectus/Proxy Statement does not constitute an offer to exchange or sell, or a solicitation of an offer to exchange or purchase, the securities offered by this Prospectus/Proxy Statement, or the solicitation of a proxy, in any jurisdiction in which such offer or solicitation is not authorized or to or from any person to whom it is unlawful to make such offer or solicitation. The information contained in this Prospectus/Proxy Statement speaks as of the date hereof unless otherwise specifically indicated. Information contained in this Prospectus/Proxy Statement regarding Commercial has been furnished by Commercial, and information herein regarding Conservative has been furnished by Conservative. Neither Commercial nor Conservative warrants the accuracy or completeness of information relating to the other party.


                             AVAILABLE INFORMATION

     Commercial has filed with the Commission a registration statement on Form S-4 under the Securities Act relating to the shares of Commercial Common Stock to be issued in connection with the Acquisition Merger. This Prospectus/Proxy Statement does not contain all the information set forth in the registration statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. The information omitted may be obtained from the public reference facilities of the Commission or inspected and copied at the principal or regional offices of the Commission at the addresses listed below.

     Commercial and Conservative are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices at Northwestern Atrium Center, 500 West Madison, Suite 1400, Chicago, Illinois 60601, and World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials also can be obtained from the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed with the Commission by Commercial are hereby incorporated by reference in this Prospectus/Proxy Statement:

     (i) Commercial's Annual Report on Form 10-K for the fiscal year ended June 30, 1995;

     (ii) Commercial's Current Reports on Form 8-K dated August 8, 1995, August 18, 1995 and October 17, 1995; and

     (iii) the description of Commercial's common stock set forth at Item 1 of Commercial's registration statement on Form 8-A dated July 3, 1985 (File No. 0-13082).

     The following documents previously filed with the Commission by Conservative are hereby incorporated by reference in this Prospectus/Proxy
Statement:

     (i) Conservative's Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Form 10-K/A filed on November 3, 1995;

     (ii) Conservative's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995; and

     (iii) Conservative's Current Reports on Form 8-K dated April 10, 1995, August 17, 1995 and October 23, 1995.

     In addition, Conservative's Form 10-K for the fiscal year ended
December 31, 1994, as amended by Form 10-K/A filed on November 3, 1995, and Quarterly Report on Form 10-Q for the Quarter Ended June 30, 1995 accompany this Prospectus/Proxy Statement as Appendices D and E, respectively, and are incorporated herein by reference.

     All documents subsequently filed by Commercial with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus/Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Prospectus/Proxy Statement and to be part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus/Proxy Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Prospectus/Proxy Statement, except as so modified or superseded.

     This Prospectus/Proxy Statement incorporates by reference other documents relating to Commercial and Conservative which are not presented herein or delivered herewith. These documents are available upon request without charge, in the case of documents relating to Commercial, directed to Mr. Gary L. Matter, Commercial's Corporate Secretary, 2120 South 72nd Street, Omaha, Nebraska 68124, telephone (402) 390-5176 or, in the case of documents relating to Conservative, to Mr. Craig S. Allen, Conservative's Senior Vice President and Chief Financial Officer, 11207 West Dodge Road, Omaha, Nebraska 68154, telephone (402) 334-8475. In order to ensure timely delivery of any requested documents, the request should be made no later than the close of business on __________ ___, 1995.

                                    SUMMARY


     This summary does not purport to be complete and is qualified in its entirety by the detailed information and definitions appearing elsewhere herein, the annexes hereto and documents incorporated by reference herein.


The Special Meeting of Conservative Stockholders

     The Special Meeting will be held on ________, __________ ___, 1995 at __:__ _.m. at _______________, Omaha, Nebraska. At the Special Meeting, stockholders of Conservative will consider and vote upon proposals (1) to approve the Acquisition Merger and the Merger Agreement; (2) to adjourn the Special Meeting if necessary to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Acquisition Merger and the Merger Agreement; and (3) to vote upon any other business which may be properly brought before the Special Meeting. Stockholders of record at the close of business on __________ ___, 1995 (the "Record Date") will be entitled to one vote for each share then so held. The presence, in person or by proxy, of a majority of the total number of outstanding shares of Conservative Common Stock and a majority of the total number of outstanding shares of Conservative Preferred Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. The affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of Conservative Common Stock and two-thirds of the issued and outstanding shares of Conservative Preferred Stock voting separately as a class, in addition to two-thirds of the total outstanding shares, is required to approve the Acquisition Merger and the Merger Agreement. The affirmative vote of a majority of the shares of Conservative Common Stock and a majority of the shares of Conservative Preferred Stock voting separately as a class represented and voting at the Special Meeting is required to approve an adjournment of the Special Meeting. Conservative's directors and executive officers, and their affiliates, are expected to vote substantially all of the _____ shares, or ___%, of Conservative's outstanding Common Stock (excluding stock options), and _____ shares, or ___%, of Conservative's outstanding Preferred Stock beneficially owned by them as of the Record Date for approval of the Acquisition Merger and the Merger Agreement.

     For additional information, see "Information Concerning the Special Meeting" herein.

Commercial Federal Corporation and Commercial Federal Bank, a Federal Savings
Bank

     Commercial is a unitary non-diversified savings and loan holding company whose primary asset is the Bank. The Bank is a consumer-oriented financial institution that emphasizes traditional savings and loan operations, including single-family residential real estate lending, retail deposit activities and mortgage banking. The Bank conducts loan origination activities through its branch office network, loan offices of its wholly-owned mortgage banking subsidiary and a nationwide correspondent network consisting of approximately 400 loan originators. The Bank also provides insurance and securities brokerage and other retail financial services. On October 2, 1995, Commercial completed its acquisition of Railroad Financial Corporation, a savings and loan holding company headquartered in Wichita, Kansas with total assets of $626.5 million at August 31, 1995. Commercial added 18 branches (for a total of 91 branches) and 71 agency offices all located in Kansas to its network as a result of such acquisition.

     For additional information, see "Commercial Federal Corporation and Commercial Federal Bank, a Federal Savings Bank" herein.

Conservative Savings Corporation and Conservative Savings Bank, FSB

     Conservative is a savings and loan holding company headquartered in Omaha, Nebraska. Conservative's sole subsidiary is Conservative Savings, a federally-chartered savings bank that attracts deposits insured by the Federal Deposit Insurance Corporation ("FDIC"). Conservative originates one-to-four family and multi-family mortgage loans, residential and multi-family construction loans and consumer loans through four offices in Omaha, two in Columbus, Nebraska, one in Bellevue, Nebraska, one in Harlan, Iowa and one in Overland Park, Kansas. At June 30, 1995, Conservative had total consolidated assets of $383.4 million, net loans receivable of $161.2 million, total deposits of $198.1 million and total stockholders equity of $34.8 million.

     For additional information, see "Conservative Savings Corporation and Conservative Savings Bank, FSB" herein.

The Merger

     General. The Merger Agreement provides for the acquisition of Conservative by Commercial, and the subsequent merger of Conservative Savings into the Bank, as follows: (i) Conservative will merge into Commercial, with Commercial as the surviving corporation, pursuant to which the outstanding shares of Conservative Common Stock and Conservative Preferred Stock will be converted into cash and shares of Commercial Common Stock as set forth below under " -- Conversion of Conservative Common Stock and Preferred Stock" (the Acquisition Merger); and
(ii) Conservative Savings will, following the Acquisition Merger, merge into the Bank, with the Bank as the surviving savings institution (the "Bank Merger") (collectively, the "Merger"). At the Acquisition Merger Effective Time, Conservative will have merged into Commercial. Upon the consummation of the Bank Merger (the "Bank Merger Effective Time"), Conservative Savings will have merged into the Bank, Commercial will be the resulting savings institution holding company, and the Bank will be the resulting subsidiary savings institution. It is anticipated that the Bank Merger Effective Time will occur immediately following the Acquisition Merger Effective Time.

     The Board of Directors of Conservative considered the Merger and the terms of the Merger Agreement, including the Exchange Ratio, in light of economic, financial, legal, market and other factors and concluded that the Merger is in the best interests of Conservative and its stockholders.

     The Board of Directors of Conservative believes that the Merger is in the best interests of Conservative and its stockholders and recommends that Conservative's stockholders vote FOR approval of the Merger Agreement and the Acquisition Merger.

     For additional information, see "The Merger -- General," "-- Background of the Merger" and "-- Reasons for the Merger and Recommendations of the Conservative Board of Directors" herein and the Merger Agreement attached as Annex A hereto.

     Financial Advisors and Opinions of Financial Advisors. The Board of Directors of Conservative has received written opinions of Dain Bosworth Incorporated ("Dain Bosworth") that, as of the date of such opinions, based upon and subject to the assumptions, factors and limitations set forth therein, the consideration to be received by holders of Conservative Common Stock and Conservative Preferred Stock in the Acquisition Merger is fair from a financial point of view. The Dain Bosworth opinion was updated and confirmed on __________ ___, 1995. A copy of the Dain Bosworth opinion dated August 15, 1995 is attached as Annex B hereto, and the description set forth herein is qualified in its entirety by reference to this opinion.

     Commercial has retained Merrill Lynch & Co. ("Merrill Lynch") to render its opinion with respect to the fairness to Commercial of the Exchange Ratio negotiated by Commercial and Conservative. Merrill Lynch rendered its written opinion to Commercial's Board of Directors on August 15, 1995, that as of the date of such opinion, the Exchange Ratio was fair to Commercial from a financial point of view. The opinion sets forth a description of the assumptions made and matters considered by Merrill Lynch and contains certain limitations and qualifications. The Merrill Lynch opinion was updated and confirmed on __________ ___, 1995. A copy of the Merrill Lynch opinion is available for inspection and copying at the principal executive offices of Commercial during its regular business hours by any interested stockholder of Commercial or Conservative or his authorized representative.

     Conversion of Conservative Common Stock and Preferred Stock. Pursuant to the Merger Agreement, each share of Conservative Common Stock outstanding at the Acquisition Merger Effective Time (other than shares owned or held by Commercial) will be converted into the right to receive (a) $6.34 in cash and
(b) a number of shares of Commercial Common Stock (such number of shares referred to as the "Exchange Ratio") based upon the "Average Closing Price" of Commercial Common Stock (i.e., the arithmetic mean of the per share closing price of the Commercial Common Stock as reported on the New York Stock Exchange ("NYSE") for the twenty-fifth through the sixth trading day immediately preceding the effective time of the Acquisition Merger (the "Determination Period")) as follows: (i) if the Average Closing Price is less than $28.00 but equal to or greater than $26.00, the Exchange Ratio shall be that number of shares of Commercial Common Stock equal to the quotient that results by dividing $7.07 by the Average Closing Price; (ii) if the Average Closing Price is equal to or greater than $28.00 but equal to or less than $36.00, the Exchange Ratio shall be .2525 shares of Commercial Common Stock; (iii) if the Average Closing Price is greater than $36.00, the Exchange Ratio shall be that number of shares of Commercial Common Stock equal to the quotient that results by dividing $9.09 by the Average Closing Price; and (iv) if the Average Closing Price is less than $26.00, the Exchange Ratio shall be .2719 shares of Commercial Common Stock; provided, however, that if the Average Closing Price is less than $26.00, Conservative will have the right to terminate the Merger Agreement unless Commercial elects to adjust the Exchange Ratio to equal $7.07 divided by the Average Closing Price. If the Average Closing Price is less than $18.00, Conservative may terminate the Merger Agreement and Commercial does not have the option to increase the Exchange Ratio. Also pursuant to the Merger Agreement, each share of Conservative Preferred Stock outstanding at the time of the Acquisition Merger will be converted into the right to receive (a) $14.33 in cash and (b) a number of shares of Commercial Common Stock equal to the product of 2.26 and the Exchange Ratio. Based on the closing price per share of Commercial Common Stock on the NYSE on __________ ___, 1995, of $_____, each share of Conservative Common Stock would be exchanged for $6.34 in cash and _____ shares of Commercial Common Stock and each share of Conservative Preferred Stock would be exchanged for $14.33 in cash and _____ shares of Commercial Common Stock. Such Exchange Ratio may increase or decrease depending on the Average Closing Price of Commercial Common Stock. Cash will be paid in lieu of fractional shares. Shares of Conservative Common Stock and Conservative Preferred Stock owned or held by Commercial or a subsidiary (other than in a fiduciary capacity) would be cancelled. For additional information, see "The Merger -- Conversion of Conservative Common Stock and Preferred Stock" herein.

     Treatment of Conservative Stock Options. Immediately prior to the Acquisition Merger Effective Time, each holder of an option outstanding under Conservative's Employee Stock Compensation Program as Amended and Restated
May 12, 1994 (the "Conservative Option Plan"), whether or not the option is then exercisable, shall receive in cancellation of such option, for each share of Conservative Common Stock subject to such option, a cash payment in an amount equal to the sum of (i) $6.34, (ii) the product of the Exchange Ratio and the Average Closing Price, less (iii) the exercise price of such option, net of any cash which must be withheld under federal and state income tax requirements.
For additional information, see "The Merger -- Treatment of Conservative Stock Options" and "--Interests of Certain Persons in the Merger" herein.

     Dissenters' Appraisal Rights. Under Nebraska law, stockholders of Conservative will not have any dissenters' rights of appraisal as a result of the matters to be voted upon at the Special Meeting. See "The Merger -- No Dissenters' Appraisal Rights."

     Stock Option Agreement. As a condition to Commercial's entry into the Merger Agreement, Conservative and Commercial entered into a Stock Option Agreement dated August 16, 1995 (the "Stock Option Agreement"), pursuant to which Conservative granted to Commercial an option to purchase shares of authorized and unissued or treasury shares of Conservative Common Stock in an amount up to 367,354 shares of such stock, upon or after the occurrence of both an "initial triggering event" and a "subsequent triggering event" (as defined therein). The exercise price is $10.375 per share payable in cash. The Stock Option Agreement is intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Merger Agreement. Consequently, certain aspects of the Stock Option Agreement may have the effect of discouraging persons who otherwise might be interested in acquiring all of or a significant interest in Conservative from considering or proposing such an acquisition, even if such persons were prepared to pay for the Conservative Common Stock and Conservative Preferred Stock a price in excess of that being paid by Commercial in the Merger. For additional information, see "The
Merger -- Stock Option Agreement" herein and the Stock Option Agreement, which is attached hereto as Annex C.

     Conditions to the Merger. The obligations of Commercial and Conservative to effect the Merger are jointly subject to a number of conditions regarding, among other things, stockholder and regulatory approval of the Merger and receipt of an opinion with respect to the tax effects of the Merger. The obligations of Commercial and the Bank to effect the Merger are subject to a number of additional conditions regarding, among other things, (i) receipt of a customary legal opinion from Conservative's legal counsel; (ii) receipt by Conservative and Conservative Savings of certain third party consents and approvals; (iii) receipt of a letter from Conservative's independent public accountants regarding certain financial information included in this Prospectus/Proxy Statement and other matters; (iv) the absence of material adverse changes in the financial condition, business or results of operations of Conservative and its subsidiaries; (v) the accuracy of Conservative's and Conservative Savings' representations and their performance of obligations and compliance with covenants and conditions under the Merger Agreement; (vi) the receipt by Commercial of an updated written opinion from its financial advisor prior to mailing of this Prospectus/Proxy Statement to the effect that the Exchange Ratio is fair to Commercial from a financial point of view; (vii) the receipt by Commercial of a Phase I Environmental Risk Report on certain properties owned by, and securing loans made by, Conservative and Conservative Savings; and (viii) the receipt of all required governmental approvals without the imposition of any conditions which Commercial and the Bank determine to be unduly burdensome on the conduct of the business of Commercial or the Bank. The obligations of Conservative and Conservative Savings to effect the Acquisition Merger and the transactions contemplated in the Merger Agreement are subject to a number of additional conditions regarding, among other things, (i) receipt of a customary legal opinion from Commercial's legal counsel; (ii) the accuracy of Commercial's and the Bank's representations and warranties and their performance of obligations and compliance with covenants and conditions under the Merger Agreement; (iii) the receipt by Conservative of an updated written opinion from its financial advisor prior to mailing of this Prospectus/Proxy Statement to the effect that the consideration to be received by Conservative shareholders in the Acquisition Merger is fair from a financial point of view; and (iv) receipt by Commercial and the Bank of certain third party consents and approvals. For additional information, see "The Merger -- Conditions to Consummation of the Merger" herein.

     Required Regulatory Approvals. The Merger is subject to the approval of the OTS. Following OTS approval of the Merger, the U.S. Department of Justice may review the Merger and raise objections on antitrust grounds, though objections on such grounds are not expected. For additional information, see "The Merger -- Required Regulatory Approvals" herein.

     Termination of the Merger. The Merger Agreement may be terminated at any time before the Acquisition Merger Effective Time, whether before or after approval by Conservative stockholders, in a number of circumstances, including:
(a) by mutual consent of the parties; (b) at the election of either party, if the closing of the Merger shall not have occurred on or before June 30, 1996;
(c) by either party upon the occurrence of an event which renders satisfaction of one or more of the conditions to the obligations of the other party impossible; (d) by Conservative at any time during the two business days commencing on the business day immediately following the end of the Determination Period, if the Average Closing Price of Commercial Common Stock is less than $26.00; provided, however, that Conservative shall not be entitled to terminate the Merger Agreement on this basis if Commercial exercises its option to adjust the Exchange Ratio so that it equals the number obtained by dividing $7.07 by the Average Closing Price of Commercial Common Stock; or (e) by Conservative if the Average Closing Price is less than $18.00, in which case Commercial will not have the right to increase the Exchange Ratio. In addition, each of the parties has agreed to pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated by the Merger Agreement, and Conservative has agreed to reimburse Commercial for up to $500,000 of all reasonable out-of-pocket expenses if the Merger Agreement is terminated under certain circumstances. For additional information, see "The Merger -- Amendment or Termination of the Merger Agreement" herein.

     Interests of Certain Persons in the Merger. Shares of Conservative Common Stock and Preferred Stock held by directors, officers and employees of Conservative will be converted into cash and Commercial Common Stock under the Merger Agreement on the same basis as shares held by other Conservative stockholders. Directors, officers and employees of Conservative who hold unexercised options to purchase Conservative Common Stock under the Conservative Option Plan at the Acquisition Merger Effective Time will have their stock options converted into cash in connection with the terms of the Merger Agreement.

     At the Record Date, officers and directors of Conservative held options to purchase _____ shares of Conservative Common Stock at prices ranging between $_____ and $_____ per share. The weighted average price of such options was approximately $_____ per share.

     It is also currently anticipated that three executive officers of Conservative will become entitled to severance payments under their current employment agreements as a result of the Merger. In addition, Commercial has separately entered into a consulting agreement with Robert P. DeLay, President and Chief Executive Officer of Conservative. In particular, Messrs. DeLay, Uher and Allen may receive up to $533,500, $100,000 and $88,400, respectively, upon termination of their existing employment agreements with Conservative, and Mr. DeLay will receive $75,000 per year for three years under his consulting agreement with Commercial.

     In addition, Commercial has agreed to provide indemnification for a period of three years to Conservative's employees, agents, directors or officers arising by virtue of Conservative's articles of incorporation or bylaws in the form in effect at the date of the Merger Agreement or arising by operation of law. Commercial has also agreed to cause the officers and directors of Conservative immediately prior to the Acquisition Merger to be covered for a period of 18 months from the Acquisition Merger by the directors' and officers' liability insurance policy maintained by Conservative with respect to acts or omissions occurring prior to the Acquisition Merger which were committed by such officers and directors in their capacity as such.

     For additional information, see "The Merger -- Management after the Merger," "-- Employee Benefit Plans after the Merger" and "-- Interests of Certain Persons in the Merger" herein.

     Federal Income Tax Consequences. Commercial and Conservative will rely upon an opinion of Deloitte & Touche LLP, tax advisor to Commercial, to the effect that, among other things, (i) the Acquisition Merger should be treated for federal income tax purposes as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) the gain, if any, to be realized by a Conservative stockholder who receives Commercial Common Stock and cash in exchange for Conservative Common Stock or Preferred Stock should be recognized, but not in excess of the amount of cash received; (iii) if the exchange has the effect of the distribution of a dividend (which determination is made on a stockholder-by-stockholder basis), then the amount of gain recognized that is not in excess of each stockholder's ratable share of undistributed earnings and profits should be treated as a dividend; and
(iv) cash received by Conservative stockholders in lieu of fractional share interests in Commercial Common Stock should be treated as having been received as distributions in full payment in exchange for the fractional share interests in Commercial Common Stock which they would otherwise be entitled to receive and should qualify as capital gain or loss if the stockholders held the Conservative Common Stock or Preferred Stock as a capital asset at the Acquisition Merger Effective Time. For additional information, see "The Merger -- Federal Income Tax Consequences" herein.

     Accounting Treatment. The Merger will be accounted for under the purchase method of accounting in accordance with generally accepted accounting principles, resulting in adjustments to the carrying value of Conservative's assets and liabilities to reflect their fair values at the date of the Acquisition Merger.

Comparison of Stockholder Rights

     Upon consummation of the Merger, holders of Conservative Common Stock and Preferred Stock, whose rights are presently governed by Nebraska law and Conservative's articles of incorporation and bylaws, and indirectly Conservative Savings' charter and bylaws, will become stockholders of Commercial, a Nebraska corporation. Accordingly, their rights will be governed by the articles of incorporation and bylaws of Commercial and indirectly by the Bank's charter and bylaws. Certain differences arise from the differences between the articles of incorporation and bylaws of Conservative and the articles of incorporation and bylaws of Commercial and between the charter and bylaws of Conservative Savings and the Bank, including, among other things, the number of authorized shares of capital stock, the calling of special meetings of stockholders, the number and term of directors, advance notice requirements for nominations of directors and presentation of new business at annual or special meetings of stockholders, limitations on acquisitions of capital stock, approval requirements for mergers, consolidations, sales of substantially all assets and dissolutions, limitations on directors' liability and amendment of corporate governing documents. In addition, both Commercial and Conservative have in effect shareholder rights plans. For additional information, see "Comparison of Stockholder Rights" herein.

Adjournment of Special Meeting

     In the event that there are not sufficient votes to approve the Acquisition Merger and the Merger Agreement at the time of the Special Meeting, stockholders of Conservative will consider and vote upon a proposal to adjourn the Special Meeting for the solicitation of additional votes in favor of the Acquisition Merger and the Merger Agreement. A majority of the shares of Conservative Common Stock and Conservative Preferred Stock voting separately as a class represented and voting at the Special Meeting is required in order to approve any such adjournment. Conservative's Board of Directors unanimously recommends that stockholders vote FOR the proposal to adjourn the Special Meeting if necessary to permit further solicitation of proxies.

     For additional information, see "Adjournment of Special Meeting" herein.

                 SUMMARY CONSOLIDATED FINANCIAL INFORMATION OF
                         COMMERCIAL FEDERAL CORPORATION

     The following tables set forth certain consolidated financial information for Commercial at or for the dates indicated. This information is derived from and should be read in conjunction with Commercial's consolidated financial statements and the notes thereto, as well as the information under the caption "Selected Consolidated Financial Data" contained in Commercial's 1995 Annual Report to Stockholders.

Financial Condition Data and Capital Ratios:

                                                                     At June 30,
                                           --------------------------------------------------------------
                                              1995         1994         1993         1992         1991
                                            --------     --------     --------     --------     --------
                                                   (Dollars in thousands, except per share data)
Total assets.............................  $5,954,308   $5,521,340   $4,871,362   $4,640,996   $5,077,940
Investment securities....................     294,237      280,600      247,846      312,231      240,505
Mortgage-backed securities (1)...........   1,331,783    1,305,434      892,361      764,547      975,025
Loans receivable, net (2)................   3,991,638    3,592,938    3,354,679    3,109,473    2,686,507
Goodwill and core value of deposits......      33,712       67,185       87,782       98,290      109,642
Deposits.................................   3,591,175    3,355,597    2,391,433    2,300,641    2,249,245
Advances from Federal Home Loan Bank.....   1,656,602    1,524,516    1,853,779    1,455,062    1,325,087
Securities sold under agreements
  to repurchase..........................     195,755      157,432      154,862      445,479    1,101,583
Other borrowings.........................      55,403       59,740       70,066       53,514       89,300
Stockholders' equity.....................     309,501      279,451      278,011      236,933      165,630
Book value per common share..............       23.97        21.86        21.95        22.02        22.98
Tangible book value per common share(3)..       21.36        16.60        15.02        12.89         7.77
Regulatory capital ratios of the Bank:
  Tangible capital.......................        5.12%        4.54%        4.46%        2.85%        1.15%
  Core capital (Tier 1 capital)..........        5.47%        5.45%        5.88%        4.67%        3.18%
  Risk-based capital (Total capital).....       13.45%       13.13%       12.75%        8.92%        6.62%

--------------------
(1) Includes mortgage-backed securities available for sale amounting to $10.3 million, $12.2 million, $15.6 million, $20.8 million and $500.9 million, respectively, at June 30, 1995, 1994, 1993, 1992 and 1991.
(2) Includes loans held for sale amounting to $36.4 million, $74.3 million, $98.2 million, $39.5 million and $112.7 million, respectively, at June 30, 1995, 1994, 1993, 1992 and 1991.
(3) Calculated by dividing stockholders' equity, reduced by the amount of goodwill and core value of deposits, by the number of shares of common stock outstanding at the respective dates.

                         COMMERCIAL FEDERAL CORPORATION

Operating Data:

                                                             For the Year Ended June 30,
                                                ----------------------------------------------------
                                                  1995       1994       1993       1992       1991
                                                --------   --------   --------   --------   --------
                                                      (Dollars in thousands, except per share)
Interest income...............................  $411,929   $365,474   $372,778   $412,239   $482,552
Interest expense..............................   277,806    239,950    256,468    327,190    427,419
                                                --------   --------   --------   --------   --------
Net interest income...........................   134,123    125,524    116,310     85,049     55,133
Provision for loan losses.....................    (6,033)    (6,033)    (5,735)    (7,381)    (9,137)
Loan servicing fees...........................    22,535     20,426     17,070     15,010     12,738
Retail fees and charges.......................     8,971      7,992      7,199      6,949      6,396
Real estate operations........................      (662)    (2,324)    (5,232)    (9,288)   (20,150)
Gain (loss) on sales of loans.................      (596)      (392)      (352)     1,655        930
Loss on sales of investment securities........        --         --         --       (452)    (2,230)
Gain on sales of mortgage-backed securities...        --         --         --     37,188     47,496
Gain on sale of loan servicing rights.........        --         --         --      8,376         --
Other operating income........................     7,349      6,638      4,592      9,061      7,610
General and administrative expenses and
 minority interest of subsidiary..............    85,852     76,458     72,725     67,427     61,971
Amortization of goodwill and core value
 of deposits..................................    10,211     14,084     10,508     11,352     12,465
Accelerated amortization of goodwill..........    21,357         --         --         --         --
Intangible assets valuation adjustment........        --     52,703         --         --         --
                                                --------   --------   --------   --------   --------
Income before income taxes, extraordinary
 items and cumulative effects of changes
 in accounting principles.....................    48,267      8,586     50,619     67,388     24,350
Provision for income taxes....................    20,732     14,231     19,841     25,103     15,222
                                                --------   --------   --------   --------   --------

Income (loss) before extraordinary items
 and cumulative effects of changes
 in accounting principles.....................    27,535     (5,645)    30,778     42,285      9,128
Extraordinary items (1).......................        --         --         --     (5,046)    11,699
Cumulative effects of changes in
 accounting principles (2)....................        --      5,803         --         --         --
                                                --------   --------   --------   --------   --------
Net income....................................  $ 27,535   $    158   $ 30,778   $ 37,239   $ 20,827
                                                ========   ========   ========   ========   ========
Earnings per share (fully diluted):
 Income (loss) before extraordinary
  items and cumulative effects of
  changes in accounting principles............     $2.11      $(.44)     $2.43      $5.03      $1.19
 Extraordinary items (1)......................        --         --         --       (.60)      1.52
 Cumulative effects of changes in
   accounting principles (2)..................        --        .45         --         --         --
                                                --------   --------   --------   --------   --------
 Net income...................................     $2.11       $.01      $2.43      $4.43      $2.71
                                                ========   ========   ========   ========   ========

                      (Table continued on following page)

                         COMMERCIAL FEDERAL CORPORATION

                                                   For the Year Ended June 30,
                                               ------------------------------------
                                               1995   1994    1993    1992    1991
                                               -----  -----  ------  ------  ------
                                             (Dollars in thousands, except per share)

Operating Ratios and Other Data:
 Net interest rate spread during period......  2.23%  2.39%   2.53%   1.98%   1.42%
 Net yield on interest-earning assets........  2.42%  2.55%   2.61%   1.94%   1.11%
 Interest rate spread at end of period.......  2.16%  2.30%   2.55%   2.18%   1.76%
 Return on average assets (3)................   .48%   -- %    .65%    .78%    .38%
 Return on average equity (3)................  9.60%   .05%  11.97%  19.75%  14.25%
 Total number of branches at end
  of period..................................    71     65      49      49      50

--------------------
(1) For fiscal year 1992, represents the loss on early extinguishment of debt, net of income tax benefits, less the effect of the utilization of net operating losses carried forward; and for fiscal year 1991, represents the utilization of net operating losses carried forward that were not previously recognized for financial reporting purposes.
(2) Represents the cumulative effect of the change in the method of accounting for income taxes less the cumulative effect of the change in accounting for postretirement benefits, net of income tax benefit.
(3) Based on daily average balances during fiscal years 1995 and 1994 and on average monthly balances for fiscal years 1993, 1992 and 1991. Return on average assets and return on average stockholders' equity for fiscal year 1995 is .85% and 17.04%, respectively, excluding the accelerated amortization of goodwill totaling $21,357,000. Return on average assets and return on average stockholders' equity for fiscal year 1994 is .73% and 12.77%, respectively, excluding the after-tax effect of the intangible assets valuation adjustment and the cumulative effects of changes in accounting principles totaling $43,938,000 and $5,803,000, respectively.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION
                      OF CONSERVATIVE SAVINGS CORPORATION

     The following tables set forth certain consolidated financial information for Conservative at or for the dates indicated. This information is derived from and should be read in conjunction with Conservative's consolidated financial statements and the notes thereto contained in Conservative's Form 10-K for the fiscal year ended December 31, 1994, as amended by Form 10-K/A filed on November 3, 1995, and Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, which accompany this Prospectus/Proxy Statement as Appendices D and E, respectively, and are incorporated herein by reference.

Financial Condition Data and Capital Ratios:

                                            At           At December 31,                      At June 30,
                                         June 30,    -----------------------      ----------------------------------
                                           1995        1994           1993          1993           1992       1991
                                        -----------  --------       --------      --------       --------   --------
                                        (Unaudited)         (Dollars in thousands, except per share amounts)
Total assets..........................    $383,375   $392,454       $407,072 (1)  $256,630       $249,906   $202,029
Cash and cash equivalents.............       5,463      5,634          7,631        10,159          5,553        682
Loans receivable, net.................     161,227    154,666        160,021 (1)   130,410        144,636    136,898
Investment securities available for
 sale.................................      21,972     22,034 (6)     45,642        43,409         41,312     18,770
Investment securities
 held-to-maturity.....................      15,471     18,463 (6)         --            --             --         --
Mortgage-backed securities
 available for sale...................      14,700     25,275 (6)    163,967 (2)    54,090         40,622     29,825
Mortgage-backed securities
 held-to-maturity.....................     139,898    139,747 (6)         --            --             --         --
Loans held for sale...................       1,174        525          7,950         6,509          1,784      2,881
Federal Home Loan Bank stock..........       8,025      7,850          7,450         2,250          1,407        967
Certificates of deposit...............          --         --             --            --            295        788
Premises and equipment, net...........       5,380      6,104          5,777         5,102          3,269      2,434
Real estate owned.....................         147        955             29            29          1,284      1,379
Other assets (excludes interest
 receivable)..........................       7,367      8,582 (6)      5,997 (1)     2,679          7,103      5,093
Deposits..............................     198,060    207,114        229,428 (1)   193,923        223,717    170,629
FHLB borrowings.......................     145,600    149,500        139,000 (2)    24,000          4,000     13,000
Other liabilities.....................       1,177      1,926          1,255         1,477          2,152        881
Stockholders' equity..................      34,773     32,409 (6)     35,588        33,692 (3)     15,719     13,531
Book value per common share...........       12.23      11.03          12.83         11.81          12.07      10.39
Tangible book value per common share..       10.22       8.87          10.41         10.90           7.48       7.18
Nonperforming assets to total assets..        0.13%      0.33%          0.16%         0.16%          0.68%      0.94%
Nonaccrual loans to total gross
 loans................................        0.20%      0.17%          0.36%         0.27%          0.26%      0.36%
Allowance for estimated losses on
 loans to total nonperforming loans...       233.8%     292.0%         182.4%        205.9%         195.0%     213.2%
Regulatory Capital Ratios:
  Tangible capital....................        9.09%      8.67%          7.72%        12.68%          5.72%      5.85%
  Core capital........................        9.09%      8.67%          7.72%        12.68%          5.72%      5.85%
  Risk-based capital..................       22.61%     21.95%         20.18%        27.49%         11.69%     11.89%

                        CONSERVATIVE SAVINGS CORPORATION

Operating Data:
                                  Six Months Ended        Fiscal Year Ended      Six Months Ended
                                     June 30,                December 31,           December 31,       Fiscal Year Ended June 30,
                             ------------------------  ----------------------  ---------------------  ----------------------------
                                1995         1994         1994        1993        1993       1992       1993       1992      1991
                             -----------  -----------  -----------  ---------  ----------  ---------  --------  --------  --------
                             (Unaudited)  (Unaudited)              (Unaudited)            (Unaudited)
                                                         (Dollars in thousands, except per share data)
Interest income............     $14,202    $13,924     $ 27,838     $ 22,877   $  12,410   $  11,168   $ 21,635  $ 22,708  $ 17,815
Interest expense...........      (9,444)    (7,287)     (15,514)     (11,640)     (6,250)     (6,009)   (11,399)  (13,826)  (12,097)

                                -------    -------     --------     --------   ---------   ---------   --------  --------  --------
Net interest income before
 provision for loan loss...       4,758      6,637       12,324       11,237       6,160       5,159     10,236     8,882     5,718
Provision for loan loss
 (credit)..................          --         89          190          (22)        (22)         31         31      (219)      488
                                -------    -------     --------     --------   ---------   ---------   --------  --------  --------
Net interest income after
 provision for loan loss...       4,758      6,548       12,134       11,259       6,182       5,128     10,205     9,101     5,230
Other income...............         879        966        2,176        3,175       1,288       1,403      3,289     2,045     1,544
Other expenses.............       4,509      4,979        9,687        9,783       5,047       4,673      9,409     7,955     5,461
                                -------    -------     --------     --------   ---------   ---------   --------  --------  --------
Income before taxes and
 cumulative effect of a
   change in accounting
   principle...............       1,128      2,535        4,623        4,651       2,423       1,858      4,085     3,191     1,313
Income tax expense.........         225        634        1,132        1,008         509         619      1,118       906       403
                                -------    -------     --------     --------   ---------   ---------   --------  --------  --------
Net income before
 cumulative effect of
  a change in accounting
   principle...............         903      1,901        3,491        3,643       1,914       1,239      2,967     2,285       910
Cumulative effect of
 retroactive application of
  a change in accounting
   principle...............          --         --           --          463         463          --         --        --        --
                                -------    -------     --------     --------   ---------   ---------   --------  --------  --------
Net income.................     $   903    $ 1,901     $  3,491     $  4,106   $   2,377   $   1,239   $  2,967  $  2,285  $    910
                                =======    =======     ========     ========   =========   =========   ========  ========  ========

Earnings per common and
 common equivalent share...     $  0.30    $  0.84     $   1.51     $   2.35   $    1.10   $    0.94   $   2.22  $   1.76  $   0.70
                                =======    =======     ========     ========   =========   =========   ========  ========  ========

Earnings per common share
 -- full dilution..........     $  0.30    $  0.66     $   1.21     $   1.92   $    0.82   $    0.94   $   2.20  $   1.76  $   0.70
                                =======    =======     ========     ========   =========   =========   ========  ========  ========

Cash dividends per common
 share.....................     $  0.06    $  0.06     $  0.120     $  0.130   $   0.080(4)$   0.075(4)   0.125  $  0.075  $     --
                                =======    =======     ========     ========   =========   =========   ========  ========  ========

                      (Table continued on following page)

                        CONSERVATIVE SAVINGS CORPORATION

                                    Six Months Ended        Fiscal Year Ended        Six Months Ended
                                       June 30,                December 31,            December 31,      Fiscal Year Ended June 30,
                                 ----------------------- ----------------------- ----------------------- --------------------------
                                     1995        1994        1994       1993        1993         1992     1993     1992      1991
                                     ----        ----        ----       ----        ----         ----     ----     ----      ----
                                 (Unaudited) (Unaudited)             (Unaudited)             (Unaudited)
                                                               (Dollars in thousands, except per share data)
Operating Ratios and Other Data:
  Net interest margin..........       2.49%      3.42%       3.19%      4.00%       3.88%        4.23%     4.20%    3.97%    3.41%
  Net interest spread..........       2.11       3.15        2.88       3.63        3.58         4.05      4.02     3.75     2.78
  Return on average assets.....        .46        .95        0.88       1.39        1.42         0.96      1.15     0.95      .52
  Return on average equity.....       5.44      10.68       10.30      15.58       13.71        15.26     17.32    15.39     6.75
  Dividend payout ratio........      20.00       7.14        1.00       5.54        7.27         7.98      5.62     4.27       --
  Stockholders' equity to
   total assets................       9.07       7.82        8.26       8.74        8.74         6.41     13.13     6.20     7.73
  Average interest-earning
   assets to average interest-
   bearing liabilities.........     107.64     107.22      107.66     108.92      107.57       103.62    103.93   103.66   108.74
  Ratio of earnings to fixed
   charges (5):
    Including interest on
     deposits..................       1.12x      1.35x       1.30x      1.40x       1.39x        1.31x     1.36x    1.23x    1.11x
    Excluding interest on
     deposits..................       1.23x      1.98x       1.74x      3.42x       2.85x        5.58x     5.02x    5.53x   29.23x
  Amount of loans serviced
   for others..................        507     19,088         527     23,341      23,341      286,230    30,388  340,949  204,800
  Total number of branches
   at end of period............          9          9          10          9           9            8         8        7        6
--------------------

(1) Includes the Overland Park, Kansas transaction of August 13, 1993. Also includes the impact of Conservative's leveraged asset program commenced in July 1993.
(2) Includes the impact of Conservative's leverage asset program commenced in July 1993.
(3) Includes the impact of the $15.3 million of additional capital, in the form of common and cumulative convertible preferred stock, raised in June 1993.
(4) Includes a $0.025 per common share special dividend during the quarters ended September 30, 1993 and 1992, respectively.
(5) For purposes of computing the ratio of earnings to fixed charges, earnings represent net income before income taxes plus fixed charges. Fixed charges represent interest expense plus one-third of net rental expense
     (which is deemed representative of the interest factor).
(6) Reflects the implementation of FAS 115, "Accounting for Certain Investment in Debt Equity Securities."

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION
                       OF RAILROAD FINANCIAL CORPORATION


     On October 2, 1995, Commercial completed the acquisition of Railroad Financial Corporation ("Railroad"). This transaction was accounted for as a pooling of interests. Under this method of accounting, the recorded assets and liabilities of Commercial and Railroad will be combined at their recorded amounts with Commercial the surviving corporation; income and expenses of Commercial will include income and expenses of Commercial and Railroad for the entire fiscal year in which the acquisition occurred; and the reported net income of Commercial and Railroad for prior periods will be combined and restated as stockholders' equity of Commercial. The following tables set forth certain consolidated financial information for Railroad at or for the dates indicated.


Financial Condition Data and Capital Ratios:

                                       At                               At December 31,
                                    June 30,    ------------------------------------------------------------
                                      1995         1994         1993         1992         1991       1990
                                   -----------  -----------  -----------  -----------  ----------  ---------
                                   (Unaudited)         (Dollars in thousands, except per share data)
Total assets.....................    $615,271     $561,496     $460,967     $390,974    $394,917   $379,801
Loans receivable, net............     472,051      435,776      264,330      227,459     231,843    263,989
Loans held for sale..............      77,003       47,154      113,358       73,602     118,978     41,660
Mortgage-backed securities.......      33,124       38,003       44,968       60,178      15,422     42,334
Investment securities............      12,782       17,199       15,389       10,633       7,434     11,719
Real estate owned and in
  judgment.......................         401        7,865        8,363        8,437       9,128      5,103
Deposits.........................     421,651      320,297      320,483      339,979     360,362    360,292
Advances from Federal Home Loan
  Bank and other borrowings......     153,268      208,722      107,840       21,900      10,797      2,504
Stockholders' equity.............      28,113       25,173       25,117       20,631      16,595     12,912
Stockholders' equity per
  share (1)......................       13.20        11.90        11.66         9.90        7.91       6.31
Regulatory capital ratios of
  Railroad Savings:
  Tangible capital...............        5.56%        5.56%        6.47%        6.61%       4.16%      3.32%
  Core capital (Tier 1 capital)..        5.56%        5.56%        6.47%        6.61%       4.16%      3.32%
  Risk-based capital (Total
    capital).....................       10.52%       11.75%       13.49%       13.43%       8.25%      7.25%

--------------------
(1) Reflects effect of 3-for-2 stock split to stockholders of record as of February 11, 1994.

                         RAILROAD FINANCIAL CORPORATION

Operating Data:

                                           For the
                                       Six Months Ended
                                           June 30,                    For the Year Ended December 31,
                                      -----------------     ---------------------------------------------------
                                       1995        1994       1994       1993       1992       1991       1990
                                      ------      ------     ------     ------     ------     ------     ------
                                          (Unaudited)             (Dollars in thousands, except per share)
Interest income.....................  $23,053    $15,211    $34,597    $28,380    $31,850    $35,644    $37,601
Interest expense....................   15,151      8,453     20,022     16,152     20,116     25,337     29,232
                                      -------    -------    -------    -------    -------    -------    -------
Net interest income.................    7,902      6,758     14,575     12,228     11,734     10,307      8,369
Provision for loan losses...........      150        150        375        215        450        600        800
                                      -------    -------    -------    -------    -------    -------    -------
Net interest income after provision
 for loan losses....................    7,752      6,608     14,200     12,013     11,284      9,707      7,569
                                      -------    -------    -------    -------    -------    -------    -------
Other income:
  Fees and service charges..........    1,271      1,466      2,967      2,964      2,381      1,489      1,232
  Gain on sale of loans and
   loan servicing...................    1,365      1,011      2,066      7,754      8,449      6,497      3,082
  Gain (loss) on sale of mortgage-
   backed securities and investment
   securities.......................       (4)       (90)      (127)       220       (231)       992         --
  Other operating income............       82        125        209        540        577        425        600
                                      -------    -------    -------    -------    -------    -------    -------
Total other income..................    2,714      2,512      5,115     11,478     11,176      9,403      4,914
                                      -------    -------    -------    -------    -------    -------    -------
Other expenses:
  Compensation and employee
   benefits.........................    4,880      5,446      9,882     10,066      9,723      8,017      4,668
  Loss (gain) on real estate
   operations.......................   (1,415)      (406)    (1,143)      (875)        11         85        355
  Federal insurance premiums........      377        369        737        754        812        820        792
  Provision for loss on future loan
   repurchases......................      143         75        139        242        905         --         --
  Advertising, occupancy and other
   expense..........................    3,215      3,333      6,603      6,642      5,431      4,087      3,889
                                      -------    -------    -------    -------    -------    -------    -------
Total other expenses................    7,200      8,817     16,218     16,829     16,882     13,009      9,704
                                      -------    -------    -------    -------    -------    -------    -------

                      (Table continued on following page)

                         RAILROAD FINANCIAL CORPORATION

                                                       For the
                                                   Six Months Ended
                                                       June 30,                For the Year Ended December 31,
                                                   ----------------    ----------------------------------------------
                                                     1995      1994      1994      1993      1992      1991      1990
                                                    ------    ------    ------    ------    ------    ------    ------
                                                       (Unaudited)        (Dollars in thousands, except per share)
Income before income taxes...................       3,266       303     3,097     6,662     5,578     6,101     2,779
Provision for income taxes...................       1,312       118     1,220     2,644     2,240     2,549     1,057
                                                   ------    ------    ------    ------    ------    ------    ------
Net income before accounting change..........       1,954       185     1,877     4,018     3,338     3,552     1,722
Cumulative effect of accounting change.......          --        --        --        --       794        --        --
                                                   ------    ------    ------    ------    ------    ------    ------
Net income...................................      $1,954    $  185    $1,877    $4,018    $4,132    $3,552    $1,722
                                                   ======    ======    ======    ======    ======    ======    ======

Average common stock and equivalents (1).....       2,183     2,224     2,193     2,218     2,190     2,081     1,724
Income per common share and common
  equivalent share (1).......................        $.90      $.08      $.86     $1.81     $1.89     $1.71    $ 1.00
                                                   ======    ======    ======    ======    ======    ======    ======
----------------------------------------------------------------------------------------------------------------------
Operating Ratios and Other Data:
  Interest rate spread.......................        2.45%     2.91%     2.88%     2.90%     2.90%     2.66%     1.97%
  Net interest margin........................        2.73%     3.11%     3.06%     3.08%     3.06%     2.74%     2.17%
  Average equity divided by average assets...        4.54%     5.53%     5.02%     5.53%     4.58%     3.62%     2.94%
  Return on average assets (annualized) (2)..         .33%      .04%      .38%      .97%      .84%      .91%      .44%
  Return on average equity (annualized) (2)..        7.26%      .74%     7.59%    17.60%    18.30%    25.17%    14.83%

--------------------
(1) Reflects effect of 3-for-2 stock split payable to stockholders of record as of February 11, 1994.
(2) Reflects return from operations, exclusive of the change in accounting for income taxes in 1992.

                   INFORMATION CONCERNING THE SPECIAL MEETING

General

     This Prospectus/Proxy Statement is being furnished to the stockholders of Conservative as part of the solicitation of proxies by its Board of Directors from holders of the outstanding shares of Conservative Common Stock and Conservative Preferred Stock for use at the Special Meeting to be held on __________ ___, 1995, and any adjournments thereof. This Prospectus/Proxy Statement, and the accompanying proxy card, are first being mailed to stockholders of Conservative on or about __________ ___, 1995.

     The principal purpose of the Special Meeting is to consider and vote upon the approval of the Acquisition Merger, pursuant to which Conservative will merge into Commercial, and the Merger Agreement among Commercial, the Bank, Conservative and Conservative Savings, which sets forth the terms and conditions of the Acquisition Merger and also provides for the Bank Merger. See "The Merger -- Conversion of Conservative Common Stock and Conservative Preferred Stock." The Merger is subject to certain conditions, including regulatory approval of the OTS.

     In addition to approval of the Acquisition Merger and the Merger Agreement, the stockholders of Conservative may be asked to approve a proposal to adjourn the Special Meeting if necessary to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Acquisition Merger and the Merger Agreement.

     In this Prospectus/Proxy Statement, the terms "Commercial" and "Conservative" refer to the parent corporation only or to both the parent corporation and its subsidiaries, depending on the context.

Recent Events

     Deposit Insurance Premiums. The Bank's and Conservative Savings' savings deposits are insured by the Savings Association Insurance Fund ("SAIF"), which is administered by the Federal Deposit Insurance Corporation ("FDIC"). The assessment rate currently ranges from 0.23% of deposits for well capitalized institutions to 0.31% of deposits for undercapitalized institutions.

     The FDIC also administers the Bank Insurance Fund ("BIF"), which has the same designated reserve ratio as the SAIF. On August 8, 1995, the FDIC adopted an amendment to the BIF risk-based assessment schedule which lowered the deposit insurance assessment rate for most commercial banks and other depository institutions with deposits insured by the BIF to a range of from 0.31% of insured deposits for undercapitalized BIF-insured institutions to 0.04% of deposits for well-capitalized institutions, which constitute over 90% of BIF-insured institutions. The FDIC amendment became effective September 30, 1995. The amendment creates a substantial disparity in the deposit insurance premiums paid by BIF and SAIF members and could place SAIF-insured savings institutions at a significant competitive disadvantage to BIF-insured institutions.

     A number of proposals have been considered to recapitalize the SAIF in order to eliminate the premium disparity. The Senate and the House of Representatives have both, as part of a budget reconciliation package to balance the federal budget, approved legislation requiring a one time assessment of .85% of insured deposits to be imposed on all SAIF-insured deposits held as of March 31, 1995. This assessment would be payable during the first quarter of 1996. The assessment would result, on a pro forma basis as of June 30, 1995, in a one-time charge of approximately $21.8 million (assuming such charge would be tax deductible), including the insured deposits of Railroad as if Commercial and Railroad had merged as of June 30, 1995. Such assessment would have the effect of reducing Commercial's and Railroad's tangible capital to $315.7 million, or 4.85%, of adjusted total assets, core capital to $337.1 million, or 5.16%, of adjusted total assets, and risk-based capital to $369.9 million, or 12.39%, of risk-weighted assets. Similarly, such an assessment would result, on a pro forma basis as of June 30, 1995, in a one-time charge to Conservative Savings of approximately $1.1 million
(assuming such charge would be tax deductible), which would have the effect of reducing Conservative Savings' tangible and core capital to $33.9 million, or 8.82%, of adjusted total assets, and risk-based capital to $34.6 million, or 21.89%, of risk-weighted assets. Also under consideration by Congress are proposals relating to merger of the BIF and SAIF funds, the elimination of the thrift charter and the federal tax implications of conversion to a national bank. Commercial is unable to accurately predict at this time whether any of these proposals will be adopted in their current form or the impact of these proposals on Commercial.

     If such a special assessment were required and the SAIF as a result was fully recapitalized, it could have the effect of reducing the Bank's and Conservative Savings' deposit insurance premiums to the SAIF, thereby increasing net income in future periods.

Solicitation, Voting and Revocability of Proxies

     The Board of Directors of Conservative has fixed the close of business on __________ ___, 1995 as the record date (the "Record Date") for the determination of the Conservative stockholders entitled to notice of and to vote at the Special Meeting. Accordingly, only holders of record of shares of Conservative Common Stock and Conservative Preferred Stock at the close of business on such date will be entitled to vote at the Special Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Special Meeting and with Conservative Preferred Stockholders entitled to vote separately as a class. On the Record Date, there were approximately _____ holders of record of the _____ shares of Conservative Common Stock then outstanding, and _____ holders of record of the _____ shares of Conservative Preferred Stock outstanding. The presence, in person or by proxy, of a majority of the total number of outstanding shares of Conservative Common Stock and a majority of the total number of outstanding shares of Conservative Preferred Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. Abstentions and broker non-votes will be treated as shares present at the Special Meeting for purposes of determining the presence of a quorum. The affirmative vote of at least two-thirds of the outstanding shares of Conservative Common Stock and at least two-thirds of the outstanding shares of Conservative Preferred Stock voting separately as a class, in addition to two-thirds of the total outstanding shares, is required to approve the Acquisition Merger and the Merger Agreement. The affirmative vote of a majority of the shares of Conservative Common Stock and Conservative Preferred Stock voting separately as a class represented and voting at the Special Meeting is required to approve an adjournment of the Special Meeting.
It is expected that substantially all of the _____ shares, or ___%, of outstanding Conservative Common Stock (excluding shares subject to stock options) and _____ shares, or ___%, of the outstanding Conservative Preferred Stock beneficially owned by directors and executive officers of Conservative and their affiliates as of the Record Date will be voted for approval of the Acquisition Merger and the Merger Agreement.

     If the accompanying proxy card is properly executed and returned to Conservative in time to be voted at the Special Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted for approval of the Acquisition Merger and the Merger Agreement and for the proposal to adjourn the Special Meeting if necessary to permit further solicitation of proxies. Except for procedural matters incident to the conduct of the Special Meeting, the Board of Directors of Conservative does not know of any matters other than those described in the Notice of Special Meeting that are to come before the Special Meeting. If any other matters are properly brought before the Special Meeting, the persons named in the Conservative proxy will vote the shares represented by such proxy on such matters as determined by a majority of Conservative's Board of Directors. Abstentions and broker non-votes will not be voted and therefore, with respect to the proposal to approve the Acquisition Merger and the Merger Agreement, abstentions and broker non-votes will have the same effect as votes against approval of that proposal.

     The presence of a stockholder at the Special Meeting will not automatically revoke such stockholder's proxy. A stockholder may, however, revoke a proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, the Corporate Secretary of Conservative at its headquarters address or by attending the Special Meeting and voting in person.

     The cost of soliciting proxies for the Special Meeting will be borne by Conservative. In addition to use of the postal system, proxies may be solicited personally or by telephone or telegraph by directors, officers and employees of Conservative, who will not be specially compensated for such activities. Conservative will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses incurred in that connection.


                       COMMERCIAL FEDERAL CORPORATION AND
                COMMERCIAL FEDERAL BANK, A FEDERAL SAVINGS BANK

     Commercial is a unitary non-diversified savings and loan holding company whose primary asset is the Bank. The Bank is a consumer-oriented financial institution that emphasizes traditional savings and loan operations, including single-family residential real estate lending, retail deposit activities and mortgage banking. Currently, the Bank conducts loan origination activities through its 91 branch office network, loan offices of its wholly-owned mortgage banking subsidiary and a nationwide correspondent network consisting of approximately 400 loan originators. The Bank also provides insurance and securities brokerage and other retail financial services.

     At June 30, 1995, Commercial had assets of $6.0 billion and stockholders' equity of $309.5 million and through the Bank operated 71 branch offices before the Railroad acquisition. The Bank was the largest depository institution headquartered in Nebraska as of June 30, 1995 and, based upon total assets at that date, Commercial was the 18th largest publicly held thrift institution holding company in the United States. On October 2, 1995, Commercial completed the acquisition of Railroad Financial Corporation, Wichita, Kansas, the holding company for Railroad Savings Bank, FSB. Railroad operated 18 full-service branch offices and 71 agency offices throughout the State of Kansas and at August 31, 1995, had $626.5 million in total assets, $420.4 million in deposits and $28.0 million in stockholders' equity. See "Summary Consolidated Financial Information of Railroad Financial Corporation" for additional information regarding Railroad. As of October 17, 1995, the Bank operated 91 branches located as follows: 31 offices in Nebraska, 20 offices in greater metropolitan Denver, Colorado, 17 offices in Oklahoma and 23 offices in Kansas.

     Commercial will seek to continue its growth through expansion of the Bank's operations in its market areas, and may seek to enter markets in other adjoining states. The Bank will also seek to expand its operations both through competition for market share within its market areas and through mergers with and acquisitions of other selected financial institutions.

     The Bank is a member of the Federal Home Loan Bank System and the Federal Home Loan Bank of Topeka, and its deposits are insured up to prescribed limits by the Federal Deposit Insurance Corporation ("FDIC"). The Bank is subject to comprehensive examination, supervision and regulation by the OTS and the FDIC.

     For additional information regarding the Bank, see Commercial's Annual Report on Form 10-K for the fiscal year ended June 30, 1995, which is incorporated by reference herein.


      CONSERVATIVE SAVINGS CORPORATION AND CONSERVATIVE SAVINGS BANK, FSB

     Conservative is a savings and loan holding company headquartered in Omaha, Nebraska. Conservative's sole subsidiary is the Conservative Savings, a federally-chartered savings bank. Conservative originates one- to four-family and multi-family mortgage loans, residential and multi-family construction loans and consumer loans through four offices in Omaha, two in Columbus, Nebraska, one in Bellevue, Nebraska, one in Harlan, Iowa and one in Overland Park, Kansas. At June 30, 1995, Conservative had total consolidated assets of $383.4 million, net loans receivable of $161.2 million, total deposits of $198.1 million and total shareholders' equity of $34.8 million.

     The principal business of Conservative, through Conservative Savings, is attracting funds, primarily in the form of savings deposits acquired from the general public and originating or purchasing loans secured by liens on residential properties and other real estate, including commercial real estate, multi-family real estate, construction loans, automobile loans and other consumer loans. Funds for Conservative Savings' operations are also provided through borrowings from the Federal Home Loan Bank system, proceeds from the sales of loans and mortgage-backed and other securities, funds from repayment of outstanding loans and purchased loans serviced and earnings from operations. Earnings depend primarily upon the difference between (i) revenues from loan, investments and other interest-bearing assets and (ii) expenses incurred in payment of interest on deposit accounts and borrowings, and general operating expenses.

     Conservative's principal executive offices are located at 11207 West Dodge Road, Omaha, Nebraska, 68154 and its telephone number is (402) 334-8475.

     For additional information regarding Conservative, including its consolidated financial statements and related notes as of December 31, 1994, see Conservative's Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Form 10-K/A filed on November 3, 1995, and Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, which are incorporated by reference herein and delivered herewith.



                                   THE MERGER

    (Proposal 1 -- Approval of the Acquisition Merger and Merger Agreement)

     The following information with respect to the Merger, insofar as it relates to matters contained in the Merger Agreement, including the exhibits thereto, is qualified in its entirety by reference to the full text of such agreement, which is attached as Annex A to this Prospectus/Proxy Statement and is incorporated by reference herein.

General

     The Merger Agreement provides for the acquisition of Conservative by Commercial, and the subsequent merger of Conservative Savings into the Bank, as follows: (i) Conservative will merge into Commercial, with Commercial as the surviving corporation, pursuant to which the outstanding shares of Conservative's Common Stock and Conservative's Preferred Stock would be converted into cash and shares of Commercial Common Stock as set forth below (the Acquisition Merger); and (ii) Conservative Savings will then merge into the Bank, with the Bank as the surviving savings institution (the Bank Merger) (collectively, the Merger). Upon the consummation of the Acquisition Merger (the Acquisition Merger Effective Time), Conservative will have merged into Commercial. Upon the consummation of the Bank Merger (the Bank Merger Effective
Time), Conservative Savings will have merged into the Bank, Commercial will be the resulting savings institution holding company, and the Bank will be the resulting subsidiary savings institution. It is anticipated that the Bank Merger Effective Time will occur immediately following the Acquisition Merger Effective Time. For additional information regarding the Merger, see the Merger Agreement, which is attached as Annex A hereto.

     Stockholders of Conservative are being asked to approve the Merger Agreement and the Acquisition Merger. The affirmative vote of at least two-thirds of the outstanding shares of Conservative Common Stock and at least two-thirds of the outstanding shares of Conservative Preferred Stock voting separately as a class is required for Conservative's stockholders to approve the Merger Agreement and the Acquisition Merger.

Background of the Merger

     On August 4, 1994, representatives of Dain Bosworth made a presentation to the Conservative Board of Directors ("Conservative Board") regarding possible strategic alternatives available to Conservative to maximize stockholder value, including exploring a business combination with a larger banking or thrift institution. At that meeting, the Conservative Board approved an agreement engaging Dain Bosworth as Conservative's exclusive financial advisor to pursue the process of exploring potential strategic business combinations.

     During August and September, 1994, a Confidential Memorandum ("Memorandum") containing financial and other information was prepared by Conservative with the assistance of Dain Bosworth. Commencing October 7, 1994, after execution and delivery of Confidentiality and Standstill Agreements by the recipients, Dain Bosworth delivered the Memorandum to Commercial and other thrift or bank holding companies identified by Conservative as potential strategic merger partners. Each holding company was asked to submit its indication of interest (including the value it would propose for a contemplated acquisition of Conservative, the form of consideration and other relevant information) by November 1, 1994.

     Commercial submitted a nonbinding, preliminary indication of interest. On November 3, 1994, representatives of Dain Bosworth reported on the status of Commercial's interest via telephone to a meeting of the Conservative Board. The Conservative Board discussed its strategy to respond to Commercial and authorized Dain Bosworth to proceed with discussions with Commercial's investment banker, Merrill Lynch. Discussions between representatives of Conservative and Commercial continued during November and early December, 1994, at which time Conservative supplied requested information to Commercial, but no agreement was reached as to consideration to be received by shareholders of Conservative in the event of a merger. Accordingly, discussions with Commercial were terminated by Conservative following a Conservative Board meeting on December 13, 1994.

     On February 10, 1995, Commercial submitted to Conservative a new proposal to negotiate a merger which did not contain a definitive offer. On February 23, 1995, the Conservative Board reviewed this proposal and Dain Bosworth's analysis of its structure, but concluded not to pursue further discussions.

     William A. Fitzgerald, Chairman and Chief Executive Officer of Commercial, initiated a meeting on June 7, 1995, with Robert P. DeLay, Conservative's President and Chief Executive Officer, to discuss a possible merger of Conservative with Commercial. At that meeting Mr. Fitzgerald requested information from Conservative in order for Commercial to propose a price range for Conservative stock. During the remainder of June and early July, 1995, Conservative supplied requested information to Commercial and discussions between senior managements of Conservative and Commercial continued. During late June and early July, 1995, Conservative also supplied information to, and held discussions with, another Midwestern thrift institution regarding a possible business combination, but no acceptable offer was forthcoming.

     Commencing July 19, 1995 and continuing through August 1, 1995, representatives of Dain Bosworth and Merrill Lynch or Commercial discussed price ranges, structure and other terms of a potential merger of Conservative and Commercial. On August 2, 1995, Mr. Fitzgerald and Mr. DeLay discussed a price for Conservative stock which Mr. DeLay agreed to present to the Conservative Board for consideration. On August 3, 1995, the Conservative Board reviewed the status of negotiations and the proposed price and scheduled a special Conservative Board meeting on August 8, 1995, at which representatives of Dain Bosworth could be present to provide analysis and advice to the Board to consider these matters further. At the August 8, 1995 Conservative Board meeting, representatives of Dain Bosworth discussed certain financial terms of Commercial's verbal proposal. In addition, the Conservative Board discussed with Conservative's legal counsel the anticipated structure and terms and conditions of the proposed merger with Commercial. Following discussion, the Conservative Board voted unanimously to proceed with negotiation of a definitive agreement with Commercial. Beginning August 9, 1995, officers and representatives of Conservative conducted a due diligence investigation of Commercial. From August 9 through August 14, 1995, officers and representatives of Conservative and Commercial negotiated the terms and conditions of the definitive Merger Agreement, including the Stock Option Agreement.

     On August 15, 1995, the Conservative Board again met with its financial and legal advisors. All board members were present. Representatives of Dain Bosworth reviewed the financial terms of the Merger Agreement, Conservative's historical and projected financial performance, terms of comparable transactions in the Midwest involving institutions similar in size to Conservative, the market valuation of selected Midwestern thrifts, Commercial's recent market price history and other factors. Management reviewed the results of Conservative's due diligence investigation of Commercial. Legal counsel for Conservative reviewed the final terms of the Merger Agreement and Stock Option Agreement. Dain Bosworth reported to the Conservative Board its opinion that the consideration to be received in the Merger is fair from a financial point of view to Conservative common and preferred stockholders. Following discussion, the Conservative Board concluded that the Merger Agreement was in the best interests of Conservative and its stockholders. By unanimous vote of the directors, the Conservative Board authorized the Merger Agreement and Stock Option Agreement and directed that the Merger Agreement be submitted to a vote of the stockholders of Conservative with the favorable recommendation of the Conservative Board. Following the board meeting, Conservative and Commercial executed the Merger Agreement on August 15, 1995.

Reasons for the Merger and Recommendations of the Conservative Board of Directors


     In reaching its conclusion that the Merger Agreement is in the best interests of Conservative and its stockholders, the Conservative Board carefully considered a variety of factors. Among the factors considered were those described above and the following:

          (i) the financial terms of the proposed Merger, including the anticipated tax-deferred nature of a portion of the Merger Consideration to Conservative's stockholders, which will consist of Commercial Common Stock which is traded on the New York Stock Exchange;

         (ii) a comparison of the terms of the proposed Merger with comparable transactions, both in the Midwest and elsewhere;

        (iii) information concerning the business, financial condition, results of operations and prospects of Conservative and Commercial;

         (iv) competitive factors and trends toward consolidation in the banking industry, particularly in Conservative's market place;

          (v) the review by the Conservative Board with its legal and financial advisors of the provisions of the Merger Agreement; and

         (vi) the financial advice rendered by Dain Bosworth to the Conservative Board and the opinion rendered by Dain Bosworth that the consideration to be received in the Merger is fair from a financial point of view to the holders of the Conservative Common Stock and Conservative Preferred Stock.

     While each member of the Conservative Board individually considered the foregoing and other factors, the Conservative Board did not collectively assign any specific or relative weights to the factors considered and did not make any determination with respect to any individual factor. The Conservative Board collectively made its determination with respect to the Merger based on the unanimous conclusion reached by its members, in light of the factors that each of them considered as appropriate, that the Merger is in the best interests of the Conservative stockholders.

     THE CONSERVATIVE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE MERGER AGREEMENT AND THE MERGER BE ADOPTED AND APPROVED BY ALL SHAREHOLDERS OF CONSERVATIVE.

Financial Advisors and Opinions of Financial Advisors

     Dain Bosworth. Conservative retained Dain Bosworth on August 4, 1994, to act as its financial advisor in connection with a possible sale or merger of Conservative, and to provide an opinion to the Board of Directors of Conservative as to the fairness, from a financial point of view, of the consideration to be received by stockholders of Conservative in connection with any such sale or merger. While Dain Bosworth acted as Conservative's financial advisor, provided certain analysis to the Conservative Board and assisted management in the negotiations between Conservative and Commercial, Dain Bosworth was not requested to and did not make any recommendation to the Board of Directors as to the form or amount of consideration in connection with the Merger. See "Background of the Merger".

     Dain Bosworth rendered an oral opinion to the Conservative Board, subsequently confirmed in writing, that, as of August 15, 1995, the consideration to be received in the Merger by the holders of Conservative Preferred Stock and Conservative Common Stock is fair to such stockholders from a financial point of view. A copy of the opinion of Dain Bosworth is attached as Annex B to this Proxy Statement/Prospectus.

     There were no limitations imposed by Conservative on the scope of Dain Bosworth's investigation, and Dain Bosworth did solicit proposals from parties other than Commercial regarding a potential sale or merger of Conservative with such parties. Dain Bosworth's opinion did not address Conservative's underlying business decision to proceed with the Merger and such opinion is not a recommendation to any Conservative stockholder as to how such stockholder should vote at the Special Meeting. As set forth in its opinion, Dain Bosworth relied on, and did not independently verify, the accuracy and completeness of the financial and other information furnished to it by Conservative and Commercial. Dain Bosworth did not make an independent evaluation or appraisal of the assets and liabilities of Conservative and Commercial, and did not express any opinion regarding the liquidation value or regulatory compliance of either entity.
Also, Dain Bosworth did not express any opinion as to the future price at which the Commercial Common Stock may trade at the Acquisition Merger Effective Time or any time in the future. Conservative stockholders are urged to read Dain Bosworth's opinion in its entirety for a summary description of the procedures followed, the factors considered and the assumptions made by Dain Bosworth in rendering its opinion.

     In connection with its opinion, Dain Bosworth, among other things: (i) reviewed drafts of the Merger Agreement and related documents; (ii) visited the headquarters of each of Conservative and Commercial; (iii) held discussions with certain members of the management of Conservative and Commercial regarding the business, operations and prospects of each company and the reasons for completing the Merger; (iv) reviewed certain business and financial information on Conservative, including financial forecasts that had been prepared and provided by the management of Conservative; (v) reviewed certain business and financial information on Commercial, including financial forecasts that had been prepared by independent research analysts and provided by the management of Commercial; (vi) made further inquiries and performed sensitivity analyses on the financial forecasts for Conservative and Commercial on a stand-alone and combined basis; (vii) reviewed certain publicly available documents filed by Conservative and Commercial with the SEC pursuant to the Exchange Act of 1934;
(viii) compared certain financial statistics of Conservative and Commercial with statistics for other publicly traded companies deemed comparable; (ix) reviewed price and trading data of the common stock of both Conservative and Commercial; and (x) to the extent publicly available, compared the financial terms of the Merger with those of other transactions deemed comparable. Dain Bosworth used the foregoing information to further its understanding of Conservative and the market for the common stock of Conservative and Commercial.

     In conducting the review and in performing the analyses described below, Dain Bosworth did not attribute any particular weight to any information or analysis considered by it, but rather made qualitative judgments as to the significance and relevance of each factor and analysis. Accordingly, Dain Bosworth believes that the information reviewed and the analyses conducted must be considered as a whole and that considering any portion of such information or analyses, without considering all of such information and analyses, could create a misleading or incomplete view of the process underlying its opinion.

     In delivering its oral opinion to the Conservative Board on August 15, 1995, Dain Bosworth prepared and delivered to the Conservative Board and its counsel certain written materials containing a summary of various analyses and information that Dain Bosworth considered to be material to its opinion. The following is a summary of certain of these materials:

     Analysis of Selected Publicly Traded Companies. Dain Bosworth compared Conservative's financial information and recent prices of Conservative Common Stock to similar information for selected publicly traded midwestern thrifts, including: Capital Savings Bancorp; First Federal Bancshares, Eau Claire; First Midwest Financial; First Northern Savings Bank; Hallmark Capital Corporation; HF Financial Corporation; Landmark Bancshares; Mid-Continent Bancshares; Midwest Federal Financial Corporation; North American Savings Bank; Perpetual Midwest Financial; and WFS Bancorp (the "Comparable Companies"). The Comparable Companies were selected because they are midwestern thrifts with total assets of $150 million to $600 million and a ratio of tangible capital to tangible assets of less than 13.0% as of the last publicly reported date.

     Dain Bosworth calculated valuation ratios based on published stock prices for each of the Comparable Companies. The valuation ratios were based upon several variables, including earnings for the latest twelve months ("LTM"), earnings per share ("EPS") estimated for calendar 1995 and calendar 1996, book value and tangible book value. The estimates of EPS for the Comparable Companies were based upon consensus earnings estimates obtained from an independent reporting system that monitors estimates prepared by research analysts from various investment firms. Estimates of EPS for Conservative were based upon estimates prepared by Conservative management.

     Dain Bosworth compared its analysis of the historical performance and expectations for the Comparable Companies with the performance and management's expectations for future profitability of Conservative. Based upon this comparison, Dain Bosworth determined that the median valuation ratios for the Comparable Companies were the appropriate benchmarks against which the value of Conservative Common Stock should be measured; accordingly, Dain Bosworth computed the same valuation ratios for Conservative Common Stock based on (i) the midpoint of the closing bid and ask prices for Conservative Common Stock on August 11, 1995, two trading days prior to the announcement of the Merger; and
(ii) the implied price for Conservative Common Stock in the Merger, assuming consideration of 0.2525 shares of Commercial Common Stock and $6.34 in cash per share of Conservative Common Stock and a NYSE Average Closing Price for Commercial Common Stock of $31.875, equal to its closing price on August 11, 1995; and compared such ratios to the median valuation ratios for the Comparable Companies. The following table lists the results of this analysis:

                                                  Multiple for Conservative
                                                   Common Stock Based Upon
                                                 ----------------------------
                               Median for        Midpoint on         Price
                               Comparable        August 11,        Implied in
                               Companies            1995             Merger
                               ----------        -----------       ----------
Valuation Variable:
  Price/Book Value...........      0.91x              0.85x            1.21x
  Price/Tangible book value..      0.92               0.95             1.35
  Price/LTM EPS..............     13.8               11.9             16.9
  Price/1995 EPS.............     15.3               16.6             23.6
  Price/1996 EPS.............     12.8                9.7             13.8

     Dain Bosworth also performed a similar analysis of selected public companies for Commercial, comparing Commercial's financial information and recent prices of Commercial Common Stock to similar information for selected publicly traded midwestern thrifts including: Charter One Financial; First Financial Corporation; Roosevelt Financial Group; Security Capital Corporation; St. Paul Bancorp; Standard Federal; and TCF Financial Corporation

(the "Commercial Comparable Companies"). The Commercial Comparable Companies were selected because they are midwestern thrifts with total assets of over $2 billion. Dain Bosworth compared its analysis of the historical performance and expectations for the Commercial Comparable Companies with the historical and projected performance of Commercial. Based upon this comparison, Dain Bosworth determined that the median valuation ratios for the Commercial Comparable Companies were the appropriate benchmarks against which the value of Commercial Common Stock should be measured. The following table lists the results of this analysis:

                                    Median for          Multiple for
                               Commercial Comparable   Commercial on
                                     Companies        August 11, 1995
                               ---------------------  ---------------
Valuation Variable:
  Price/Book Value...........           1.44x                1.33x
  Price/Tangible book value..           1.51                 1.49
  Price/LTM EPS..............          10.3                  8.9
  Price/1995 EPS.............           9.9                  8.7
  Price/1996 EPS.............           8.3                  8.3

In addition, Dain Bosworth analyzed the liquidity of Commercial Common Stock and determined that the aggregate number of shares of Commercial Common Stock and Conservative Preferred Stock to be received by holders of Conservative Common Stock in the Merger would be equivalent to 8.6 times the average daily trading volume of Commercial Common Stock.

     Analysis of Selected Merger and Acquisition Transactions. Dain Bosworth reviewed and summarized the terms of relevant merger and acquisition transactions, including (i) 18 acquisitions of selected midwestern thrifts (the "Midwest Thrift Acquisitions"), and (ii) 60 acquisitions of thrifts with total assets of $100 million to $1 billion, located anywhere in the United States (the "Small Thrift Acquisitions"). For each group, Dain Bosworth concentrated on transactions that occurred since June 30, 1994, and those for which relevant financial data was available.

     For purposes of evaluating the Merger, valuation multiples were calculated for each of the Midwest Thrift Acquisitions and Small Thrift Acquisitions based upon several variables, including book value, tangible book value, LTM earnings per share and the ratio of the premium paid to tangible equity over core deposits. These valuation multiples were then compared to the valuation multiples implied in the Merger, assuming consideration of 0.2525 shares of Commercial Common Stock and $6.34 in cash per share of Conservative Common Stock and a NYSE Average Closing Price for Commercial Common Stock of $31.875, equal to its closing price on August 11, 1995.

     The following table lists the results of Dain Bosworth's analysis of selected merger and acquisition transactions:

                                                Valuation Ratios
                               -------------------------------------------------
                               Price to  Price to  Price to  Premium to Tangible
                                 Book    Tangible    LTM         Equity Over
                                Value      Book      EPS        Core Deposits
                               --------  --------  --------  -------------------
Comparable Acquisitions:
  Midwest Thrift Acquisitions    1.32x     1.32x     16.4x          5.63%
  Small Thrift Acquisitions      1.50      1.50      15.0           6.45
Implied in Merger                1.21      1.35      16.9           5.60

     Premiums Paid Analysis. In addition to the acquisition analysis described above, Dain Bosworth performed an analysis of the historical premiums paid to prevailing market prices in acquisitions of public companies in (i) the Midwest Thrift Acquisitions; (ii) the Small Thrift Acquisitions; (iii) acquisitions in the banking and finance industry from 1990 to 1994; and (iv) acquisitions in all industries from 1990 to 1994. These premiums were then compared to the premiums implied in the Merger assuming consideration of 0.2525 shares of Commercial Common Stock and $6.34 in cash per share of Conservative Common Stock and a NYSE Average Closing Price for Commercial Common Stock of $31.875, equal to its closing price on August 11, 1995. The following table lists the results of Dain Bosworth's analysis of historical premiums paid in acquisitions of public companies:

                                                          Premiums Paid
                                                          to Stock Price
                                                          ---------------
     Midwest Thrift Acquisitions:
       Premium to Price 3 months prior to announcement          45%
       Premium to Price 1 month prior to announcement           35
       Premium to Price 1 day prior to announcement             15

     Small Thrift Acquisitions:
       Premium to Price 3 months prior to announcement          39
       Premium to Price 1 month prior to announcement           28
       Premium to Price 1 day prior to announcement             21

     Banking & Finance (1990-1994 Average)                      38
     All industries (1990-1994 Average)                         40
     Implied in the Merger                                      42

     Pro Forma Dilution Analysis. Dain Bosworth analyzed certain projected income statement data for Conservative and Commercial for calendar years 1996 and 1997 on a pro-forma combined basis. The pro-forma combined projections were based upon the stand-alone projections for both Conservative and Commercial and were prepared with input from management of both companies. Based upon this analysis, the Merger would result in little, if any, dilution in earnings per share of Commercial Common Stock in 1996, and would be accretive to earnings per share of Commercial Common Stock for 1997. The analysis showed that the accretion to earnings per share of Commercial Common Stock in 1997 would be between 3.5% and 4.0% assuming a reduction in non-interest expenses in 1997 of approximately 60%.

     Discounted Cash Flow Analysis. Dain Bosworth performed a discounted cash flow analysis using financial projections through the year 2000 that had been prepared and provided by management of Conservative. Discount rates ranging from 12% to 20% and terminal value multiples ranging from (i) 1.0 to 1.5 times book value estimated at the end of the year 2000 and (ii) 8.0 to 13.0 times estimated earnings for the year 2000 were applied to the projections to compute ranges of present values for Conservative Common Stock.

     The computed ranges for the present value of Conservative Common Stock were
(i) $6.91 to $14.26 per fully diluted share using terminal multiples based upon estimated book value in the year 2000 and (ii) $4.10 to $8.96 per fully diluted share using terminal multiples based upon estimated earnings for the year 2000.

     Dain Bosworth did not assign any particular weight to the individual analyses described above, which represent a summary of the material analyses performed by Dain Bosworth. Dain Bosworth's determination regarding the fairness of the Merger is not based on a mathematical model but rather upon the body of information obtained from such analyses and qualitative factors.

     For its services as financial advisor in rendering its opinion to the Conservative Board of Directors in connection with the transaction contemplated by the Merger Agreement, Conservative has paid Dain Bosworth $150,000 and has also agreed to pay Dain Bosworth an estimated $255,000 upon consummation of the Merger, based upon the implied value in the Merger. In addition, Conservative has agreed to reimburse Dain Bosworth for its reasonable out-of-pocket expenses and to indemnify Dain Bosworth against certain expenses and liabilities arising in connection with its engagement, including liabilities under the Securities Act and the Exchange Act.

     Dain Bosworth was selected by Conservative on the basis of its experience in valuing securities in connection with mergers and acquisitions, knowledge of Conservative, and expertise in transactions involving financial institutions. Dain Bosworth is a nationally recognized investment banking firm and is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. In the past, Dain Bosworth has provided investment banking services to Conservative and has received customary fees for the rendering of such services. Dain Bosworth has, from time to time, issued research reports and recommendations on Conservative Common Stock. In the course of its trading activities, Dain Bosworth may, from time to time, have a long or short position in, and buy and sell securities of, Conservative and Commercial. Dain Bosworth also periodically publishes research reports regarding other financial institutions, including other thrifts based in the Midwest.

     Merrill Lynch. On October 26, 1994, Commercial retained Merrill Lynch to act as its exclusive financial advisor in connection with the Merger. On August 15, 1995, Merrill Lynch rendered its written opinion to the effect that, as of such date, the Exchange Ratio was fair to Commercial from a financial point of view, which opinion is still in effect as of the date hereof. Merrill Lynch was not requested to and did not make any recommendations to the Commercial Board of Directors as to the form or amount of consideration to be paid to the stockholders of Conservative in the Acquisition Merger, which was determined through arms-length negotiations between Commercial and Conservative.

     In arriving as its written opinion, Merrill Lynch, among other things, reviewed selected financial and other information concerning Commercial and Conservative, including publicly-available reports and internal projections and forecasts, and information concerning comparable companies and comparable thrift acquisition and merger transactions. In connection with rendering its opinion, Merrill Lynch performed a variety of financial analyses. In preparing its opinion, Merrill Lynch assumed and relied upon the accuracy and completeness of all the financial and other information reviewed by it for purposes of the opinion, and did not independently verify such information or undertake any independent evaluation or appraisal of the assets or liabilities of Commercial or Conservative nor was it furnished with any such evaluation or appraisal. Merrill Lynch is not an expert in the evaluation of allowance for loan losses, and it has not made an independent evaluation of the adequacy of the allowance for loan losses of Commercial or Conservative nor has it reviewed any individual credit files, and it has assumed that the aggregate allowance for loan losses is adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

     In arriving at its written opinion, Merrill Lynch also assumed and relied upon the senior management of Commercial as to the reasonableness and achievability of the financial and operating forecasts furnished by Commercial and Conservative (and the assumptions and bases therefor). Merrill Lynch, with the consent of Commercial, assumed that such information, including, without limitation, financial forecasts, projected cost savings and operating synergies resulting from the Merger and projections regarding underperforming and nonperforming assets, net charge-offs, and adequacy of reserves, reflect the best currently available estimates and judgment of the senior management of Commercial and Conservative as to the expected future financial performance of Commercial, Conservative, or the combined entity, as the case may be. The opinion was based on economic, market and other conditions as in effect on, and the information made available to Merrill Lynch on, the date the opinion was rendered. The opinion also was rendered without regard as to the necessity for, or level of, any restrictions, obligations, undertakings or divestitures which may be imposed or required in the course of obtaining regulatory approvals for the Merger.

     Merrill Lynch has received a $125,000 fee for investment banking services related to the Merger and related advisory work and will receive an additional $150,000 fee upon consummation of the Merger. Merrill Lynch will also be reimbursed for its out-of-pocket expenses and will be indemnified against certain liabilities relating to or arising out of the Merger, including liabilities arising under the securities laws. In addition, Merrill Lynch has from time to time provided financial advisory services to Commercial for which it has received customary compensation. In the ordinary course of its business, Merrill Lynch may also trade the securities of Commercial and/or Conservative for its own account and the accounts of customers and, accordingly, may also from time to time hold a long or short position in such securities.

     Merrill Lynch's opinion was rendered to the Board of Directors of Commercial and does not constitute, and should not be construed as, a recommendation to any shareholder of Conservative as to how such shareholder should vote at the Special Meeting.

Conversion of Conservative Common Stock and Conservative Preferred Stock

     Exchange Ratio. Each share of Conservative Common Stock issued and outstanding at the Acquisition Merger Effective Time (other than shares owned or held by Commercial) will be converted into and represent solely the right to receive (a) $6.34 in cash and (b) a number of shares of Commercial Common Stock (such number of shares referred to as the "Exchange Ratio") based upon the "Average Closing Price" of Commercial Common Stock (i.e., the arithmetic mean of the per share closing price of the Commercial Common Stock as reported on the NYSE for the Determination Period) as follows: (i) if the Average Closing Price is less than $28.00 but equal to or greater than $26.00, the Exchange Ratio shall be that number of shares of Commercial Common Stock equal to the quotient that results by dividing $7.07 by the Average Closing Price; (ii) if the Average Closing Price is equal to or greater than $28.00 but equal to or less than $36.00, the Exchange Ratio shall be .2525 shares of Commercial Common Stock;
(iii) if the Average Closing Price is greater than $36.00, the Exchange Ratio shall be that number of shares of Commercial Common Stock equal to the quotient that results by dividing $9.09 by the Average Closing Price; and (iv) if the Average Closing Price is less than $26.00, the Exchange Ratio shall be .2719 shares of Commercial Common Stock; provided, however, that if the Average Closing Price is less than $26.00, Conservative will have the right to terminate the Merger Agreement unless Commercial elects to adjust the Exchange Ratio to equal $7.07 divided by the Average Closing Price. If the Average Closing Price is less than $18.00, Conservative may terminate the Merger Agreement and Commercial does not have the right to adjust the Exchange Ratio. Also pursuant to the Merger Agreement, each share of Conservative Preferred Stock outstanding at the time of the Acquisition Merger will be converted into the right to receive (a) $14.33 in cash and (b) a number of shares of Commercial Common Stock equal to the product of 2.26 and the Exchange Ratio. Based on the closing price per share of Commercial Common Stock on the NYSE on __________ ___, 1995, of $_____, each share of Conservative Common Stock would be exchanged for $6.34 in cash and _____ shares of Commercial Common Stock, and each share of Conservative Preferred Stock would be exchanged for $14.33 in cash and _____ shares of Commercial Common Stock.

     No Fractional Shares. No fractional shares of Commercial Common Stock will be issued in the Merger. Instead, cash will be paid in lieu of any fractional share interests of Commercial Common Stock resulting from the Merger. No dividend or distribution with respect to Commercial Common Stock will be payable on or with respect to any fractional share interests, and no fractional share interest will entitle the owner thereof to vote or to any other rights of a stockholder of Commercial. The applicable cash value of each fractional share interest will be equal to the product of such fraction multiplied by the Average Closing Price for shares of Commercial Common Stock.

     Exchange of Conservative Stock Certificates. Chemical Mellon Shareholder Services, L.L.C. is expected to act as the exchange agent (the "Exchange Agent") to effect the exchange of stock certificates in connection with the Merger. As soon as practicable after the Acquisition Merger Effective Time, the Exchange Agent will send a notice and transmittal form to each Conservative stockholder of record at such date whose Conservative Common Stock or Conservative Preferred Stock has been converted into cash and Commercial Common Stock, advising such stockholder of the effectiveness of the Acquisition Merger and the procedure for surrendering to the Exchange Agent outstanding certificates formerly evidencing Conservative Common Stock and Conservative Preferred Stock in exchange for cash and for new certificates of Commercial Common Stock. Promptly following receipt of such notice and transmittal form, holders of Conservative Common Stock and Conservative Preferred Stock certificates should surrender their certificates in accordance with the specified procedures. Upon surrender, each Conservative Common Stock and Conservative Preferred Stock certificate will be cancelled.

     Until surrendered, certificates that prior to the Acquisition Merger Effective Time represented outstanding shares of Conservative Common Stock and Conservative Preferred Stock will be deemed for all corporate purposes to evidence the right to receive cash and the ownership of the number of whole shares of Commercial Common Stock into which such shares of Conservative Common Stock and Conservative Preferred Stock have been converted. Until such certificates are so surrendered, no dividend payable to holders of Commercial Common Stock as of any record date subsequent to the Acquisition Merger Effective Time will be paid to the holders of such certificates. However, upon surrender of such certificates, there will be paid to the record holder of the certificates of Commercial Common Stock issued in exchange therefor the amount of dividends that theretofore have become payable with respect to such shares of Commercial Common Stock along with the amount of cash, if any, payable to the holder in lieu of fractional shares. No interest will be payable with respect to such dividends, cash paid in lieu of fractional shares or the cash portion of the consideration to be received in the Merger.

     If any certificate for shares of Commercial Common Stock is to be issued in a name other than the name in which the surrendered certificate is registered, it will be a condition of issuance that the certificate so surrendered is properly endorsed and otherwise in proper form for transfer and that the person requesting the issuance of such certificate either pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of the certificate in a name other than the registered holder of the certificate surrendered or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     Holders of Conservative Common Stock or Conservative Preferred Stock should NOT surrender their certificates until they receive written instructions from the Exchange Agent.

     Any shares of Conservative Common Stock or Conservative Preferred Stock owned or held by Commercial or any of its subsidiaries (other than in a fiduciary capacity) or by Conservative or any of its subsidiaries (other than in a fiduciary capacity) at the Acquisition Merger Effective Time will cease to exist, and the certificates for such shares will be cancelled.

Treatment of Conservative Stock Options

     Immediately prior to the Acquisition Merger Effective Time, each holder of an option outstanding under the Conservative Option Plan, whether or not the option is then exercisable, shall receive in cancellation of such option (such cancellation to be reflected in a written agreement) per share of Conservative Common Stock subject to such option a cash payment in an amount equal to the sum of (i) $6.34 and (ii) the product of the Exchange Ratio and the Average Closing Price, less (iii) the exercise price of such option, net of any cash which must be withheld under federal and state tax requirements. Immediately thereafter, Conservative will cancel each such option.

     See " -- Interests of Certain Persons in the Merger" for information regarding outstanding Conservative stock options.

No Dissenters' Appraisal Rights

     The Nebraska Business Corporation Act generally provides that stockholders of a corporation that is a party to certain extraordinary corporate actions, including a merger, consolidation, sale of substantially all of the assets of the corporation, and a charter amendment materially and adversely affecting stockholder rights have a right to object to such actions and to demand and receive the fair value of their shares. The Nebraska Business Corporation Act provides, however, that dissenters' rights of appraisal are not available to the stockholders of a bank, trust company, stock-owned savings and loan association, industrial loan and investment company, or the holding company of any such financial institution. Because of this provision of the Nebraska Business Corporation Act, Conservative's stockholders do not have dissenters' rights of appraisal under the Nebraska Business Corporation Act in connection with the transactions contemplated by the Merger Agreement.

The Bank Merger

     Following the Acquisition Merger, Conservative Savings will merge into the Bank, as a result of which the Bank will be the surviving savings institution. The Bank Merger will be undertaken subject to and upon the terms and conditions contained in the Merger Agreement and in the Plan of Merger between Conservative Savings and the Bank dated August 15, 1995. At the Bank Merger Effective Time, the shares of Conservative Savings common stock issued and outstanding immediately prior thereto will be cancelled and the shares of capital stock of the Bank outstanding immediately prior thereto will constitute the only outstanding shares of capital stock of the Bank following consummation of the Bank Merger, the charter and bylaws of the Bank in effect immediately before the Bank Merger will be the charter and bylaws of the Bank immediately after the Bank Merger, the current home office of the Bank will continue to be the home office of the Bank, and the former home office of Conservative Savings and all branch offices of the Bank and former branch offices of Conservative Savings will be branch offices of the Bank. Following the Bank Merger, the Bank will continue to operate under the name "Commercial Federal Bank, a Federal Savings Bank." For additional information, see " -- Management after the Merger," " -- Employee Benefit Plans after the Merger" and " -- Interests of Certain Persons in the Merger."

     The obligations of the parties to consummate the Bank Merger are subject to the receipt of OTS approval of the Bank Merger.

Management after the Merger

     The directors and officers of Commercial and the Bank will not be affected by the Merger, with the exception that Robert P. DeLay will hold the office of Vice President of the Bank through December 31, 1996 and Gene F. Uher will hold the office of First Vice President and Director of Correspondent Lending.

Representations and Warranties

     Commercial and the Bank, and Conservative and Conservative Savings, have given certain representations and warranties to each other in the Merger Agreement relating to, among other things, the following: the validity of their organization; authorized capital; the ownership, organization and status of their subsidiaries; the accuracy and completeness of certain internal books and records and of their financial statements, reports and material relating to them included in this Prospectus/Proxy Statement; the absence of any undisclosed material adverse change in their business, financial conditions or results of operations; the accuracy and completeness of information contained in this Prospectus/Proxy Statement; disclosure of financial advisory, brokerage, finders and similar fees; the absence of undisclosed material pending or threatened litigation; their standing under and compliance with applicable state and federal law, including compliance with federal securities laws and state and federal tax laws, among others; certain tax matters; their authority to enter into the Merger Agreement and to undertake the transactions contemplated by it; and the accuracy of all information provided to each other in connection with the Merger. Conservative and Conservative Savings have made additional representations as to the absence of undisclosed employment agreements or arrangements and employee benefits; ownership of all of their real property and undisturbed possession of all material leases; absence of any material contract defaults; the absence of environmental hazards and claims; the quality of Conservative Savings' loan portfolio; the adequacy of the present carrying values of any real estate investments, joint ventures, construction loans or other investments or loans under generally accepted accounting principles; lack of undisclosed derivative contracts; the adequacy of certain types of insurance; and certain matters related to the Conservative Preferred Stock.

Covenants Pending the Acquisition Merger

     In the Merger Agreement, Commercial, the Bank, Conservative and Conservative Savings have agreed to use their best efforts, and to take all actions necessary or appropriate, to consummate the transactions contemplated by the Merger Agreement. Each party has also agreed to give to the other party and its respective representatives and agents full access (to the extent lawful) to all of the premises, books, records and employees of it and its subsidiaries at all reasonable times, and to furnish and cause its subsidiaries to furnish to the other party and its respective agents or representatives access to and true and complete copies of such financial and operating data and all documents with respect to matters to which reference is made in the Merger Agreement.

     Pursuant to the Merger Agreement, Conservative and its subsidiaries, including Conservative Savings, will conduct their business only in the ordinary course, and maintain their books and records in accordance with past practices and not take any action that would (i) adversely affect the ability to obtain any governmental approvals contemplated in the Merger Agreement, or (ii) adversely affect Conservative's ability to perform its obligations under the Merger Agreement or the Stock Option Agreement. Further, Conservative has agreed that it will not, without the prior written consent of Commercial: (i) declare, set aside or pay any dividend or make any other distribution with respect to Conservative's capital stock, except for the regularly quarterly dividends on Conservative's Common Stock in an amount not to exceed $.03 per share per quarter, and for the regular quarterly dividends on Conservative's Preferred Stock in an amount not to exceed $.38 per share per quarter; (ii) reacquire any of Conservative's outstanding shares; (iii) issue, sell or buy any shares of capital stock of Conservative or any of its subsidiaries, except shares of Conservative Common Stock issued under the Conservative Option Plan;
(iv) effect any stock split, stock dividend or other reclassification of Conservative's Common Stock; or (v) grant any options or issue any warrants exercisable for or securities convertible or exchangeable into capital stock of Conservative or any Conservative subsidiary or grant any stock appreciation or other rights with respect to shares of capital stock of Conservative or any of its subsidiaries.

     In addition, pursuant to the Merger Agreement, Conservative and its subsidiaries shall not, without the prior written consent of Commercial:

     (i) sell or dispose of any significant assets of Conservative or any of its subsidiaries other than in the ordinary course of business consistent with past practices;

    (ii) merge or consolidate Conservative or any of its subsidiaries with or otherwise acquire any other entity, or file any application or make any contract with respect to branching by Conservative Savings (whether de novo, purchase, sale or relocation) or acquire or construct, or enter into any agreement to acquire or construct, any interest in real property (other than with respect to security interests in properties securing loans and properties acquired in settlement of loans in the ordinary course) or improvements to real property;

   (iii) change the certificate of incorporation, charter documents or other governing instruments of Conservative or any of its subsidiaries, except as provided in the Merger Agreement;

    (iv) grant to any executive officer, director or employee of Conservative or any of its subsidiaries (a) any increase in annual compensation, except increases in salaries to non-executive employees in the ordinary course of business not to exceed $25,000 in the aggregate, or (b) any bonus type payment, except bonus payments not to exceed $141,000 in the aggregate;

     (v) adopt any new or amend or terminate any existing employee plans or benefit arrangements of any type;

    (vi) authorize severance pay or other benefits for any officer, director or employee of Conservative or any of its subsidiaries;

   (vii) incur any material indebtedness or obligation or enter into or extend any material agreement or lease, except in the ordinary course of business consistent with past practices;

  (viii) engage in any lending activities other than in the ordinary course of business consistent with past practices;

    (ix) form any new subsidiary or cause or permit a material change in the activities presently conducted by any Conservative subsidiary or make additional investments in subsidiaries;

     (x) purchase any debt securities or derivative securities, including collateralized mortgage obligations ("CMOs") or real estate mortgage investment conduits products, that are defined as "high risk mortgage securities" under OTS Thrift Bulletin No. 52 dated January 10, 1992, as revised, or purchase any derivatives contracts or structured notes;

    (xi) purchase any equity securities other than Federal Home Loan Bank stock;

   (xii) make any investment which would cause Conservative Savings to not be a qualified thrift lender under Section 10(m) of the Home Owners' Loan Act or not to be a "domestic building and loan association" as defined in Section 7701(a)(19) of the Internal Revenue Code of 1986, as amended (the "Code");

  (xiii) make any loan with a principal balance of $500,000 or more;

   (xiv) authorize capital expenditures other than in the ordinary course of business;

    (xv) adopt or implement any change in its accounting principles, practices or methods other than as may be required by generally accepted accounting principles, or adopt or implement any change in its methods of accounting for federal income tax purposes; or

   (xvi) make any loan in which participation interests therein are to be sold to other persons or entities or acquire a participation interest in a loan originated by another person or entity.

     Notwithstanding the foregoing, Conservative Savings is permitted to engage in any of the foregoing activities exclusively with the Bank.

     Pursuant to the Merger Agreement, Conservative also shall not authorize or permit any representative of Conservative or any subsidiary to initiate contact with any person or entity in an effort to solicit, initiate or encourage any "takeover proposal" (generally, any proposal other than as contemplated by the Merger Agreement, for a merger or other business combination involving Conservative or Conservative Savings, for the acquisition of a 10.0% or greater equity interest in Conservative or Conservative Savings or for the acquisition of a substantial portion of the assets of Conservative or Conservative Savings) or, except as the fiduciary duties of Conservative's Board of Directors may otherwise require, cooperate with, negotiate with or enter into an agreement with any party relating to a takeover proposal. Further, Conservative has agreed to give prompt written notice to Commercial upon becoming aware of any takeover proposal.

Conditions to Consummation of the Merger

     Pursuant to the Merger Agreement, the obligations of Commercial and Conservative to effect the Acquisition Merger and the Bank Merger are subject to the following conditions:

     (i) holders of the outstanding shares of Conservative Common Stock and Conservative Preferred Stock shall have approved the Merger Agreement and the Acquisition Merger;

    (ii) no order shall have been entered and remain in force restraining or prohibiting the Merger in any legal, administrative, arbitration, investigatory or other proceedings by any governmental or judicial or other authority;

   (iii) to the extent required by applicable law or regulation, all approvals of or filings with any governmental authority, including without limitation those of the OTS, the FDIC, the Federal Trade Commission, the Department of Justice, the Commission, and any state securities or blue sky authorities, shall have been obtained or made and any waiting periods shall have expired in connection with the consummation of the Merger and all other statutory or regulatory requirements for the valid consummation of the Merger and related transactions shall have been satisfied;

    (iv) the Registration Statement of which this Prospectus/Proxy Statement is a part shall have been declared effective and shall not be subject to a stop order of the Commission and, if the offer and sale of Commercial's Common Stock in the Merger pursuant to the Merger Agreement is subject to the blue sky laws of any state, shall not be subject to a stop order of any state securities commissioner; and

     (v) receipt of either an opinion of Deloitte & Touche LLP, or other tax advisor reasonably acceptable to Commercial and Conservative, or a private letter ruling from the Internal Revenue Service ("IRS"), in form and content reasonably satisfactory to Commercial and Conservative, and upon which Conservative shareholders may rely, as to certain of the federal income tax consequences of the Acquisition Merger and the Bank Merger (see " -- Federal Income Tax Consequences").

     The obligations of Commercial and the Bank to effect the Merger and the transactions contemplated in the Merger Agreement are subject to the following additional conditions, among others, any of which may be waived by Commercial and the Bank: (i) Commercial shall have received from Conservative's counsel an opinion dated as of the closing date of the Merger covering certain matters;
(ii) Conservative and Conservative Savings shall have obtained all necessary third party consents or approvals in connection with the Merger, the absence of which would materially and adversely affect Conservative and its subsidiaries, taken as a whole; (iii) Commercial shall have received a letter from Conservative's independent public accountants regarding certain financial information included in this Prospectus/Proxy Statement and other matters; (iv) between the date of the Merger Agreement and the closing date of the Merger, there shall not have occurred any material adverse change in the financial condition, business or results of operations of Conservative and any Conservative subsidiaries, taken as a whole, other than any such change attributable to or resulting from any change in law, regulation or generally accepted accounting principles which impair both Conservative and Commercial in a substantially similar manner; (v) the representations and warranties of Conservative and Conservative Savings shall be true in all material respects at the Acquisition Merger Effective Time with the same effect as though made at the Acquisition Merger Effective Time (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); Conservative and Conservative Savings shall have performed all obligations and complied with each covenant, in all material respects, and all conditions under the Merger Agreement on their parts to be performed or complied with at or prior to the Acquisition Merger Effective Time; and Conservative shall have delivered to Commercial a certificate, dated the Acquisition Merger Effective Time and signed by its chief executive officer and chief financial officer, to such effect; (vi) neither Conservative nor any of its subsidiaries shall be a party to any pending litigation, reasonably probable of being determined adversely to Conservative or any Conservative subsidiary, which would have a material adverse effect on the business, financial condition or results of operations of Conservative and its subsidiaries, taken as a whole; (vii) all governmental approvals required by the Merger Agreement to consummate the transactions contemplated thereby shall have been obtained without the imposition of any conditions which Commercial and the Bank reasonably and in good faith determine to be unduly burdensome upon the conduct of the business of Commercial or the Bank; (viii) the form and substance of all legal matters contemplated by the Merger Agreement and all papers delivered thereunder shall be reasonably acceptable to counsel to Commercial and the Bank; (ix) Commercial shall have received letter agreements from all affiliates of Conservative regarding restrictions on resale of Commercial Common Stock received by them in the Merger to ensure compliance with applicable resale restrictions imposed under the federal securities laws; (x) prior to mailing this Prospectus/Proxy Statement, Commercial shall have received an updated written opinion from its financial advisor, Merrill Lynch & Co., to the effect that the Merger Consideration is fair to Commercial from a financial point of view; (xi) neither a "distribution date," "share acquisition date," nor a "triggering event" (as such terms are defined in the Conservative Rights Agreement dated as of May 24, 1989 and amended as of September 25, 1989), shall have occurred, and the rights shall not have become redeemable or exercisable for capital stock of Commercial upon consummation of the Acquisition Merger or the Bank Merger and Conservative shall have, if requested by Commercial, redeemed the rights under the Rights Agreement for the applicable redemption price immediately prior to the Acquisition Merger Effective Time; and (xii) Commercial, at its expense, shall have received a Phase I Environmental Risk Report (as contemplated in OTS Thrift Bulletin No.
16) on (i) all commercial real estate owned of, (ii) all offices and premises used as facilities by, and (iii) all properties which serve as security for any commercial real estate loan having an original principal balance of $1,000,000 or more of, Conservative and Conservative Savings, and such reports or other reports derived therefrom or supplemental thereto shall be satisfactory to Commercial; provided, however, that Commercial's rights to terminate the Merger Agreement for failure to receive such Phase I Environmental Risk Report expires on November 13, 1995.

     The obligations of Conservative and Conservative Savings to effect the Acquisition Merger and the transactions contemplated in the Merger Agreement are subject to the following additional conditions, among others, any of which may be waived by Conservative and Conservative Savings: (i) Conservative shall have received from counsel to Commercial opinions dated as of the closing date of the Merger covering certain matters; (ii) the representations and warranties of Commercial and the Bank shall be true in all material respects at the Acquisition Merger Effective Time with the same effect as though made at the Acquisition Merger Effective Time (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); Commercial and the Bank shall have performed all obligations and complied with each covenant, in all material respects, and all conditions under the Merger Agreement on their parts to be performed or complied with at or prior to the Acquisition Merger Effective Time; and Commercial shall have delivered to Company a certificate, dated the Acquisition Merger Effective Time and signed by its chief executive officer and chief financial officer, to such effect; (iii) the form and substance of all legal matters contemplated by the Merger Agreement and all papers delivered thereunder shall be reasonably acceptable to counsel to Conservative; (iv) prior to mailing this Prospectus/Proxy Statement, Conservative shall have received an updated written opinion from its financial advisor, Dain Bosworth, to the effect that the consideration to be received by Conservative stockholders in the Acquisition Merger is fair from a financial point of view to the stockholders of Conservative; (v) a certificate for the required number of whole shares of Commercial Common Stock, as determined in accordance with the Merger Agreement, and cash for the cash consideration to be received by Conservative stockholders and cash for the fractional share interests, as so determined, shall have been delivered to the Exchange Agent; and (vi) in addition to governmental approvals, Commercial and the Bank shall have obtained all necessary third party consents or approvals in connection with the Merger, the absence of which would materially and adversely affect Commercial and its subsidiaries, taken as a whole.

     There can be no assurance that the conditions to consummation of the Merger will be satisfied or waived. In the event the conditions to either party's obligations become impossible to satisfy in any material respect, the other party may elect to terminate the Merger Agreement. See " -- Amendment or Termination of the Merger Agreement."

Amendment or Termination of the Merger Agreement

     The Merger Agreement may be terminated at any time before the Acquisition Merger Effective Time, whether before or after approval by stockholders; (i) by mutual consent of the parties; (ii) at the election of either party, if the closing of the Merger shall not have occurred on or before June 30, 1996 or such later date as may be agreed to in writing by the parties, provided that the right to terminate under this provision shall not be available to any party whose failure to perform an obligation has been the cause of, or has resulted in, the failure of the closing to occur on or before such date; (iii) by Commercial upon delivery of written notice of termination to Conservative if any event occurs which renders impossible satisfaction in any material respect of one or more of the conditions to the obligations of Commercial to effect the Merger as set forth in the Merger Agreement and noncompliance is not waived by Commercial, provided that the right to terminate under this provision due to the failure to obtain a Phase I Environmental Risk Report expires on November 13, 1995; (iv) by Conservative upon delivery of written notice of termination to Commercial if any event occurs which renders impossible satisfaction in any material respect of one or more of the conditions to the obligations of Conservative to effect the Merger set forth in the Merger Agreement and noncompliance is not waived by Conservative; (v) by Conservative at any time during the two business days commencing on the business day immediately following the end of the Determination Period, if the Average Closing Price of Commercial Common Stock is less than $26.00; provided, however, that Conservative shall not be entitled to terminate the Merger Agreement on this basis if Commercial exercises its option to adjust the Exchange Ratio so that it equals the number obtained by dividing $7.07 by the Average Closing Price of Commercial Common Stock. If the Average Closing Price is less than $18.00, Conservative may terminate the Merger Agreement and Commercial does not have the option to increase the Exchange Ratio.

     The representations, warranties and agreements of the parties set forth in the Merger Agreement shall not survive the Acquisition Merger Effective Time, and shall be terminated and extinguished at that time. From and after that time, none of the parties shall have any liability to the other on account of any breach or failure of any of those representations, warranties and agreements, except with respect to agreements of the parties which by their terms are intended to be performed after that time and with respect to liability for fraud, deception or intentional misrepresentation.

     The Merger Agreement may be amended, whether before or after approval by stockholders of Conservative, by an agreement in writing executed in the same manner as the Merger Agreement and authorized or ratified by the Boards of Directors of Conservative and Commercial, except that after approval of the Merger Agreement by Conservative's stockholders, no such amendment without further approval by Conservative's stockholders may change the amount or form of the consideration to be received by Conservative's stockholders in the Merger.

     Each of the parties to the Merger Agreement will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated thereunder. However, Conservative and Conservative Savings will reimburse Commercial for all reasonable out-of-pocket expenses, not to exceed $500,000, actually incurred by Commercial or any subsidiary in connection with entering into the Merger Agreement and the Option Agreement if the Merger Agreement is terminated under circumstances in which the Board of Directors of Conservative does not publicly recommend in this Prospectus/Proxy Statement that Conservative's stockholders approve and adopt the Merger Agreement, or if after such recommendation the Board of Directors of Conservative withdraws, modifies, or amends such recommendation in any respect that is materially adverse to Commercial.

Stock Option Agreement

     As a condition to Commercial's entry into the Merger Agreement, Conservative and Commercial entered into a Stock Option Agreement dated August 16, 1995, pursuant to which Conservative granted to Commercial an option to purchase up to 367,354 shares of authorized and unissued or treasury shares of Conservative Common Stock at an exercise price of $10.375 per share, subject to adjustment, upon the occurrence of both an "initial triggering event" (defined as (i) the entry by Conservative or Conservative Savings into an agreement with a person (other than Commercial or any of its affiliates) (a) to merge or consolidate with, or enter into any similar transaction with, Conservative or Conservative Savings, (b) to purchase, lease or otherwise acquire all or substantially all of the assets of Conservative or Conservative Savings, or (c) to purchase or otherwise acquire the beneficial ownership of securities representing 10% or more of the Conservative Common Stock or of any class of Conservative preferred stock; (ii) the acquisition by any person (other than Commercial or its affiliates) of beneficial ownership of 15.0% or more of the outstanding shares of Conservative Common Stock or any class of Conservative preferred stock; (iii) the making of a bona fide proposal by any person to Conservative or its stockholders by public announcement or written communication that is or becomes the subject of public disclosure to (a) engage in an "acquisition transaction" or (b) commence a tender or exchange offer the consummation of which would result in such person acquiring beneficial ownership of securities representing 15% or more of Conservative's Common Stock or of any class of Conservative preferred stock; (iv) the Board of Directors failing to recommend to its stockholders the adoption of the Merger Agreement, or withdrawing, modifying or changing such recommendation or failing to obtain stockholder approval of the transactions contemplated by the Merger Agreement;
(v) Conservative having intentionally and knowingly breached any representation, warranty, covenant or agreement contained in the Merger Agreement that is not cured; or (vi) any person other than Commercial, without Commercial's prior written consent, having filed an application or notice with OTS, which has been accepted for processing, for approval to engage in an "acquisition transaction") and a "subsequent triggering event" (generally, (i) the acquisition by any person of beneficial ownership of 25% or more of the then outstanding Conservative Common Stock or of any class of Conservative preferred stock; or
(ii) the occurrence of the initial triggering event described in subsection (i) above, except that the percentage referred to in clause (c) shall be 25%).

     Subject to compliance with applicable law and regulation (including any regulatory approvals required to be obtained by Conservative prior to issuing the shares subject to the option), unless Commercial shall have breached in any material respect any material covenant contained in the Merger Agreement and such breach has not been cured, the option may be exercised, in whole or part, at any time or from time to time only upon or after the occurrence of an initial
triggering event and a subsequent triggering event.   Conservative shall notify
Commercial promptly in writing of the occurrence of any transaction or event which constitutes an initial triggering event or a subsequent triggering event.

     To exercise the option, Commercial shall send to Conservative a written notice specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the notice date for the closing of such purchase with respect to such exercise; however, if prior notification to or approval of any federal or state regulatory agency is required in connection with such purchase, Commercial and the Bank shall promptly file the required notice or application for approval and expeditiously process the same, and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which the last required notification period has expired or been terminated or such approvals have been obtained and any requisite waiting periods shall have passed.

     The Stock Option Agreement further provides that upon the occurrence of a subsequent triggering event prior to termination of the Stock Option Agreement, Commercial may request that Conservative repurchase the option at a price equal to (i) the amount by which (a) the "market/offer price" exceeds (b) the option price, multiplied by the number of shares for which the option may be exercised plus (ii) Commercial's out-of-pocket expenses, not to exceed $500,000, incurred in connection with the transactions contemplated by the Merger Agreement. For purposes of the Stock Option Agreement, "market/offer price" means the highest of (i) the price per share of Conservative Common Stock at which a tender offer or exchange offer therefor has been made; (ii) the price per share of Conservative Common Stock to be paid by any third party pursuant to an agreement with Conservative; (iii) the highest closing price for shares of Conservative Common Stock within the six-month period immediately preceding the date Commercial gives notice of the required repurchase of the option; or (iv) in the event of a sale of all or substantially all of Conservative's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Conservative as determined by a nationally recognized investment banking firm, divided by the number of shares of Conservative Common Stock outstanding at the time of such sale. The Stock Option Agreement also requires the repurchase by Conservative of shares that have been exercised under the Stock Option Agreement at the request of Commercial at a price equal to the sum of (i) the market/offer price multiplied by the number of shares that were requested to be repurchased and (ii) Commercial's out-of-pocket expenses.

     The option shall expire and terminate, to the extent not previously exercised, upon the earlier of (i) the Acquisition Merger Effective Time; (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an initial triggering event; or (iii) the passage of twelve months after termination of the Merger Agreement if such termination follows or occurs at the same time as the occurrence of an initial triggering event.

     The Stock Option Agreement is attached as Annex C hereto, and the description herein of the Stock Option Agreement is qualified in its entirety by reference to the Stock Option Agreement.

Required Regulatory Approvals
-----------------------------

     The Merger is subject to the approval of the OTS. Commercial has filed an application with the OTS for approval of the Merger. As of the date of this Prospectus/Proxy Statement, the approval of the OTS has not been received. There can be no assurance as to the timing of such approval, if given, or as to the conditions, if any, on which approval will be given. In addition, the approval, if and when granted, may contain conditions which Commercial may find unduly burdensome. When such approval is received, material changes to the Merger

Agreement, material conditions, or other changes of a material nature may be imposed by regulatory authorities in connection therewith which could require a resolicitation of Conservative's stockholders for approval. Following OTS approval of the Merger, the U.S. Department of Justice may review the Merger and raise objections on antitrust grounds, though objections on such grounds are not expected. If the required regulatory approvals are not obtained, the Merger Agreement will be terminated, and the Merger will not occur.

Expenses

     Pursuant to the Merger Agreement, each of the parties shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated thereunder.

     Notwithstanding the above, Conservative and Conservative Savings shall reimburse Commercial for all reasonable out-of-pocket expenses, not to exceed $500,000, actually incurred by Commercial or any Commercial subsidiary in connection with entering into the Merger Agreement and the Stock Option Agreement and carrying out any or all of the acts contemplated thereby if the Merger Agreement is terminated under circumstances in which the Board of Directors of Conservative does not publicly recommend in this Prospectus/Proxy Statement that Conservative's stockholders approve and adopt the Merger Agreement, or if after recommending in this Prospectus/Proxy Statement that stockholders approve and adopt the Merger Agreement, the Board of Directors of Conservative withdraws, modifies or amends such recommendation in any respect materially adverse to Commercial.

Closing; Merger Effective Times

     As promptly as practicable following the satisfaction or waiver of all conditions of the Merger Agreement, a closing shall take place at which the parties thereto will exchange documents required by the Merger Agreement. Immediately following the closing, and on the same day if practicable, the Acquisition Merger shall become effective at the time and date the Nebraska articles of merger are filed with the appropriate authorities in Nebraska. Following the Acquisition Merger, the Bank Merger shall become effective at the time the articles of combination for such merger are endorsed by the OTS.

Employee Benefit Plans after the Merger

     To the extent permitted by applicable law, the employees of Conservative and Conservative Savings who become employees of Commercial and/or the Bank shall be entitled to participate in all benefit plans sponsored by Commercial or the Bank to the same extent as other similarly situated employees of Commercial and the Bank, and Commercial shall honor accrued vacation leave for the employees of Conservative and Conservative Savings.

Interests of Certain Persons in the Merger

     Conservative Stock Options. The following table sets forth as of the Record Date information regarding outstanding options under Conservative's Option Plan held by directors and executive officers of Conservative Savings. Immediately prior to the Acquisition Merger Effective Time, each holder of an option outstanding under Conservative's Option Plan, whether or not the option is then exercisable, will receive in cancellation of such option per share of Conservative Common Stock subject to such option a cash payment in an amount equal to the sum of (i) $6.34 and (ii) the product of the Exchange Ratio and the Average Closing Price, less (iii) the exercise price of such option.

                                                                            Amount of Cash to
                                                                            be Received Upon
                                                                              Consummation
                                                      Outstanding             of the Merger
                       Principal Position             Stock Option          for Cancellation
Name               with Conservative Savings           Shares (1)           of Stock Options
----               -------------------------          ------------          ----------------
Robert P. DeLay   President and Chief Executive           39,532
                  Officer

Gene F. Uher      Executive Vice President, Chief         22,466
                  Operating Officer and Chief
                  Lending Officer

Craig S. Allen    Senior Vice President, Chief            22,466
                  Financial Officer and Secretary-
                  Treasurer

Gary W. Klein     Vice President and Controller            6,800

Gary G. Otteman   Vice President -- Real Estate            6,800
                  Operations

Total                                                                        $

--------------------
(1) Includes 7,640, 5,120, 5,120, 2,720 and 2,720 unvested options held by Messrs. DeLay, Allen, Uher, Klein and Otteman, respectively, that will vest as a result of consummation of the Merger.

     Severance Benefits. Employees of Conservative Savings who are not offered a similar position with the Bank upon consummation of the Merger, or who have worked for the Bank through an assigned transition period and are not offered similar employment with the Bank, will receive severance benefits of one week's salary per credited year of service with Conservative Savings, up to a maximum of twelve weeks salary. Severance benefits will not be paid to (i) employees who are offered a position with the Bank and accept such offer; (ii) employees who refuse a similar position with the Bank at comparable compensation and employment location; (iii) employees who are terminated for cause; and (iv) employees who voluntarily terminate before termination by the Bank at any time after the Merger Agreement was executed.

     In addition, three executive officers of Conservative, Messrs. Robert P. DeLay, Gene F. Uher, Executive Vice President and Chief Operating Officer of Conservative and Conservative Savings and Craig S. Allen, Senior Vice President and Chief Financial Officer of Conservative and Conservative Savings, are parties to employment agreements with Conservative that provide for severance payments upon the occurrence of certain events, including termination of their respective employment under such agreements following a change in control of Conservative. It is currently anticipated that as a result of the Merger, the three executive officers will become entitled to severance payments under their current employment agreements with Conservative. In such event, Messrs. DeLay, Uher and Allen will be entitled to payments under their employment agreements in the approximate amounts of $533,500, $100,000 and $88,400, respectively.

     In addition to his employment agreement, Conservative entered into a Supplemental Executive Retirement Agreement ("SERA") with Mr. DeLay. The SERA benefit is only payable in the event of a change in control of Conservative and Mr. DeLay's termination of employment. The amount of the payment under the SERA upon termination of employment is equal to the difference between $2,500 per month and the monthly benefit provided under Conservative Savings' pension plan at Mr. DeLay's normal retirement date of age 65. The estimated cost of funding the increased benefit, if it becomes payable in 1995 in connection with the Merger and Conservative elects to purchase a single premium annuity to fund the increased benefit, would be approximately $208,000.

     Consulting Agreement. In addition, Commercial has entered into a consulting agreement with Mr. Robert P. DeLay commencing at the Acquisition Merger Effective Time and continuing for a period of three years. Under this Agreement, Mr. DeLay will be required to provide assistance in the post-Merger transition period and to render consulting, advisory and other services regarding business development and general banking matters in the Omaha, Nebraska area. Under the consulting agreement, Mr. DeLay will receive approximately $75,000 per year and will hold the office of Vice President of the Bank through December 31, 1996.

Indemnification of Conservative Management

     Indemnification of Conservative Management. Pursuant to the Merger Agreement, Commercial has agreed that for a period of three years following the Acquisition Merger Effective Time, the Merger will not affect or diminish any of Conservative's duties and obligations of indemnification existing as of the Acquisition Merger Effective Time in favor of employees, agents, directors or officers of Conservative or any of its subsidiaries arising by virtue of Conservative's articles of incorporation or bylaws in the form in effect at the date of the Merger Agreement or arising by operation of law. Commercial will cause the persons serving as officers and directors of Conservative immediately prior to the Acquisition Merger Effective Time to be covered for a period of 18 months from the Acquisition Merger Effective Time by the directors' and officers' liability insurance policy maintained by Conservative (provided that Commercial may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not materially less advantageous than such policy) with respect to acts or omissions occurring prior to the Acquisition Merger Effective Time which were committed by such officers and directors in their capacity as such; however, in no event will Commercial be required to expend more than 150% of the amount currently expended by Conservative on an annual basis to maintain or procure insurance coverage for such 18 month period pursuant to the Merger Agreement.

Federal Income Tax Consequences

     Commercial and Conservative have not sought a ruling from the IRS concerning the federal income tax consequences of the Merger. Instead, Commercial and Conservative will rely upon an opinion of Deloitte & Touche LLP, tax advisor to Commercial, to the following effect:

     . the Acquisition Merger should qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code. Conservative and Commercial should each be a "party to a reorganization" within the meaning of Section 368(b) of the Code.

     . Conservative should recognize no gain or loss on the transfer of its assets to Commercial in exchange for the Commercial Common Stock, cash and the assumption of its liabilities by Commercial, by reason of the application of Sections 361(a), 361(b) and 357(a) of the Code.

     . no gain or loss should be recognized by Conservative upon the distribution of the Commercial Common Stock to the Conservative stockholders, by reason of the application of Section 361(c)(1) of the Code.

     . no gain or loss should be recognized by Commercial on the receipt of Conservative's assets in exchange for Commercial Common Stock, and the assumption by Commercial of Conservative's liabilities, by reason of the application of Section 1032(a) of the Code.

     . the basis of the assets of Conservative in the hands of Commercial should be the same as the basis of such assets in the hands of Conservative immediately prior to the Merger, by reason of the application of Section 362(b) of the Code.

     . the holding period of the property acquired by Commercial from Conservative should include the holding period of such property in the hands of Conservative immediately prior to the Merger, by reason of the application of Section 1223(2) of the Code.

     . the gain, if any, to be realized by a Conservative stockholder who receives Commercial Common Stock (including fractional share interests a Conservative stockholder would otherwise be entitled to receive) and cash in exchange for Conservative stock should be recognized, but not in excess of the amount of cash received. If the exchange has the effect of the distribution of a dividend (determined with application of Code Section 318(a)), then the amount of gain recognized that is not in excess of each stockholder's ratable share of undistributed earnings and profits should be treated as a dividend. The determination of whether the exchange has the effect of the distribution of a dividend should be made on a stockholder-by-stockholder basis. No loss should be recognized on the exchange. Sections 356(a) and 356(c) of the Code. Each Conservative stockholder should contact his own income tax advisor with respect to the application of Section 356(a) of the Code.

     . the basis of the Commercial Common Stock (including fractional share interests a Conservative stockholder would otherwise be entitled to receive) to be received by a Conservative stockholder who exchanges Conservative Common Stock and Preferred Stock for Commercial Common Stock and cash should be the same as the basis of the Conservative Common Stock and Preferred Stock surrendered in the Merger, decreased by the amount of cash received, and increased by the amount that is treated as a dividend (if any), and by the amount of gain recognized on the exchange (not including any portion of that gain that was treated as a dividend). Section 358(a)(1) and 358(b)(1) of the Code.

     . the holding period of the Commercial Common Stock (including fractional share interests that they would otherwise be entitled to receive) to be received by Conservative stockholders should, in each instance, include the holding period of the Conservative shares surrendered in the exchange, provided Conservative stock was held as a capital asset on the date of the exchange, by reason of the application of Code Section 1223(1).

     . Commercial as the survivor should succeed to and take into account as of the close of the day of the distribution or transfer the items of Conservative described in Code Section 381(c), subject to the conditions and limitations specified in Code Sections 381(b) and 381(c), by reason of the application of Code Section 381(a)(2).

     . as provided in Code Section 381(c)(2) and Regulation Section 1.381(c)(2)-1, Commercial as the survivor should succeed to and take into account the earnings and profits, or deficit in earnings and profits, of Conservative as of the date or dates of transfer. Any deficit in earnings and profits of either Commercial or Conservative should be used only to offset earnings and profits accumulated after the date or dates of transfer.

     . cash received by a stockholder of Conservative otherwise entitled to receive a fractional share of Commercial Common Stock in exchange for his Conservative stock should be treated as if the fractional shares were distributed as part of the exchange and then were redeemed by Commercial. These cash payments should be treated as having been received as distributions in full payment in exchange for the stock redeemed as provided in Code Section 302(a). This receipt of cash should result in gain or loss measured by the difference between the basis of such fractional share interest and the cash received. Such gain or loss should be capital gain or loss to the former Conservative stockholder, provided the Conservative stock was a capital asset in such former stockholder's hands and as such, will be subject to the provisions and limitations of Subchapter P of Chapter 1 (Rev. Rul. 66-365 and Rev. Rul. 77-41).

Unlike a ruling from the IRS, the opinion of Deloitte & Touche LLP has no binding effect on the IRS. The opinion of Deloitte & Touche LLP is filed with the Commission as an exhibit to Commercial's registration statement on Form S-4 of which this Prospectus/Proxy Statement is a part. See " -- Additional Information."

     Cash payments made to the holders of Conservative Common Stock and Conservative Preferred Stock upon the exchange thereof in connection with the Acquisition Merger (other than certain exempt entities and persons) will be subject to a 31.0% backup withholding tax under federal income tax law unless certain requirements are met. Generally, Commercial will be required to deduct and withhold the tax if (i) the stockholder fails to furnish a taxpayer identification number ("TIN") or fails to certify under penalty of perjury that such TIN is correct, (ii) the IRS notifies Commercial that the TIN furnished by the stockholder is incorrect, (iii) the IRS notifies Commercial that the stockholder has failed to report interest, dividends or original issue discount in the past, or (iv) there has been a failure by the stockholder to certify under penalty of perjury that such stockholder is not subject to the 31.0% backup withholding tax. Any amounts withheld in collection of the 31.0% backup withholding tax will reduce the federal income tax liability of the stockholders from whom such tax was withheld. The TIN of an individual stockholder is that stockholder's Social Security number.

     THE FOREGOING CONSTITUTES ONLY A GENERAL DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER, WITHOUT CONSIDERATION OF THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH CONSERVATIVE STOCKHOLDER'S SITUATION. EACH CONSERVATIVE STOCKHOLDER IS ENCOURAGED TO CONSULT HIS OR HER OWN TAX AND FINANCIAL ADVISORS AS TO PARTICULAR FACTS AND CIRCUMSTANCES WHICH MAY BE UNIQUE TO SUCH STOCKHOLDER AND NOT COMMON TO STOCKHOLDERS AS A WHOLE AND ALSO AS TO ANY ESTATE, GIFT, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES ARISING OUT OF THE MERGER AND/OR ANY SALE THEREAFTER OF COMMERCIAL COMMON STOCK RECEIVED IN THE MERGER.

Accounting Treatment

     The Merger will be accounted for under the purchase method of accounting in accordance with generally accepted accounting principles, resulting in adjustments to the carrying value of Conservative's assets and liabilities to reflect their respective fair values at the date of the Acquisition Merger.

Resale of Commercial Common Stock; Restrictions on Transfer

     The shares of Commercial Common Stock to be issued in the Acquisition Merger will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares issued to any stockholder who may be deemed to be an "affiliate" of Conservative or Commercial for purposes of Rule 145 under the Securities Act (generally, individuals or entities that control, are controlled by or are under common control with Conservative or Commercial). Affiliates may not sell their shares of Commercial Common Stock acquired in connection with the Acquisition Merger except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act.

     Conservative has agreed in the Merger Agreement to use its best efforts to cause each director, executive officer and other person who is an affiliate (for purposes of Rule 145) of Conservative to deliver to Commercial a written agreement intended to ensure compliance with the Securities Act.

New York Stock Exchange Listing

     Commercial Common Stock is traded on the NYSE under the symbol "CFB". It is expected that Commercial Common Stock will continue to be quoted on the NYSE under the symbol "CFB" following the Merger.

Vote Required

     The affirmative vote of at least two-thirds of the outstanding Conservative Common Stock and at least two-thirds of the outstanding Conservative Preferred Stock voting separately as a class, in addition to two-thirds of the total outstanding shares, is required for Conservative's stockholders to approve the Merger Agreement and the Acquisition Merger. Each share of Conservative Common Stock and Conservative Preferred Stock outstanding at the close of business on the record date for the Special Meeting, __________ ___, 1995, is entitled to one vote on each matter to be considered at such meeting. Conservative's directors and executive officers, and their affiliates, are expected to vote substantially all of the _____ shares, or ___%, of Conservative's outstanding Common Stock (excluding stock options) and all of the _____ shares, or ___%, of Conservative's outstanding Preferred Stock, beneficially owned by them as of the Record Date for approval of the Acquisition Merger and the Merger Agreement.

         UNAUDITED HISTORICAL PRO FORMA COMBINED FINANCIAL INFORMATION

Unaudited Historical Pro Forma Combined Statement of Financial Condition

     The following unaudited historical pro forma combined statement of financial condition for Commercial has been prepared based on the historical consolidated statements of financial condition of Commercial and Conservative as of June 30, 1995 giving effect to the Merger accounted for as a purchase. Pro forma adjustments, and the assumptions on which they are based, are described in the accompanying notes to the unaudited historical pro forma combined financial statements. This unaudited historical pro forma combined statement for the Merger is based on the conversion of each outstanding share of Conservative Common Stock and Preferred Stock into shares of Commercial Common Stock in accordance with the terms of the Merger Agreement, see "The Merger -- Conversion of Conservative Common Stock and Conservative Preferred Stock." The pending acquisition refers to and includes the historical results and pro forma adjustments to effect the acquisition of Railroad accounted for as a pooling of interests as described in the accompanying notes. Such acquisition of Railroad was consummated on October 2, 1995.

     The unaudited historical pro forma combined statement of financial condition should be read in conjunction with the historical consolidated financial statements and notes thereto incorporated by reference herein. The unaudited historical pro forma combined statement of financial condition presented on the following page does not include any expected cost savings as a result of the merger of the companies, does not reflect nonrecurring merger transaction costs, nor does it reflect any purchase accounting adjustments other than those described in the accompanying notes, and is not necessarily indicative of the actual financial position that would have occurred had the merger of the companies been consummated on June 30, 1995 or that may be obtained in the future.

UNAUDITED HISTORICAL PRO FORMA COMBINED STATEMENT OF FINANCIAL CONDITION AT JUNE 30, 1995

                                                                                Pro Forma     Pending    Pro Forma
                                            Historical          Pro Forma     Commercial and Acquisition Adjustments      Pro Forma
                                       Commercial Conservative Adjustments     Conservative  (Railroad)  (Railroad)       Combined
                                       ---------- ------------ -----------    -------------- ----------  ----------       --------
                                                                              (In thousands)
Assets:
 Cash................................  $   29,330     $  5,463    $(19,047)(1)   $   15,746    $  5,815       $  --      $   21,561
 Investment securities available for
  sale...............................          --       21,972          --           21,972       2,988          --          24,960
 Mortgage-backed securities available
  for sale...........................      10,322       14,700          --           25,022      26,652          --          51,674
 Loans held for sale.................      36,382        1,174          27 (2)       37,583      77,003          --         114,586
 Investment securities held to
  maturity...........................     294,237       15,471        (111)(2)      309,597       3,256          --         312,853
 Mortgage-backed securities held to
  maturity...........................   1,321,461      139,898         216 (2)    1,461,575       6,472          --       1,468,047
 Loans receivable, net...............   3,955,256      161,227       4,977 (2)    4,121,460     472,051          --       4,593,511
 Federal Home Loan Bank stock........      97,110        8,025          --          105,135       6,538          --         111,673
 Interest receivable, net............      38,761        2,551          --           41,312       3,450          --          44,762
 Real estate.........................      16,385          147          --           16,532         401          --          16,933
 Premises and equipment..............      62,716        5,380          --           68,096       4,488          --          72,584
 Prepaid expenses and other assets...      58,636        3,649          --           62,285       2,606          --          64,891
 Goodwill and core value of deposits,      33,712        3,718      (3,718)(2)       39,359       3,551          --          42,910
  net of accumulated amortization....                                5,647 (2)
                                       ----------     --------    --------       ----------    --------       -----      ----------
 Total Assets........................  $5,954,308     $383,375    $(12,009)      $6,325,674    $615,271       $  --      $6,940,945
                                       ==========     ========    ========       ==========    ========       =====      ==========

Liabilities and Stockholders' Equity:
Liabilities:
 Deposits............................  $3,591,175     $198,060    $    368 (2)   $3,789,603    $420,148       $  --      $4,209,751
 Advances from Federal Home Loan
  Bank...............................   1,656,602      145,600         (12)(2)    1,802,190     130,750          --       1,932,940
 Securities sold under agreements to
  repurchase.........................     195,755           --          --          195,755      12,618          --         208,373
 Other borrowings....................      55,403           --          --           55,403       9,900          --          65,303
 Interest payable....................      22,703        2,078          --           24,781       1,586          --          26,367
 Other liabilities...................     123,169        2,864      (3,640)(2)      122,393      12,156          --         134,549
                                       ----------     --------    --------       ----------    --------       -----      ----------
 Total liabilities...................   5,644,807      348,602      (3,284)       5,990,125     587,158          --       6,577,283
                                       ----------     --------    --------       ----------    --------       -----      ----------

Commitments and Contingencies........          --           --          --               --          --          --              --
                                       ----------     --------    --------       ----------    --------       -----      ----------

Stockholders' Equity:
 Preferred stock.....................          --            5          (5)(3)           --          --          --              --
 Common stock........................         129           18         (18)(3)          136         221        (221)  (5)       150
                                                                         7 (4)                                   14   (5)
 Additional paid-in capital..........     139,728       21,174     (21,174)(3)      165,769       7,318        (502)  (5)   172,571
                                                                    26,041 (4)                                  (14)  (5)
 Unrealized holding gain (loss) on
  securities available for sale, net.          79       (4,078)      4,078 (3)           79           7          --              86
 Retained earnings,
  substantially restricted...........     169,565       17,654     (17,654)(3)      169,565      21,290          --         190,855
                                       ----------     --------    --------       ----------    --------       -----      ----------
                                          309,501       34,773      (8,725)         335,549      28,836        (723)        363,662
 Less: Treasury stock, at cost.......          --           --          --               --        (723)        723   (5)        --
                                       ----------     --------    --------       ----------    --------       -----      ----------
 Total stockholders' equity..........     309,501       34,773      (8,725)         335,549      28,113          --         363,662
                                       ----------     --------    --------       ----------    --------       -----      ----------

Total Liabilities and Stockholders'
 Equity..............................  $5,954,308     $383,375    $(12,009)      $6,325,674    $615,271       $  --      $6,940,945
                                       ==========     ========    ========       ==========    ========       =====      ==========

                         (Footnotes on following page)

--------------------
(1) Represents the cash portion to be paid on the purchase of Conservative's Common Stock and Preferred Stock:

       Common stock     -   $ 6.34  x  1,846,005 shares.................  $11,704,000
       Preferred stock  -   $14.33  x    460,000 shares.................    6,592,000
       Consideration for cancellation of Conservative stock options.....      751,000
                                                                          -----------
       Total cash payment...............................................  $19,047,000
                                                                          ===========

(2) The acquisition of Conservative will be accounted for as a purchase. These pro forma adjustments represent the estimated fair value of Conservative's related assets and liabilities. The excess of the purchase price over the fair value of the net assets acquired on a pro forma basis totaled $5,647,000 of which all is allocated to core value of deposits for these unaudited historical pro forma combined financial statements. Nonrecurring expenses estimated to approximate $1.8 million associated with this transaction are not included in the unaudited historical pro forma combined statement of financial condition.

(3) Represents the surrender, cancellation and exchange of Conservative's outstanding preferred stock ($.01 par value) totaling 460,000 shares and common stock ($.01 par value) totaling 1,846,005 shares as well as the elimination of Conservative's equity accounts since this transaction will be accounted for as a purchase.

(4) Represents the exchange of .2525 shares of Commercial Common Stock for Conservative's Preferred Stock and Common Stock as follows:

                                    Shares of       Value of     Par Value($.01)
                                    Commercial     Commercial     of Commercial    Additional
                                   Common Stock   Common Stock    Common Stock   Paid-in Capital
                                   ------------   ------------    ------------   ---------------
Common Stock:
 1,846,005 shares x .2525........    466,116      $16,663,647        $4,661        $16,658,986
Preferred Stock:
 460,000 shares x .2525 x 2.26...    262,499        9,384,339         2,625          9,381,714
                                     -------      -----------        ------        -----------
Total............................    728,615      $26,047,986        $7,286        $26,040,700
                                     =======      ===========        ======        ===========

     Such exchange ratio is based on the assumption that the Average Closing Price (assumed for purposes of pro forma calculations to be $35.75) for Commercial Common Stock would be equal to or greater than $28.00 but equal to or less than $36.00 per share. The product of 2.26 is derived from the terms of the Conservative Preferred Stock. No consideration was given for fractional shares which will be paid in cash.

(5) Represents the tax-free exchange of .6389 shares of Commercial Common Stock for each share of Railroad Common Stock surrendered in connection with this acquisition, resulting in 1,360,377 shares of Commercial Common Stock issued (2,129,249 net outstanding shares of Railroad Common Stock at June 30, 1995 multiplied by the exchange ratio of .6389). No consideration was given for fractional shares in these pro forma adjustments. Fractional shares will be paid in cash. The acquisition of Railroad was completed on October 2, 1995 and will be accounted for as a pooling of interests.

Unaudited Historical Pro Forma Condensed Combined Statement of Operations

     The following unaudited historical pro forma condensed combined statement of operations of Commercial has been prepared based upon the historical results of operations of Commercial and Conservative for the fiscal year ended June 30, 1995 giving effect to the Merger accounted for as a purchase. Pro forma adjustments, and the assumptions on which they are based, are described in the accompanying notes to the unaudited historical pro forma condensed combined statement of operations. The pending acquisition refers to and includes the historical results of Railroad giving effect to such acquisition accounted for as a pooling of interest. The unaudited historical pro forma statement presents the combined revenues and expenses, and pro forma adjustments, of Commercial, Conservative and Railroad as if the companies had been merged as of the beginning of the June 30, 1995 fiscal year. The unaudited historical pro forma condensed combined statement of operations and earnings per share presented on the following page do not include any expected cost savings or the benefits of related synergies as a result of the merger of the companies, do not reflect nonrecurring merger transaction costs, nor do they reflect any purchase accounting adjustments other than those described in the accompanying notes, and are not necessarily indicative of the results that would have occurred if the merger of the companies had occurred as of the beginning of the fiscal year or which may be obtained in the future. The unaudited historical pro forma condensed combined statement of operations should be read in conjunction with the historical consolidated financial statements and notes thereto incorporated by reference herein.

        UNAUDITED HISTORICAL PRO FORMA COMBINED STATEMENT OF OPERATIONS



Year Ended June 30, 1995
-------------------------------------------------------------------------------------------
                                                      Historical           Pro Forma
                                               -------------------------
                                               Commercial   Conservative  Adjustments
                                               -----------  ------------  ------------
(In thousands, except per share data)

Interest income..............................  $   411,929    $   28,116  $    (1,983)  (1)
Interest expense.............................      277,806        17,671         (227)  (1)
                                               -----------    ----------  -----------
Net interest income..........................      134,123        10,445       (1,756)
Provision for loan losses....................        6,033           101           --
                                               -----------    ----------  -----------

Net interest income after provision for loan
 losses......................................      128,090        10,344       (1,756)

Non-interest income..........................       37,597         2,089           --
Non-interest expense.........................      117,420         9,217          661   (1)
                                               -----------    ----------  -----------
Income (loss) before income taxes............       48,267         3,216       (2,417)
Income tax provision (benefit)...............       20,732           723       (1,008)
                                               -----------    ----------  -----------

Net income (loss)............................  $    27,535    $    2,493  $    (1,409)
                                               ===========    ==========  ===========

Net income available to common stockholders..  $    27,535    $    1,794  $    (1,409)
                                               ===========    ==========  ===========

Per share net income (loss) available for
  common stock (2)...........................  $      2.11    $      .96  $      (.10)
                                               ===========    ==========  ===========

Weighted average shares outstanding (2)......   13,023,994     1,862,113   13,756,676
                                               ===========    ==========  ===========

Year Ended June 30, 1995
-------------------------------------------------------------------------------------------
                                                    Pro Forma       Pending
                                                  Commercial and  Acquisition    Pro Forma
                                                   Conservative    (Railroad)    Combined
                                                  --------------  ------------  -----------
(In thousands, except per share data)

Interest income..............................        $   438,062   $   42,439   $   480,501
Interest expense.............................            295,250       26,720       321,970
                                                     -----------   ----------   -----------
Net interest income..........................            142,812       15,719       158,531
Provision for loan losses....................              6,134          375         6,509
                                                     -----------   ----------   -----------

Net interest income after provision for loan
 losses......................................            136,678       15,344       152,022

Non-interest income..........................             39,686        7,469        47,155
Non-interest expense.........................            127,298       16,753       144,051
                                                     -----------   ----------   -----------
Income (loss) before income taxes............             49,066        6,060        55,126
Income tax provision (benefit)...............             20,447        2,414        22,861
                                                     -----------   ----------   -----------

Net income (loss)............................        $    28,619   $    3,646   $    32,265
                                                     ===========   ==========   ===========

Net income available to common stockholders..        $    28,619   $    3,646   $    32,265
                                                     ===========   ==========   ===========

Per share net income (loss) available for
  common stock (2)...........................        $      2.08   $     1.68   $      2.13
                                                     ===========   ==========   ===========

Weighted average shares outstanding (2)......         13,756,676    2,175,000    15,146,283
                                                     ===========   ==========   ===========

                        (Footnotes on following page)

--------------------
(1) The Merger will be accounted for as a purchase. These pro forma adjustments represent the estimated fair value of Conservative's related assets and liabilities. The excess of the purchase price over the fair value of the net assets acquired on a pro forma basis totaled $5,647,000 of which all is allocated to core value of deposits for these unaudited historical pro forma combined financial statements. Net income was reduced for the amortization expense of core value of deposits over a 10-year period; and an adjustment was made to interest income on short-term investments assumed to have been used to fund the purchase of Conservative shares in this transaction. The effect of amortization of the pro forma purchase accounting adjustments for fiscal year 1995 assuming the companies had merged as of the beginning of the fiscal year are as follows:

                                                       Pro Forma
                                                       Adjustment
                                                      ------------
       Interest income:
         Investment securities......................  $    56,000
         Mortgage-backed securities.................     (153,000)
         Loans......................................     (711,000)
                                                      -----------
                                                         (808,000)
       Effect on the outlay of investable cash for
        the purchase of Conservative's shares..        (1,175,000)
                                                      -----------
                                                      $(1,983,000)
                                                      ===========
       Interest expense:
         Deposits...................................  $  (239,000)
         Advances from Federal Home Loan Bank.......       12,000
                                                      -----------
                                                      $  (227,000)
                                                      ===========
       Non-interest expense:
         Amortization of core value of deposits.....  $ 1,129,000
         Reversal of amortization of intangible
         assets recorded on Conservative's
         historical statement of operations.........     (468,000)
                                                      -----------
                                                      $   661,000
                                                      ===========


(2) Per share data available for common stock presented above for the pro forma Commercial and Conservative net income is based upon an Exchange Ratio of .2525 and the issuance of 732,682 weighted average shares of weighted average Commercial Common Stock. Based upon an Exchange Ratio of .2719, the number of weighted average shares of Commercial Common Stock issued would have been 788,975 and the pro forma earnings per share available for common stock for Commercial and Conservative would have been $2.07 per share (compared to $2.08), and for the combined companies would have been $2.12 per share (compared to $2.13). For information regarding adjustment of the Exchange Ratio in the event the Average Closing Price is less than $28.00 but equal to or greater than $26.00 per share, or greater than $36.00 per share as of the Acquisition Merger Effective Time, see "The Merger -- Conversion of Conservative Common Stock and Conservative Preferred Stock."

Unaudited Pro Forma Combined Earnings Per Share Data

     The following table represents selected per share data for Commercial, Conservative and Railroad on a historical and pro forma basis for the fiscal year ended June 30, 1995 as if the companies had been merged as of the beginning of the 1995 fiscal year.

     The Merger will be accounted for as a purchase and pro forma data is derived in accordance with such method. The Conservative pro forma equivalent amounts are presented with respect to each set of pro forma data. Such pro forma equivalent per common share amounts as to net income and book value are computed by multiplying the pro forma amounts for Commercial and Conservative by the Exchange Ratio of .2525, assuming that the Average Closing Price for shares of Commercial Common Stock is $35.75 per share. For information regarding adjustment of the Exchange Ratio in the event the Average Closing Price is less than $28.00 but equal to or greater than $26.00 per share or greater than $36.00 per share as of the Acquisition Merger Effective Time, see "The Merger -- Conversion of Conservative Common Stock and Conservative Preferred Stock." The purpose of the Conservative pro forma equivalent net income and book value per common share amounts is to show what such per share amounts would have equated to for each respective share of Conservative Common Stock had the Merger been consummated as of the beginning of the fiscal year.

     The pending acquisition refers to and includes the historical results of Railroad giving effect to such acquisition accounted for under the pooling of interests method, and pro forma data is derived in accordance with such method.

     Historical information for Commercial and Conservative is derived from the respective consolidated financial statements incorporated by reference herein, and the pro forma combined information is derived from the pro forma financial information elsewhere herein. The pro forma results might not be indicative of the results that would have occurred if the merger of the companies had occurred as of the beginning of the fiscal year or which may be obtained in the future. The information below should be read in conjunction with such historical consolidated financial statements of Commercial and Conservative.

                                                    Year Ended June 30, 1995
                        ---------------------------------------------------------------------------------

                                                      Pro Forma                      Pending
                               Historical            Commercial      Conservative  Acquisition
                        ------------------------  and Conservative    Pro Forma       Railroad   Pro Forma
                        Commercial  Conservative       Combined        Equivalent   Historical   Combined
                        ----------  ------------  -----------------  ------------  -----------  ---------
                                                            (Unaudited)
Per Common Share:
----------------------

Net income(1).........      $ 2.11        $  .96            $ 2.08          $ .53       $ 1.68     $ 2.13
Book value(2).........       23.97         12.23             24.60           6.21        13.20      24.25
Cash dividends(3).....         N/A           .12                --             --          N/A         --

Per Preferred Share:
----------------------

Cash dividends........          --          1.52                --             --           --         --


--------------
(1) Per share net income presented in the above table for pro forma Commercial and Conservative combined is based upon an Exchange Ratio of .2525 and the issuance of 732,682 weighted average shares of Commercial Federal Stock. Based upon an Exchange Ratio of .2719, the number of weighted average shares of Commercial Federal Common Stock issued would have been 788,975 and the pro forma earnings per share for Commercial and Conservative would have been $2.07 per share (compared to $2.08), and for the combined companies would have been $2.12 per share (compared to $2.13). For information regarding adjustment of the Exchange Ratio in the event the Average Closing Price is less than $28.00 but equal to or greater than $26.00 per share or greater than $36.00 per share as of the Acquisition Merger Effective Times, see "The Merger --Conversion of the Conservative Common Stock and Preferred Stock."

                                         (Footnotes continued on following page)

(2) Pro forma Commercial and Conservative combined book value per common share presented in the preceding table is based upon an Exchange Ratio of .2525 and the issuance of 728,615 shares of Commercial Common Stock. Based upon an Exchange Ratio of .2719, the number of shares of Commercial Common Stock issued would have been 784,596 and, based upon that Exchange Ratio, the pro forma Commercial and Conservative combined book value per common share would have been $24.50 (compared to $24.60) and the pro forma combined book value per common share would have been $24.16 (compared to $24.25). For information regarding adjustment of the Exchange Ratio in the event the Average Closing Price is less than $28.00 but equal to or greater than $26.00 per share or greater than $36.00 per share as of the Acquisition Merger Effective Time, see "The Merger -- Conversion of Conservative Common Stock and Conservative Preferred Stock. "

(3) Not applicable as Commercial has never paid a dividend until October 31, 1995 (see "Common Stock Prices and Dividends -- Dividends") and Railroad has not paid a dividend since December 15, 1988.

Unaudited Historical Pro Forma Combined Regulatory Capital

     The following unaudited historical pro forma combined regulatory capital table as of June 30, 1995 presents the tangible, core and risk-based capital compliance of the Bank and Conservative Savings on a historical basis and on an unaudited pro forma combined basis as if the Merger had been consummated for the Bank's fiscal year ended June 30, 1995; and presents the capital compliance of Railroad on a historical basis and all companies on an unaudited pro forma combined basis as if the companies had merged as of June 30, 1995.



                                              Historical                                              Historical
                             -------------------------------------------   Pro Forma Bank and    --------------------
                                     Bank           Conservative Savings  Conservative Savings         Railroad
                             ---------------------  --------------------  ---------------------  --------------------
                                       Percentage            Percentage             Percentage            Percentage
                              Amount    of Assets   Amount    of Assets    Amount    of Assets   Amount    of Assets
                             --------  -----------  -------  -----------  --------  -----------  -------  -----------
(Dollars in thousands)                                                         (Unaudited)
Tangible capital:
  Tangible capital.........  $303,479        5.12%  $35,008        9.09%  $327,833        5.21%  $33,972        5.56%
  Requirement..............    88,849        1.50     5,780        1.50     94,449        1.50     9,168        1.50
                             --------       -----   -------       -----   --------       -----   -------       -----
    Excess.................  $214,630        3.62%  $29,228        7.59%  $233,384        3.71%  $24,804        4.06%
                             ========       =====   =======       =====   ========       =====   =======       =====
Core capital:
  Core capital.............  $324,909        5.47%  $35,008        9.09%  $349,263        5.53%  $33,972        5.56%
  Requirement..............   178,341        3.00    11,560        3.00    189,541        3.00    18,336        3.00
                             --------       -----   -------       -----   --------       -----   -------       -----
    Excess.................  $146,568        2.47%  $23,448        6.09%  $159,722        2.53%  $15,636        2.56%
                             ========       =====   =======       =====   ========       =====   =======       =====
Risk-based capital:
  Risk-based capital.......  $355,733       13.45%  $35,781       22.61%  $380,860       13.57%  $35,923       10.50%
  Requirement..............   211,525        8.00    12,658        8.00    224,543        8.00    27,362        8.00
                             --------       -----   -------       -----   --------       -----   -------       -----
    Excess.................  $144,208        5.45%  $23,123       14.61%  $156,317        5.57%  $ 8,561        2.50%
                             ========       =====   =======       =====   ========       =====   =======       =====
                                     Pro Forma
                                     Combined
                               ---------------------
                                         Percentage
                                Amount    of Assets
                               --------  -----------
(Dollars in thousands)
Tangible capital:
  Tangible capital.........    $361,805        5.24%
  Requirement..............     103,617        1.50
                               --------       -----
    Excess.................    $258,188        3.74%
                               ========       =====
Core capital:
  Core capital.............    $383,235        5.53%
  Requirement..............     207,877        3.00%
                               --------       -----
    Excess.................    $175,358        2.53%
                               ========       =====
Risk-based capital:
  Risk-based capital.......    $416,783       13.24%
  Requirement..............     251,905        8.00
                               --------       -----
    Excess.................    $164,878        5.24%
                               ========       =====

          The Federal Deposit Insurance Corporation Improvement Act of 1991 established five regulatory capital categories: well-capitalized, adequately-capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized; and authorized banking regulatory agencies to take prompt corrective action with respect to institutions in the three undercapitalized categories. These corrective actions become increasingly more stringent as the institution's regulatory capital declines. At June 30, 1995, the Bank and Conservative Savings, on both a historical basis and on an unaudited pro forma combined basis as if the Merger had been consummated for the Bank's fiscal year ended June 30, 1995, as well as all companies including Railroad on an unaudited pro forma combined basis as if the companies had merged as of June 30, 1995, exceeded the minimum requirements for the well-capitalized category as shown in the following table.


                                                          Historical          Pro Forma
                                              ------------------------  ---------------------  Historical
                                                         Conservative         Bank and         -----------  Pro Forma
                                                Bank        Savings     Conservative Savings    Railroad     Combined
                                              ---------  -------------  ---------------------  -----------  ----------
(Dollars in thousands)                                                       (Unaudited)
Tier 1 capital to adjusted total assets:
  Actual capital............................  $324,909        $35,008               $349,263      $33,972    $383,235
  Percentage of adjusted assets.............      5.47%          9.09%                  5.53%        5.56%       5.53%
  Minimum requirements to be classified as
    well-capitalized........................      5.00%          5.00%                  5.00%        5.00%       5.00%

Tier 1 capital to risk-weighted assets:
  Actual capital............................  $324,909        $35,008               $349,263      $33,972    $383,235
  Percentage of risk-weighted assets........     12.29%         22.12%                 12.44%        9.93%      12.17%
  Minimum requirements to be classified as
    well-capitalized........................      6.00%          6.00%                  6.00%        6.00%       6.00%

Total capital to risk-weighted assets:
  Actual capital............................  $355,733        $35,781               $380,860      $35,923    $416,783
  Percentage of risk-weighted assets........     13.45%         22.61%                 13.57%       10.50%      13.24%
  Minimum requirements to be classified as
    well-capitalized........................     10.00%         10.00%                 10.00%       10.00%      10.00%


          The above tables should be read in conjunction with the historical information with respect to the Bank and Conservative Savings in the historical financial statements of Commercial and Conservative incorporated by reference herein.

     BENEFICIAL OWNERSHIP OF CONSERVATIVE COMMON STOCK AND PREFERRED STOCK

          The following tables set forth information as of the Record Date with respect to the shares of Conservative Common Stock and Conservative Preferred Stock beneficially owned by (1) those persons who were beneficial owners of more than 5.0% of Conservative's outstanding shares of Common Stock or Preferred Stock (as obtained from reports regarding such ownership filed by such persons with the Commission), (2) Conservative's directors and certain executive officers, and (3) all directors and executive officers of Conservative as a group.



                             Amount and                  Amount and
                              Nature of                  Nature of
                             Beneficial                  Beneficial   Percent of
                              Ownership     Percent of   Ownership    Shares of
                                 of         Shares of       of        Preferred
Name and Address               Common      Common Stock  Preferred     Stock
of Beneficial Owner           Stock(1)     Outstanding     Stock     Outstanding
-------------------          -----------   ------------  ----------  -----------



--------------------------
(1) Unless otherwise indicated, the named individual has sole voting and investment power over the shares listed.


                                                                Percent of                                Percent of
                                       Shares of Common Stock    Shares of    Shares of Preferred Stock   Shares of
                                       Beneficially Owned at    Common Stock    Beneficially Owned at    Preferred Stock
Name                                                , 1995 (1)  Outstanding                      , 1995   Outstanding
----                                  ------------------------  ------------  -------------------------  ---------------



All Executive Officers and Directors
as a Group (__ persons)                                                                         %

--------------------
(1) Unless otherwise indicated, the named individual has sole voting and investment power over which the shares listed.

             COMMON STOCK AND PREFERRED STOCK PRICES AND DIVIDENDS

Common Stock and Preferred Stock Prices

     The Commercial Common Stock is currently traded on the NYSE under the symbol "CFB." Prior to August 2, 1995, the Commercial Common Stock was quoted on the Nasdaq National Market under the symbol "CFCN." Therefore, any references herein to the closing price of the Commercial Common Stock for the period up to and including August 1, 1995 shall be the closing price as reported on the Nasdaq National Market. The Conservative Common Stock is traded on the Nasdaq National Market and is quoted under the symbol "CONS." The Conservative Preferred Stock is traded on the Small Cap market on the Nasdaq system. The liquidation preference of the Conservative Preferred Stock is $25.00 per share.

     The following table sets forth the comparative market prices of Commercial Common Stock and Conservative Common Stock for the periods indicated, indicated by the high and low closing sales prices for the common stock of each company as reported on the Nasdaq National Market for Conservative and on the Nasdaq National Market for Commercial up to and including August 1, 1995 and as reported on the NYSE thereafter, and the high and low of the bid prices for the Conservative Preferred Stock as quoted on the Small Cap market on the Nasdaq system. Information is presented from the beginning of 1993 to the present (through __________ ___, 1995).


                         Commercial       Conservative     Conservative
                        Common Stock      Common Stock   Preferred Stock
                      -----------------  --------------  ----------------
Quarter Ended           High      Low     High    Low      High     Low
-------------         --------  -------  ------  ------  --------  ------
1993
----

March 31, 1993......   $ 25.125 $ 16.50  $11.00  $ 9.38  $     --  $   --
June 30, 1993.......     27.00    19.25   11.50    9.00     25.50   25.50
September 30, 1993..     27.75    24.125  11.50    9.13     28.00   25.50
December 31, 1993...     26.75    19.25   12.50   10.75     28.75   28.50

1994
----

March 31, 1994......     21.625   17.875  13.00   11.75     31.50   30.50
June 30, 1994.......     25.75    17.875  12.75   11.00     31.00   31.00
September 30, 1994..     27.875   23.75   13.75   11.50     31.50   31.25
December 31, 1994...     24.8125  18.875  12.50   10.25     30.00   30.00

1995
----

March 31, 1995......     24.875  20.375   11.25   10.25     27.50   27.25
June 30, 1995.......     31.25   24.875   11.00    9.50     27.00   26.50
September 30, 1995..     37.00   27.125   14.00    9.75     28.8125 26.00
December 31, 1995
(through _______________)


          On August 14, 1995, the last trading day preceding the public announcement of the execution of the Merger Agreement, the reported closing sale price of Commercial Common Stock was $31.50 per share, the reported closing sale price for Conservative Common Stock was $9.75 per share, and the closing sale price for the Conservative Preferred Stock was $26.25 per share. On __________ ___, 1995, the closing sale price for Commercial Common Stock was $_____ per share, the closing sale price for Conservative Common Stock was $_____ per share, and the closing sale price for the Conservative Preferred Stock was $_____ per share.

Dividends

          On October 4, 1995, Commercial established a policy of paying a regular quarterly cash dividend. Accordingly, on October 4, 1995, Commercial declared an initial quarterly dividend of $.10 per share on the Commercial Common Stock payable on October 31, 1995 to stockholders of record on October 16, 1995. Prior to October 4, 1995, Commercial had never paid dividends. Conservative has paid a quarterly dividend of $0.03 per share of Common Stock since October 1, 1993 and a quarterly dividend of $0.38 per share of Preferred Stock since June 18, 1993. The payment of dividends by Commercial and Conservative is subject to the discretion of each company's Board of Directors and depends on a variety of factors, including each company's operating results and financial condition, regulatory limitations, tax considerations and other factors. Under Nebraska law, dividends may be paid in cash, in property or in shares of capital stock only out of unreserved and unrestricted earned surplus. However, the holders of outstanding shares of Conservative Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors of Conservative, cumulative quarterly cash dividends at the annual rate of $1.52 per share, in preference to and in priority over any dividends with respect to junior stock, such as the Conservative Common Stock.

          At the present time, the only significant independent sources of funds available for the payment of dividends by Commercial are dividends paid by the Bank to Commercial and Commercial's unrestricted liquid assets ($7.0 million at June 30, 1995), and the only significant sources of funds available for the payment of dividends by Conservative are dividends paid by Conservative Savings to Conservative. Under regulations of the OTS, neither the Bank nor Conservative Savings is permitted to pay dividends on its capital stock if its regulatory capital would thereby be reduced below the amount then required for the liquidation account established for the benefit of certain depositors at the time of its conversion to stock form. In addition, the Bank and Conservative Savings are required to give the OTS 30 days' prior notice of any proposed declaration of a dividend to Commercial and Conservative, respectively, and are subject to federal regulations which impose additional limitations on the payment of dividends and other capital distributions (including stock repurchases and cash mergers).


                        COMPARISON OF STOCKHOLDER RIGHTS

          Introduction. Upon consummation of the Merger, holders of Conservative Common Stock and Cumulative Preferred Stock, whose rights are presently governed by Nebraska law and Conservative's articles of incorporation and bylaws, and indirectly by Conservative Savings' charter and bylaws, will become stockholders of Commercial, also a Nebraska corporation. Accordingly, their rights will be governed by Nebraska law and the articles of incorporation and bylaws of Commercial and indirectly by the Bank's charter and bylaws. Certain differences arise from the differences between the articles of incorporation and bylaws of Conservative and the articles of incorporation and bylaws of Commercial and between the charter and bylaws of Conservative Savings and the Bank. The following discussion is not intended to be a complete statement of all differences affecting the rights of stockholders, but summarizes material differences and is qualified in its entirety by reference to the articles of incorporation and bylaws of Commercial and the articles of incorporation and bylaws of Conservative. See "Available Information."

          Issuance of Capital Stock. The articles of incorporation of Commercial authorize the issuance of 25,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share. The articles of incorporation of Conservative authorize the issuance of 10,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share. At August 15, 1995, 12,910,957 and 1,846,005 shares of Commercial Common Stock and Conservative Common Stock, respectively, were issued and outstanding, and 460,000 shares of Conservative Preferred Stock were issued and outstanding. For information regarding the number of shares of Commercial's Common Stock that would have been issued on a pro forma basis upon the consummation of the Acquisition Merger as of that date, see "Unaudited Historical Pro Forma Combined Financial Information." Under Commercial's articles of incorporation and Conservative's articles of incorporation, Commercial and Conservative are authorized to issue additional shares of capital stock up to the amount authorized without stockholder approval.

          Voting Rights. Holders of the Commercial Common Stock and Conservative Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders, other than in the election of directors, where voting rights are cumulative. Holders of the Conservative Preferred Stock have no right to vote for any purpose, other than as may be required by law or to (i) create, authorize or issue or increase the authorized or issued amount of any class or series of equity securities of Conservative (a) ranking prior to the Preferred Stock as to dividend rights or rights upon liquidation, winding up or dissolution or (b) which possess rights which may allow for voting separately as one class with the Preferred Stock other than with respect to the election of directors or (ii) repeal, amend or otherwise change any of the provisions of the articles of incorporation in any manner which adversely affects the powers, preferences, voting power or other rights or privileges of the Preferred Stock. In addition, if at any time the payment of dividends (regardless of whether declared) aggregating an amount at least equal to six full quarterly dividends (whether or not consecutive) on the then outstanding shares of Preferred Stock or any other parity stock which by its terms provides for voting rights similar to those of the Preferred Stock shall be in arrears or in default, then immediately prior to the next annual meeting of stockholders, the number of members of the Board of Directors shall, without further action, be increased by two directors and the holders of the outstanding Preferred Stock together with the holders of the voting parity stock shall have the exclusive right, voting separately as one class, to fill such newly created directorships (the other directors to be elected by the classes or series of stock entitled to vote therefor) at each meeting of stockholders duly held for the purpose of electing directors.

          Liquidation Preference. Neither the Commercial Common Stock nor the Conservative Common Stock has a preference upon liquidation of the respective corporation. The Conservative Preferred Stock is entitled to receive out of the assets of Conservative available for distribution to stockholders, before any distribution of assets shall be made to holders of shares of Common Stock, an amount equal to $25.00 per share, plus an amount equal to all accumulated and unpaid dividends on such shares of Preferred Stock.

          Special Meetings of Stockholders. Commercial's articles of incorporation provide that special meetings of stockholders of Commercial may be called by a majority of the Board of Directors, by the holders of seventy-five percent or more of the shares entitled to vote at such meeting, or by a duly authorized committee of the Board of Directors. Special meetings of the holders of Conservative's stock may be called by the President of Conservative, by a majority of the Board of Directors, or by the holders of ten percent (10%) or more of the shares of Conservative entitled to vote at such meeting.

          Number and Term of Directors.   Commercial's Board of Directors
consists of nine persons, divided into three classes. Under the terms of Commercial's articles of incorporation, the number of directors may only be changed by the affirmative vote of not less than 75.0% of all outstanding shares of stock of the corporation entitled to vote generally, other than in the election of directors, and the affirmative vote of the holders of not less than a majority of the outstanding shares of stock of the corporation entitled to vote generally, other than in the election of directors and other than "Principal Stockholders" (as defined in the articles of incorporation). Conservative's Board of Directors consists of seven persons, divided into three classes in nearly equal number as possible. The authorized number of Directors of Conservative may only be changed by an amendment to the bylaws, which requires Board action or action by a majority vote of stockholders entitled to vote at a meeting at which a quorum is present.

          Advance Notice Requirements for Nominations of Directors and Presentation of New Business at Annual Meeting of Stockholders. Commercial's bylaws provide that any new business to be taken up at an annual meeting shall be made in writing and filed with the Secretary of Commercial at least twenty days before the date of the annual meeting. Conservative's bylaws provide that nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of stockholders may be made by any stockholder of Conservative. In order to make any such nomination or proposal, a stockholder must give notice in writing, delivered or mailed to the Secretary of Conservative, not less than twenty days prior to such meeting, together with certain information relating to the nomination or proposal.

          Approval of Mergers, Consolidations, Sale of Substantially All Assets and Dissolutions. Commercial's articles of incorporation require that any merger, reorganization, or consolidation, or any sale, lease, exchange, mortgage, pledge, transfer, or other disposition of at least 25% of the fair market value of the total assets of Commercial with any affiliate or any person who beneficially owns in the aggregate 20% or more of the outstanding shares of voting stock of Commercial must first be approved by the affirmative vote of the holders of not less than 75% of the outstanding shares of voting stock and the affirmative vote of the holders of not less than a majority of the outstanding shares of voting stock held by shareholders other than a principal shareholder (a person who owns at least 20% of the outstanding shares of Commercial's voting stock). Commercial's articles of incorporation also require that certain fair price criteria designed to ensure that Commercial's stockholders receive a fair price for their shares in a business combination be met, unless a business combination is first approved by three-quarters of the board of directors who were directors prior to the time the person became a principal shareholder. Conservative's articles of incorporation do not contain any approval requirements for mergers or similar corporate action, other than those imposed by Nebraska law generally.

          Limitations on Directors' Liability. The Nebraska Business Corporation Act does not expressly limit or eliminate the liability of directors. However, both Conservative's and Commercial's articles of incorporation provide that an "outside director" shall not be personally liable to the respective corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director and authorizes the respective corporation to indemnify such outside director against monetary damages for such breach to the full extent permitted by law. This provision does not limit
                                                                 ---
liability for (i) any act or omission not in good faith which involves intentional misconduct or a knowing violation of law, (ii) any transaction from which the outside director derived an improper direct or indirect financial benefit, (iii) paying a dividend or approving a stock repurchase in violation of the Nebraska Business Corporation Act or (iv) any act or omission which violates a declaratory or injunctive order obtained by the respective corporation or its stockholders. "Outside director" is defined as any member of the Board of Directors who is not an officer or a person who may control the conduct of the respective corporation through management agreements, voting trusts, directorships in related corporations or any other device or relationship.
There is no similar provision in either Conservative's or Commercial's articles of incorporation which limits the liability of directors who are not "outside directors."

          Amendment of articles of incorporation, certificate of incorporation
and bylaws.   Commercial's articles of incorporation may be amended upon the approval of two-thirds of Commercial's shareholders. However, the affirmative vote of 75% of all outstanding shares of the corporation entitled to vote generally, other than in the election of directors, and the affirmative vote of the holders of not less than a majority of outstanding shares entitled to vote generally, other than in the election of directors other than "principal shareholders" (as defined in Commercial's articles) are required to alter or amend certain provisions in the articles, including provisions which: (i) require that there be nine directors; (ii) classify the board into three classes with staggered terms; (iii) provide that a director may only be removed upon the affirmative vote of 75% of the shares entitled to vote; (iv) allow the board of directors to fill vacancies on the board; (v) require a supermajority vote to approve certain business combinations with a 20% or greater stockholder; (vi) mandate that certain business combinations comply with the fair price provisions contained in the articles; (vii) permit the stockholders to amend Commercial's bylaws only upon the affirmative vote of 75% or more of the shares entitled to vote. Commercial's bylaws may be amended either by the board of directors or by the affirmative vote of 75% of the outstanding shares of Commercial's stock. Conservative's articles of incorporation do not contain limitations on amendment. As such, Conservative's articles of incorporation may be amended only in accordance with Nebraska law, which requires the Board of Directors to adopt a resolution setting forth the proposed amendment, which must then be approved by a two-thirds vote of the stockholders entitled to vote on the proposed amendment.

          Rights Plan. On December 19, 1988, the Board of Directors of Commercial adopted a Shareholder Rights Plan (the "Rights Plan") and declared a distribution of stock purchase rights (the "Rights") payable to shareholders of record on December 30, 1988. The Rights consist of primary rights (the "Primary Rights"), which generally entitle the holders thereof to purchase shares of Commercial Common Stock at 20% of the market price of such shares in the event any person acquires an interest in 15% or more of Commercial's outstanding shares of common stock without complying with a procedure intended to ensure fair treatment of all shareholders of Commercial, and secondary rights (the "Secondary Rights"), which generally entitle the holders thereof to purchase shares of Series A Junior Participating Cumulative Preferred Stock of Commercial (the "Preferred Shares") in the event a person acquires an interest in 25% or more of the outstanding shares of Commercial Common Stock without complying with such procedural requirements. The December 30, 1988 distribution consisted of one Primary Right and One Secondary Right for each share of Commercial Common Stock outstanding on that date and, subject to adjustment under certain circumstances, unless the Rights expire or are earlier redeemed, one Primary Right and one Secondary Right shall be issued with each share of Commercial Common Stock issued following December 30, 1988 until the Rights become exercisable under the terms of the Rights Plan.

          The Primary Rights will become exercisable, subject to extension, 10 business days following a public announcement that any person (other than certain entities who beneficially owned more than 15% of Commercial's outstanding common stock as of the date of adoption of the Rights Plan and certain persons who acquire their shares directly from Commercial) has acquired, or has obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of common stock and has not complied with the procedural requirements set forth in the Rights Plan (such person being referred to as a "15% Person"). Secondary Rights will become exercisable upon the earlier of (i) one business day following a public announcement that any person (other than Commercial or certain related entities) has acquired, or has obtained the right to acquire, beneficial ownership of 25% or more of the outstanding shares of Commercial's common stock, provided that such acquisition is not deemed a "Fair Offer," as described in the Rights Plan (such person being known as a "25% Person"), or (ii) one business day following the commencement of a tender offer, other than a Fair Offer, or exchange offer, the consummation of which would result in the beneficial ownership of 25% or more of the outstanding shares of Commercial's common stock by any person other than Commercial or certain related entities. A public announcement for this purpose shall be made by Commercial or, as the case may be, by a 15% Person or a 25% Person.

          The number of shares which may be purchased upon exercise of each Primary Right is determined by dividing (i) that number of shares which equals 50% of the outstanding shares of Commercial Common Stock, as of the date a person became a 15% Person, by (ii) the number of Primary Rights outstanding, exclusive of Primary Rights beneficially owned by the 15% Person, which shall become void. The per share exercise price of shares issued upon the exercise of a Primary Right is 20% of the market price of such shares as of the date the 15% Person became a 15% Person.

          Unless the Secondary Rights are earlier redeemed, in the event a person becomes a 25% Person, each holder of a Secondary Right (other than Secondary Rights beneficially owned by such 25% Person, which will thereafter become void) will have the Right to purchase one-hundredth of a share of Preferred Shares at a price of $42.00 per one-hundredth of a share. Unless the Secondary Rights are earlier redeemed, in the event that (i) Commercial is the surviving corporation in a merger with a 25% Person and Commercial Common Stock is not changed or exchanged in such merger, (ii) a 25% Person engages in one of a number of "self dealing" transactions, including certain preferential sales, transfers or exchanges of Commercial assets or securities, (iii) during such time as there is a 25% Person, there shall be any reclassification of securities or recapitalization of Commercial or any merger or consolidation of Commercial with any of its subsidiaries or any other transaction or series of transactions which has the effect of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities or of securities exercisable for or convertible into securities of Commercial or any of its subsidiaries which is beneficially owned by a 25% Person, or (iv) a person (other than Commercial or certain related entities) becomes the beneficial owner of 25% or more of the outstanding shares of Commercial's common stock (other than pursuant to certain transactions set forth in the Rights Plan), then each holder of a Secondary Right will have the right to receive, upon exercise and payment of the Secondary Right exercise price, Commercial Common Stock having a value equal to two times the then current Secondary Right exercise price.

          In the event Commercial is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earnings power is sold, each holder of a Secondary Right will thereafter have the right to receive, upon the exercise and payment of the Secondary Right exercise price, that number of shares of common stock of the acquiring company which at the time of such transaction has a value equal to two times the then current Secondary Right exercise price.

          A majority of the independent directors of Commercial may authorize the redemption of either or both of the Primary or Secondary Rights at a price of $.01 per Right at any time prior to the close of business on the tenth business day, subject to extension, following the date of a public announcement that any person has become a 15% Person, other than pursuant to certain cash tender offers described in the Rights Plan, and at any time prior to the public announcement that any person has become a 25% Person, other than pursuant to such a cash tender offer. Commercial's right of redemption with respect to the Secondary Rights will be reinstated if each 25% Person reduces its beneficial ownership to less than 15% of Commercial's outstanding common stock in a transaction not involving a purchase by Commercial or its subsidiaries. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders thereof will be to receive the redemption price.

          The terms of the Rights may be amended by the Board of Directors of Commercial without the consent of the holders of the Rights, except that following the date on which the Rights become exercisable, such amendment may not adversely affect the interests of the holders of the Rights.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Commercial (other than rights resulting from such holder's ownership of Commercial's common stock), including, without limitation, the right to vote or to receive dividends.

          The Rights have certain anti-takeover effects. The Rights could cause substantial dilution to a person or group that attempts to acquire Commercial without conditioning the offer on the Rights being redeemed or substantially all of the Rights being acquired.

          Conservative Shareholder Rights Plan. On May 24, 1989, the Board of Directors of Conservative adopted a Shareholder Rights Plan (the "Conservative Rights Plan") and declared a dividend of one right (a "Right") for each share of Conservative Common Stock. The Conservative Rights Plan provides that until the earlier to occur of (i) 20 days following a public announcement that a person or group of affiliated or associated persons, including partnerships and corporations (an "Acquiring Person"), has acquired or generally obtained the right to acquire beneficial ownership of 15 percent or more of the outstanding Conservative Common Stock, or (ii) 20 days following the commencement of a tender offer or exchange offer for 25 percent or more of the outstanding Conservative Common Stock (the earlier of such dates being referred to as the "Distribution Date"), the Rights will not be evidenced by separate certificates and will be transferable only in connection with the transfer of the underlying shares of Conservative Common Stock.

          The Rights are not exercisable until the Distribution Date. Each Right entitles the registered holder initially to purchase from Conservative one share of Conservative Common Stock at a price of $38.75 per share (the "Purchase Price") subject to adjustment as described below. The Rights will expire on May 24, 1999 (the "Final Expiration Date"), unless earlier redeemed by Conservative in whole, but not in part, at a price of $.01 per Right prior to the earlier of the Distribution Date or the Final Expiration Date.

          In the event that (i) an Acquiring Person merges into or otherwise combines with Conservative and Conservative is the continuing or surviving corporation and Conservative Common Stock is not changed or exchanged, or (ii) an Acquiring Person engages in one of a number of self-dealing transactions specified in the

Conservative Rights Plan, or (iii) during such time as there is an Acquiring Person, an event occurs which results in such Acquiring Person's ownership interest being increased by more than one percent (1%), or (iv) a person or group of affiliated or associated persons becomes the beneficial owner of twenty-five percent (25%) or more of Conservative Common Stock then outstanding, the Conservative Rights Plan requires that proper provision be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of Conservative Common Stock as shall equal the result obtained by multiplying the Purchase Price by the number of shares for which a Right is then exercisable and dividing that product by fifty-percent of the then current per share market price of the Conservative Common Stock, except that Rights that are or were beneficially owned by the Acquiring Person after the date upon which the Acquiring Person became such shall thereupon be void.

          In the event that (i) Conservative merges with or into any person and Conservative is not the surviving corporation, (ii) any person merges with or into Conservative and Conservative is the surviving corporation, but Conservative Common Stock is changed or exchanged, or (iii) 50 percent or more of Conservative's assets or earning power is sold to any person, the Conservative Rights Plan requires that proper provision be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof, shares of common stock, (or, under certain circumstances, an economically equivalent security or securities) of the surviving, resulting or acquiring person which at the time of such transaction would have a market value of two times the exercise price of the Right, except that Rights that are or were beneficially owned by the Acquiring Person after the date upon which the Acquiring Person became such shall thereupon be void.

          In the event that any person notifies Conservative of its intention to make an all cash tender offer for any and all of the Conservative Common Stock and complies with certain procedural requirements including the delivery of evidence that all necessary financing therefor is firmly committed or otherwise available and an undertaking to pay the costs of any shareholders' meeting called as described in (b) below, Conservative will, within 15 business day, at its option, either (1) engage an investment banking firm to render an opinion as to whether the tender offer purchase price is fair and adequate to Conservative's shareholders, or (2) call a shareholders' meeting to vote upon such tender offer. In the event that (a) the tender offer purchase price is determined by such investment banking firm to be fair and adequate to the shareholders, or (b) the tender offer is approved by a majority of the shares voted at such meeting and beneficially owned by persons other than the offeror, then, neither the commencement of such an all cash tender offer nor the acquisition of Conservative Common Stock pursuant thereto will trigger the distribution of Right Certificates.

          On August 15, 1995, the Rights Plan was amended to provide that neither the execution nor the delivery of the Merger Agreement or any agreement required thereunder or any of the transactions contemplated pursuant to the Merger Agreement or any agreement required thereunder will cause (a) the Rights to become exercisable under the Conservative Rights Plan, (b) Commercial, the Bank or their affiliates to be deemed an Acquiring Person, or (c) a Share Acquisition Date, a Distribution Date or a Triggering Event (as these terms are defined in the Conservative Rights Plan) to occur upon, as a result of, or in connection with any such event.

          This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Conservative Rights Plan.
A copy of the Conservative Rights Plan is available to the beneficial owners of Conservative Common Stock upon written request to Conservative Savings Bank, 11207 West Dodge Road, Omaha, Nebraska 68154, Attention: Robert P. DeLay, President.

                         ADJOURNMENT OF SPECIAL MEETING
                         (Proposal 2 - Special Meeting)

          In the event that there are not sufficient votes to approve the Acquisition Merger and the Merger Agreement at the time of the Special Meeting, such proposal could not be approved unless the Special Meeting were adjourned in order to permit further solicitation of proxies. In order to allow proxies that have been received by Conservative at the time of the Special Meeting to be voted for such adjournment, if necessary, Conservative has submitted the question of adjournment under such circumstances to its stockholders as a separate matter for their consideration. A majority of the shares of Conservative Common Stock and a majority of the shares of Conservative Preferred Stock voting separately as a class represented and voting at the Special Meeting is required in order to approve any such adjournment. The Board of Directors of Conservative recommends that stockholders vote their proxies in favor of such adjournment so that their proxies may be used for such purpose in the event it should become necessary. Properly executed proxies will be voted in favor of any such adjournment unless otherwise indicated thereon. Abstentions and broker non-votes will not be voted in favor of this proposal. If it is necessary to adjourn the Special Meeting, no notice of the time and place of the adjourned meeting is required to be given to stockholders other than an announcement of such time and place at the Special Meeting.

          Conservative's Board of Directors unanimously recommends that stockholders vote FOR the proposal to adjourn the Special Meeting if necessary to permit further solicitation of proxies.


                             STOCKHOLDER PROPOSALS

          Conservative will hold a 1996 Annual Meeting of Stockholders only if the Merger is not consummated before the time of such meeting. In such event, in order to be eligible for inclusion in Conservative's proxy solicitation materials for its 1996 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting is required to be received at Conservative's home office at 11207 West Dodge Road, Omaha, Nebraska 68154, no later than November 28, 1995. Any such proposal would be subject to the requirements of the proxy rules adopted under the Exchange Act. In the event the Merger is consummated, stockholders of Conservative will become stockholders of Commercial. In order to be eligible for inclusion in Commercial's proxy materials for next year's Annual Meeting of Stockholders of Commercial, any stockholder proposal to take action at such meeting must be received at Commercial's executive office at 2120 South 72nd Street, Omaha, Nebraska 68124, no later than June 8, 1996. Any such proposal would be subject to the requirements of the proxy rules adopted under the Exchange Act.


                                 LEGAL MATTERS

          The legality of the Commercial Common Stock to be issued pursuant to the Merger Agreement will be passed upon for Commercial by Fitzgerald, Schorr, Barmettler & Brennan, Omaha, Nebraska.

          Certain other legal matters in connection with the Merger will be passed upon for Commercial by Housley Goldberg Kantarian & Bronstein, P.C., Washington, D.C., and for Conservative by Baird, Holm, McEachen, Pedersen, Hamann & Strashiem, Omaha, Nebraska.


                                    EXPERTS

          The consolidated financial statements of Commercial as of June 30, 1995 and 1994 and for each of the three years in the period ended June 30, 1995 incorporated in this Prospectus/Proxy Statement by reference from Commercial's Annual Report on Form 10-K for the fiscal year ended June 30, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated by reference herein, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

          The consolidated financial statements of Conservative as of December 31, 1994 and 1993 and June 30, 1993, and for the year ended December 31, 1994, the six months ended December 31, 1993 and each of the years in the two-year period ended June 30, 1993, have been included herein and incorporated by reference herein in reliance upon the report of Coopers & Lybrand L.L.P., independent certified public accountants, included herein and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                            INDEPENDENT ACCOUNTANTS

          Representatives of Coopers & Lybrand L.L.P., Conservative's independent certified public accountants, are expected to be present at the Special Meeting. They will be afforded the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.


                                 OTHER MATTERS

          The Conservative Board of Directors is not aware of any business to come before the Special Meeting other than those matters described in this Proxy Statement/Prospectus. However, if any other matter should properly come before the Special Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

________________________________________________________________________________

                      REORGANIZATION AND MERGER AGREEMENT

                                 BY AND AMONG

                        COMMERCIAL FEDERAL CORPORATION
                                      AND
                COMMERCIAL FEDERAL BANK, A FEDERAL SAVINGS BANK


                                      AND


                       CONSERVATIVE SAVINGS CORPORATION
                                      AND
                        CONSERVATIVE SAVINGS BANK, FSB



                          DATED AS OF AUGUST 15, 1995

________________________________________________________________________________

                               TABLE OF CONTENTS

________________________________________________________________________________

ARTICLE I - THE MERGER AND RELATED MATTERS..................................   2
     1.1   Merger: Surviving Institution....................................   2
     1.2   Effective Time of the Merger.....................................   3
     1.3   Conversion of Shares.............................................   3
     1.4   Surviving Corporation in the Merger..............................   5
     1.5   Authorization for Issuance of Commercial Common Stock;  Exchange
             of Certificates................................................   6
     1.6   No Fractional Shares.............................................   9
     1.7   Shareholders' Meeting............................................   9
     1.8   Company Stock Options............................................   9
     1.9   Registration Statement; Prospectus/Proxy Statement...............   9
     1.10  Cooperation; Regulatory Approvals................................  11
     1.11  Closing..........................................................  12
     1.12  Closing of Transfer Books........................................  12
     1.13  Bank Merger......................................................  12
     1.14  Option Agreement.................................................  13
     1.15  Rights Amendment.................................................  13

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF COMPANY AND SAVINGS..........  13
     2.1   Organization, Good Standing, Authority, Insurance, Etc...........  13
     2.2   Capitalization...................................................  14
     2.3   Ownership of Subsidiaries........................................  15
     2.4   Financial Statements and Reports.................................  15
     2.5   Absence of Changes...............................................  17
     2.6   Prospectus/Proxy Statement.......................................  17
     2.7   No Broker's or Finder's Fees.....................................  18
     2.8   Litigation and Other Proceedings.................................  18
     2.9   Compliance with Law..............................................  18
     2.10  Corporate Actions................................................  19
     2.11  Authority........................................................  19
     2.12  Employment Arrangements..........................................  20
     2.13  Employee Benefits................................................  20
     2.14  Information Furnished............................................  22
     2.15  Property and Assets..............................................  22
     2.16  Agreements and Instruments.......................................  23
     2.17  Material Contract Defaults.......................................  23
     2.18  Tax Matters......................................................  23
     2.19  Environmental Matters............................................  24
     2.20  Loan Portfolio:  Portfolio Management............................  24
     2.21  Real Estate Loans and Investments................................  25
     2.22  Derivatives Contracts............................................  25
     2.23  Insurance........................................................  26
     2.24  Preferred Stock..................................................  26

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF COMMERCIAL AND THE BANK.....  27
     3.1  Organization, Good Standing, Authority, Insurance, Etc............  27
     3.2  Capitalization....................................................  27
     3.3  Ownership of Subsidiaries.........................................  28
     3.4  Financial Statements and Reports..................................  28
     3.5  Absence of Changes................................................  29
     3.6  Prospectus/Proxy Statement........................................  29
     3.7  No Broker's or Finder's Fees......................................  30
     3.8  Compliance With Law...............................................  30
     3.9  Corporate Actions.................................................  31
     3.10 Authority.........................................................  31
     3.11 Information Furnished.............................................  31
     3.12 Litigation and Other Proceedings..................................  32
     3.13 Agreements and Instruments........................................  32
     3.14 Cash Consideration................................................  32
     3.15 Tax Matters.......................................................  32

ARTICLE IV - COVENANTS......................................................  32
     4.1  Investigations; Access and Copies.................................  32
     4.2  Conduct of Business of the Company and the Company Subsidiaries...  33
     4.3  No Solicitation...................................................  35
     4.4  Shareholder Approvals.............................................  35
     4.5  Filing of Holding Company and Merger Applications.................  36
     4.6  Consents..........................................................  36
     4.7  Resale Letter Agreements..........................................  36
     4.8  Publicity.........................................................  36
     4.9  Cooperation Generally.............................................  36
     4.10 Additional Financial Statements and Reports.......................  36
     4.11 Stock Listing.....................................................  37
     4.12 Allowance for Loan and Real Estate Owned Losses...................  37
     4.13 D&O Indemnification and Insurance.................................  38
     4.14 Tax Treatment.....................................................  38
     4.15 Update Disclosure.................................................  38

ARTICLE V - CONDITIONS OF THE MERGER; TERMINATION OF AGREEMENT..............  38
     5.1  General Conditions................................................  38
     5.2  Conditions to Obligations of Commercial and Bank..................  41
     5.3  Conditions to Obligations of Company and Savings..................  44
     5.4  Termination of Agreement and Abandonment of Merger................  45


ARTICLE VI - TERMINATION OF OBLIGATIONS; PAYMENT OF EXPENSES................  47
     6.1  Termination; Lack of Survival of Representations and Warranties...  47
     6.2  Payment of Expenses...............................................  47

ARTICLE VII - CERTAIN POST-MERGER AGREEMENTS................................  48
     7.1  Reports to the SEC................................................  48
     7.2  Employees.........................................................  48

ARTICLE VIII - GENERAL......................................................  48
     8.1  Amendments........................................................  48
     8.2  Confidentiality...................................................  48
     8.3  Governing Law.....................................................  49
     8.4  Notices...........................................................  49
     8.5  No Assignment.....................................................  50
     8.6  Headings..........................................................  50
     8.7  Counterparts......................................................  50
     8.8  Construction and Interpretation...................................  50
     8.9  Entire Agreement..................................................  50
     8.10 Severability......................................................  51
     8.11 No Third Party Beneficiaries......................................  51

Schedules:
  Schedule I  Disclosure Schedule for the Company and Savings...............
  Schedule II Disclosure Schedule for Commercial and the Bank...............

Exhibits:
  Exhibit 1.1(a)  Acquisition Plan of Merger................................
  Exhibit 1.1(c)  Bank Plan of Merger.......................................
  Exhibit 1.14    Option Agreement..........................................
  Exhibit 1.15    Rights Amendment..........................................
  Exhibit 5.2(a)  Form of Opinion of Counsel for the Company................
  Exhibit 5.3(a)  Form of Opinion of Counsel for Commercial.................
  Exhibit 7.3(b)  Severance Payment Policy..................................

                      REORGANIZATION AND MERGER AGREEMENT

================================================================================

     THIS REORGANIZATION AND MERGER AGREEMENT ("Agreement") is dated as of August 15, 1995, by and among COMMERCIAL FEDERAL CORPORATION, a Nebraska corporation ("Commercial"), and COMMERCIAL FEDERAL BANK, A FEDERAL SAVINGS BANK, a Federally chartered savings bank and wholly-owned subsidiary of Commercial ("Bank"); and CONSERVATIVE SAVINGS CORPORATION, a Nebraska corporation ("Company"), and CONSERVATIVE SAVINGS BANK, FSB, a Federally chartered savings bank and wholly-owned subsidiary of Company ("Savings").

     WHEREAS, Commercial, a non-diversified, unitary savings and loan holding company, with principal offices in Omaha, Nebraska, owns all of the issued and outstanding capital stock of Bank, with its principal offices in Omaha, Nebraska;

     WHEREAS, Company, a non-diversified, unitary savings and loan holding company, with principal offices in Omaha, Nebraska, owns all of the issued and outstanding capital stock of Savings, with principal offices in Omaha, Nebraska;

     WHEREAS, Commercial and Company desire to combine their respective holding companies through a tax-free exchange so that the respective shareholders of both Commercial and Company will have an equity ownership in the combined holding company;

     WHEREAS, following the combination of Commercial and Company, it is intended that Bank and Savings will be merged such that the resulting holding company will retain the advantage of a unitary savings and loan holding company status and that the resulting savings institution will achieve certain economies of scale and efficiencies as a result of such subsequent merger;

     WHEREAS, it is intended that to accomplish this result, the Company will be acquired by means of a merger (the "Acquisition Merger") of the Company with and into Commercial, followed by the merger of Savings with and into the Bank (the "Bank Merger"). The Acquisition Merger and the Bank Merger are collectively referred to as the "Merger";

     WHEREAS, it is intended that for federal income tax purposes, the Merger shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and this Agreement shall constitute a plan of reorganization pursuant to Section 368 of the Code;

     WHEREAS, as an inducement to and condition of Commercial's willingness to enter into this Agreement, the Company will grant to

Commercial an option pursuant to the Stock Option Agreement, the form of which is attached hereto as Exhibit 1.14 (the "Option Agreement"; and

     WHEREAS, the Boards of Directors of Commercial and the Company (at meetings duly called and held) have determined that this Agreement and the transactions contemplated hereby are in the best interests of Commercial and the Company, respectively, and their respective stockholders and have approved this Agreement and the Option Agreement. Consummation of the Merger is subject to the prior approval of the Office of Thrift Supervision ("OTS") and the stockholders of the Company, among other conditions specified herein.

     NOW THEREFORE, in consideration of the premises and mutual promises hereinafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                   ARTICLE I
                        THE MERGER AND RELATED MATTERS

     1.1  Merger: Surviving Institution.  Subject to the terms and conditions
          -----------------------------
of this Agreement, and pursuant to the provisions of the Nebraska Business Corporation Act ("NBCA"), Home Owners Loan Act, as amended ("HOLA"), and the rules and regulations promulgated thereunder (the "Thrift Regulations"), (a) at the Acquisition Merger Effective Time (as hereinafter defined), the Company shall be merged with and into Commercial pursuant to the terms and conditions set forth herein and in the Plan of Merger to be set forth as Exhibit 1.1(a) attached hereto (the "Acquisition Plan of Merger"), (b) the separate corporate existence of the Company shall cease, and (c) thereafter, at the Bank Merger Effective Time (as hereinafter defined) Savings shall be merged with and into the Bank pursuant to the terms and conditions set forth herein and in a plan of merger set forth in Exhibit 1.1(c) (the "Bank Plan of Merger"). The Acquisition Merger shall have the effects specified in the NBCA, Section 1.4(e) hereof and the Acquisition Plan of Merger. Upon the consummation of the Acquisition Merger, the separate corporate existence of the Company shall cease and Commercial shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation"). Upon consummation of the Bank Merger, the separate existence of Savings shall cease and the Bank shall continue as the surviving institution of the Bank Merger. The name of the Bank, as the surviving institution of the Bank Merger, shall remain "Commercial Federal Bank, a Federal Savings Bank". From and after the Bank Merger Effective Time, the Bank, as the surviving institution of the Bank Merger, shall possess all of the properties and rights and be subject to all of the liabilities and obligations of the Bank and Savings, all as more fully described in the Thrift Regulations, Section 1.13 hereof and the

Bank Plan of Merger. Commercial may at any time change the method of effecting the Merger if and to the extent it deems such change to be desirable, provided,
                                                                      --------
however, that no such change shall (A) alter or change the amount or kind of
-------
consideration to be issued to holders of Company common stock and Company's $1.52 Series A Cumulative Convertible Preferred Stock (the "Company Preferred Stock") as provided for in this Agreement, (B) adversely affect the tax treatment to Company shareholders as a result of receiving the consideration described in Section 1.3 herein or (C) materially impede or delay the consummation of the transactions contemplated by this Agreement.

     1.2  Effective Time of the Merger.  As soon as practicable after each of
          ----------------------------
the conditions set forth in Article V hereof have been satisfied or waived, Commercial and the Company will file, or cause to be filed, articles of merger with appropriate authorities of Nebraska for the Acquisition Merger and articles of combination with the OTS for the Bank Merger which articles of merger and articles of combination shall in each case be in the form required by and executed in accordance with applicable provisions of law and the Thrift Regulations, respectively. The Acquisition Merger shall become effective at the time and date that the Nebraska articles of merger are filed with the appropriate authorities of Nebraska (the "Acquisition Merger Effective Time"), which shall be immediately following the Closing (as defined in Section 1.11 herein) and on the same day as the Closing if practicable. The Bank Merger shall become effective at the time the articles of combination for such merger are endorsed by the OTS pursuant to Section 552.13(k) of the Thrift Regulations (the "Bank Merger Effective Time"). The parties shall cause the Acquisition Merger to become effective prior to the Bank Merger.

     1.3  Conversion of Shares.
          --------------------

          (a)(i) At the Acquisition Merger Effective Time, by virtue of the Merger and without any action on the part of Commercial or Company or the holders of shares of Commercial or Company common stock or Company Preferred Stock, each outstanding share of Company common stock issued and outstanding at the Acquisition Merger Effective Time shall be converted into and exchanged for
(a) $6.34 in cash (the "Common Stock Cash Consideration") and (b) shares of Commercial common stock (the "Common Stock Stock Consideration") (the Common Stock Stock Consideration and the Common Stock Cash Consideration are also individually or, together with the Preferred Stock Stock Consideration and the Preferred Stock Cash Consideration, as defined below, collectively referred to herein, as the context requires, as the "Merger Consideration"), according to the following Exchange Ratios (which shall be subject to adjustment as provided in clause (a)(vi) of this Section):

               (A) If the Average NYSE Closing Price, as defined below, is less than $28.00, but equal to or greater than $26.00, the Exchange Ratio shall be that number of shares of Commercial common stock equal to the quotient (carried to four decimal places) that results by dividing $7.07 by the Average NYSE Closing Price;

               (B) If the Average NYSE Closing Price is equal to or greater than $28.00 but equal to or less than $36.00, the Exchange Ratio shall be fixed at .2525 shares of Commercial common stock;

               (C) If the Average NYSE Closing Price is greater than $36.00, the Exchange Ratio shall be that number of shares of Commercial common stock equal to the quotient (carried to four decimal places) that results by dividing $9.09 by the Average NYSE Closing Price; and

               (D) In the event the Average NYSE Closing Price is less than $26.00, the Exchange Ratio shall be fixed at .2719 shares of Commercial common stock; provided, however, that in the event the Exchange Ratio is adjusted
       --------  -------
pursuant to the proviso contained in Section 5.4(e) hereof the Exchange Ratio shall be the Exchange Ratio as so adjusted.

          (ii) At the Acquisition Merger Effective Time, by virtue of the Merger and without any action on the part of Commercial, Bank or Company or the holders of shares of Commercial or Company common stock or Company Preferred Stock, each outstanding share of Company Preferred Stock issued and outstanding at the Acquisition Merger Effective Time shall be converted into and exchanged for (a) an amount of cash equal to $14.33 (the "Preferred Stock Cash Consideration") and (b) a number of shares of Commercial common stock (the "Preferred Stock Stock Consideration") equal to the product of 2.26 and the Exchange Ratio.

          (iii) Any shares of Company common stock or Company Preferred Stock which are owned or held by Company or any of its subsidiaries (except shares held in any 401(k) plan of the Company or any of its subsidiaries, shares subject to Restricted Stock Agreements with the Company or held in a fiduciary capacity) or by Commercial or any of Commercial's subsidiaries (other than in a fiduciary capacity) at the Acquisition Merger Effective Time shall cease to exist, and the certificates for such shares shall as promptly as practicable be cancelled and no shares of capital stock of Commercial shall be issued or exchanged therefor.

          (iv) Each share of common stock of Commercial issued and outstanding immediately prior to the Acquisition Merger Effective Time shall remain an outstanding share of common stock of Commercial.

          (v) At the Acquisition Merger Effective Time, the holders of certificates representing shares of Company common stock and Company Preferred Stock shall cease to have any rights as stockholders of the Company, except the right to receive the Merger Consideration as provided herein.

          (vi) If the holders of Commercial common stock shall have received or shall have become entitled to receive, without payment therefor, during the period commencing on the date hereof and ending with the Acquisition Merger Effective Time, additional shares of common stock or other securities for their stock by way of a stock split, stock dividend, reclassification, combination of shares or similar corporate rearrangement ("Stock Adjustment"), then the amount of Commercial common stock to be exchanged at the Acquisition Merger Effective Time for Company common stock or Company Preferred Stock shall be proportionately adjusted to take into account such Stock Adjustment. In addition, the Average NYSE Closing Price, as defined below, shall be proportionately adjusted to compensate for any such Stock Adjustment.

          (b) The term "NYSE Closing Price" shall mean the closing price per share (carried to four decimal places) of the Commercial common stock on the New York Stock Exchange. The term "Average NYSE Closing Price" shall mean the arithmetic mean of the NYSE Closing Prices of the Commercial common stock for the twenty-fifth through the sixth trading day, inclusive, immediately preceding the business day prior to the later of (A) the date on which all requisite federal and state regulatory approvals required to consummate the transactions contemplated by this Agreement are obtained (and Commercial shall notify the Company of the date when all such approvals are obtained), including for this purpose the period of any requisite waiting periods in respect thereof, or (B) the date of the Company's meeting of shareholders to be held pursuant to Section
1.7 herein (the "Determination Period").

          (c) Each share of Commercial common stock to be issued to the Company's shareholders pursuant to this Section 1.3 shall include the corresponding number of rights associated with the Commercial common stock pursuant to the Rights Agreement dated as of December 19, 1988 by and between Commercial and Manufacturers Hanover Trust Company, as Rights Agent ("Commercial Rights Agreement").

     1.4  Surviving Corporation in the Merger.
          -----------------------------------

          (a) The name of the Surviving Corporation in the Acquisition Merger shall be Commercial Federal Corporation.

          (b) The Articles of Incorporation of Commercial as in effect on the Acquisition Merger Effective Time shall be the Articles of Incorporation of the Surviving Corporation as the Surviving Corporation.

          (c) The bylaws of Commercial, together with all amendments thereto, if any, as in effect immediately prior to the Acquisition Merger Effective Time, shall thereafter be the bylaws of the Surviving Corporation, until amended as provided therein or by law.

          (d) The directors and officers of Commercial in office immediately prior to the Acquisition Merger Effective Time shall be the directors and officers of the Surviving Corporation following the Acquisition Merger, until their successors shall be duly elected and qualified.

          (e)  From and after the Acquisition Merger Effective Time:

               (i) The Surviving Corporation shall possess all assets and property of every description, and every interest in the assets and property, wherever located, and the rights, privileges, immunities, powers, franchises, and authority, of a public as well as of a private nature, of each of Commercial and Company, and all obligations belonging or due to each of Commercial and Company, all of which are vested in the Surviving Corporation without further act or deed. Title to any real estate or any interest in the real estate vested in Commercial or the Company shall not revert or in any way be impaired by reason of the Acquisition Merger.

               (ii) The Surviving Corporation is liable for all the obligations of each of Commercial and Company. Any claim existing, or action or proceeding pending, by or against the Company or Commercial, may be prosecuted to judgement, with right of appeal, as if the Acquisition Merger had not taken place, or the Surviving Corporation may be substituted in its place.

               (iii) All the rights of creditors of each of Company and Commercial are preserved unimpaired, and all liens upon the property of Company and Commercial are preserved unimpaired, on only the property affected by such liens immediately prior to the Acquisition Merger Effective Time.

     1.5  Authorization for Issuance of Commercial Common Stock;
          -------------------------------------------------------
          Exchange of Certificates.
          ------------------------

          (a) Commercial has reserved for issuance a sufficient number of shares of its common stock for the purpose of issuing its shares to the Company's shareholders in accordance with this Article I. Immediately prior to the Acquisition Merger Effective Time, Commercial shall make available for exchange or conversion, by transferring to an exchange agent appointed by Commercial (the "Exchange Agent") for the benefit of the holders of Company common stock and Company Preferred Stock: (i) such number of whole shares of Company common stock as shall be issuable in connection with the payment of the aggregate Common Stock Stock Consideration and

Preferred Stock Stock Consideration, and (ii) such funds as may be payable in connection with the aggregate Common Stock Cash Consideration and Preferred Stock Cash Consideration and as may be payable in lieu of fractional shares of Commercial common stock.

          (b) After the Acquisition Merger Effective Time, holders of certificates theretofore evidencing outstanding shares of Company common stock or Company Preferred Stock (other than as provided in Section 1.3(a)(iii)), upon surrender of such certificates to the Exchange Agent, shall be entitled to receive certificates representing the number of whole shares of Commercial common stock into which shares of Company common stock or Company Preferred Stock theretofore represented by the certificates so surrendered shall have been converted, as provided in Section 1.3 hereof, cash payable for the Common Stock Cash Consideration and Preferred Stock Cash Consideration, and cash payments in lieu of fractional shares as provided in Section 1.6 hereof. As soon as practicable after the Acquisition Merger Effective Time, the Exchange Agent will send a notice and transmittal form to each Company shareholder of record at the Acquisition Merger Effective Time whose Company stock shall have been converted into Commercial common stock advising such shareholder of the effectiveness of the Acquisition Merger and the procedure for surrendering to the Exchange Agent outstanding certificates formerly evidencing Company common stock or Company Preferred Stock in exchange for new certificates for Commercial common stock and for cash payable for the Common Stock Cash Consideration and the Preferred Stock Cash Consideration and in lieu of any fractional interest. Upon surrender, each certificate evidencing Company common stock and Company Preferred Stock shall be cancelled.

          (c) Until surrendered as provided in this Section 1.5 hereof, each outstanding certificate which, prior to the Acquisition Merger Effective Time, represented Company common stock or Company Preferred Stock (other than shares cancelled at the Acquisition Merger Effective Time pursuant to Section 1.3(a)(iii) hereof) will be deemed for all corporate purposes to evidence ownership of the number of whole shares of Commercial common stock into which the shares of Company common stock or Company Preferred Stock formerly represented thereby were converted and the right to receive cash payable for the Common Stock Cash Consideration and the Preferred Stock Cash Consideration and in lieu of any fractional interest. However, until such outstanding certificates formerly representing Company common stock or Company Preferred Stock are so surrendered, no dividend or distribution payable to holders of record of Commercial common stock shall be paid to any holder of such outstanding certificates, but upon surrender of such outstanding certificates by such holder there shall be paid to such holder the amount of any dividends or distribution, without interest, theretofore paid with respect to such whole shares of Commercial common stock, but not paid to such holder, and which dividends or distribution had a record date occurring on or subsequent to the Acquisition Merger Effective Time and the amount of any cash, without interest, payable to such holder for the Common Stock Cash Consideration and the Preferred Stock Cash Consideration and in lieu of fractional shares pursuant to Section 1.6 hereof. After the Acquisition Merger Effective Time, there shall be no further registration of transfers on the records of the Company of outstanding certificates formerly representing shares of Company common stock or Company Preferred Stock and, if a certificate formerly representing such shares is presented to Commercial, it shall be forwarded to the Exchange Agent for cancellation and exchange for certificates representing shares of Commercial common stock as herein provided.

          (d) All shares of Commercial common stock and cash for the Common Stock Cash Consideration and the Preferred Stock Cash Consideration and in lieu of any fractional share issued and paid upon the surrender for exchange of Company common stock or Company Preferred Stock in accordance with the above terms and conditions shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company common stock or Company Preferred Stock.

          (e) If any new certificate for Commercial common stock is to be issued in the name other than that in which the certificate surrendered in exchange thereof is registered, it shall be a condition of the issuance therefor that the certificate surrendered in exchange shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of a new certificate for shares of Commercial common stock in any name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

          (f) In the event any certificate for Company common stock or Company Preferred Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of Commercial common stock and cash for the Common Stock Cash Consideration and the Preferred Stock Cash Consideration and in lieu of fractional shares, if any, as may be required pursuant hereto; provided, however, that Commercial may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may direct as indemnity against any claim that may be made against Commercial, the Company, the Exchange Agent or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

     1.6  No Fractional Shares.  Notwithstanding any term or provision hereof,
          --------------------
no fractional shares of Commercial common stock, and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in exchange for any shares of Company common stock or Company Preferred Stock; no dividend or distribution with respect to Commercial common stock shall be payable on or with respect to any fractional share interests; and no such fractional share interest shall entitle the owner thereof to vote or to any other rights of a shareholder of Commercial. In lieu of such fractional share interest, any holder of Company common stock or Company Preferred Stock who would otherwise be entitled to a fractional share of Commercial common stock will, upon surrender of his certificate or certificates representing Company common stock or Company Preferred Stock outstanding immediately prior to the Acquisition Merger Effective Time, be paid the applicable cash value of such fractional share interest, which shall be equal to the product of the fraction multiplied by the Average NYSE Closing Price. For the purposes of determining any such fractional share interests, all shares of Commercial common stock received by the holders of the Company common stock and the Company Preferred Stock shall be combined so as to calculate the maximum number of whole shares of Commercial common stock issuable to such Company shareholder in the Acquisition Merger.

     1.7  Shareholders' Meeting.  The Company shall, at the earliest
          ---------------------
practicable date, hold a meeting of its shareholders (the "Company Shareholders' Meeting") to submit for shareholder approval this Agreement and the Acquisition Merger. The affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of Company common stock and two-thirds of the issued and outstanding Company Preferred Stock entitled to vote shall be required for such approval.

     1.8  Company Stock Options.  Immediately prior to the Acquisition Merger
          ---------------------
Effective Time, each holder of an option outstanding under the Company's Employee Stock Compensation Program as Amended and Restated May 12, 1994 (the "Company Option Plan"), whether or not the option is then exercisable, shall receive in cancellation of such option (such cancellation to be reflected in a written agreement) per share of Company common stock subject to such option a cash payment in an amount equal to the sum of (A) $6.34 and (B) the product of the Exchange Ratio and the Average NYSE Closing Price (as determined pursuant to
Section 1.3(b) hereof) less (C) the exercise price of such option, net of any cash which must be withheld under federal and state income tax requirements. Immediately thereafter, Company shall cancel each such option.

     1.9  Registration Statement; Prospectus/Proxy Statement.
          --------------------------------------------------

          (a) For the purposes (i) of registering the Commercial common stock to be issued to holders of Company common stock and

Company Preferred Stock in connection with the Merger with the Securities and Exchange Commission ("SEC") and with applicable state securities authorities, and (ii) of holding the Company Shareholders' Meeting, the parties hereto shall cooperate in the preparation of an appropriate registration statement (such registration statement, together with all and any amendments and supplements thereto, being herein referred to as the "Registration Statement"), including the prospectus/proxy statement satisfying all applicable requirements of applicable state laws, and of the Securities Act of 1933, as amended (the "1933 Act") and the Securities Exchange Act of 1934, as amended (the "1934 Act") and the rules and regulations thereunder (such prospectus/proxy statement, together with any and all amendments or supplements thereto, being herein referred to as the "Prospectus/Proxy Statement").

          (b) Commercial shall furnish such information concerning Commercial and the Commercial Subsidiaries (as defined in Section 3.1 hereof) as is necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to such corporations, to comply with Section 1.9(a) hereof. Commercial agrees promptly to advise the Company if at any time prior to the Company Shareholders' Meeting any information provided by Commercial in the Prospectus/Proxy Statement becomes incorrect or incomplete in any material respect and to provide the information needed to correct such inaccuracy or omission. Commercial shall promptly file such supplemental information as may be necessary in order to cause such Prospectus/Proxy Statement, insofar as it relates to Commercial and the Commercial Subsidiaries, to comply with Section 1.9(a).

          (c) The Company shall furnish Commercial with such information concerning the Company and the Company Subsidiaries (as defined in Section 2.1 hereof) as is necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to such corporations, to comply with Section 1.9(a) hereof. The Company agrees promptly to advise Commercial if at any time prior to the Company Shareholders' Meeting any information provided by the Company in the Prospectus/Proxy Statement becomes incorrect or incomplete in any material respect and to provide Commercial with the information needed to correct such inaccuracy or omission. The Company shall furnish Commercial with such supplemental information as may be necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to the Company and the Company Subsidiaries, to comply with Section 1.9(a).

          (d) Commercial shall promptly file the Registration Statement with the SEC and applicable state securities agencies. Commercial shall use all reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and applicable state securities laws at the earliest practicable date. The Company authorizes Commercial to utilize in the Registration Statement the information concerning the Company and the Company

Subsidiaries provided to Commercial for the purpose of inclusion in the Prospectus/Proxy Statement. The Company shall have the right to review and comment on the form of proxy statement included in the Registration Statement. Commercial shall advise Company promptly when the Registration Statement has become effective and of any supplements or amendments thereto, and Commercial shall furnish Company with copies of all such documents. Prior to the Acquisition Merger Effective Time or the termination of this Agreement, each party shall consult with the other with respect to any material (other than the Prospectus/Proxy Statement) that might constitute a "prospectus" relating to the Merger within the meaning of the 1933 Act.

          (e) The Company shall consult with Commercial in order to determine whether any directors, officers or shareholders of the Company may be deemed to be "affiliates" of Company ("affiliated persons") within the meaning of Rule 145 of the SEC promulgated under the 1933 Act. All shares of Commercial common stock issued to such Company affiliated persons in connection with the Merger shall bear a legend upon the face thereof stating that transfer of the securities is or may be restricted by the provisions of the 1933 Act, and notice shall be given to Commercial's transfer agent of such restriction, provided that such legend shall be removed by delivery of a substitute certificate without such legend if such Company affiliated person shall have delivered to Commercial a copy of a letter from the staff of the SEC or an opinion of counsel, in form and substance satisfactory to Commercial, to the effect that such legend is not required for purposes of the 1933 Act, and, in any event, at any time after the expiration of three years from the Acquisition Merger Effective Time unless, in the opinion of the counsel for Commercial, such person was an "affiliate" of Commercial within the meaning of Rule 145 within three months prior to the expiration of such three year period. So long as shares of such Commercial common stock bear such legend, no transfer of such Commercial common stock shall be allowed unless and until the transfer agent is provided with such information as may reasonably be requested by counsel for Commercial to assure that such transfer will not violate applicable provisions of the 1933 Act, or rules, regulations or policies of the SEC.

     1.10 Cooperation; Regulatory Approvals.  The parties shall cooperate and
          ---------------------------------
use reasonable best efforts to complete the transactions contemplated hereunder at the earliest practicable date. Each party shall cause each of their affiliates and subsidiaries to cooperate, in the preparation and submission by them, as promptly as reasonably practicable, of such applications, petitions, and other documents and materials as any of them may reasonably deem necessary or desirable to the OTS, Federal Trade Commission ("FTC"), Department of Justice ("DOJ"), SEC, applicable Secretary of State, other regulatory authorities, holders of the voting shares of common stock of the Company, and any other persons for the purpose of obtaining any approvals or consents necessary to consummate the transactions contemplated by this Agreement. At the date hereof, none of the parties is aware of any reason that the regulatory approvals required to be obtained by it would not be obtained.

     1.11 Closing.  If (i) this Agreement has been duly approved by the
          -------
shareholders of the Company, and (ii) all relevant conditions of this Agreement have been satisfied or waived, a closing (the "Closing") shall take place as promptly as practicable thereafter at the principal office of Commercial at which the parties hereto will exchange certificates, opinions, letters and other documents as required hereby and will make the filings described in Section 1.2 hereof. Such Closing will take place as soon as practicable as agreed by the parties, provided, however, that the Closing shall be no more than thirty (30)
         --------  -------
days after the satisfaction or waiver of all conditions and/or obligations contained in Article V of this Agreement.

     1.12 Closing of Transfer Books.  At the Acquisition Merger Effective Time,
          -------------------------
the transfer books for Company common stock and Company Preferred Stock shall be closed, and no transfer of shares of Company common stock or Company Preferred Stock shall thereafter be made on such books.

     1.13 Bank Merger.
          -----------

          (a) At the Bank Merger Effective Time, each share of Savings Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Bank Merger, be cancelled. No new shares of the capital stock or other securities or obligations of the Bank shall be issued or be deemed issued with respect to or in exchange for such cancelled shares, and such cancelled shares of Savings Common Stock shall not be converted into any shares or other securities or obligations of the Bank.

          (b) The charter and bylaws of the Bank, as in effect immediately prior to the Bank Merger Effective Time, shall be the charter and bylaws of the Bank, as the surviving institution of the Bank Merger, and may thereafter be amended in accordance with applicable law.

          (c) The directors and officers of the Bank immediately prior to the Bank Merger Effective Time shall be the directors and officers of the Bank, as the surviving institution of the Bank Merger, and shall continue in office until their successors are duly elected or otherwise duly selected.

          (d) The liquidation account established by Savings pursuant to the plan of conversion adopted in connection with its conversion from mutual to stock form shall continue to be maintained by the Bank after the Bank Merger Effective Time for the benefit of those persons and entities who were savings account holders of Savings on the eligibility record date for such conversion and who continue from time to time to have rights therein. If required by the rules and regulations of the OTS, the Bank shall amend its charter to specifically provide for the continuation of the liquidation account established by Savings.

     1.14 Option Agreement.  In connection with the execution of this Agreement
          ----------------
by the parties, Commercial and the Company intend to execute the Stock Option Agreement in the form of Exhibit 1.14.

     1.15 Rights Amendment.  The Board of Directors of the Company has approved
          ----------------
and has entered into, and shall keep in effect (including, to the extent applicable, subsequent to termination of this Agreement), an Amendment No. 2 (the "Rights Amendment") to the Rights Agreement dated as of May 24, 1989 and amended as of September 25, 1989 (the "Rights Agreement"), between the Company (as successor to Savings under Amendment No. 1 to the Rights Agreement dated September 25, 1989) and First National Bank of Omaha, as Rights Agent, pursuant to which none of the execution or delivery of this Agreement, the Option Agreement, the Acquisition Plan of Merger or the Bank Plan of Merger or any of the transactions contemplated hereby or thereby (including without limitation the purchase of shares pursuant to the Option Agreement), will cause (a) the rights issued pursuant to the Rights Agreement (the "Rights") to become exercisable under the Rights Agreement, (b) Commercial, Bank or any of their affiliates to be deemed an "Acquiring Person" (as defined in the Rights Agreement) or (c) a "Share Acquisition Date," a "Distribution Date" or a "Triggering Event" (as defined in the Rights Agreement) to occur upon, as a result of or in connection with any such event. The Company shall, upon the request of Commercial, take such action, including without limitation, redeeming all outstanding Rights immediately prior to the Acquisition Merger Effective Time or thereafter at the applicable redemption price in order to render the Rights inapplicable to the transactions contemplated hereby. The Rights Amendment is attached hereto as Exhibit 1.15.


                                  ARTICLE II
             REPRESENTATIONS AND WARRANTIES OF COMPANY AND SAVINGS

     Company and Savings represent and warrant to Commercial and the Bank that, except as disclosed in Schedule I attached hereto and except that Savings makes no representations or warranties regarding Company:

     2.1  Organization, Good Standing, Authority, Insurance, Etc.  The Company
          ------------------------------------------------------
is a corporation duly organized, validly existing and in good standing under the laws of the State of Nebraska. Section 2.1 of Schedule I lists each "subsidiary" of the Company and Savings within the meaning of Section 10(a)(1)(G) of HOLA, (individually a "Company Subsidiary" and collectively the "Company

Subsidiaries") (unless otherwise noted herein all references to a "Company Subsidiary" or to the "Company Subsidiaries" shall include Savings). Each of the Company Subsidiaries is duly organized, validly existing, and in good standing under the laws of the respective jurisdiction under which it is organized, as set forth in Section 2.1 of Schedule I. The Company and each Company Subsidiary has all requisite power and authority and is duly qualified and licensed to own, lease and operate its properties and conduct its business as it is now being conducted. The Company has delivered to Commercial a true, complete and correct copy of the articles of incorporation, charter, or other organizing document and of the bylaws, as in effect on the date of this Agreement, of Company and each Company Subsidiary. The Company and each Company Subsidiary is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which qualification is necessary under applicable law, except to the extent that any failures to so qualify would not, in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole. Savings is a member in good standing of the Federal Home Loan Bank of Topeka and all eligible accounts issued by Savings are insured by the Savings Association Insurance Fund ("SAIF") to the maximum extent permitted under applicable law. Savings is a "domestic building and loan association" as defined in Section 7701(a)(19) of the Code and is a "qualified thrift lender" as defined in Section 10(m) of the HOLA and the Thrift Regulations. The Company is duly registered as a savings and loan holding company under the HOLA.

     The minute books of the Company and the Company's Subsidiaries contain complete and accurate records of all meetings and other corporate actions held or taken of their respective shareholders and Boards of Directors (including the committees of such Boards).

     2.2  Capitalization.  The authorized capital stock of the Company consists
          --------------
of (i) 50,000,000 shares of common stock, par value $.01 per share, of which 1,846,005 shares were issued and outstanding as of the date of this Agreement, and (ii) 5,000,000 shares of Preferred Stock, par value $.01 per share, of which 460,000 shares were outstanding as of the date of this Agreement. All outstanding shares of Company common stock and Company Preferred Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except for outstanding options to purchase 118,264 shares of Company common stock under the Company Option Plan, 1,039,600 shares of Company common stock authorized for issuance upon conversion of Company Preferred Stock and as contemplated by the Option Agreement and the Rights Agreement, as of the date of this Agreement, there are no options, convertible securities, warrants, or other rights (preemptive or otherwise) to purchase or acquire any of the Company's capital stock from the Company and no oral or written agreement, contract, arrangement, understanding, plan or instrument of any kind (collectively, "Stock Contract") to which the Company or any of its affiliates is subject with respect to the issuance, voting or sale of issued or unissued shares of the Company's capital stock. A true and complete copy of the Company Option Plan, as in effect on the date of this Agreement, is attached as
Section 2.2 of Schedule I.

     2.3  Ownership of Subsidiaries.  All the outstanding shares of the capital
          -------------------------
stock of the Company Subsidiaries are validly issued, fully paid, nonassessable and owned beneficially and of record by the Company or a Company Subsidiary free and clear of any lien, claim, charge, restriction or encumbrance (collectively, "Encumbrance"). Except as set forth in Section 2.3 of Schedule I, all of the outstanding capital stock or other ownership interests in all of the Company Subsidiaries is owned either by the Company or Savings. There are no options, convertible securities, warrants, or other rights (preemptive or otherwise) to purchase or acquire any capital stock of any Company Subsidiary and no contracts to which the Company or any of its affiliates is subject with respect to the issuance, voting or sale of issued or unissued shares of the capital stock of any of the Company Subsidiaries. Neither the Company nor any Company Subsidiary owns any of the capital stock or other equity securities (including securities convertible or exchangeable into such securities) of or profit participations in any "company" (as defined in Section 10(a)(1)(C) of the HOLA) other than the Federal Home Loan Bank of Topeka or except as set forth in Section 2.3 of
Schedule I.

     2.4  Financial Statements and Reports.
          --------------------------------

          (a) No registration statement, proxy statement, schedule or report filed by the Company or any Company Subsidiary with the SEC or the OTS under the 1933 Act or the 1934 Act ("SEC Reports"), on the date of effectiveness in the case of such registration statements, or on the date of filing in the case of such reports or schedules, or on the date of mailing in the case of such proxy statements, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For the past five years, the Company and the Company Subsidiaries have timely filed all reports and documents required to be filed by them with the SEC, the OTS, or the Federal Deposit Insurance Corporation (the "FDIC") under various securities and financial institution laws and regulations except to the extent that all failures to so file, in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole; and all such documents, as finally amended, complied in all material respects with applicable requirements of law and, as of their respective date or the date as amended, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent stated therein, all financial statements and schedules included in the documents referred to in the preceding sentences (or to be included in similar documents to be filed after the date hereof) (i) are or will be (with respect to financial statements in respect of periods ending after December 31,
1994) in accordance with the Company's books and records and those of any of the Company Subsidiaries, and (ii) present (and in the case of financial statements in respect of periods ending after December 31, 1994, will present) fairly the consolidated statement of financial condition and the consolidated statements of income, changes in stockholders' equity and cash flows of the Company and the Company Subsidiaries as of the dates and for the periods indicated in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except for the omission of notes to unaudited statements, year end adjustments to interim results and changes to generally accepted accounting principles). The consolidated financial statements of the Company at December 31, 1994 and for the three years then ended and the consolidated financial statements for all periods thereafter up to the Closing reflect or will reflect, as the case may be, all liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted), as of their respective dates, of the Company and the Company Subsidiaries required to be reflected in such financial statements according to generally accepted accounting principles and contain or will contain, in the opinion of management, adequate reserves for losses on loans and properties acquired in settlement of loans, taxes and all other material accrued liabilities and for all reasonably anticipated material losses, if any as of such date. There exists no set of circumstances that could reasonably be expected to result in any liability or obligation material to the Company or the Company Subsidiaries, taken as a whole, except as disclosed in such consolidated financial statements at December 31, 1994 or for transactions effected or actions occurring or omitted to be taken after December 31, 1994 (i) in the ordinary course of business, or (ii) as permitted by this Agreement.

          (b) The Company has delivered to Commercial each SEC Report filed, used or circulated by it with respect to periods since January 1, 1992 through the date of this Agreement and will promptly deliver each such SEC Report filed, used or circulated after the date hereof, each in the form (including exhibits and any amendments thereto) filed with the SEC or the OTS (or, if not so filed, in the form used or circulated), including, without limitation, its Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.

     2.5 Absence of Changes.
         ------------------

          (a) Since December 31, 1994, there has been no material adverse change in the business, properties, financial condition, results of operations or assets of the Company and the Company Subsidiaries, taken as a whole, other than any such change attributable to or resulting from any change in law, regulation or generally accepted accounting principles which impairs both the Company and Commercial in a substantially similar manner and other than any change attributable to or resulting from changes in economic conditions applicable to banking institutions generally or in general levels of interest rates affecting both the Company and Commercial to a similar extent and in a similar manner. There is no occurrence, event or development of any nature existing or, to the best knowledge of the Company, threatened which may reasonably be expected to have a material adverse effect upon the business, properties, financial condition, operations or assets of Company or any Company Subsidiary, other than the effects of any such change attributable to or resulting from any change in law, regulation or generally accepted accounting principles which impairs both the Company and Commercial in a substantially similar manner and other than the effects of any change attributable to or resulting from changes in economic conditions applicable to banking institutions generally or in general levels of interest rates affecting both the Company and Commercial to a similar extent and in a similar manner.

          (b) Except as set forth in Section 2.5 of Schedule I, since December 31, 1994, each of the Company and the Company Subsidiaries has owned and operated their respective assets, properties and businesses in the ordinary course of business and consistent with past practice.

     2.6  Prospectus/Proxy Statement.  At the time the Prospectus/ Proxy
          --------------------------
Statement is mailed to the shareholders of the Company for the solicitation of proxies for the approvals referred to in Section 1.7(a) hereof and at all times subsequent to such mailings up to and including the times of such approval, such Prospectus/Proxy Statement (including any supplements thereto), with respect to all information set forth therein relating to the Company (including the Company Subsidiaries), its shareholders and representatives, Company common stock, Company Preferred Stock and all other transactions contemplated hereby, will:

          (a) Comply in all material respects with applicable provisions of the 1933 Act, the 1934 Act and the rules and regulations under such Acts; and

          (b) Not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which it is made, not misleading.

     2.7  No Broker's or Finder's Fees.  No agent, broker, investment banker,
          ----------------------------
person or firm acting on behalf or under authority of the Company or any of the Company Subsidiaries is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with the Merger or any other transaction contemplated hereby, except the Company has engaged Dain Bosworth Incorporated to provide financial advisory services and to deliver a "fairness opinion" to the effect that the consideration to be received by the Company shareholders in the Merger is fair to the Company shareholders from a financial point of view, whose fees and reasonable out-of-pocket expenses will be paid by Company. A copy of the engagement agreement with Dain Bosworth Incorporated is attached to Section 2.7 of Schedule I.

     2.8  Litigation and Other Proceedings.
          --------------------------------

     (a) Except as set forth in Section 2.8 of Schedule I and except for matters which would not have a material adverse effect on the business, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole, neither the Company nor any Company Subsidiary is a defendant in, nor is any of its property subject to, any pending, or, to the best knowledge of the management of the Company, threatened, claim, action, suit, investigation, or proceeding, or subject to any judicial order, judgment or decree.

     (b) Section 2.8(b) of Schedule I sets forth all other claims, actions, suits, investigations and proceedings in which the Company or any Company Subsidiary is a defendent, and all other judicial order, judgment or decree to which the Company or any Company Subsidiary is subject.

     2.9  Compliance with Law.
          -------------------

          (a) The Company and the Company Subsidiaries are in compliance in all material respects with all material laws and regulations applicable to their respective business or operations or with respect to which compliance is a condition of engaging in the business thereof, and neither the Company nor any Company Subsidiary has received notice from any federal, state or local government or governmental agency of any material violation of, and does not know of any material violations of, any of the above.

          (b) The Company and each of its Subsidiaries have all material permits, licenses, certificates of authority, orders and approvals of, and have made all material filings, applications and registrations with, all federal, state, local and foreign governmental or regulatory bodies that are required in order to permit them to carry on their respective business as they are presently conducted.

     2.10 Corporate Actions.
          -----------------

          (a) The Boards of Directors of the Company and Savings have duly authorized their respective officers to execute and deliver (as applicable) this Agreement, the Acquisition Plan of Merger, the Bank Plan of Merger, the Option Agreement and the Rights Amendment and to take all action necessary to consummate the Merger and the other transactions contemplated hereby. The Board of Directors of the Company has authorized and directed the submission for shareholders' approval of this Agreement, together with the Merger and any other action requiring such approval. All corporate authorization by the Board of Directors of the Company required for the consummation of the Merger has been obtained.

          (b) The Company's Board of Directors has taken or will take all necessary action to exempt this Agreement, the Acquisition Plan of Merger, the Bank Plan of Merger and the Option Agreement and the transactions contemplated hereby and thereby from, (i) any applicable state takeover laws, (ii) any Nebraska laws limiting or restricting the voting rights of shareholders, (iii) any Nebraska laws requiring a shareholder approval vote in excess of the vote normally required in transactions of similar type not involving a "related person," "interested shareholder" or person or entity of similar type, and (iv) any provision in its or any of the Company Subsidiaries' articles/certificate of incorporation, charter or bylaws, (A) restricting or limiting stock ownership or the voting rights of shareholders, or (B) requiring a shareholder approval vote in excess of the vote normally required in transactions of similar type not involving a "related person," interested shareholder" or person or entity of similar type.

     2.11 Authority.  Except as set forth in Section 2.11 of Schedule I, the
          ---------
execution, delivery and performance of its obligations under this Agreement, the Option Agreement and the Rights Amendment by the Company and Savings does not violate any of the provisions of, or constitute a default under or give any person the right to terminate or accelerate payment or performance under (i) the articles of incorporation or bylaws of the Company, the articles of incorporation, charter or bylaws of any Company Subsidiary, (ii) any regulatory restraint on the acquisition of the Company or Savings or control thereof, (iii) any law, rule, ordinance, or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of the Company Subsidiaries is subject or (iv) any other material agreement, material lease, material contract, note, mortgage, indenture, arrangement or other obligation or instrument ("Contract") to which the Company or any of the Company Subsidiaries is a party or is subject or by which any of their properties or assets is bound. The parties acknowledge that the consummation of the Merger and the other transactions contemplated hereby is subject to various regulatory approvals. The Company and Savings, as applicable, have all requisite corporate power and authority to enter into this Agreement, the Option Agreement, the Acquisition Plan of Merger and the Rights Amendment and to perform their respective obligations hereunder and thereunder, except, with respect to this Agreement and the Acquisition Merger, the approval of the Company's shareholders required under applicable law. Other than the receipt of Governmental Approvals (as defined in Section 5.1(c)), the approval of shareholders, the consent of the Rights Agent under the Rights Agreement (which consent was received prior to the date of this Agreement) and the consents specified in Schedule I with respect to the Contracts, no consents or approvals are required on behalf of Company in connection with the consummation of the transactions contemplated by this Agreement, the Option Agreement, the Acquisition Plan of Merger, the Bank Plan of Merger and the Rights Amendment. This Agreement, the Option Agreement, the Acquisition Plan of Merger, the Bank Plan of Merger and the Rights Amendment constitute the valid and binding obligation of the Company and Savings, as applicable, and each is enforceable in accordance with its terms, except as enforceability may be limited by applicable laws relating to bankruptcy, insolvency or creditors rights generally and general principles of equity.

     2.12 Employment Arrangements.  Except as disclosed in Section 2.12 of
          -----------------------
Schedule I, there are no employment, severance or other agreements, plans or arrangements with any current or former directors, officers or employees of Company or any Company Subsidiary which may not be terminated without penalty (including any augmentation or acceleration of benefits) on 30 days or less notice to such person. The Severance Pay Guidelines established at the April 11, 1995 Senior Management meeting, a copy of which was furnished to Commercial on August 7, 1995, are not legally enforceable by any director, officer or employee of Company or any Company Subsidiary against, or binding upon, Company or any Company Subsidiary or, following the Acquisition Merger Effective Time, the Surviving Corporation or any subsidiary thereof. No payments to directors, officers or employees of the Company or the Company Subsidiaries resulting from the transactions contemplated hereby will cause the imposition of excise taxes under Section 4999 of the Code or the disallowance of a deduction to the Company or any Company Subsidiary pursuant to Sections 162, 280G or any other section of the Code.

     2.13 Employee Benefits.
          -----------------

          (a) Neither the Company nor any of the Company Subsidiaries maintains any funded deferred compensation plans (including profit sharing, pension, savings or stock bonus plans), unfunded deferred compensation arrangements or employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than any plans ("Employee Plans") set forth in Section 2.13 of Schedule I (true and correct copies of which have been delivered to Commercial).

None of Company or any of the Company Subsidiaries has incurred or reasonably expects to incur any liability to the Pension Benefit Guaranty Corporation except for required premium payments which, to the extent due and payable, have been paid. The Employee Plans intended to be qualified under Section 401(a) of the Code are so qualified, and Company is not aware of any fact which would adversely affect the qualified status of such plans. Except as set forth in
Section 2.13 of Schedule I, neither the Company nor any of the Company Subsidiaries (a) provides health, medical, death or survivor benefits to any former employee or beneficiary thereof, or (b) maintains any form of current (exclusive of base salary and base wages) or deferred compensation, bonus, stock option, stock appreciation right, benefit, severance pay, retirement, incentive, group or individual health insurance, welfare or similar plan or arrangement for the benefit of any single or class of directors, officers or employees, whether active or retired (collectively "Benefit Arrangements").

          (b) Except as disclosed in Section 2.13 to Schedule I, all Employee Plans and Benefit Arrangements which are in effect were in effect for substantially all of calendar year 1994 and there has been no material amendment thereof (other than amendments required to comply with applicable law) or no material increase in the cost thereof or benefits payable thereunder on or after January 1, 1994.

          (c) To the best knowledge of the Company, with respect to all Employee Plans and Benefit Arrangements, the Company and each Company Subsidiary are in substantial compliance with the requirements prescribed by any and all statutes, governmental or court orders, or rules or regulations currently in effect, including but not limited to ERISA and the Code, applicable to such Employee Plans or Benefit Arrangements. No condition exists that could constitute grounds for the termination of any Employee Plan under Section 4042 of ERISA; no "prohibited transaction," as defined in Section 406 of ERISA and
Section 4975 of the Code, has occurred with respect to any Employee Plan, or any other employee benefit plan maintained by Company or any Company Subsidiary which is covered by Title I of ERISA, which could subject any person to liability under Title I of ERISA or to the imposition of any tax under Section 4975 of the Code which could have an adverse effect on the business, assets, financial condition, results of operations or prospects of Company or any Company Subsidiary; nor to the best knowledge of Company has any Employee Plan subject to Part III of Subtitle B of Title I of ERISA or Section 412 of the Code, or both, incurred any "accumulated funding deficiency," as defined in
Section 412 of the Code, whether or not waived; nor has Company or any Company Subsidiary failed to make any contribution or pay any amount due and owing as required by the terms of any Employee Plan or Benefit Arrangement. To the best of its knowledge, neither Company nor any Company Subsidiary has incurred or expects to incur, directly or indirectly, any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA which could constitute a liability of Commercial, or any of its affiliates at or after the Acquisition Merger Effective Time.

     2.14 Information Furnished.  No statement contained in any schedule,
          ---------------------
certificate or other document furnished (whether prior to or subsequent to the date of this Agreement) or to be furnished in writing by or on behalf of Company to Commercial pursuant to this Agreement contains or will contain any untrue statement of a material fact or any material omission. No information material to the Merger and which is necessary to make (i) the representations and warranties or (ii) the information provided and to be provided to Commercial for purposes of its due diligence examination pursuant to Section 4.11 hereof not misleading, to the best knowledge of the Company, has been withheld from Commercial.

     2.15 Property and Assets.  The Company and the Company Subsidiaries have
          -------------------
good and marketable title to all of their real property reflected in the financial statements at December 31, 1994, referred to in Section 2.4 hereof, or acquired subsequent thereto, free and clear of all Encumbrances, except for (a) such items shown in such financial statements or in the notes thereto, (b) liens for current real estate taxes not yet delinquent, (c) customary title exceptions that have no material adverse effect upon the value of such property, (d) property sold or transferred in the ordinary course of business since the date of such financial statements, (e) pledges or liens incurred in the ordinary course of business and (f) as otherwise specifically indicated in Section 2.15 of Schedule I. Company and the Company Subsidiaries enjoy peaceful and undisturbed possession under all material leases for the use of real property under which they are the lessee; all of such leases are valid and binding and in full force and effect and neither Company nor any Company Subsidiary is in default in any material respect under any such lease. No consent of the lessor of any material real property or material personal property lease is required for consummation of the Merger except as set forth in Section 2.15 of Schedule
I. Except as set forth in Section 2.15 of Schedule I, there has been no material physical loss, damage or destruction, whether or not covered by insurance, affecting the real properties of Company and the Company Subsidiaries since December 31, 1994, except such loss, damage or destruction which does not have a material adverse effect on the Company and the Company Subsidiaries, taken as a whole. All property and assets material to their business and currently used by Company and the Company Subsidiaries are, in all material respects, in good operating condition and repair, normal wear and tear excepted.

     2.16 Agreements and Instruments.  Except as set forth in Section 2.16 of
          --------------------------
Schedule I, neither the Company nor any Company Subsidiary is a party to (a) any material agreement, arrangement or commitment not made in the ordinary course of business, (b) any agreement, indenture or other instrument relating to the borrowing of money by the Company or any Company Subsidiary or the guarantee by the Company or any Company Subsidiary of any such obligation (other than Federal Home Loan Bank advances with a maturity of one year or less from the date hereof), (c) any agreements to make loans or for the provision, purchase or sale of goods, services or property between Company or any Company Subsidiary and any director or officer of Company or Savings, or any member of the immediate family or affiliate of any of the foregoing, (d) any agreements with or concerning any labor or employee organization to which Company or any Company Subsidiary is a party, (e) any agreements between Company or any Company Subsidiary and any five percent or more shareholder of Company, and (f) any agreements, directives, orders, or similar arrangements between or involving the Company or any Company Subsidiary and any state or federal savings institution regulatory authority.

     2.17 Material Contract Defaults.  Neither the Company nor any Company
          --------------------------
Subsidiary nor the other party thereto is in default in any respect under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which the Company or a Company Subsidiary is a party or by which its respective assets, business, or operations may be bound or affected or under which it or its respective assets, business, or operations receives benefits, and which default is reasonably expected to have either individually or in the aggregate a material adverse effect on the Company and any Company Subsidiary, taken as a whole, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

     2.18 Tax Matters.
          -----------

          The Company and each of the Company Subsidiaries have duly and properly filed all federal, state, local and other tax returns required to be filed by them and have made timely payments of all taxes due and payable, whether disputed or not; the current status of audits of such returns by the Internal Revenue Service ("IRS") and other applicable agencies is as set forth in Section 2.18 of Schedule I; and, except as set forth in Section 2.18 of
Schedule I, there is no agreement by the Company or any Company Subsidiary for the extension of time or for the assessment or payment of any taxes payable. Except as set forth in Section 2.18 of Schedule I, neither the IRS nor any other taxing authority is now asserting or, to the best knowledge of Company, threatening to assert any deficiency or claim for additional taxes (or interest thereon or penalties in connection therewith), nor is Company aware of any basis for any such assertion or claim. The Company and each of the Company Subsidiaries have complied in all material respects with applicable IRS backup withholding requirements and have filed all appropriate information reporting returns for all tax years for which the statute of limitations has not closed. The Company and each Company Subsidiary have complied with all applicable state law sales and use tax collection and reporting requirements.

          (b) Adequate provision for any federal, state, local, or foreign taxes due or to become due for the Company or any of the Company Subsidiaries for any period or periods through and including December 31, 1994, has been made and is reflected on the December 31, 1994 audited Company consolidated financial statements and has been or will be made with respect to periods ending after December 31, 1994.

     2.19 Environmental Matters.  Except as set forth in Section 2.19 of
          ---------------------
Schedule I, to the best knowledge of the Company, neither the Company nor any Company Subsidiary owns or leases any properties affected by toxic waste, radon gas or other hazardous conditions or constructed in part with the use of asbestos. Except as set forth in Section 2.19 of Schedule I, neither the Company nor any Company Subsidiary has knowledge of, nor has the Company or any Company Subsidiary received written notice from any governmental or regulatory body of, any conditions, activities, practices or incidents which is reasonably likely to interfere with or prevent compliance or continued compliance with hazardous substance laws or any regulation, order, decree, judgment or injunction, issued, entered, promulgated or approved thereunder, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant or chemical, or industrial, toxic or hazardous substance or waste. There is no civil, criminal or administrative claim, action, suit, proceeding, hearing or investigation pending or, to Company's knowledge, threatened against Company or any Company Subsidiary relating in any way to such hazardous substance laws or any regulation, order, decree, judgment or injunction issued, entered, promulgated or approved thereunder.

     2.20 Loan Portfolio:  Portfolio Management.
          -------------------------------------

          (a) All evidences of indebtedness reflected as assets in the consolidated balance sheet of Company as of December 31, 1994, or acquired since such date, are (except with respect to those assets which are no longer assets of the Company or any Company Subsidiary) binding obligations of the respective obligers named therein except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding may be brought, and the payment of no material amount thereof (either individually or in the aggregate with other evidences of indebtedness) is subject to any defenses which have been threatened or asserted against the Company or any Company Subsidiary. All such indebtedness which is secured by an interest in real property is secured by a valid and perfected mortgage lien having the priority specified in the loan documents. All loans originated or purchased by Savings were at the time entered into and at all times since have been in compliance in all material respects with all applicable laws (including, without limitation, all consumer protection laws) and regulations. Savings administers its loan and investment portfolios (including, but not limited to, adjustments to adjustable mortgage loans) in accordance with all applicable laws and regulations and the terms of applicable instruments. The records of Savings regarding all loans outstanding on its books are accurate in all material respects and the risk classification system has been established in accordance with the requirements of the OTS.

          (b) Section 2.20 of Schedule I sets forth a list, accurate and complete in all material respects, of the aggregate amounts of loans, extensions of credit and other assets of Savings and its subsidiaries that have been adversely designated, criticized or classified by it as of June 30, 1995, separated by category of classification or criticism (the "Asset Classification"); and no amounts of loans, extensions of credit or other assets that have been adversely designated, classified or criticized as of the date hereof by any representative of any government entity as "Special Mention," "Substandard," "Doubtful," "Loss" or words of similar import are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit or other assets that were charged off by it or any of its Subsidiaries before the date hereof.

     2.21 Real Estate Loans and Investments.  Except for properties acquired in
          ---------------------------------
settlement of loans, there are no facts, circumstances or contingencies known to the Company or any Company Subsidiary which exist which would require a material reduction under generally accepted accounting principles in the present carrying value of any of the real estate investments, joint ventures, construction loans, other investments or other loans of the Company or any Company Subsidiary (either individually or in the aggregate with other loans and investments).

     2.22 Derivatives Contracts.  Neither the Company nor any of its
          ---------------------
Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or any other contract not included on its Balance Sheet which is a derivatives contract (including various combinations thereof) (each, a "Derivatives

Contract") or owns securities that are identified in Thrift Bulletin No. 65 or otherwise referred to as structured notes (each, a "Structured Note"), except for those Derivatives Contracts and Structured Notes set forth in Section 2.22 of Schedule I, including a list, as applicable, of any of its or any of its Subsidiaries' assets pledged as security for a Derivatives Contract.

     2.23 Insurance.  Except as set forth in Section 2.23 of Schedule I, the
          ---------
Company and the Company Subsidiaries have in effect insurance coverage with reputable insurers which, in respect to amounts, types and risks insured, is reasonably adequate for the business in which the Company and the Company Subsidiaries are engaged. A schedule of all insurance policies in effect as to the Company and the Company Subsidiaries (the "Insurance Policies") is as set forth on Section 2.23 of Schedule I (other than policies pertaining to mortgage loans made in the ordinary course of business). Except as set forth on Section
2.23 of Schedule I, all Insurance Policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of this Agreement have been paid, such premiums covering all periods from the date hereof up to and including the Acquisition Merger Effective Date shall have been paid on or before the Acquisition Merger Effective Date, to the extent then due and payable (other than retrospective premiums which may be payable with respect to worker's compensation insurance policies, adequate reserves for which are reflected in the Company's financial statements). The Insurance Policies are valid, outstanding and enforceable in accordance with their respective terms and will not in any way be affected by, or terminated or lapsed solely by reason of, the transactions contemplated by this Agreement. Except as set forth on Section
2.23 of Schedule I, neither the Company nor any Company Subsidiary has been refused any insurance with respect to any material properties, assets or operations, nor has any coverage been limited or terminated by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

     2.24 Preferred Stock.
          ---------------

          (a) The Company is not in default or in arrears on dividends with respect to the issued and outstanding shares of Company Preferred Stock, and
(ii) Company is not in default or in arrears with respect to the mandatory or optional redemption, purchase or other acquisition, retirement or other requirement of, or with respect to, any sinking or other similar fund or agreement for the redemption, purchase or other acquisition, retirement or other requirement of, or with respect to, any shares of Company Preferred Stock.

          (b) The conversion price of the Company Preferred Stock, as adjusted pursuant to Section 7(b) of Company's Statement Establishing Series of Preferred Stock ($0.01 Par Value) $1.52

Series A Cumulative Convertible Preferred Stock of Conservative Savings Corporation, dated June 23, 1993 is $11.06195 per share of Company common stock (equivalent to a rate of 2.26 shares of Company common stock for each share of Company Preferred Stock.


                                  ARTICLE III
           REPRESENTATIONS AND WARRANTIES OF COMMERCIAL AND THE BANK

     Commercial and the Bank represent and warrant to Company and Savings that, except as disclosed in Schedule II attached hereto, and except that Bank makes no representations or warranties regarding Commercial:

     3.1  Organization, Good Standing, Authority, Insurance, Etc.  Commercial
          ------------------------------------------------------
is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nebraska. Each of the subsidiaries of Commercial within the meaning of Section 10(a)(1)(G) of HOLA (individually a "Commercial Subsidiary" and collectively the "Commercial Subsidiaries") is duly organized, validly existing, and in good standing under the laws of the respective jurisdiction under which it is organized. Commercial and each Commercial Subsidiary has all requisite power and authority and is duly qualified and licensed to own, lease and operate its properties and conduct its business as it is now being conducted. Commercial and each Commercial Subsidiary is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which qualification is necessary under applicable law, except to the extent that any failures to so qualify would not, in the aggregate, have a material adverse effect on the business, financial condition or results of operations of Commercial and the Commercial Subsidiaries, taken as a whole. The Bank is a member in good standing of the Federal Home Loan Bank of Topeka, and all eligible accounts issued by the Bank are insured by the SAIF to the maximum extent permitted under applicable law. The Bank is a "domestic building and loan association" as defined in Section 7701(a)(19) of the Code, and is a "qualified thrift lender" as defined in Section 10(m) of the HOLA and the Thrift Regulations. Commercial is duly registered as a savings and loan holding company under the HOLA.

     3.2  Capitalization.  The authorized capital stock of Commercial consists
          --------------
of 25,000,000 shares of Commercial common stock, par value $.01 per share, of which 12,910,957 shares were issued and outstanding as of the date of this Agreement and 10,000,000 shares of serial preferred stock, par value of $.01 per share, of which no shares were outstanding as of the date of this Agreement. All outstanding shares of Commercial common stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

     3.3  Ownership of Subsidiaries.  All the outstanding shares of the capital
          -------------------------
stock of the Commercial Subsidiaries are validly issued, fully paid, nonassessable and owned beneficially and of record by Commercial or a Commercial Subsidiary free and clear of any Encumbrance. Except as disclosed in Section 3.3 of Schedule II, all of the outstanding capital stock or other ownership interests in all of the Commercial Subsidiaries is owned either by Commercial or the Bank. There are no options, convertible securities, warrants, or other rights (preemptive or otherwise) to purchase or acquire any capital stock of any Commercial Subsidiary and no contracts to which Commercial or any of its affiliates is subject with respect to the issuance, voting or sale of issued or unissued shares of the capital stock of any of the Commercial Subsidiaries.

     3.4  Financial Statements and Reports.  No registration statement, proxy
          --------------------------------
statement, schedule or report filed by Commercial or any Commercial Subsidiary with the SEC or the OTS under the 1933 Act, or the 1934 Act, on the date of effectiveness in the case of such registration statements, or on the date of filing in the case of such reports or schedules, or on the date of mailing in the case of such proxy statements, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For the past five years, Commercial and the Commercial Subsidiaries have timely filed all documents required to be filed by them with the SEC, the OTS, or the FDIC under various securities and financial institution laws and regulations, except to the extent that all failures to so file, in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of Commercial and the Commercial Subsidiaries, taken as a whole; and all such documents, as finally amended, complied in all material respects with applicable requirements of law and, as of their respective date or the date as amended, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent stated therein, all financial statements and schedules included in the documents referred to in the preceding sentences (or to be included in similar documents to be filed after the date hereof) (i) are or will be (with respect to financial statements in respect of periods ending after June 30,
1994) in accordance with Commercial's books and records and those of any of its Subsidiaries, and (ii) present (and in the case of financial statements in respect of periods ending after June 30, 1994 will present) fairly the consolidated statement of financial condition and the consolidated statements of operations, stockholders' equity and cash flows of Commercial and its Subsidiaries as of the dates and for the periods indicated in accordance with generally accepted accounting principles (except for the omission of notes to unaudited statements, year end adjustments to interim results and changes in generally accepted accounting principles). The consolidated financial statements of Commercial as of June 30, 1994 and for the three years then ended and the consolidated financial statements for all periods thereafter up to the Closing disclose or will disclose, as the case may be, all liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or due to become due and regardless of when asserted), as of their respective dates, of Commercial and the Commercial Subsidiaries required to be reflected in such financial statements according to generally accepted accounting principles, other than liabilities which are not, in the aggregate, material to Commercial and the Commercial Subsidiaries, taken as a whole, and contain or will contain in the opinion of management adequate reserves for losses on loans and properties acquired in settlement of loans, taxes and all other material accrued liabilities and for all reasonably anticipated material losses, if any as of such date. There exists no set of circumstances that could reasonably be expected to result in any liability or obligation material to Commercial or the Commercial Subsidiaries, taken as a whole, except as disclosed in such consolidated financial statements at June 30, 1994, or for transactions effected or actions occurring or omitted to be taken after June 30, 1994, (i) in the ordinary course of business, or (ii) as permitted by this Agreement.

     3.5  Absence of Changes.  Since December 31, 1994, there has been no
          ------------------
material adverse change in the business, properties, financial condition, results of operations or assets of Commercial and the Commercial Subsidiaries, taken as a whole, other than any such change attributable to or resulting from any change in law, regulation or generally accepted accounting principles which impairs both the Company and Commercial in a substantially similar manner and other than any change attributable to or resulting from changes in economic conditions applicable to banking institutions generally or in general levels of interest rates affecting both the Company and Commercial to a similar extent and in a similar manner. There is no occurrence, event or development of any nature existing or, to the best knowledge of Commercial, threatened which may reasonably be expected to have a material adverse effect upon the business, properties, financial condition, operations or assets of Commercial or any Commercial Subsidiary, other than the effects of any such change attributable to or resulting from any change in law, regulation or generally accepted accounting principles which impairs both the Company and Commercial in a substantially similar manner and other than the effects of any change attributable to or resulting from changes in economic conditions applicable to banking institutions generally or in general levels of interest rates affecting both the Company and Commercial to a similar extent and in a similar manner.

     3.6  Prospectus/Proxy Statement .  At the time the Registration Statement
          ---------------------------
becomes effective and at the time the Prospectus/Proxy

Statement is mailed to the shareholders of the Company for the solicitation of proxies for the approval referred to in Section 1.7 hereof and at all times subsequent to such mailings up to and including the times of such approval, such Registration Statement and Prospectus/Proxy Statement (including any amendments or supplements thereto), with respect to all information set forth therein relating to Commercial (including the Commercial Subsidiaries) and its shareholders, Commercial common stock, this Agreement, the Merger and all other transactions contemplated hereby, will:

          (a) comply in all material respects with applicable provisions of the 1933 Act, the 1934 Act and the rules and regulations under such Acts; and

          (b) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which it is made, not misleading.

     3.7  No Broker's or Finder's Fees.  No agent, broker, investment banker,
          ----------------------------
person or firm acting on behalf or under authority of Commercial or any of the Commercial Subsidiaries is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with the Merger or any other transaction contemplated hereby, except Commercial has engaged Merrill Lynch & Co., an investment banking firm, to provide financial advisory services and to deliver a "fairness opinion" as to whether or not the Exchange Ratio is fair to Commercial's shareholders from a financial point of view, whose fees and reasonable out-of-pocket expenses will be paid by Commercial.

     3.8  Compliance With Law.
          -------------------

          (a) Commercial and the Commercial Subsidiaries are in compliance in all material respects with all material laws and regulations applicable to their respective business or operations or with respect to which compliance is a condition of engaging in the business thereof, and neither Commercial nor any Commercial Subsidiary has received notice from any federal, state or local government or governmental agency of any material violation of, and does not know of any material violations of, any of the above.

          (b) Commercial and each of it Subsidiaries have all material permits, licenses, certificates of authority, orders and approvals of, and have made all material filings, applications and registrations with, all federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its respective business as it is presently conducted.

     3.9  Corporate Actions.  The Boards of Directors of Commercial and the
          -----------------
Bank have duly authorized their respective officers to execute and deliver (as applicable) this Agreement, the Acquisition Plan of Merger, the Bank Plan of Merger and the Option Agreement and to take all action necessary to consummate the Merger and the other transactions contemplated hereby. All corporate authorizations by the Board of Directors of Commercial required for the consummation of the Merger have been obtained.

     3.10 Authority.  The execution, delivery and performance of this Agreement
          ---------
by Commercial and the Bank does not violate any of the provisions of, or constitute a default under or give any person the right to accelerate payment or performance under (i) the articles of incorporation or bylaws of Commercial, the charter or bylaws of the Bank, or the articles of incorporation or bylaws or of any other Commercial Subsidiary, (ii) any regulatory restraint on the acquisition of the Company or Savings or control thereof, (iii) any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which Commercial or any of the Commercial Subsidiaries is subject or (iv) any other Contract to which Commercial or any of the Commercial Subsidiaries is a party or is subject to or by which any of their properties or assets is bound which default, termination or acceleration would have a material adverse effect on the financial condition, business or results of operations of Commercial and the Commercial Subsidiaries, taken as a whole. The parties acknowledge that the consummation of the Merger and the other transactions contemplated hereby is subject to various regulatory approvals. Commercial and the Bank have all requisite corporate power and authority to enter into this Agreement and the Option Agreement and to perform their obligations hereunder and thereunder. Other than the receipt of Governmental Approvals, no consents or approvals are required on behalf of Commercial or any Commercial Subsidiary in connection with the consummation of the transactions contemplated by this Agreement, the Option Agreement or the Acquisition Plan of Merger. This Agreement, the Option Agreement, the Acquisition Plan of Merger and the Bank Plan of Merger constitute the valid and binding obligations of Commercial and the Bank, and are enforceable in accordance with their terms, except as enforceability may be limited by applicable laws relating to bankruptcy, insolvency or creditors' rights generally and general principles of equity.

     3.11 Information Furnished.  No statement contained in any schedule,
          ---------------------
certificate or other document furnished (whether prior to or subsequent to the date of this Agreement) or to be furnished in writing by or on behalf of Commercial to Company pursuant to this Agreement contains or will contain any untrue statement of a material fact or any material omission. No information material to the Merger and which is necessary to make the representations and warranties not misleading, to the best knowledge of Commercial, has been withheld from the Company.

     3.12 Litigation and Other Proceedings.  Except for matters which would not
          --------------------------------
have a material adverse effect on the business, financial condition or results of operations of Commercial and the Commercial Subsidiaries taken as a whole, neither Commercial nor any Commercial Subsidiary is a defendant in, nor is any of its property subject to, any pending, or, to the best knowledge of the management of Commercial, threatened, claim, action, suit, investigation, or proceeding, or subject to any judicial order, judgment or decree.

     3.13 Agreements and Instruments.  As of the date of this Agreement, there
          --------------------------
are no agreements, directives, orders or similar arrangements between or involving Commercial or any Commercial Subsidiary and any state or federal savings institution regulatory authority.

     3.14 Cash Consideration.  Commercial will have sufficient cash on hand to
          ------------------
pay the Common Stock Cash Consideration and the Preferred Stock Cash Consideration as of the Acquisition Merger Effective Time.

     3.15 Tax Matters.   Commercial and each of the Commercial Subsidiaries
          -----------
have duly and properly filed all federal, state, local and other tax returns required to be filed by them and have made timely payments of all taxes due and payable, whether disputed or not; except as set forth in Section 3.15 of
Schedule II, there is no agreement by Commercial or any Commercial Subsidiary for the extension of time or for the assessment or payment of any taxes payable. Except as set forth in Section 3.15 of Schedule II, neither the IRS nor any other taxing authority is now asserting or, to the best knowledge of Commercial, threatening to assert any deficiency or claim for additional taxes (or interest thereon or penalties in connection therewith), nor is Commercial aware of any basis for any such assertion or claim. Commercial and each of the Commercial Subsidiaries have complied in all material respects with applicable IRS backup withholding requirements and have filed all appropriate information reporting returns for all tax years for which the statute of limitations has not closed. Commercial and each Commercial Subsidiary have complied with all applicable state law sales and use tax collection and reporting requirements.


                                  ARTICLE IV
                                   COVENANTS

     4.1  Investigations; Access and Copies.  Between the date of this
          ---------------------------------
Agreement and the Acquisition Merger Effective Time, each party agrees to give to the other party and its respective representatives and agents full access (to the extent lawful) to all of the premises, books, records and employees of it and its subsidiaries at all reasonable times, and to furnish and cause its subsidiaries to furnish to the other party and its respective agents or representatives access to and true and complete copies of such financial and operating data, all documents with respect to matters to which reference is made in Articles II or III of this Agreement or on any list, schedule or certificate delivered or to be delivered in connection herewith, and such other documents, records, or information with respect to the business and properties of it and its subsidiaries as the other party or its respective agents or representative shall from time to time reasonably request; provided,
                                                                     --------
however, that any such inspection (a) shall be conducted in such manner as not
-------
to interfere unreasonably with the operation of the business of the entity inspected and (b) shall not affect any of the representations and warranties hereunder. Each party will also give prompt written notice to the other party of any event or development (x) which, had it existed or been known on the date of this Agreement, would have been required to be disclosed under this Agreement,
(y) which would cause any of its representations and warranties contained herein to be inaccurate or otherwise materially misleading, or (z) which materially relate to the satisfaction of the conditions set forth in Article V of this Agreement.

     4.2  Conduct of Business of the Company and the Company Subsidiaries.
          ---------------------------------------------------------------
Between the date of this Agreement and the Acquisition Merger Effective Time, the Company and Savings agree:

          (a) That the Company and the Company Subsidiaries shall conduct their business only in the ordinary course, and maintain their books and records in accordance with past practices and not to take any action that would (i) adversely affect the ability to obtain the Governmental Approvals or (ii) adversely affect the Company's ability to perform its obligations under this Agreement or the Option Agreement;

          (b)  That the Company shall not, without the prior written consent of
Commercial: (i) declare, set aside or pay any dividend or make any other distribution with respect to Company's capital stock, except for (i) the regular quarterly dividends on the Company's common stock in an amount not to exceed $0.03 per share per quarter, and (ii) the regular quarterly dividends on the Company Preferred Stock in an amount not to exceed $0.38 per share per quarter, in each case to be paid on the dates customarily fixed by the Company for the payment of dividends; (ii) reacquire any of Company's outstanding shares of capital stock; (iii) issue or sell or buy any shares of capital stock of the Company or any Company Subsidiary, except shares of Company common stock issued pursuant to the Company Option Plan; (iv) effect any stock split, stock dividend or other reclassification of Company's common stock; or (v) grant any options or issue any warrants exercisable for or securities convertible or exchangeable into capital stock of Company or any Company Subsidiary or grant any stock appreciation or other rights with respect to shares of capital stock of Company or of any Company Subsidiary;

          (c) That Company and the Company Subsidiaries shall not, without the prior written consent of Commercial: (i) sell or dispose of any significant assets of the Company or of any Company Subsidiary other than in the ordinary course of business consistent with past practices; (ii) merge or consolidate the Company or any Company Subsidiary with or otherwise acquire any other entity, or file any applications or make any contract with respect to branching by Savings (whether de novo, purchase, sale or relocation) or acquire or construct, or enter into any agreement to acquire or construct, any interest in real property (other than with respect to security interests in properties securing loans and properties acquired in settlement of loans in the ordinary course) or improvements to real property; (iii) change the certificate of incorporation, charter documents or other governing instruments of the Company or any Company Subsidiary, except as provided in this Agreement; (iv) grant to any executive officer, director or employee of the Company or any Company Subsidiary (A) except as set forth in Section 4.2(c) of Schedule I, any increase in annual compensation, or (B) except as set forth in Section 4.2(c) of Schedule I, any bonus type payment; (v) adopt any new or amend or terminate any existing Employee Plans or Benefit Arrangements of any type; (vi) authorize severance pay or other benefits for any officer, director or employee of Company or any Company Subsidiary; (vii) incur any material indebtedness or obligation or enter into or extend any material agreement or lease, except in the ordinary course of business consistent with past practices; (viii) engage in any lending activities other than in the ordinary course of business consistent with past practices;
(ix) form any new subsidiary or cause or permit a material change in the activities presently conducted by any Company Subsidiary or make additional investments in subsidiaries; (x) purchase any debt securities or derivative securities, including CMO or REMIC products, that are defined as "high risk mortgage securities" under OTS Thrift Bulletin No. 52 dated January 10, 1992 as revised or purchase any Derivatives Contracts or Structured Notes; (xi) purchase any equity securities other than Federal Home Loan Bank stock; (xii) make any investment which would cause Savings to not be a qualified thrift lender under
Section 10(m) of the HOLA, or not to be a "domestic building and loan association" as defined in Section 7701(a)(19) of the Code; (xiii) make any loan with a principal balance of $500,000 or more; (xiv) authorize capital expenditures other than in the ordinary course of business; (xv) adopt or implement any change in its accounting principles, practices or methods other than as may be required by generally accepted accounting principles or adopt or implement any change in its methods of accounting for Federal income tax purposes; or (xvi) make any loan in which participation interests therein are to be sold to other persons or entities or acquire a participation interest in a loan originated by another person or entity. The limitations contained in this
Section 4.2(c) shall also be deemed to constitute limitations as to the making of any commitment with respect to any of the matters set forth in this

Section 4.2(c). Notwithstanding the foregoing, Savings may engage in any of the foregoing activities exclusively with the Bank.

     4.3  No Solicitation.  The Company will not authorize any officer,
          ---------------
director, employee, investment banker, financial consultant, attorney, accountant or other representative of Company or any Company Subsidiary, directly or indirectly, to initiate contact with any person or entity in an effort to solicit, initiate or encourage any "Takeover Proposal" (as such term is defined below). Except as the fiduciary duties of the Company Board of Directors may otherwise require (as determined in consultation with legal counsel), the Company will not authorize any officer, director, employee, investment banker, financial consultant, attorney, accountant or other representative of the Company or any Company Subsidiary, directly or indirectly,
(A) to cooperate with, or furnish or cause to be furnished any non-public information concerning its business, properties or assets to, any person or entity in connection with any Takeover Proposal; (B) to negotiate any Takeover Proposal with any person or entity; or (C) to enter into any agreement, letter of intent or agreement in principle as to any Takeover Proposal. The Company will promptly give written notice to Commercial upon becoming aware of any Takeover Proposal, such notice to contain, at a minimum, the identity of the persons submitting the Takeover Proposal, a copy of any written inquiry or other communication, the terms of any Takeover Proposal, any information requested or discussions sought to be initiated and the status of any requests, negotiations or expressions of interest. As used in this Agreement with respect to the Company, "Takeover Proposal" shall mean any proposal, other than as contemplated by this Agreement, for a merger or other business combination involving the Company or Savings or for the acquisition of a ten percent (10%) or greater equity interest in Company or Savings, or for the acquisition of a substantial portion of the assets of Company or Savings (other than loans or securities sold in the ordinary course).

     4.4  Shareholder Approvals.  The Company shall call the meeting of its
          ---------------------
shareholders to be held for the purpose of voting upon the Acquisition Merger and related matters, as referred to in Section 1.7 hereof, as soon as practicable, but in no event later than 45 days after the Registration Statement becomes effective under the 1933 Act. In connection with such meeting, the Company Board of Directors shall recommend approval of the Merger, except as the fiduciary duties of the Company's Board of Directors may otherwise require. The Company shall use its best efforts to solicit from its shareholders proxies in favor of approval and to take all other action necessary or helpful to secure a vote of the holders of the shares of Company common stock and Company Preferred Stock in favor of the Merger, except as the fiduciary duties of the Boards of Directors may otherwise require.

     4.5  Filing of Holding Company and Merger Applications.  Commercial shall
          -------------------------------------------------
use its best efforts promptly to prepare, submit and file a holding company application to the OTS pursuant to 12 C.F.R. (S)574.3 for acquisition of control of Company and Savings and a merger application to the OTS pursuant to the Bank Merger Act and 12 C.F.R. 563.22(a) for the Bank Merger and any other applications required to be filed in connection with the transactions contemplated hereby.

     4.6  Consents.  Company and Savings will use their best efforts to obtain
          --------
the consent or approval of each person whose consent or approval shall be required in order to permit Company or Savings, as the case may be, to consummate the Acquisition Merger and the Bank Merger.

     4.7  Resale Letter Agreements.  After execution of this Agreement, (i)
          ------------------------
Company shall use its best efforts to cause to be delivered to Commercial from each person who may be deemed to be an "affiliate" of Company within the meaning of Rule 145 under the 1933 Act, a written letter agreement regarding restrictions on resale of the shares of Commercial common stock received by such persons in the Merger to ensure compliance with applicable resale restrictions imposed under the federal securities laws and (ii) neither Commercial nor the Company (including the Company Subsidiaries) shall take any action which would materially impede or delay consummation of the Merger, or prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code; provided that nothing hereunder shall limit the ability of Commercial to exercise its rights under the Option Agreement.

     4.8  Publicity.  Between the date of this Agreement and the Acquisition
          ---------
Merger Effective Time, neither Commercial, Company or any of their subsidiaries shall, without the prior approval of the other, issue or make, or permit any of its directors, employees, officers or agents to issue or make, any press release, disclosure or statement to the press or any third party with respect to the Merger or the transactions contemplated hereto, except as required by law. The parties shall cooperate when issuing or making any press release, disclosure or statement with respect to Merger or the transactions contemplated hereby, except as required by law.

     4.9  Cooperation Generally.  Between the date of this Agreement and the
          ---------------------
Acquisition Merger Effective Time, Commercial, Company and their subsidiaries shall use their best efforts, and take all actions necessary or appropriate, to consummate the Merger and the other transactions contemplated by this Agreement at the earliest practicable date.

     4.10 Additional Financial Statements and Reports.  As soon as reasonably
          -------------------------------------------
practicable after they become publicly available, the Company shall furnish to Commercial and Commercial shall furnish to the Company, respectively, its balance sheet and related statements of operations, cash flows and stockholders' equity for all periods prior to the Closing. Such financial statements will be prepared in conformity with generally accepted accounting principles applied on a consistent basis and fairly present the financial condition, results of operations and cash flows of the Company or Commercial, as the case may be (subject, in the case of unaudited financial statements, to (a) normal year-end audit adjustments, (b) any other adjustments described therein and (c) the absence of notes which, if presented, would not differ materially from those included in its most recent audited consolidated balance sheet), and all of such financial statements will be prepared in conformity with the requirements of Form 10-Q or Form 10-K, as the case may be, under the 1934 Act.

     4.11 Stock Listing.  Commercial agrees to use all reasonable efforts to
          -------------
cause to be listed on the New York Stock Exchange, subject to official notice of issuance, the shares of Commercial common stock to be issued in the Merger.

     4.12 Allowance for Loan and Real Estate Owned Losses.  At the request of
          -----------------------------------------------
Commercial and in an amount specified by Commercial, prior to the Acquisition Merger Effective Time, the Company and Savings shall establish such additional provisions for loan and real estate owned losses as may be necessary in the sole determination of Commercial to conform the Company's and Savings' loan and real estate owned allowance practices and methods to those of Commercial and the Bank (as such practices and methods are to be applied to Company and Savings from and after the Acquisition Merger Effective Time); provided, however, that Company and Savings shall not be required to take such action until: (i) Company and Savings provide to Commercial a written statement dated the date of Closing certified by the Chairman of the Board, the President and the Chief Financial Officer of the Company and Savings, that the conditions in Sections 5.1 and 5.2 to be satisfied by the Company or Savings or both of them have been satisfied by either or both of them or, alternatively, setting forth in detail the circumstances that have prevented such conditions from being satisfied (the "Reliance Certificate"), and Commercial and Bank provide to Company and Savings a Reliance Certificate relating to the satisfaction of the conditions in Sections 5.1 and 5.3; and (ii) Commercial and the Bank, after reviewing the Reliance Certificate, provide the Company and Savings a written waiver of any right either entity may have to terminate the Agreement which waiver shall contain an express condition precedent that Company and Savings have established such additional provisions for loan and real estate losses as requested by Commercial pursuant to this Section 4.12. No additional provision for loan and real estate owned losses taken by Savings pursuant to this Section 4.12 shall be deemed in and of itself to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement.

     4.13 D&O Indemnification and Insurance.   For a period of three (3) years
          ---------------------------------
following the Acquisition Merger Effective Time, Commercial agrees that the Merger shall not affect or diminish any of the Company's duties and obligations of indemnification existing as of the Acquisition Merger Effective Time in favor of employees, agents, directors or officers of the Company or the Company Subsidiaries arising by virtue of its Articles of Incorporation or Bylaws in the form in effect at the date of this Agreement, or the resolutions dated August 23, 1992 contained in Section 4.13 of Schedule I, or arising by operation of law. Commercial shall cause the persons serving as officers and directors of the Company immediately prior to the Acquisition Merger Effective Time to be covered for a period of 18 months from the Acquisition Merger Effective Time by the directors' and officers' liability insurance policy maintained by the Company (provided that Commercial may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not materially less advantageous than such policy) with respect to acts or omissions occurring prior to the Acquisition Merger Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall Commercial be required to expend more than 150% of the amount currently expended by the Company on an annual basis to maintain or procure insurance coverage for such 18 month period pursuant hereto.

     4.14 Tax Treatment.  Commercial and Company shall use their best efforts
          -------------
to cause the Merger to qualify as a reorganization under Section 368(a)(1) of the Code.

     4.15 Update Disclosure.  From and after the date hereof until the
          -----------------
Acquisition Merger Effective Time, Company shall promptly, but not less frequently than monthly, update Schedule I hereto by notice to Commercial to reflect any matters which have occurred from and after the date hereof which, if existing on the date hereof, would have been required to be described therein and which, in the case of all such updates other than the last such update prior to the Acquisition Merger Effective Time, reflect a material change from the information provided in Schedule I as of the date hereof; provided, however, that no such update shall affect the conditions to the obligation of Company and Savings to consummate the transactions contemplated hereby, and any and all changes reflected in any such update shall be considered in determining whether such conditions have been satisfied.

                                   ARTICLE V
              CONDITIONS OF THE MERGER; TERMINATION OF AGREEMENT

     5.1  General Conditions.  The obligations of Commercial, the Bank, the
          ------------------
Company and Savings to effect the Acquisition Merger and the Bank Merger shall be subject to the following conditions:

          (a)  Stockholder Approval.  The holders of the outstanding shares of
               --------------------
Company common stock and Company Preferred Stock shall have approved this Agreement and the Acquisition Merger as specified in Section 1.7 hereof or as otherwise required by applicable law.

          (b)  No Proceedings.  No order shall have been entered and remain in
               --------------
force restraining or prohibiting the Merger in any legal, administrative, arbitration, investigatory or other proceedings (collectively, "Proceedings") by any governmental or judicial or other authority.

          (c)  Government Approvals.  To the extent required by applicable law
               --------------------
or regulation, all approvals of or filings with any governmental authority (collectively, "Governmental Approvals"), including without limitation those of the OTS, the FDIC, the Federal Trade Commission, DOJ, the SEC, and any state securities or Blue Sky authorities, shall have been obtained or made and any waiting periods shall have expired in connection with the consummation of the Merger. All other statutory or regulatory requirements for the valid consummation of the Merger and related transactions shall have been satisfied.

          (d)  Registration Statement.  The Registration Statement shall have
               ----------------------
been declared effective and shall not be subject to a stop order of the SEC and, if the offer and sale of Commercial's common stock in the Merger pursuant to this Agreement is subject to the Blue Sky laws of any state, shall not be subject to a stop order of any state securities commissioner.

          (e)  Federal Tax Opinion.  Receipt of either an opinion of Deloitte &
               -------------------
Touche LLP, or other tax advisor reasonably acceptable to Commercial and the Company, or a private letter ruling from the IRS, in form and content reasonably satisfactory to Commercial and the Company, and upon which Company shareholders may rely to the effect that for federal income tax purposes:

     . The Acquisition Merger should qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code. Company and Commercial should each be a "party to a reorganization" within the meaning of Code Section 368(b).

     . Company should recognize no gain or loss on the transfer of its assets to Commercial in exchange for the Commercial common stock, cash and the assumption of its liabilities by Commercial, by reason of the application of Code Sections 361(a), 361(b) and 357(a).

     . No gain or loss should be recognized by Company upon the distribution of the Commercial common stock to the

          Company shareholders, by reason of the application of Code Section 361(c)(1).

     . No gain or loss should be recognized by Commercial on the receipt of Company's assets in exchange for Commercial common stock, and the assumption by Commercial of Company's liabilities, by reason of the application of Code Section 1032(a).

     . The basis of the assets of Company in the hands of Commercial should be the same as the basis of such assets in the hands of Company immediately prior to the Merger, by reason of the application of Code
          Section 362(b).

     . The holding period of the property acquired by Commercial from Company should include the holding period of such property in the hands of Company immediately prior to the Merger, by reason of the application of Section 1223(2) of the Code.

     . The gain, if any, to be realized by a Company shareholder who receives Commercial stock and cash in exchange for Company stock will be recognized, but not in excess of the amount of cash received. If the exchange has the effect of the distribution of a dividend (determined with application of Code Section 318(a)), then the amount of gain recognized that is not in excess of each shareholder's ratable share of undistributed earnings and profits will be treated as a dividend. The determination of whether the exchange has the effect of the distribution of a dividend will be made on a shareholder-by-shareholder basis. No loss will be recognized on the exchange.

     . The basis of the Commercial common stock (including fractional share interests a Company shareholder would otherwise be entitled to receive) received by a Company shareholder who exchanges Company common stock for Commercial common stock and cash will be the same as the basis of the Company common stock surrendered in the Merger, decreased by the amount of cash received, and increased by the amount of cash received that is treated as a dividend (if any), and by the amount of gain recognized on the exchange (not including any portion of that gain that was treated as a dividend).

     . The holding period of the Commercial common stock (including fractional share interests that they would otherwise be entitled to receive) to be received by Company shareholders should, in each instance, include the holding period of the Company shares surrendered in the exchange, provided Company stock was held as a capital asset on the date of the Merger, by reason of the application of Code Section 1223(1).

     . Commercial as the Surviving Corporation should succeed to and take into account as of the close of the day of the distribution or transfer the items of Company described in Code Section 381(c), subject to the conditions and limitations specified in Code Sections 381(b) and 381(c), by reason of the application of Code Section 381(a)(2).

     . As provided in Code Section 381(c)(2) and Regulation Section 1.381(c)(2)-1 of the IRS, Commercial as the Surviving Corporation should succeed to and take into account the earnings and profits, or deficit in earnings and profits, of Company as of the date or dates of transfer. Any deficit in earnings and profits of either Commercial or Company will be used only to offset earnings and profits accumulated after the date or dates of transfer.

     . Cash received by a shareholder of Company otherwise entitled to receive a fractional share of Commercial common stock in exchange for his Company stock should be treated as if the fractional shares were distributed as part of the Merger and then were redeemed by Commercial. These cash payments should be treated as having been received as distributions in full payment in exchange for the stock redeemed as provided in Code Section 302(a). This receipt of cash should result in gain or loss measured by the difference between the basis of such fractional share interest and the cash received. Such gain or loss should be capital gain or loss to the former Company shareholder, provided the Company stock was a capital asset in such former shareholder's hands and as such, will be subject to the provisions and limitations of Subchapter P of Chapter 1 (Rev. Rul. 66-365 and Rev. Rul. 77-41).


     5.2  Conditions to Obligations of Commercial and Bank.  The obligations of
          ------------------------------------------------
Commercial and Bank to effect the Merger and the transactions contemplated herein shall be subject to the following additional conditions:

          (a)  Opinion of Counsel for Company.  Commercial shall have received
               ------------------------------
from Baird, Holm, McEachen, Pedersen, Hamann & Straushiem, counsel to Company, an opinion dated as of the Closing covering the matters to be set forth in
Exhibit 5.2(a).

          (b)  Required Consents.  In addition to Governmental Approvals,
               -----------------
Company and Savings shall have obtained all necessary third party consents or approvals in connection with the Merger, the absence of which would materially and adversely affect Company and the Company Subsidiaries, taken as a whole; in this connection, the Company and Savings shall obtain consents from all lessors to their respective real estate leases that may be required for consummation of the Merger.

          (c)  Company Accountants' Letter.   Commercial shall have received
               ---------------------------
from Coopers & Lybrand LLP, letters dated the date of mailing the Prospectus/Proxy Statement and the date of the Closing to the effect that: (i) with respect to the Company they are independent accountants within the meaning of the 1933 Act and 1934 Act and the applicable rules and regulations thereunder, (ii) it is their opinion that the audited financial statements of the Company included in the Prospectus/Proxy Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and 1934 Act and the applicable published accounting rules and regulations thereunder, (iii) on the basis of such procedures as are set forth therein but without performing an examination in accordance with generally accepted auditing standards nothing has come to their attention which would cause them to believe that (A) any unaudited interim financial statements appearing in the Prospectus/Proxy Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and 1934 Act and the published rules and regulations thereunder; (B) said financial statements are not stated on a basis substantially consistent with that of the audited financial statements; (C) (1) at the date of the latest available consolidated financial statements of the Company and at a specific date not more than five business days prior to the date of each such letter there has been, except as specified in such letter, any increase in the outstanding capital stock, or indebtedness for borrowed money of the Company (other than deposits and Federal Home Loan Bank advances with a maturity of one year or less) or any decrease in the stockholders' equity thereof as compared with amounts shown in the latest statement of financial condition included in the Prospectus/Proxy Statement, or
(2) for the period from the date of the latest audited financial statements of the Company included in the Prospectus/Proxy Statement to a specific date not more than five business days prior to the date of each such letter, there were, except as specified in such letter, any decreases, as compared with the corresponding period in the preceding year, in consolidated net income for Company or any increase, as compared with the corresponding period in the preceding year, in the provision for loan losses for Company, (iv) they have performed certain specific procedures as a result of which they determined that certain information of an accounting, financial or statistical nature included in the Prospectus/Proxy Statement and requested by Commercial and agreed upon by such accountants, which is expressed in dollars (or percentages obtained from such dollar amounts) and obtained from accounting records which are subject to the internal controls of the Company's accounting system or which has been derived directly from such accounting records by analysis or computation is in agreement with such records or computations made therefrom (excluding any questions of legal interpretation), and (v) on the basis of such procedures as are set forth in such letter, nothing came to their attention with respect to the Company which would cause them to believe that the pro forma financial statements had not been properly compiled on the pro forma basis described therein.

          (d)  No Material Adverse Change.  Between the date of this Agreement
               --------------------------
and the date of Closing, there shall not have occurred any material adverse change in the financial condition, business or results of operations of Company and the Company Subsidiaries, taken as a whole, other than any such change attributable to or resulting from any change in law, regulation or generally accepted accounting principles which impair both the Company and Commercial in a substantially similar manner, and other than any such change attributable to or resulting from changes in economic conditions applicable to banking institutions generally or in general levels of interest rates affecting both the Company and Commercial to a similar extent and in a similar manner.

          (e)  Representations and Warranties to be True; Fulfillment of
               ---------------------------------------------------------
Covenants and Conditions.  The representations and warranties of the Company and
------------------------
Savings shall be true in all material respects at the Acquisition Merger Effective Time with the same effect as though made at the Acquisition Merger Effective Time (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); Company and Savings shall have performed all obligations and complied with each covenant, in all material respects, and all conditions under this Agreement on their parts to be performed or complied with at or prior to the Acquisition Merger Effective Time; and Company shall have delivered to Commercial a certificate, dated the Acquisition Merger Effective Time and signed by its chief executive officer and chief financial officer, to such effect.

          (f)  No Litigation.  Neither the Company nor any Company Subsidiary
               -------------
shall be a party to any pending litigation, reasonably probable of being determined adversely to the Company or any Company Subsidiary, which would have a material adverse effect on the business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole.

          (g)  Regulatory Approval.  All Governmental Approvals required
               -------------------
hereunder to consummate the transactions contemplated hereby shall have been obtained without the imposition of any conditions which Commercial and the Bank reasonably and in good faith determine to be unduly burdensome upon the conduct of the business of Commercial or the Bank.

          (h)  Acceptance of Legal Matters.  The form and substance of all legal
               ---------------------------
matters contemplated hereby and all papers delivered hereunder shall be reasonably acceptable to Housley Goldberg Kantarian & Bronstein, P.C., special counsel to Commercial and the Bank.

          (i)  Affiliates Letters.  Commercial shall have received the letter
               ------------------
agreements from all affiliates of the Company as contemplated in Section 4.7(i) herein.

          (j)  Fairness Opinion.  Prior to mailing the Prospectus/Proxy
               ----------------
Statement, Commercial shall have received an updated written opinion from Merrill Lynch & Co. to the effect that the Merger Consideration is fair to Commercial from a financial point of view.

          (k)  Environmental Reports.  Commercial, at its expense, shall have
               ---------------------
received a Phase I Environmental Risk Report (as contemplated in OTS Thrift Bulletin #16) on (i) all commercial real estate owned of, (ii) all offices and premises used as facilities by, and (iii) all properties which serve as security for any commercial real estate loan having an original principal balance of $1,000,000 or more of, the Company and Savings, such Reports or other reports derived therefrom or supplemental thereto to be satisfactory to Commercial. Commercial's right to terminate this Agreement due to failure of the condition set forth in this Section 5.2(k) shall only be applicable if the costs to cleanup, remove, remediate, or take any other action to bring any such property or properties into material compliance with environmental laws exceed $100,000 in the aggregate and shall expire unless exercised by Commercial on or prior to November 13, 1995.

          (l)  Rights Amendment.  Neither a "Distribution Date" nor a "Share
               ----------------
Acquisition Date" nor a "Triggering Event" (as such terms are defined in the Rights Agreement) shall have occurred, and the Rights shall not have become redeemable or exercisable for capital stock of Commercial upon consummation of the Acquisition Merger or the Bank Merger and the Company shall have, if requested by Commercial, redeemed the Rights under the Rights Agreement for the applicable redemption price immediately prior to the Acquisition Merger Effective Time.

     5.3  Conditions to Obligations of Company and Savings.  The obligations of
          ------------------------------------------------
Company and Savings to effect the Acquisition Merger and the transactions contemplated herein shall be subject to the following additional conditions:

          (a)  Opinion of Counsel for Commercial.  Company shall have received
               ---------------------------------
from Housley Goldberg Kantarian & Bronstein, P.C., special counsel to Commercial, and Fitzgerald, Schorr, Barmettler & Brennan, an opinion dated as of the Closing covering the matters to be set forth in Exhibit 5.3(a).

          (b)  Representations and Warranties to be True; Fulfillment of
               ---------------------------------------------------------
Covenants and Conditions.  The representations and warranties of Commercial and
------------------------
the Bank shall be true in all material respects at the Acquisition Merger Effective Time with the same effect as though made at the Acquisition Merger Effective Time (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); Commercial and the Bank shall have performed all obligations and complied with each covenant, in all material respects, and all conditions under this Agreement on their parts to be performed or complied with at or prior to the Acquisition Merger Effective Time; and Commercial shall have delivered to Company a certificate, dated the Acquisition Merger Effective Time and signed by its chief executive officer and chief financial officer, to such effect.

          (c)  Acceptance of Legal Matters.  The form and substance of all legal
               ---------------------------
matters contemplated hereby and all papers delivered hereunder shall be reasonably acceptable to Baird, Holm, McEachen, Pedersen, Hamann & Straushiem, counsel to the Company.

          (d)  Fairness Opinion.  Prior to mailing the Prospectus/Proxy
               ----------------
Statement, the Company shall have received an updated written opinion from Dain Bosworth Incorporated to the effect that the consideration to be received by the Company shareholders in the Acquisition Merger is fair from a financial point of view to the stockholders of the Company.

          (e)  Commercial Common Stock.  A certificate for the required number
               -----------------------
of whole shares of Commercial common stock, as determined pursuant to Section
1.3 hereof, and cash for the Common Stock Cash Consideration and the Preferred Stock Cash Consideration and for fractional share interests, as so determined, shall have been delivered to the Exchange Agent.

          (f)  Required Consents.  In addition to Governmental Approvals,
               -----------------
Commercial and the Bank shall have obtained all necessary third party consents or approvals in connection with the Merger, the absence of which would materially and adversely affect Commercial and the Commercial Subsidiaries, taken as a whole.

     5.4  Termination of Agreement and Abandonment of Merger.  This Agreement
          --------------------------------------------------
and the Acquisition Plan of Merger may be terminated at any time before the Acquisition Merger Effective Time, whether before or after approval thereof by shareholders of Company, as provided below:

          (a)  Mutual Consent.  By mutual consent of the parties, evidenced by
               --------------
their written agreement.

          (b)  Closing Delay.  At the election of either party, evidenced by
               -------------
written notice, if the Closing shall not have occurred on or before June 30, 1996, or such later date as shall have been agreed to in writing by the parties; provided, however, that the right to
                                     --------  -------
terminate under this Section 5.4(b) shall not be available to any party whose failure to perform an obligation hereunder has been the cause of, or has resulted in, the failure of the Closing to occur on or before such date.

          (c)  Conditions to Commercial Performance Not Met.  By Commercial upon
               --------------------------------------------
delivery of written notice of termination to Company if any event occurs which renders impossible of satisfaction in any material respect one or more of the conditions to the obligations of Commercial and the Bank to effect the Merger set forth in Sections 5.1 and 5.2 and noncompliance is not waived by Commercial, provided, however, that (i) Commercial's right to terminate this Agreement due
--------  -------
to failure of the condition set forth in Section 5.2(k) shall expire unless exercised by Commercial on or prior to November 13, 1995; and (ii) the right to terminate under this Section 5.4(c) shall not be available to Commercial where Commercial's or Bank's failure to perform an obligation hereunder has been the cause of, or has resulted in, the failure of the Closing to occur on or before such date.

          (d)  Conditions to Company Performance Not Met.  By the Company upon
               -----------------------------------------
delivery of written notice of termination to Commercial if any event occurs which renders impossible of satisfaction in any material respect one or more of the conditions to the obligations of Company and Savings to effect the Merger set forth in Sections 5.1 and 5.3 and noncompliance is not waived by Company, provided, however, that the right to terminate under this Section 5.4(d) shall
--------  -------
not be available to the Company where the Company's or Savings' failure to perform an obligation hereunder has been the cause of, or has resulted in, the failure of the Closing to occur on or before such date.

          (e)  Average NYSE Closing Price.  (i) By the Company at any time
               --------------------------
during the two business day period commencing on the business day immediately after the end of the Determination Period, if the Average NYSE Closing Price shall be less than $26.00 (adjusted as indicated in Section 1.3(a)(vi)), subject, however, to the following three sentences. If the Company elects to exercise its termination right pursuant to this Section 5.4(e), it shall give written notice to Commercial no later than the end of the aforementioned two day period. During the two business day period commencing with the business day after its receipt of such notice, Commercial shall have the option to increase the consideration to be received by the holders of Company common stock and Company Preferred Stock hereunder, by adjusting the Exchange Ratio to equal the number (calculated to four decimal places) obtained by dividing (A) $7.07 by (B) the Average NYSE Closing Price. If Commercial so elects within such two day period, it shall give written notice to the Company no later than the end of the aforementioned two day period of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 5.4(e) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified).

     (ii) By the Company if the Average NYSE Closing Price is less than $18.00, in which event Commercial shall not have the option to increase the consideration as provided in subparagraph (i) of this Section 5.4(e).

     For purposes of this Section 5.4, "Average NYSE Closing Price" shall have the meaning specified in Section 1.3(b) and "Determination Period" shall have the meaning specified in Section 1.3(b).

                                  ARTICLE VI
                TERMINATION OF OBLIGATIONS; PAYMENT OF EXPENSES

     6.1  Termination; Lack of Survival of Representations and Warranties.  In
          ---------------------------------------------------------------
the event of the termination and abandonment of this Agreement pursuant to
Section 5.4 of this Agreement, this Agreement shall become void and have no effect, except that (i) the provisions of Sections 2.7 and 3.7 (Brokers and Finders), 4.8 (Publicity), 6.2 (Expenses) and 8.2 (Confidentiality) of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 5.4(c) or 5.4(d) of this Agreement shall not relieve the breaching party from liability for an uncured intentional and willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

     The representations, warranties and agreements of the parties set forth in this Agreement shall not survive the Acquisition Merger Effective Time, and shall be terminated and extinguished at the Acquisition Merger Effective Time, and from and after the Acquisition Merger Effective Time none of the parties hereto shall have any liability to the other on account of any breach or failure of any of those representations, warranties and agreement; provided, however,
                                                           --------  -------
that the foregoing clause shall not (i) apply to agreements of the parties which by their terms are intended to be performed after the Acquisition Merger Effective Time, and (ii) shall not relieve any person for liability for fraud, deception or intentional misrepresentation.

     6.2  Payment of Expenses.  Each of the parties hereto shall bear and pay
          -------------------
all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder.

     Notwithstanding the above, Company and Savings shall reimburse Commercial for all reasonable out-of-pocket expenses, not to exceed $500,000, actually incurred by Commercial or any Commercial Subsidiary in connection with entering into this Agreement and the Option Agreement and carrying out any or all of the acts contemplated hereby if this Agreement is terminated under circumstances in which the Board of Directors of the Company does not publicly recommend in the Prospectus/Proxy Statement that the Company's stockholders approve and adopt this Agreement, or if after recommending in the Prospectus/Proxy Statement that stockholders approve and adopt this Agreement, the Board of Directors of the Company shall have withdrawn, modified or amended such recommendation in any respect materially adverse to Commercial

                                  ARTICLE VII
                        CERTAIN POST-MERGER AGREEMENTS

     7.1  Reports to the SEC.  Commercial shall continue to file all reports
          ------------------
and data with the SEC necessary to permit the shareholders of Company who may be deemed "underwriters" (within the meaning of Rule 145 under the 1933 Act) of Company common stock to sell the Company common stock received by them in connection with the Merger pursuant to Rules 144 and 145(d) under such Act if they would otherwise be so entitled.

     7.2  Employees.   Employees of the Company or Savings who become employees
          ---------
of Commercial or the Bank after the Acquisition Merger Effective Time shall be eligible to participate in all benefit plans sponsored by Commercial or the Bank to the same extent as other similarly situated Commercial or Bank employees. Commercial shall honor all accrued vacation leave for the employees of Company and the Company Subsidiaries following the Acquisition Merger Effective Time, with full credit for prior service with Company or Savings for purposes of vesting and eligibility for participation and co-payments and deductibles. Commercial agrees that for a period of 90 days following the Acquisition Merger Effective Time, any employee of the Company or Savings who is not, and has not been, a party to an employment or severance agreement with Company or Savings and whose employment terminates after the Acquisition Merger Effective Time shall be entitled to receive payment for accrued vacation time, provided such accrued vacation time does not exceed five weeks and a severance payment in accordance with Exhibit 7.2 attached hereto.

                                 ARTICLE VIII
                                    GENERAL

     8.1  Amendments.  Subject to applicable law, this Agreement may be
          ----------

amended, whether before or after any relevant approval of shareholders, by an agreement in writing executed in the same manner as this Agreement and authorized or ratified by the Boards of Directors of the parties hereto, provided that, after the adoption of the Agreement by the shareholders of the
-------------
Company, no such amendment without further shareholder approval may change the amount or form of the consideration to be received by the Company shareholders in the Merger.

     8.2  Confidentiality.  All information disclosed hereafter by any party to
          ---------------
this Agreement to any other party to this Agreement, including, without limitation, any information obtained pursuant to Sections 4.1 or 4.11 hereof, shall be kept confidential by such other party and shall not be used by such other party otherwise than as herein contemplated except to the extent that (i) it was known by such other party when received, (ii) it is or hereafter becomes lawfully obtainable from other sources, (iii) it is necessary or appropriate to disclose to the OTS, the FDIC or any other regulatory authority having jurisdiction over the parties or their subsidiaries or as may otherwise be required by law, or (iv) to the extent such duty as to confidentiality is waived by the other party. In the event of the termination of this Agreement, each party shall use all reasonable efforts to return upon request to the other parties all documents (and reproductions thereof) received from such other parties (and, in the case of reproductions, all such reproductions made by the receiving party) that include information not within the exceptions contained in the first sentence of this Section 8.2.

     8.3  Governing Law.  This Agreement and the legal relations between the
          -------------
parties shall be governed by and construed in accordance with the laws of the State of Nebraska without taking into account a provision regarding choice of law, except to the extent certain matters may be governed by federal law by reason of preemption.

     8.4  Notices.  Any notices or other communications required or permitted
          -------
hereunder shall be sufficiently given if sent by registered mail or certified mail, postage prepaid, addressed, if to Commercial or Company, to


                    Commercial Federal Corporation
                    2120 South 72nd Street
                    Omaha, Nebraska  68124
                    Attention: William A. Fitzgerald, Chairman of
                              the Board and Chief Executive
                              Officer
          with a copy to:

                    Housley Goldberg Kantarian & Bronstein, P.C.
                    Suite 700
                    1220 19th Street, N.W.
                    Washington, DC  20036
                    Attention:  Gary R. Bronstein, Esq.

                         and

                    Conservative Savings Corporation
                    11207 West Dodge Road
                    Omaha, Nebraska  68154
                    Attention: Robert P. DeLay, President and Chief
                          Executive Officer
          with a copy to:

                    Baird, Holm, McEachen, Pedersen, Hamann & Strashiem 1500 Woodmen Tower
                    Omaha, Nebraska  68102
                    Attention:  John S. Zeilinger, Esquire


or such other address as shall be furnished in writing by any such party, and any such notice or communication shall be deemed to have been given two business days after the date of such mailing (except that the notice of change of address shall not be deemed to have been given until received by the addressee). Notices may also be sent by telegram, telex, facsimile transmission or hand delivery and in such event shall be deemed to have been given as of the date received.

     8.5  No Assignment.  This Agreement may not be assigned by any of the
          -------------
parties hereto, by operation of law or otherwise, except as contemplated hereby.

     8.6  Headings.  The description heading of the several Articles and
          --------
Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     8.7  Counterparts.  This Agreement may be extended in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to each of the other parties hereto.

     8.8  Construction and Interpretation.  Except as the context otherwise
          -------------------------------
requires, (a) all references herein to any state or federal regulatory agency shall also be deemed to refer to any predecessor or successor agency, and (b) all references to state and federal statutes or regulations shall also be deemed to refer to any successor statute or regulation.

     8.9  Entire Agreement.  This Agreement, together with the schedules,
          ----------------
lists, exhibits and certificates required to be delivered hereunder, and any amendment hereafter executed and delivered in accordance with Section 8.1, constitutes the entire agreement of the parties, and supersedes any prior written or oral agreement or understanding among any of the parties hereto pertaining to the Merger, except for the Confidentiality and Non-Disclosure Agreement between the Company and Commercial dated October 7, 1994, as supplemented July 13, 1995, which shall remain in full force and effect. This Agreement is not intended to confer upon any other persons any rights or remedies hereunder except as expressly set forth herein.

     8.10 Severability.  Whenever possible, each provision of this Agreement
          ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Agreement.

     8.11 No Third Party Beneficiaries.  Nothing in this Agreement shall
          ----------------------------
entitle any person (other than the Company, Savings, Commercial or the Bank and their respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind, except as otherwise expressly provided herein.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunder duly authorized, all as of the date set forth above.

COMMERCIAL FEDERAL CORPORATION                  CONSERVATIVE SAVINGS CORPORATION


By:  ______________________________             By:  ____________________
Name:                                           Name:  Robert P. DeLay

Title:                                          Title: President and Chief
                                                       Chief Executive Officer



COMMERCIAL FEDERAL BANK, A                      CONSERVATIVE SAVINGS BANK, FSB
  FEDERAL SAVINGS BANK


By:  ______________________________             By:  _____________________
Name:                                           Name:  Robert P. DeLay

Title:                                          Title: President and Chief
                                                       Chief Executive Officer

[DAIN BOSWORTH LOGO]                              CORPORATE FINANCE DEPARTMENT

August 15, 1995


The Board of Directors
Conservative Savings Corporation
11207 West Dodge Road
Omaha, Nebraska 68154

To the Board of Directors:

You have requested our opinion, as of the date hereof, as to the fairness, from a financial point of view, to the stockholders of Conservative Savings Corporation, a Nebraska corporation (the "Company"), of the consideration to be received in connection with a Reorganization and Merger Agreement (the "Merger Agreement") by and among Commercial Federal Corporation ("Commercial Federal") and its wholly-owned subsidiary Commercial Federal Bank, a Federal Savings Bank ("Bank"), and the Company and its wholly-owned subsidiary Conservative Savings Bank, FSB ("Savings"). Pursuant to the Merger Agreement, the Company will be merged with and into Commercial Federal, and subsequently, Savings will be merged with and into Bank (collectively, the "Merger").

The terms of the Merger are set forth in the Merger Agreement to be dated on or about August 15, 1995, and are expected to include conversion of each share of Company common stock into the right to receive $6.34 in cash, together with fully registered and tradable common stock of Commercial Federal according to an Exchange Ratio determined as follows: (i) a fraction of a share of Commercial Federal's common stock determined by dividing $9.09 by the Average NYSE Closing Price (defined below) of Commercial Federal's common stock if the Average NYSE Closing Price is greater than $36.00; (ii) .2525 of a share of Commercial Federal's common stock if the Average NYSE Closing Price is equal to or greater than $28.00 but equal to or less than $36.00; (iii) a fraction of a share of Commercial Federal's common stock determined by dividing $7.07 by the Average NYSE Closing Price if the Average NYSE Closing Price is equal to or greater than $26.00 but less than $28.00; and (iv) .2719 of a share of Commercial Federal's common stock if the Average NYSE Closing Price is less than $26.00; provided however, if the Average NYSE Closing Price is less than $26.00 but equal to or greater than $18.00, the Exchange Ratio shall be adjusted if the Board of Directors of the Company gives notice of its intention to terminate the Merger and Commercial Federal subsequently exercises its right to nullify such termination notice by increasing the stock portion of the consideration to be received for each share of Company common stock such that the Exchange Ratio is equal to a

The Board of Directors
Conservative Savings Corporation
Page 2


fraction of a share of Commercial Federal's common stock determined by dividing $7.07 by the Average NYSE Closing Price. If the Average NYSE Closing Price is less than $18.00, the Board of Directors of the Company may terminate the Merger without Commercial Federal having the right to complete the Merger by increasing the consideration to be received by the Company's stockholders. Also, the Merger Agreement is expected to specify that each share of the Company's outstanding $1.52 Series A Cumulative Convertible Preferred Stock (the "Preferred Stock") convertible into 2.26 shares of the Company's common stock shall be converted into the right to receive $14.33 in cash, together with a number of shares of Commercial Federal's common stock equal to the product of 2.26 and the Exchange Ratio. In addition, the Merger will be subject to the approval of holders representing two-thirds of the Company's issued and outstanding common stock and two-thirds of the Company's issued and outstanding Preferred Stock. The Average NYSE Closing Price will be based on the average closing price per share of Commercial Federal's common stock on the New York Stock Exchange for the twenty-fifth through sixth trading day, inclusive, immediately preceding the business day prior to the later of the date (i) on which all requisite regulatory approvals for the Merger are obtained and related waiting periods have expired, and (ii) of the Company's meeting of stockholders to be held in connection with the Merger.

Dain Bosworth Incorporated ("Dain Bosworth"), as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate, and other purposes. In the ordinary course of business Dain Bosworth has published research and made recommendations regarding the equity securities of the Company and other companies in the thrift industry. Also, Dain Bosworth has acted as a market maker in the equity securities of the Company and other publicly traded companies in the thrift industry and, accordingly, periodically may have positions in such securities. In addition, Dain Bosworth acted as managing underwriter of a public offering of the Company's common stock and Preferred Stock in June 1993.

In connection with this opinion, we have, among other things, reviewed certain publicly available information regarding the Company and Commercial Federal and other financial and operating information supplied to us by the Company, including certain historical audited financial statements, certain internal unaudited financial information, and certain financial projections relating to the Company. We have visited the corporate offices of the Company and Commercial Federal and have held discussions with members of the senior management of both companies. In addition, we made inquiries of the management of the Company and Commercial Federal regarding the past and current business operations, financial condition, and future prospects for the respective companies. We have reviewed preliminary drafts of the Merger Agreement and drafts of selected other documents related to the Merger. In addition, we have held discussions with senior management of both companies to understand their reasons for completing the Merger.

The Board of Directors
Conservative Savings Corporation
Page 3

We have analyzed the historical reported market prices and trading activity of the common stock of the Company and Commercial Federal. We have compared financial and stock market information on the Company and Commercial Federal to similar information for certain publicly traded companies in the thrift industry. We have also reviewed, to the extent publicly available, the terms of selected relevant mergers and acquisitions, analyzed the general economic outlook for companies in the thrift industry, and performed other studies and analyses as we considered appropriate.

In conducting our review and in rendering our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information provided to us or publicly available and we have not assumed any responsibility for independent verification of such information. It is understood that we were retained by the Board of Directors of the Company, and that the Board of Directors has not looked to us for independent verification with respect to the financial and other information provided to us or publicly available, including the projections provided to us relating to the Company. We have further relied upon the assurances of management of the Company and Commercial Federal that they are not aware of any facts that would make the information supplied to us, or publicly available, inaccurate or misleading. Also, we have relied upon assurances of management of the Company that their financial projections for the Company have been prepared on a basis reflecting their best currently available estimates and judgments. In addition, we have assumed that the Merger will qualify as a tax-free reorganization within the meaning of Section 368 (a) of the Internal Revenue Code of 1986.

Our opinion as expressed herein is limited to the fairness to stockholders of the Company, from a financial point of view, of the consideration to be received by such stockholders in connection with the Merger, and does not address the Company's underlying business decision to proceed with the Merger. Furthermore, we do not express any opinion as to the prices at which shares of Commercial Federal's common stock may trade following the date of this opinion or at any time in the future. We did not make an independent appraisal of the assets or liabilities of either the Company or Commercial Federal, and we do not express an opinion regarding the liquidation value of the Company or Commercial Federal. Our opinion is based solely on information available to us on or before the date hereof, and reflects general market, economic, financial, monetary, and other conditions as of such date.

Dain Bosworth has acted as financial advisor to the Board of Directors of the Company in connection with the Merger, has received a retainer in connection with our retention as financial advisor, and will receive fees for our services which are largely contingent upon our delivery of this opinion letter and upon consummation of the Merger.


This opinion is for the Board of Directors of the Company, may not be relied upon by any third party, and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote at the stockholders' meeting to be held in connection with the Merger. Also, this letter may not be reproduced, quoted, published, or referred to in any manner

The Board of Directors
Conservative Savings Corporation
Page 4

in any registration statement, prospectus, proxy statement, or any other written document, nor shall this letter be used for any other purposes, without Dain Bosworth's prior written consent.

Based upon the foregoing, and other matters that we considered relevant, it is our opinion that, as of the date hereof, the consideration to be received by the stockholders of the Company pursuant to the terms of the Merger is fair to such stockholders from a financial point of view.

Very truly yours,


/s/ Dain Bosworth Incorporated
DAIN BOSWORTH INCORPORATED

                            STOCK OPTION AGREEMENT

     This STOCK OPTION AGREEMENT dated as of August 16, 1995 between Commercial Federal Corporation, a Nebraska Corporation ("Commercial"), and Conservative Savings Corporation, a Nebraska Corporation ("Company").

                                  WITNESSETH:

     WHEREAS, the Boards of Directors of Commercial and Company have approved a Reorganization and Merger Agreement (the "Merger Agreement"), dated as of August 16, 1995, between Commercial and its wholly owned subsidiary, Commercial Federal Bank, A Federal Savings Bank ("Bank"), and Company and its wholly owned subsidiary, Conservative Savings Bank, FSB ("Savings"), providing, among other things, for the acquisition of the Company by a wholly owned subsidiary of the Bank (the "Acquisition Merger"). The Merger Agreement is being executed by the parties simultaneously with this Agreement;

     WHEREAS, as a condition to Commercial's entry into the Merger Agreement and in consideration of such entry, the Company has agreed to grant to Commercial the option set forth herein;

     NOW THEREFORE, in consideration of the premises herein contained, the parties agree as follows:

     1. Capitalized terms defined in the Merger Agreement and used herein shall have the same meaning as in the Merger Agreement.

     2.(a) The Company hereby grants to Commercial an option (the "Option"), to be exercised in whole or in part from time to time as provided herein, to purchase 367,354 shares of authorized and unissued or treasury shares of Company's common stock at a price of $10.375 per share payable in cash as provided in Section 3(f) hereof; provided, however, in the event the Company issues or agrees to issue any shares of common stock (other than as permitted under the Merger Agreement, including the exercise of outstanding stock options) at a price less than $10.375 per share (as adjusted pursuant to Section 6 herein) such price shall be equal to such lesser price (such price, as adjusted if applicable, the "Option Price"); and provided further, that such number of shares shall be reduced by the number of shares, if any, beneficially owned by Commercial as of the date of exercise. The number of shares of Company common stock subject to option hereunder shall also be subject to adjustment as provided in Section 6 herein.

     (b) In the event that any additional shares of Company common stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement), the number of shares of Company common stock subject to the Option shall be increased so that, after such issuance, it equals 19.9% of the number of shares of common stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the

Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Commercial or Company to breach any provision of the Merger Agreement.

     3.(a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 3) within 30 days following the first such Subsequent Triggering Event. Each of the following shall be an Exercise Termination Event: (i) the Acquisition Merger Effective Time (as defined in the Merger Agreement); (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event; or (iii) the passage of twelve months after termination of the Merger Agreement if such termination follows or occurs at the same time as the occurrence of an Initial Triggering Event. The term "Holder" shall mean the holder or holders of the Option (including Commercial or any subsequent transferee(s)).

     (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

          (i) Company or any of its Subsidiaries (each a "Company Subsidiary"), without having received Commercial's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, and the rules and regulations thereunder (the "1934 Act") other than Commercial or any of its Subsidiaries (each a "Commercial Subsidiary"). For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Company or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the SEC) of Company, (y) a purchase, lease or other acquisition of all or substantially all of the assets of Company or any Significant Subsidiary of Company, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of beneficial ownership of securities representing 10% or more of the Company common stock or of any class of Company preferred stock or any Significant Subsidiary of Company; provided that the term "Acquisition Transaction" does not include any internal merger or consolidation involving only the Company and/or Company Subsidiaries;

          (ii)(A) Any person other than Commercial, or any Commercial Subsidiary, or any Company Subsidiary acting in a fiduciary capacity (collectively, "Excluded Persons"), alone or together with such person's affiliates and associates (as such terms are defined in Rule 12b-2 under the 1934 Act), shall have acquired beneficial ownership or the right to acquire beneficial ownership of 15% or more of the outstanding shares of Company common stock or any class of Company preferred stock (the term "beneficial ownership" for purposes of this Option Agreement having the meaning assigned thereto in Section

     13(d) of the 1934 Act, and the rules and regulations thereunder) or (B) any group (as such term is defined in Section 13(d)(3) of the 1934 Act), other than a group of which any Excluded Person is a member, shall have been formed that beneficially owns 15% or more of the shares of Company common stock or any class of Company preferred stock then outstanding;

          (iii) Any person other than Commercial or any Commercial Subsidiary shall have made a bona fide proposal to Company or its shareholders by public announcement or written communication that is or becomes the subject of public disclosure to (A) engage in an Acquisition Transaction or (B) commence a tender or exchange offer the consummation of which would result in such person acquiring beneficial ownership of securities representing 15% or more of Company's common stock or of any class of Company preferred stock;

          (iv) The Board of Directors of Company shall have failed to recommend to its stockholders the adoption of the Merger Agreement or shall have withdrawn, modified or changed in a manner adverse to Commercial such recommendation or the Company shall fail to obtain shareholder approval of the transactions contemplated by the Merger Agreement;

          (v) Company shall have intentionally and knowingly breached any representation, warranty, covenant or agreement contained in the Merger Agreement and such breach (x) would entitle Commercial to terminate the Merger Agreement (without regard to any grace period provided for therein) and (y) shall not have been cured prior to the Notice Date (as defined below); or

          (vi) Any person other than Commercial or any Commercial Subsidiary, other than in connection with a transaction to which Commercial has given its prior written consent, shall have filed an application or notice with the Office of Thrift Supervision ("OTS") or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

     (c) The term "Subsequent Triggering Event" shall mean either of the following events or transactions occurring after the date hereof:

          (i) The acquisition by any person other than an Excluded Person of beneficial ownership of 25% or more of the then outstanding Company common stock or of any class of Company preferred stock; or

          (ii) The occurrence of the Initial Triggering Event described in subparagraph (i) of subsection (b) of this Section 3, except that the percentage referred to in clause (z) shall be 25%.

     (d) Company shall notify Commercial promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event"), it being understood that the giving of such notice by Company shall not be a condition to the right of the Holder to exercise the Option.

     (e) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to Company a written notice (the date of which is herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if prior notification to or approval of the OTS or any other regulatory agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

     (f) At each closing referred to in subsection (e) of this Section 3, the Holder shall pay to Company the aggregate purchase price for the shares of Company common stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Company, provided that failure or refusal of Company to designate such a bank account shall not preclude the Holder from exercising the Option.

     (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 3, Company shall deliver to the Holder a certificate or certificates representing the number of shares of Company common stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder.

     (h) Certificates for Company common stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

           "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Company and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Company and will be provided to the holder hereof without charge upon receipt by Company of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933 ("1933 Act") in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Company a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance satisfactory to Company, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

     (i) Upon the giving by the Holder to Company of the written notice of exercise of the Option provided for under subsection (e) of this Section 3 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Company common stock issuable upon such exercise, notwithstanding that the stock transfer books of Company shall then be closed or that certificates representing such shares of Company common stock shall not then be actually delivered to the Holder. Company shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 3 in the name of the Holder or its assignee, transferee or designee.

     4. Company agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of common stock so that the Option may be exercised without additional authorization of common stock after giving effect to all other options, warrants, convertible securities and other rights to purchase common stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Company;
(iii) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. (S)18a and regulations promulgated thereunder and (y) in the event, under the Home Owners' Loan Act, as amended ("HOLA"), or the Change in Bank Control Act of 1978, as amended, or any state banking law, prior approval of or notice to the OTS, or to any state regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the OTS or such state regulatory authority as they may require) in order to permit the Holder to exercise the Option and Company duly and effectively to issue shares of common stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

     5. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Company, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Company common stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Company will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Company, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     6. In addition to the adjustment in the number of shares of Company common stock that are purchasable upon exercise of the Option pursuant to Section 2 of this Agreement, in the event of any change in Company common stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares, distributions, or the like, the type and number, and/or the price, of shares of Company common stock purchasable upon exercise hereof shall be appropriately adjusted.

     7. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Company shall, at the request of the Holder delivered at the time of and together with a written notice of exercise in accordance with Section 3(e) hereof (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Company common stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement under the 1933 Act covering any shares issued or issuable pursuant to this Option and shall use its best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of common stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by the Holder. Company will use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. The Holder shall have the right to demand not more than two such registrations under this Agreement and all other agreements for which this agreement may be exchanged pursuant to Section 5 hereof; provided, however, that Company shall be required to bear the expenses related only to the first such registration, and the Holder shall bear such expenses to the extent related to the second. The foregoing notwithstanding, if, at the time of any request by the Holder for registration of Option Shares as provided above, Company is in registration with respect to an underwritten public offering of shares of Company common stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Holder's Option or Option Shares would interfere with the successful marketing of the shares of Company common stock offered by Company, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; and provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be issued by the Holder and Company in the aggregate; and provided further, however, that if such reduction occurs, then the Company shall file a registration statement for the balance as promptly as practical and no reduction shall thereafter occur. Each such Holder shall provide all information reasonably requested by Company for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Company shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for the Company. Upon receiving any request under this Section 7 from any Holder, Company agrees to send a copy thereof to any other person known to Company to be entitled to registration rights under this Section 7, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies.

     8.(a)   Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, (i) at the request of the Holder, delivered within 30 days of such occurrence (or such later period as provided in Section 11), Company shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to (x) the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised plus (y) Commercial's Out-of-Pocket Expenses (as defined below) (to the extent not previously reimbursed) and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered within 30 days of such occurrence (or such later period as provided in Section 9), Company shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to (x) the market/offer price multiplied by the number of Option Shares so designated plus (y) Commercial's Out-of-Pocket Expenses (to the extent not previously reimbursed). The term "Out-of-Pocket Expenses" shall mean Commercial's reasonable out-of-pocket expenses, not to exceed $500,000, incurred in connection with the transactions contemplated by the Merger Agreement, including, without limitation, legal, accounting and investment banking fees. The term "market/offer price" shall mean the highest of (i) the price per share of Company common stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Company common stock to be paid by any third party pursuant to an agreement with Company, (iii) the highest closing price for shares of Company common stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or substantially all of Company's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Company as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, reasonably acceptable to the Company, divided by the number of shares of common stock of Company outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, reasonably acceptable to the Company.

     (b) The Holder and the Owner, as the case may be, may exercise its right to require Company to repurchase the Option and any Option Shares pursuant to this Section 8 by surrendering for such purpose to Company, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Company to repurchase this Option and/or the Option Shares in accordance with the provisions of this Section 8. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Company shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Company is not then prohibited under applicable law and regulation from so delivering.

     (c) To the extent that Company is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Company shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Company is no longer so prohibited; provided, however, that if Company at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 8 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Company hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notice of promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Company shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Purchase Price or the Option Share Repurchase Price that Company is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of common stock obtained by multiplying the number of shares of common stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, or (B) to the Owner, a certificate for the Option Share it is then so prohibited from repurchasing.

     9. The 30-day period for exercise of certain rights under Sections 3, 7 and 8 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and (iii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

     10.  Company hereby represents and warrants to Commercial as follows:

     (a) Company has full corporation power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Company and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Company. This Agreement is the valid and legally binding obligation of Company.

     (b) Company has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Company common stock equal to the maximum number of shares of Company common stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

     (c) Company has taken all necessary action to exempt this Agreement, and the transactions contemplated hereby and thereby from, and this Agreement and the transactions contemplated hereby and thereby are exempt from, (i) any applicable state takeover laws, (ii) any state laws limiting or restricting the voting rights of stockholders and (iii) any provision in its or any of its subsidiaries' articles of incorporation, certificate of incorporation, charter or bylaws restricting or limiting stock ownership or the voting rights of stockholders. The Rights Amendment, as defined in the Merger Agreement, has been executed by the parties thereto, is in full force and effect and will not be rescinded, amended or terminated without the prior written consent of Commercial. No other amendments will be made to the Rights Agreement (as defined in the Merger Agreement) without the prior written consent of Commercial.

     (d) The execution, delivery and performance of this Agreement does not or will not, and the consummation by Company of any of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, its articles of incorporation or bylaws, or the comparable governing instruments of any of its subsidiaries, or (ii) a breach or violation of, or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or nongovernmental permit or license to which it or any of its subsidiaries is subject, that would, in any case referred to in this clause
(ii), give any other person the ability to prevent or enjoin Company's performance under this Agreement in any material respect.

     11.   Commercial hereby represents and warrants to Company that:

     (a) Commercial has corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Commercial. This Agreement has been duly executed and delivered by Commercial.

     (b) This Option is not being acquired with a view to the public distribution thereof and neither this Option nor any Option Shares will be transferred or otherwise disposed of except in a transaction registered or exempt from registration under applicable federal and state securities laws and regulations.

     12. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except (i) to any wholly-owned Subsidiary or (ii) that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Commercial, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder to one or more transferees.

     13. Each of Commercial and Company will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement.

     14. Notwithstanding anything to the contrary herein, in the event that the Holder or Owner or any Related Person thereof is a person making an offer or proposal to engage in an Acquisition Transaction (other than the transactions contemplated by the Merger Agreement), then (i) in the case of a Holder or any Related Person thereof, the Option held by it shall immediately terminate and be of no further force or effect and (ii) in the case of an Owner or any Related Person thereof, the Option Shares held by it shall be immediately repurchasable by Company at the Option Price. A Related Person of a Holder or Owner means any Affiliate (as defined in Rule 12b-2 of the rules and regulations under the 1934
Act) of the Holder or Owner and any person that is the beneficial owner of 20% or more of the voting power of the Holder or Owner, as the case may be.

     15. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

     16. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire the full number of shares of common stock provided in Section 2(a) hereof (as adjusted pursuant to Section 2(b) or 6 hereof), it is the express intention of Company to allow the Holder to acquire such lesser number of shares as may be permissible, without any amendment or modification hereof.

     17. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

     18. This Agreement shall be governed by and construed in accordance with the laws of the State of Nebraska, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     19. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     20. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     21. Except as otherwise expressly provided herein, in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.


                                       COMMERCIAL FEDERAL CORPORATION



                                       By: _________________________________
                                           President



                                       CONSERVATIVE SAVINGS CORPORATION



                                       By: _________________________________
                                           President

                    U.S. SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                  Form 10-K/A

                Amendment to Report Under Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

                                Amendment No. 1

                       CONSERVATIVE SAVINGS CORPORATION
--------------------------------------------------------------------------------
              (Exact name of registrant as specified in charter)



                    11207 West Dodge Road, Omaha, Nebraska
--------------------------------------------------------------------------------
                   (Address of principal executive offices)


                        Commission File Number 0-18831

Registrant hereby amends Item 6 in its Form 10-K Annual Report for the fiscal year ended December 31, 1994, as set forth in the pages attached hereto.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                CONSERVATIVE SAVINGS CORPORATION


                                                  By: /s/ Craig S. Allen
                                                     ---------------------------
                                                                  Craig S. Allen
                                                           Senior Vice President
                                                         Chief Financial Officer

Date: November 3, 1995
      ----------------






                      This document consists of 15 pages.

On March 27, 1995 Conservative Savings Corporation (Conservative) filed SEC Form 10-K. Included therein information was provided pursuant to the requirements of
Item 6 - Selected Financial Data. Typographical errors have been found within this Item which are hereby amended as described below:

Financial Condition Data:

                                                                     At June 30,
                                                    1993                1992                 1991
                                           --------------------------------------------------------------
                                               As        As         As        As         As        As
                                            reported   amended   reported   amended   reported   amended
Mortgage-backed securities available for
sale                                         163,966   54,090      54,090   40,622      40,622   29,825

                                                         At December 31,
                                                    1994                1993
                                            -----------------------------------------
                                                As        As         As        As
                                             reported   amended   reported   amended
Other liabilities                               1,981    1,926       1,435    1,255

Selected Operations and Other
Data:

                                               Six months ended     Fiscal year ended
                                                 December 31,          June 30,
                                                    1992                 1993
                                            -----------------------------------------
                                                As        As         As        As
                                             reported   amended   reported   amended
Other income (loss)                            1,413     1,403
Other expenses                                 4,683     4,673      2,409     9,409
Income (loss) before taxes and cumulative
  effect of a change in accounting principle                       11,085     4,085
Net income (loss) before cumulative effect of
 a change in accounting principle                                   9,967     2,967
Net income                                                          9,967     2,967

SELECTED QUARTERLY FINANCIAL DATA
Summary of
Operations (1):

                          For fiscal year ended June 30, 1993
                                   Fourth Quarter
                            As reported          As amended
                          -----------------------------------
Other income                  1,155                1,129
Other expenses                2,430                2,404

Attachment 1 details Item 6 as previously filed by Conservative on March 27, 1995. The changes referred to above have been highlighted on this attachment.

ITEM 6. SELECTED FINANCIAL DATA

The following table sets forth certain information concerning the financial position of the Bank at the dates indicated.

Financial Condition Data:

                                                            At December 31,                          At June 30,
                                                       --------------------------     ---------------------------------------------
                                                           1994            1993          1993         1992       1991       1990
                                                       ----------       ---------     ---------    ---------  ---------  ----------
                                                                         (In Thousands, except per share amounts)
Total assets.......................................... $  392,454    $   407,072 (1)   $ 256,630   $ 249,908  $  202,029 $ 186,659
Cash and cash equivalents.............................      5,634          7,631          10,159       5,553         682    12,024
wLoans receivable, net................................    154,666        160,021 (1)     130,410     144,636     136,898   130,462
Investment securities available for sale..............     22,034 (8)     45,642          43,409      41,312      18,770    10,803
Investment securities held-to-maturity................     18,463 (8)          -               -           -           -         -
Mortgage-backed securities available for sale.........     25,275 (8)    163,967 (2)      54,090      40,622      29,825    16,423
Mortgage-backed securities held-to-maturity...........    139,747 (8)          -               -           -           -         -
Loans held for sale...................................        525          7,950           6,509       1,784       2,881         -
Federal Home Loan Bank stock..........................      7,850          7,450           2,250       1,407         967       469
Certificates of deposit...............................          -              -               -         295         788     5,367
Premises and equipment, net...........................      6,104          5,777           5,102       3,269       2,434     1,940
Real estate owned.....................................        955             29              29       1,284       1,379     2,289
Other assets..........................................      8,582 (8)      5,997 (1)       2,679       7,103       5,093     4,909
Deposits..............................................    207,114        229,428 (1)     193,923     223,717     170,629   166,588
FHLB borrowings.......................................    149,500        139,000 (2)      24,000       4,000      13,000         -
Other liabilities.....................................      1,926          1,255           1,477       2,152         881     1,737
Stockholders' equity..................................     32,409 (8)     35,588          33,692 (3)  15,719      13,531    12,622
Book value per common share...........................      11.03          12.83           11.81       12.07       10.39      9.70
Tangible book value per common share..................       8.87          10.41           10.90        7.48        7.18      6.72
Nonperforming assets to total assets..................       0.33%          0.16%           0.16%        .68%        .94%     1.33%
Nonaccrual loans to total gross loans.................       0.17           0.36            0.27         .26         .36       .15
Allowance for estimated losses on loans to total
nonperforming loans...................................      292.0          182.4           205.9       195.0       213.2     352.3

Selected Operations and Other Data:

                                                             Fiscal year ended            Six months ended
                                                                 December 31,                December 31,
                                                          ------------------------     -------------------------
                                                              1994          1993        1993             1992
                                                          -----------   -----------    -------       -----------
                                                                        (Unaudited)                  (Unaudited)
                                                                                      (In thousands, except per share amounts)
Interest income.......................................... $   27,838    $   22,877  $   12,410       $   11,168
Interest expense.........................................    (15,514)      (11,640)     (6,250)          (6,009)
                                                          ----------    ----------  ----------       ----------
Net interest income before provision for loan loss.......     12,324        11,237       6,160            5,159
Provision for loan loss (credit).........................        190           (22)        (22)              31
                                                          ----------    ----------   ---------       ----------
Net interest income after provision for loan loss........     12,134        11,259       6,182            5,128
Other income (loss)......................................      2,176         3,175       1,288            1,403
Other expenses...........................................      9,687         9,783       5,047            4,673
                                                          ----------    ----------   ---------       ----------
Income (loss) before taxes and cumulative effect of
      a change in accounting principle...................      4,623         4,651       2,423            1,858
Income tax expense (benefit).............................      1,132         1,008         509              619
                                                          ----------    ----------   ---------       ----------
Net income (loss) before cumulative effect of
      a change in accounting principle...................      3,491         3,643       1,914            1,239
Cumulative effect of retroactive application of
      a change in accounting principle (FAS 109).........         -            463         463               -
                                                          ----------    ----------   ---------       ----------
Net income............................................... $    3,491    $    4,106  $    2,377       $    1,239
                                                          ==========    ==========   =========       ==========

Earnings (loss) per common and
    common equivalent share.............................. $     1.50    $     2.35  $     1.10       $     0.94
                                                          ==========    ==========   =========       ==========

Cash dividends per common share.......................... $    0.120    $    0.130  $    0.080  (4)  $    0.075 (4)
                                                          ==========    ==========   =========       ==========


                                                                   Fiscal year ended June 30,
                                                           -------------------------------------------
                                                             1993       1992        1991        1990
                                                           --------   --------    ---------   ---------
Interest income.......................................... $ 21,635     $ 22,708   $ 17,815    $  11,863
Interest expense.........................................  (11,399)     (13,826)   (12,097)      (8,321)
                                                          --------     --------    -------     --------
Net interest income before provision for loan loss.......   10,236        8,882      5,718        3,542
Provision for loan loss (credit).........................       31         (219)       488          655
                                                          --------     --------    -------     --------
Net interest income after provision for loan loss........   10,205        9,101      5,230        2,887
Other income (loss)......................................    3,289        2,045      1,544          (18)
Other expenses...........................................    9,409        7,955      5,461        3,766
                                                          --------     --------    -------     --------
Income (loss) before taxes and cumulative effect of
      a change in accounting principle...................    4,085        3,191      1,313         (897)
Income tax expense (benefit).............................    1,118          906        403         (320)
                                                          --------     --------    -------     --------
Net income (loss) before cumulative effect of
      a change in accounting principle...................    2,967        2,285        910         (577)
Cumulative effect of retroactive application of
      a change in accounting principle (FAS 109).........       -            -          -            -
                                                          --------     --------    -------     --------
Net income............................................... $  2,967     $  2,285   $    910    $    (577)
                                                          ========     ========    =======     ========

Earnings (loss) per common and
    common equivalent share.............................. $   2.22     $   1.75   $   0.70    $   (0.44)
                                                          ========     ========    =======     ========

Cash dividends per common share.......................... $  0.125     $  0.075   $     -     $   0.185
                                                          ========     ========    =======     ========

Key Operating Ratios and Other Data:

                                                Fiscal year ended   Six months ended
                                                   December 31,        December 31,        At or for fiscal year ended June 30,
                                                ------------------   ----------------   -----------------------------------------
                                                 1994        1993    1993       1992        1993       1992       1991      1990
                                                ------      ------   ------    ------   ----------   -------     -------  -------
Net interest margin.......................        3.19%       4.00%    3.88%      4.23%     4.20 %     3.97 %     3.41 %    3.11 %
Net interest spread.......................        2.88        3.63     3.58       4.05      4.02       3.75       2.78      2.49
Return (loss) on average assets...........        0.88        1.39     1.42       0.96      1.15       0.95        .52      (.48)
Return (loss) on average equity...........       10.30       15.58    13.71      15.26     17.32      15.39       6.75     (4.39)(5)

Dividend payout ratio.....................        1.00        5.54     7.27       7.98      5.62       4.27         -         -
Stockholders' equity to total assets......        8.26        8.74     8.74       6.41     13.13       6.20       7.73     10.87
Average interest-earning assets to
      average interest-bearing liabilities      107.66      108.92   107.57     103.62    103.93     103.66     108.74    108.50
Ratio of earnings to fixed charges (6)
Including interest on deposits............        1.30x       1.40x    1.39x      1.31x     1.36x      1.23x      1.11x      .89x(7)

Excluding interest on deposits............        1.74x       3.42x    2.85x      5.58x     5.02x      5.53x     29.23x        -x(7)

Amount of loans serviced for others.......         527      23,341   23,341    286,230    30,388    340,949    204,800   177,537
Number of officers........................          15          15       15         14        14         12         10         8

(1) Includes the Overland Park, Kansas transaction of August 13, 1993, as discussed in Item 7 and 8 contained herein. Also includes the impact of the Bank's leveraged asset program commenced in July 1993, as discussed in Item 7 contained herein.
(2) Includes the impact of the Bank's leverage asset program commenced in July 1993, as discussed in Item 7 contained herein.
(3) Includes the impact of the $15.3 million of additional capital, in the form of common and cumulative convertible preferred stock, raised in June 1993, as discussed in Item 7 contained herein.
(4) Includes a $0.025 per common share special dividend during the quarters ended September 30, 1993 and 1992, respectively.
(5) In 1990 a dividend of $0.185 was paid while the Bank recorded a net loss per common share of $(0.445).
(6) For purposes of computing the ratio of earnings to fixed charges, earnings represent net income before income taxes plus fixed charges. Fixed charges represent interest expense plus one-third of net rental expense (which is deemed representative of the interest factor).
(7)  In 1990, earnings were inadequate to cover fixed charges by $897,000.
(8) Reflects the implementation of FAS 115, "Accounting for Certain Investment in Debt Equity Securities."

SELECTED QUARTERLY FINANCIAL DATA

                                                                                For fiscal year ended
                                                             ---------------------------------------------------------
                                                                                  December 31, 1994
                                                             ---------------------------------------------------------
                                                                 Fourth        Third          Second         First
AVERAGE BALANCE SHEET DATA                                      Quarter       Quarter        Quarter        Quarter
--------------------------                                   ---------------------------------------------------------
Interest-earning assets:                                             (In thousands, except per share amounts)
  Interest-earning deposits............................$       1,936 $       3,518   $      9,058 $       10,796
  Certificates of deposit..............................            -             -              -              -
  Investment securities................................       43,488        43,115         42,847         45,196
  Mortgage-backed securities...........................      174,168       184,189        184,053        156,096
  Loans:
    Mortgages..........................................      125,370       125,117        128,453        136,065
    Consumer...........................................       27,744        26,821         24,765         23,743
                                                        ------------  ------------    -----------  -------------
      Total loans, net.................................      153,114       151,938        153,218        159,808
  FHLB stock...........................................        7,850         7,850          7,726          7,450
                                                        ------------  ------------    -----------  -------------
    Total interest-earning assets......................      380,556       390,610        396,902        379,346
Noninterest earning assets.............................        5,569         7,725         13,163         15,097
                                                        ------------  ------------    -----------  -------------
  Total assets.........................................$     386,125 $     398,335   $    410,065 $      394,443
                                                        ============  ============    ===========  =============
Interest-bearing liabilities:
  Deposits:
    Certificates of deposit............................$     161,887 $     166,327   $    168,787 $      172,175
    Savings............................................       24,235        26,271         28,293         29,146
    NOW and Money Market accounts......................       23,381        24,570         25,556         26,120
                                                        ------------  ------------    -----------  -------------
     Total deposits....................................      209,503       217,168        222,636        227,441
  FHLB borrowings......................................      141,003       145,735        147,801        126,091
                                                        ------------  ------------    -----------  -------------
    Total interest-bearing liabilities.................      350,506       362,903        370,437        353,532
Other noninterest-bearing liabilities..................        3,273         3,373          4,303          5,011
                                                        ------------  ------------    -----------  -------------
  Total liabilities....................................      353,779       366,276        374,740        358,543
Stockholders' equity...................................       32,346        32,059         35,325         35,900
                                                        ------------  ------------    -----------  -------------
  Total liabilities and stockholders' equity...........$     386,125 $     398,335   $    410,065 $      394,443
                                                        ============  ============    ===========  =============

SUMMARY OF OPERATIONS: (1)
--------------------------
Interest income:
  Interest-bearing deposits............................$          23 $          36   $         88 $           84
  Certificates of deposit..............................            -             -              -              -
  Investment securities................................          694           695            688            734
  Mortgage-backed securities...........................        2,608         2,569          2,607          2,063
  Loans:
    Mortgages..........................................        2,961         2,929          3,011          3,337
    Consumer...........................................          598           584            537            521
                                                        ------------  ------------    -----------  -------------
      Interest on loans................................        3,559         3,513          3,548          3,858
  FHLB stock...........................................          109           109            106            147
                                                        ------------  ------------    -----------  -------------
    Total interest income..............................        6,993         6,922          7,037          6,886
Interest expense:
  Deposits:
    Certificates.......................................        2,009         2,028          2,038          2,067
    Savings............................................          157           173            185            189
    Now and Money Market accounts......................          110           118            118            123
                                                        ------------  ------------    -----------  -------------
      Interest on deposits.............................        2,276         2,319          2,341          2,379
  FHLB borrowings......................................        1,939         1,693          1,499          1,068
                                                        ------------  ------------    -----------  -------------
    Total interest expense.............................        4,215         4,012          3,840          3,447
                                                        ------------  ------------    -----------  -------------
Net interest income before loan loss provision.........        2,778         2,910          3,197          3,439
  Provision for loan loss..............................          (42)          143             88              1
                                                        ------------  ------------    -----------  -------------
Net interest income after provision for loan loss......        2,820         2,767          3,109          3,438
  Other income.........................................          474           730            433            540
  Other expenses.......................................        2,285         2,416          2,377          2,610
                                                        ------------  ------------    -----------  -------------
Income before taxes and cumulative effect of
    a change in accounting principle...................        1,009         1,081          1,165          1,368
  Income taxes.........................................          273           226            269            364
                                                        ------------  ------------    -----------  -------------
Net income before cumulative effect of a
    change in accounting principle.....................          736           855            896          1,004
  Cumulative effect of retroactive application of a
    change in accounting principle (FAS 109)...........            -             -              -              -
                                                        ------------  ------------    -----------  -------------
Net Income.............................................$         736 $         855   $        896   $      1,004
                                                        ============  ============    ===========  =============

PER COMMON SHARE
----------------
  Earnings per common and
    common equivalent share............................$        0.30 $        0.36   $       0.39 $         0.45
  Earnings per common share -
    assuming full dilution.............................         0.25          0.29           0.31           0.35
  Weighted average number of common and
    common equivalent shares outstanding:
   Primary.............................................    1,857,544     1,863,965      1,855,442      1,857,785
   Fully diluted.......................................    2,897,144     2,903,562      2,895,041      2,897,382

  Cash dividends declared and paid.....................        0.030         0.030          0.030          0.030
  Market prices: (3)
   High................................................        12.50         13.75          12.75          13.00
   Low.................................................        10.25         11.50          11.00          11.75


                                                               Six months ended                    For fiscal year ended
                                                       ---------------------------- -----------------------------------------------
                                                              December 31, 1993                        June 30, 1993
                                                       ---------------------------- -----------------------------------------------
                                                           Second        First         Fourth      Third      Second       First
AVERAGE BALANCE SHEET DATA                                 Quarter      Quarter        Quarter    Quarter     Quarter     Quarter
--------------------------                             ----------- ---------------- ----------- ---------- ------------ ----------
Interest-earning assets:                                             (In thousands, except per share amounts)
  Interest-earning deposits............................$     4,400 $     9,041   $     2,396 $    6,335 $      6,878 $     2,599
  Certificates of deposit..............................          -           -             -          -           50         246
  Investment securities................................     45,115      45,129        43,379     45,121       46,394      44,522
  Mortgage-backed securities...........................    125,059      74,197        54,343     51,661       51,143      45,182
  Loans:
    Mortgages..........................................    148,809     127,487       117,785    116,366      121,105     122,391
    Consumer...........................................     23,863      23,727        23,162     22,409       22,748      22,596
                                                        ----------  ----------    ----------  ---------  -----------  ----------
      Total loans, net.................................    172,672     151,214       140,947    138,775      143,853     144,987
  FHLB stock...........................................      5,182       2,430         1,999      1,414        1,407       1,407
                                                        ----------  ----------    ----------  ---------  -----------  ----------
    Total interest-earning assets......................    352,428     282,011       243,064    243,306      249,725     238,943
Noninterest earning assets.............................     18,057      18,395        12,262     14,843       14,448      14,534
                                                        ----------  ----------    ----------  ---------  -----------  ----------
  Total assets.........................................$   370,485 $   300,406   $   255,326 $  258,149 $    264,173 $   253,477
                                                        ==========  ==========    ==========  =========  ===========  ==========
Interest-bearing liabilities:
  Deposits:
    Certificates of deposit............................$   171,617 $   166,781   $   144,815 $  157,327 $    162,674 $   166,929
    Savings............................................     29,897      29,395        26,850     25,550       24,302      24,474
    NOW and Money Market accounts......................     25,932      21,625        24,059     28,844       29,333      28,740
                                                        ----------  ----------    ----------  ---------  -----------  ----------
     Total deposits....................................    227,446     217,801       195,724    211,721      216,309     220,143
  FHLB borrowings......................................    102,489      42,071        34,682     24,452       24,000      11,159
                                                        ----------  ----------    ----------  ---------  -----------  ----------
    Total interest-bearing liabilities.................    329,935     259,872       230,406    236,173      240,309     231,302
Other noninterest-bearing liabilities..................      5,432       6,278         5,972      4,864        7,338       6,236
                                                        ----------  ----------    ----------  ---------  -----------  ----------
  Total liabilities....................................    335,367     266,150       236,378    241,037      247,647     237,538
Stockholders' equity...................................     35,118      34,256        18,948     17,112       16,526      15,939
                                                        ----------  ----------    ----------  ---------  -----------  ----------
  Total liabilities and stockholders' equity...........$   370,485 $   300,406   $   255,326 $  258,149 $    264,173 $   253,477
                                                        ==========  ==========    ==========  =========  ===========  ==========

SUMMARY OF OPERATIONS: (1)
--------------------------
Interest income:
  Interest-bearing deposits............................$        45 $        91   $        24 $       58 $         53 $        26
  Certificates of deposit..............................          -           -             -          -            1           6
  Investment securities................................        737         736           702        753          791         775
  Mortgage-backed securities...........................      1,715       1,221           962        969          963         926
  Loans:
    Mortgages..........................................      3,561       3,055         2,905      2,927        3,298       3,106
    Consumer...........................................        545         570           562        534          568         605
                                                        ----------  ----------    ----------  ---------  -----------  ----------
      Interest on loans................................      4,106       3,625         3,467      3,461        3,866       3,711
  FHLB stock...........................................         91          43            35         24           27          35
                                                        ----------  ----------    ----------  ---------  -----------  ----------
    Total interest income..............................      6,694       5,716         5,190      5,265        5,701       5,479
Interest expense:
  Deposits:
    Certificates.......................................      2,088       2,180         1,935      2,186        2,397       2,518
    Savings............................................        207         226           210        205          200         234
    Now and Money Market accounts......................        133         127           130        130          130         143
                                                        ----------  ----------    ----------  ---------  -----------  ----------
      Interest on deposits.............................      2,428       2,533         2,275      2,521        2,727       2,895
  FHLB borrowings......................................        889         401           339        255          257         129
                                                        ----------  ----------    ----------  ---------  -----------  ----------
    Total interest expense.............................      3,317       2,934         2,614      2,776        2,984       3,024
                                                        ----------  ----------    ----------  ---------  -----------  ----------
Net interest income before loan loss provision.........      3,377       2,782         2,576      2,489        2,717       2,455
  Provision for loan loss..............................        (23)          -             -          1            3          28
                                                        ----------  ----------    ----------  ---------  -----------  ----------
Net interest income after provision for loan loss......      3,400       2,782         2,576      2,488        2,714       2,427
  Other income.........................................        634         656         1,129        757          606         797
  Other expenses.......................................      2,733       2,316         2,404      2,319        2,287       2,399
                                                        ----------  ----------    ----------  ---------  -----------  ----------
Income before taxes and cumulative effect of
    a change in accounting principle...................      1,301       1,122         1,301        926        1,033         825
  Income taxes.........................................        216         293           309        189          370         250
                                                        ----------  ----------    ----------  ---------  -----------  ----------
Net income before cumulative effect of a
    change in accounting principle.....................      1,085         829           992        737          663         575
  Cumulative effect of retroactive application of a
    change in accounting principle (FAS 109)...........          -         463             -          -            -           -
                                                        ----------  ----------    ----------  ---------  -----------  ----------
Net Income.............................................$     1,085 $     1,292   $       992 $      737 $        663 $       575
                                                        ==========  ==========    ==========  =========  ===========  ==========
PER COMMON SHARE
----------------
  Earnings per common and
    common equivalent share............................$      0.49 $      0.60   $      0.72 $     0.56 $       0.51 $      0.44
  Earnings per common share -
    assuming full dilution.............................       0.38        0.45          0.70       0.56         0.51        0.44
  Weighted average number of common and
    common equivalent shares outstanding:
   Primary.............................................  1,849,335   1,843,155     1,358,902  1,323,896    1,317,282   1,314,654
   Fully diluted.......................................  2,889,875   2,885,311     1,419,562  1,325,746    1,319,536   1,314,876

  Cash dividends declared and paid.....................      0.030       0.050 (2)     0.025      0.025        0.025       0.050 (2)
  Market prices: (3)
   High................................................      12.50       11.50         11.50      11.00         9.75        8.75
   Low.................................................      10.75        9.13          9.00       9.38         8.00        7.25

___________________________
(1) Certain amounts from prior years have been reclassified to conform to current year presentation.
(2) Includes a $0.025 per common share special dividend during the quarters ended September 30, 1993, and 1992, respectively.
(3) Prices listed through August, 1992 represent the high and low bid in the over-the-counter NASDAQ system.

Average Balance Sheet

      The table below sets forth for the periods indicated information with regard to average balances of interest-earning assets and interest-bearing liabilities, as well as the total dollar amounts of interest income from interest-earning assets and interest expense on interest-bearing liabilities, resultant yields or costs, net interest spread, net interest margin and ratio of average interest-earning assets to interest-bearing liabilities.

                                                                       For twelve months ended December 31,
                                                         ----------------------------------------------------------------
                                                                   1994                                1993
                                                         ----------------------------    --------------------------------
                                                         Average  Interest   Average     Average     Interest     Average
                                                         balance  earned     yield or    balance       earned     yield or
                                                           (1)    or paid    cost (2)      (1)        or paid     cost (2)
                                                         -------  -------    --------    -------     --------     --------
                                                                                       (Dollars in thousands)
Interest-earning assets:
   Interest-bearing deposits...................         $   6,327  $    231      3.65 %   $  5,543       $  219     3.95 %
   Certificates of deposit.....................                 -         -         -            -            -        -
   Investment securities ......................            43,661     2,810      6.44       44,686        2,940     6.58
   Mortgage-backed securities..................           174,626     9,847      5.64       76,315        4,867     6.38
   Loans:
      Real estate loans........................           128,751    12,239      9.51      128,288       12,457     9.71
      Consumer loans...........................            25,769     2,239      8.69       23,386        2,201     9.41
                                                         --------  --------    ------     --------      -------  -------
         Total loans...........................           154,520    14,478      9.37      151,674       14,658     9.66
   FHLB stock..................................             7,719       471      6.10        2,756          193     7.00
                                                         --------  --------    ------     --------      -------   ------
      Total interest-earning assets............           386,853    27,837      7.20      280,974       22,877     8.14
                                                                   --------    ------                   -------   ------
    Noninterest earning assets..................           10,389                           15,118
                                                          -------                         --------
      Total assets.............................         $ 397,242                         $296,092
                                                         ========                         ========

Interest-bearing liabilities:
  Deposits:
    Certificates of deposit....................         $ 167,294     8,143      4.87   $  159,498        8,389     5.26
    Savings accounts...........................            26,986       703      2.61       28,137          847     3.01
    Now and money market accounts..............            24,907       469      1.88       25,136          521     2.07
                                                         --------   -------    ------    ---------      -------  -------
       Total deposits..........................           219,187     9,315      4.25      212,771        9,757     4.59
 FHLB borrowings...............................           140,158     6,199      4.42       45,182        1,883     4.17
                                                         --------   -------    ------    ---------      -------  -------
      Total deposits and
           interest-bearing liabilities........           359,345    15,514      4.32      257,953       11,640     4.51
                                                                    -------     -----    ---------      -------   ------
  Other noninterest-bearing liabilities........             3,990                           11,780
                                                         --------                        ---------
      Total liabilities........................           363,335                          269,733
  Stockholders' equity.........................            33,907                           26,359
                                                         --------                        ---------
      Total liabilities and
           stockholders' equity................         $ 397,242                      $   296,092
                                                         ========                       ==========
  Net interest income..........................                    $ 12,323                           $ 11,237
                                                                    =======                            =======
  Net interest spread..........................                                  2.88 %                             3.63 %
                                                                                 ====                               ====

  Net interest margin..........................                                  3.19 %                             4.00 %
                                                                                 ====                               ====
  Ratio of average interest-earning assets
   to average interest-bearing liabilities.....                                  107.7%                             108.9%
                                                                                 =====                              =====
                                                                        For six months ended December 31,
                                                     -------------------------------------------------------------------
                                                                      1993                                1992
                                                     --------------------------------     ------------------------------
                                                      Average    Interest    Average      Average    Interest    Average
                                                      balance     earned     yield or     balance     earned    yield or
                                                        (1)      or paid     cost (2)       (1)      or paid    cost (2)
                                                      -------    -------     --------     -------    -------    -------
                                                                             (Dollars in thousands)
Interest-earning assets:
   Interest-bearing deposits...................          6,721   $     137       4.08 % $   4,738   $     78       3.29 %
   Certificates of deposit.....................              -           -          -         148          8      10.81
   Investment securities ......................         45,122       1,472       6.52      45,458      1,554       6.84
   Mortgage-backed securities..................         99,628       2,937       5.90      48,182      1,889       7.85
   Loans:
      Real estate loans........................        138,148       8,818       9.58     121,749      6,404      10.52
      Consumer loans...........................         23,795       1,115       9.37      22,672      1,173      10.35
                                                      ---------   ---------   --------   --------    --------   --------
         Total loans...........................        161,943       7,731       9.55     144,421      7,577      10.49
   FHLB stock..................................          3,806         133       6.99       1,407         62       8.81
                                                      ---------   ---------   --------   --------    --------   --------
      Total interest-earning assets............        317,220      12,410       7.82     244,334     11,188       9.14
                                                                  ---------   --------               --------   --------
    Noninterest earning assets..................        18,226                             14,491
                                                      ---------                          --------
      Total assets.............................      $ 335,446                          $ 258,825
                                                      =========                          ========

Interest-bearing liabilities:
  Deposits:
    Certificates of deposit....................      $ 169,199       4,268       5.04   $ 164,801      4,914       5.96
    Savings accounts...........................         29,646         433       2.92      24,388        434       3.56
    Now and money market accounts..............         23,779         260       2.18      29,037        274       1.88
                                                      ---------   ---------   --------   ---------   --------   --------
       Total deposits..........................        222,624       4,961       4.46     218,226      5,622       5.16
 FHLB borrowings...............................         72,280       1,289       3.56      17,580        387       4.40
                                                      ---------   ---------   --------   ---------   --------   --------
      Total deposits and
           interest-bearing liabilities........        294,904       6,250       4.24     235,806      6,009       5.10
                                                                  ---------   --------               --------   --------
  Other noninterest-bearing liabilities........          5,855                              6,787
                                                      ---------                          ---------
      Total liabilities........................        300,759                            242,593
  Stockholders' equity.........................         34,687                             16,232
                                                      ---------                          ---------
      Total liabilities and
           stockholders' equity................      $ 335,446                          $ 258,825
                                                      =========                          =========
  Net interest income..........................                  $   6,160                          $  5,159
                                                                  =========                          ========
  Net interest spread..........................                                  3.58 %                            4.05 %
                                                                                 ====                              ====

  Net interest margin..........................                                  3.88 %                            4.22 %
                                                                                 ====                              ====
  Ratio of average interest-earning assets
   to average interest-bearing liabilities.....                                 107.6 %                           103.6 %
                                                                                =====                            ======

 ____________________________________
 (1) Average balances are based on daily averages and includes nonaccrual loans.
 (2)  Average yields and costs are annualized.

     The table below sets forth for the periods indicated information with regard to average balances of interest-earning assets and interest-bearing liabilities, as well as the total dollar amounts of interest income from interest-earning assets and interest expense on interest-bearing liabilities, resultant yields or costs, net interest spread, net interest margin and ratio of average interest-earning assets to interest-bearing liabilities.


                                                                                                         At June 30,
                                                                                            ---------------------------------------
                                                                                                           1993
                                                                                            ---------------------------------------
                                                                                            Average      Interest       Average
                                                                                            balance       earned        yield or
                                                                                              (1)         or paid       cost (2)
                                                                                            -------      --------       --------
                                                                                                 (Dollars in thousands)
Interest-earning assets:
  Interest-bearing deposits............................................................ $     4,552 $        160           3.51 %
  Certificates of deposit..............................................................          74            8          10.81
  Investment securities ...............................................................      44,854        3,021           6.74
  Mortgage-backed securities...........................................................      50,582        3,820           7.55
  Loans:
   Real estate loans...................................................................     119,412       12,236          10.25
   Consumer loans......................................................................      22,729        2,269           9.98
                                                                                            -------      -------       --------
    Total loans........................................................................     142,141       14,505          10.21
  FHLB stock..........................................................................       1,557          121           7.77
                                                                                            -------      -------       --------
   Total interest-earning assets.......................................................     243,760       21,635           8.88
                                                                                                         -------       --------
  Noninterest earning assets...........................................................      14,021
                                                                                            -------
   Total assets........................................................................ $   257,781
                                                                                            =======

                                                                                                        At June 30,
                                                                                            -----------------------------------
                                                                                                          1992
                                                                                            -----------------------------------
                                                                                            Average      Interest       Average
                                                                                            balance       earned        yield or
                                                                                              (1)         or paid       cost (2)
                                                                                            -------       -------       --------
                                                                                                    (Dollars in thousand)
Interest-earning assets:
  Interest-bearing deposits............................................................ $   10,443 $         602           5.76%
  Certificates of deposit..............................................................        752            70           9.31
  Investment securities................................................................     30,031         2,292           7.63
  Mortgage-backed securities...........................................................     37,435         3,254           8.69
  Loans:
   Real estate loans...................................................................     121,164        13,466         11.11
   Consumer loans......................................................................      22,587         2,920         12.93
                                                                                            -------       -------       -------
    Total loans........................................................................     143,751        16,386         11.40
  FHLB stock...........................................................................       1,089           104          9.55
                                                                                            -------       -------       -------
   Total interest-earning assets.......................................................     223,501        22,708         10.16
                                                                                                          -------       -------
  Noninterest earning assets...........................................................      16,100
                                                                                            -------
   Total assets........................................................................ $   239,601
                                                                                            =======

                                                                                                        At June 30,
                                                                                            ---------------------------------------
                                                                                                           1993
                                                                                            ---------------------------------------
                                                                                            Average      Interest       Average
                                                                                            balance       earned        yield or
                                                                                              (1)         or paid       cost (2)
                                                                                            -------      --------       --------
                                                                                                 (Dollars in thousands)

Interest-bearing liabilities:
 Deposits:
  Certificates of deposit.............................................................  $   157,936         9,036          5.72
  Savings accounts....................................................................       25,294           848          3.35
  Now and money market accounts.......................................................       27,744           535          1.93
                                                                                            -------      --------       -------
   Total deposits.....................................................................      210,974        10,419          4.94
 FHLB borrowings......................................................................       23,573           980          4.16
                                                                                            -------       -------       -------
   Total deposits and interest-bearing liabilities....................................      234,547        11,399          4.86
                                                                                                          -------       -------
 Other noninterest-bearing liabilities................................................        6,103
                                                                                            -------
    Total liabilities.................................................................      240,650

 Stockholders' equity.................................................................       17,131
                                                                                            -------
Total liabilities and stockholders' equity............................................  $   257,781
                                                                                            =======
 Net interest income...................................................................                 $  10,236
                                                                                                          =======
 Net interest spread..................................................................                                     4.02 %
                                                                                                                           ====
 Net interest margin..................................................................                                     4.20 %
                                                                                                                           ====
 Ratio of average interest-earning assets to average interest-bearing liabilities.....                                   103.93 %
                                                                                                                         ======
                                                                                                        At June 30,
                                                                                            -----------------------------------
                                                                                                          1992
                                                                                            -----------------------------------
                                                                                            Average      Interest       Average
                                                                                            balance       earned        yield or
                                                                                              (1)         or paid       cost (2)
                                                                                            -------       -------       --------
                                                                                                    (Dollars in thousand)
Interest-bearing liabilities:
  Deposits:
   Certificates of deposit............................................................. $   160,420        11,530          7.19
   Savings accounts....................................................................      19,780           917          4.64
   Now and money market accounts.......................................................      25,100           704          2.80
                                                                                            -------       -------        ------
    Total deposits.....................................................................     205,300        13,151          6.41
 FHLB borrowings.......................................................................      10,314           675          6.54
                                                                                            -------       -------        ------
   Total deposits and interest-bearing liabilities.....................................     215,614        13,826          6.41
                                                                                                          -------        ------
 Other noninterest-bearing liabilities.................................................       9,139
                                                                                            -------
   Total liabilities...................................................................     224,753
  Stockholders' equity.................................................................      14,848
 Total liabilities and stockholders' equity............................................     -------
                                                                                        $   239,601
                                                                                            =======
  Net interest income...................................................................                 $ 8,882
                                                                                                         =======
  Net interest spread..................................................................                                    3.75 %
                                                                                                                           ====
  Net interest margin..................................................................                                    3.97 %
                                                                                                                           ====
  Ratio of average interest-earning assets to average interest-bearing liabilities.....                                  103.66 %
                                                                                                                         ======



____________________________
(1) Average blances are based on daily averages and inclueds nonaccrual loans.
(2) Average yields and cost are annualized.

Rate / Volume Analysis

     The following table sets forth certain information regarding changes in interest income and interest expense of the Bank for the periods indicated. For each category of interest-earning asset and interest-bearing liability, information is provided on changes attributable to (1) change in rates (change in rate multiplied by old volume), (2) change in volume (change in volume multiplied by old rate), and (3) changes in rate volume (change in rate multiplied by the change in volume).

                                                     Twelve months ended                        Six months ended
                                                Dec 31, 1994 vs. Dec 31, 1993             Dec 31, 1993 vs. Dec 31, 1992
                                                  increase (decrease) due to                 increase (decrease) due to
                                            ---------------------------------------    ---------------------------------------
                                                                 Rate/                                        Rate/
                                              Rate     Volume    Volume      Total       Rate      Volume    volume     Total
                                            --------   ------   --------    -------    --------    -------   -------   -------
                                                                               (In thousands)
Interest income on:
  Interest-bearing deposits..............   $   (16)   $   31   $    (3)    $   12     $    18     $   33    $    8    $   59
  Certificates of deposit................         -         -         -          -           -         (8)        -        (8)
  Investment securities..................       (64)      (67)        1       (130)        (71)       (11)        -       (82)
  Mortgage-backed securities.............      (564)    6,271      (727)     4,980        (469)     2,019      (502)    1,048
  Loans:
    Real estate loans....................      (262)       45        (1)      (218)       (574)       863       (77)      212
    Consumer loans.......................      (168)      224       (17)        39        (111)        58        (5)      (58)
                                            -------    ------   -------     ------     -------     ------    ------    ------
      Total loans........................      (430)      269       (18)      (179)       (685)       921       (82)      154
  FHLB stock.............................       (25)      347       (45)       277         (13)       105       (21)       71
                                            -------    ------   -------     ------     -------     ------    ------    ------
    Total interest income................    (1,099)    6,851      (792)     4,960      (1,220)     3,059      (597)    1,242
                                            -------    ------   -------     ------     -------     ------    ------    ------




Interest expense on:
  Deposits:
    Certificates of deposit..............      (626)      410       (30)      (246)       (757)       131       (20)     (646)
    Savings accounts.....................      (114)      (35)        5       (144)        (78)        94       (17)       (1)
    Demand and money market accounts.....       (48)       (5)        1        (52)         44        (49)       (9)      (14)
                                            -------    ------   -------     ------     -------     ------    ------    ------
      Total deposits.....................      (787)      371       (24)      (442)       (791)       176       (46)     (661)
  FHLB borrowings........................       116     3,957       242      4,315         (73)     1,203      (228)      902
                                            -------    ------   -------     ------     -------     ------    ------    ------
    Total interest expense...............      (672)    4,327       218      3,873        (864)     1,379      (274)      241
                                            -------    ------   -------     ------     -------     ------    ------    ------

  Net interest income....................   $  (427)   $2,524   $(1,010)    $1,087     $  (356)    $1,680    $ (323)   $1,001
                                            =======    ======   =======     ======     =======     ======    ======    ======


                                                           Fiscal year ended
                                                    June 30,1993 vs. June 30, 1992
                                                      increase (decrease) due to
                                               -------------------------------------------
                                                                         Rate/
                                                 Rate       Volume      volume     Total
                                               --------     -------     -------   --------
                                                              (In thousands)
Interest income on:
  Interest-bearing deposits..............      $  (235)     $ (340)     $  133    $  (442)
  Certificates of deposit................           11         (63)        (10)       (62)
  Investment securities..................         (269)      1,131        (133)       729
  Mortgage-backed securities.............         (427)      1,143        (150)       566
  Loans:
    Real estate loans....................       (1,050)       (195)         15     (1,230)
    Consumer loans.......................         (665)         18          (4)      (651)
                                               -------      ------      ------    -------
      Total loans........................       (1,715)       (177)         11     (1,881)
  FHLB stock.............................          (20)         45          (8)        17
                                               -------      ------      ------    -------
    Total interest income................       (2,655)      1,739        (157)    (1,073)
                                               -------      ------      ------    -------




Interest expense on:
  Deposits:
    Certificates of deposit..............       (2,352)       (179)         37     (2,494)
    Savings accounts.....................         (254)        256         (71)       (69)
    Demand and money market accounts.....         (220)         74         (23)      (169)
                                               -------      ------      ------    -------
      Total deposits.....................       (2,826)        151         (57)    (2,732)
  FHLB borrowings........................         (246)        867        (316)       305
                                               -------      ------      ------    -------
    Total interest expense...............       (3,072)      1,018        (373)    (2,427)
                                               -------      ------      ------    -------

  Net interest income....................      $   417      $  721      $  216    $ 1,354
                                               =======      ======      ======    =======

LENDING ACTIVITIES

     The Bank originates a wide variety of loans with an emphasis on one-to-four family and multi-family mortgage loans, residential construction loans,and, to a lesser extent, consumer loans. Mortgage loans secured by residential real estate are expected to remain a major part of the Bank's business. The Bank's policy is to originate ARMs, five-year and seven-year fixed-rate balloon loans and selected 15-year fixed-rate mortgage loans for its own portfolio. Thirty-year mortgage loans generally are sold servicing released to correspondent lenders on a loan-by-loan basis. The bank had no agricultural loans at December 31, 1994.

Loan Originations.  The table below sets forth the Bank's total loan
-----------------
                    originations during the periods indicated.


                                                                 Fiscal year ended           Six months ended
                                                                   December 31,                December 31,
                                                               ----------------------     -----------------------
                                                                  1994        1993           1993         1992
                                                               ---------    ---------     ----------    ---------
                                                                           (Unaudited)                 (Unaudited)
                                                                           (Dollars in thousands)
Real estate loans:
      One-to-four-family......................................$  41,113    $ 107,732     $   60,809   $   51,287
      Multi-family............................................    5,852       11,207          3,497        4,638
      Construction............................................   19,775       19,863          9,829        8,834
      Commercial..............................................        -            -              -            -
      Land....................................................        -            -              -            -
      Loans refinanced........................................    4,342        4,579          2,127        5,327
                                                              ----------    ---------     ----------   ----------
           Total real estate .................................   71,082      143,381         76,262       70,086
Consumer......................................................   19,531       18,059          9,119        8,323
                                                              ----------    ---------     ----------   ----------
      Total loans originated..................................   90,613      161,440         85,381       78,409

Loans purchased...............................................       23       41,263         40,995          201
Loans sold....................................................  (50,813)    (109,810)       (57,488)     (46,722)
Loan principal repayments.....................................  (52,189)     (64,566)       (35,212)     (35,913)
Loans transferred to real estate owned........................   (1,534)         (98)           (72)        (227)
Other increases (decreases)...................................    1,119       (5,132)        (2,552)       2,707
                                                              ----------    ---------     ----------   ----------
      Net change in loans.....................................$ (12,780)   $  23,097     $   31,052   $   (1,545)
                                                              ==========    =========     ==========   ==========

                                                                          Fiscal year ended June 30,
                                                               ------------------------   -----------------------
                                                                 1993           1992         1991         1990
                                                               ---------     ----------   ---------    ----------
                                                                              (Dollars in thousands)
Real estate loans:
      One-to-four-family......................................$  98,210     $   53,568   $   41,774   $   23,675
      Multi-family............................................   12,348          9,821        5,599        1,687
      Construction............................................   18,868         16,914       10,392        2,893
      Commercial..............................................        -              -            -            -
      Land....................................................        -            600            -            -
      Loans refinanced........................................    7,779          5,343        2,021          617
                                                              ----------    -----------   ----------   ----------
           Total real estate .................................  137,205         86,246       59,786       28,872
Consumer......................................................   17,263         15,337       14,735       13,014
                                                              ----------    -----------   ----------   ----------
      Total loans originated..................................  154,468        101,583       74,521       41,886

Loans purchased...............................................      469         23,339       14,001       43,140
Loans sold....................................................  (99,044)       (59,734)     (44,163)      (5,107)
Loan principal repayments.....................................  (65,267)       (55,457)     (31,216)     (21,558)
Loans transferred to real estate owned........................     (253)          (656)         (24)         (49)
Other increases (decreases)...................................      127         (2,435)      (3,802)      (1,890)
                                                              ----------    -----------   ----------   ----------
      Net change in loans.....................................$  (9,500)    $    6,640   $    9,317    $  56,422
                                                              ==========    ===========   ==========   ==========


Loan Portfolio Composition  The table below sets forth the Bank's loan portfolio
--------------------------
composition at the dates indicated.





                                                        At December 31,
                                         ---------------------------------------
                                               1994                    1993
                                         -----------------      ----------------
                                         Amount        %        Amount       %
                                         ------      -----      ------     -----
Real estate loans:
One-to-four-family....................$   54,001     32.61 %   $ 64,048    37.23 %
Multi-family..........................    54,447     32.87       56,254    32.70
Construction..........................    12,606      7.61       11,929     6.93
Commercial............................    16,017      9.67       15,430     8.97
Land..................................       169      0.10          176     0.10
                                        --------  --------     --------  -------
       Total real estate..............   137,240     82.86      147,837    85.93
Consumer..............................    28,383     17.14       24,214    14.07
                                        --------  --------     --------  -------
      Total loans, gross..............   165,623    100.00 %    172,051   100.00 %
                                                  ========               =======
Less:
Undisbursed portion of
    loans in process..................     7,272                  7,191
Unearned discounts and
    deferred loan fees................     2,882                  3,710
Allowance for estimated
    losses on loans...................       803                  1,129
                                         -------              ---------
Total loans, net......................$  154,666              $ 160,021
                                         =======              =========

                                                               At June 30,
                                         ------------------------------------------------------------
                                               1993                1992                    1991               1990
                                         ----------------     ----------------     -----------------  -------------------
                                          Amount       %     Amount        %         Amount     %         Amount      %
                                          ------     -----   ------      -----       ------   -----       ------    -----
Real estate loans:
 One-to-four-family....................  $ 54,597    39.03 % $ 77,700     50.40 %    $73,137    51.01 %  $ 84,424    63.46 %
 Multi-family..........................    33,890    24.23     28,266     18.33       26,234    18.30       6,734     5.06
 Construction..........................    11,712     8.37      8,515      5.52        3,585     2.50       2,076     1.56
 Commercial............................    15,572    11.13     16,202     10.51       15,601    10.88      15,383    11.56
 Land..................................       383     0.27        489      0.32          195     0.14         348     0.26
                                          -------   ------    ------    ------      -------   ------     -------   ------
       Total real estate..............    116,154    83.03    131,172     85.08      118,752    82.83     108,965    81.90
Consumer..............................     23,739    16.97     22,996     14.92       24,622    17.17      24,077    18.10
                                          -------   ------    -------    ------      -------   ------     -------   ------
      Total loans, gross..............    139,893   100.00 %  154,168    100.00 %    143,374   100.00 %   133,042   100.00 %
                                                    ======               ======                ======               ======
Less:
Undisbursed portion of
    loans in process..................      5,535               4,832                  3,250                1,321
Unearned discounts and
    deferred loan fees................      3,179               3,914                  2,098                  558
Allowance for estimated
    losses on loans...................        769                 786                  1,128                  701
                                        ---------             -------                -------              -------
Total loans, net......................  $ 130,410           $ 144,636              $ 136,898            $ 130,462
                                        =========             =======                =======              =======


Loan Origination Fees  The table below sets forth information concerning loan
---------------------
                       origination fees and deferred origination fees on the Bank's real estate loans for the periods indicated.

                                                                  Fiscal year ended  Six months ended
                                                                     December 31,       December 31,
                                                                 ------------------ ------------------
                                                                    1994     1993     1993       1992
                                                                 --------- -------- -------    -------
                                                                          (UNAUDITED)      (UNAUDITED)
                                                                       (DOLLARS IN THOUSANDS)
Loan origination fees received during the period...............$     728   $1,108    $  498     $  732
Loan origination fees, expressed as a percentage of
     total real estate loans originated during the period......     1.02%    0.77%     0.65%      1.04%
Deferred loan origination fees on real estate loans
     at the end of the period..................................$     784   $  933    $  933     $  664
                                                                    Fiscal year ended June 30,
                                                                 --------------------------------
                                                                  1993    1992    1991      1990
                                                                 ------ ------- -------   -------
                                                                     (DOLLARS IN THOUSANDS)
Loan origination fees received during the period...............$ 1,342  $ 1,181   $  927   $  162
Loan origination fees, expressed as a percentage of
     total real estate loans originated during the period......   0.98%    1.38%    1.55%    0.56%
Deferred loan origination fees on real estate loans
     at the end of the period..................................$   612  $   654   $  653   $  558

 Interest Rate Sensitivity. The table below sets forth the interest rate
 -------------------------
sensitivity of the Bank's loan portfolio at December 31, 1994. This schedule does not reflect the effects of possible prepayment or enforcement of due-on-sale clauses.

                                                          Total loans      One-to-four family   Multi-family      Construction
                                                        -----------------  -----------------   ---------------  ---------------
                                                        Amount      Rate   Amount     Rate     Amount    Rate    Amount    Rate
                                                        ------    -------  ------  ---------   ------  -------  -------  ------
Adjustable rate loans due:                                                       (Dollars in thousands)
-------------------------

 January 1, 1995 to December 31, 1995................$    7,230   8.44%  $    113     6.27%  $      483   8.07% $ 6,634     8.50%
 January 1, 1996 to December 31, 1997................       526   6.61%       117     8.29%         409   6.12%      -        -
 January 1, 1998 to December 31, 1999................       202   8.62%       145     8.82%          57   8.12%      -        -
 January 1, 2000 to December 31, 2004................     9,647   8.41%     2,654     7.82%       6,993   8.63%      -        -
 January 1, 2005 to December 31, 2014................    17,675   7.92%     9,335     7.78%       8,340   8.07%      -        -
 January 1, 2015 and following.......................    36,205   8.09%    16,910     7.43%      19,295   8.67%      -        -
                                                      --------- -------   -------  --------   --------- -------  ------  --------
      Total..........................................    71,485   8.11%  $ 29,274     7.58%  $   35,577   8.48% $ 6,634     8.50%
                                                      --------- -------   =======  ========   ========= =======  ======  ========

Fixed rate loans due:
--------------------

 January 1, 1995 to December 31, 1995................     6,430   8.01%  $     96    10.27%  $      362  10.91% $ 5,972     7.79%
 January 1, 1996 to December 31, 1997................     2,728  10.05%       828     8.63%       1,900  10.67%      -        -
 January 1, 1998 to December 31, 1999................     3,776   8.66%     1,585     8.84%       2,191  8.53%       -        -
 January 1, 2000 to December 31, 2004................     5,192   8.77%     4,946     8.76%         246  8.80%       -        -
 January 1, 2005 to December 31, 2014................     8,252   8.35%     7,032     8.36%       1,220  8.30%       -        -
 January 1, 2015 and following.......................    23,190   8.77%    10,239     8.88%      12,951  8.70%       -        -
                                                      --------- -------   -------  --------   --------- -------  ------  --------
      Total..........................................    49,568   8.66%  $ 24,726     8.70%  $   18,870  8.90%  $ 5,972     7.79%
                                                      --------- -------   =======  ========   ========= =======  ======  ========

                                                                         Commercial                  Land            Consumer
                                                                    --------------------       ----------------  ----------------
                                                                    Amount        Rate         Amount    Rate    Amount    Rate
                                                                    ------      --------       ------  --------  ------  --------
Adjustable rate loans due:                                                                    (Dollars in thousands)
-------------------------

 January 1, 1995 to December 31, 1995................     1,687   9.36% $     117    10.00%  $      -       -  $  1,570     9.31%
 January 1, 1996 to December 31, 1997................       278   6.95%       255     6.64%         3   10.50%       20    10.38%
 January 1, 1998 to December 31, 1999................       849   7.52%       815     7.41%         -       -        34     9.98%
 January 1, 2000 to December 31, 2004................     1,072   8.12%     1,009     8.00%         -       -        63     9.98%
 January 1, 2005 to December 31, 2014................    11,240   8.11%    10,950     8.10%       166    7.32%      124    10.00%
 January 1, 2015 and following.......................     1,893   9.15%     1,089     8.72%         -       -       804     9.73%
                                                       -------- -------  --------  --------   -------  -------  ------- ---------
      Total..........................................    17,019   8.30% $  14,235     8.09   $    169    7.37% $  2,615     9.50%
                                                       -------- -------  ========  ========   =======  =======  ======= =========

Fixed rate loans due:
--------------------

 January 1, 1995 to December 31, 1995................     2,666   8.58% $      16    10.25%  $      1   11.23% $  2,649     8.57%
 January 1, 1996 to December 31, 1997................    10,606   8.12%       416    10.03%         -       -    10,190     8.04%
 January 1, 1998 to December 31, 1999................     9,042   8.43%        43     7.75%         -       -     8,999     8.43%
 January 1, 2000 to December 31, 2004................     3,094   9.73%       150    10.36%         -       -     2,944     9.70%
 January 1, 2005 to December 31, 2014................     2,143   8.68%     1,157     9.35%         -       -       986     7.89%
 January 1, 2015 and following.......................         -      -          -        -          -       -         -        -
                                                       -------- -------  --------  --------   -------  -------  ------- ---------
      Total..........................................    27,551   8.49% $   1,782     9.56%  $      1   11.23% $ 25,768     8.41%
                                                       -------- -------  ========  ========   =======  =======  ======= =========

Total loans, gross...................................   165,623   8.36%
                                                                =======
 Less:
   Undisbursed portion of loans in process...........     7,272
   Unearned discounts and deferred loan fees.........     2,882
   Allowance for estimated losses on loans...........       803
                                                      ---------
Total loans, net.....................................$  154,666
                                                      =========

Nonperforming Assets

     The Bank's nonperforming assets consist of nonaccrual loans and real estate owned. Loans are placed on nonaccrual status when the collection of principal and/or interest becomes doubtful. In addition, real estate loans and income-producing property loans are placed on nonaccrual status when the loan becomes 90 days or more contractually delinquent. All consumer loans more than 120 days delinquent are charged to allowance for loan losses. The Bank has no troubled debt restructuring which involve forgiving a portion of interest or principal on any loans or making loans (not delinquent more than 90 days) that management has determined need to be closely monitored as the potential exists for increase risk on these loans in the future.

     The table below sets forth information regarding delinquent loans at December 31, 1994. The amounts represent total remaining principal balances of the related loans, rather than the actual payment amounts which are overdue.

                                                                                Contractually              Contractually
                                                                                  delinquent                delinquent
                                                                                60 to 89 days             90 days or more
                                                                             -------------------       -----------------------
                                                                                      Percent                     Percent
                                                                                      of total                    of total
                                                                                     delinquent                  delinquent
                                                                             Amount    loans           Amount      loans
                                                                             ------  --------          ------     -------
                                                                                        (Dollars in thousands)
Real estate loans:
  One-to-four-family........................................................$   251     53.18 %     $      17        6.18 %
  Multi-family..............................................................      -         -             116       42.18
  Construction..............................................................      -         -               -           -
  Commercial................................................................      -         -               -           -
  Land......................................................................      -         -               -           -
                                                                             -------  --------       ---------    --------
      Total delinquent real estate loans....................................    251     53.18             133       48.36
Consumer loans..............................................................    221     46.82             142       51.64
                                                                             -------  --------       ---------    --------
      Total delinquent loans................................................$   472    100.00 %     $     275      100.00 %
                                                                             =======  ========       =========    ========

The table below sets forth information with respect to the Bank's nonaccrual loans, REO and total nonperforming assets at dates indicated.

                                                                                   At
                                                                              December 31,         Fiscal year ended June 30,
                                                                          ------------------  -----------------------------------
                                                                            1994      1993      1993     1992     1991     1990
                                                                          -------- ---------  -------  -------  -------  --------
                                                                                                     (Dollars in thousands)
Nonaccrual loans: (1)
  Real estate loans:
    One-to-four-family...................................................$     17 $    120  $      89 $    113 $    230 $     29
    Multi-family.........................................................     116      222          -       34        -        -
    Commercial...........................................................       -        -          -        -        -        -
    Land.................................................................       -       14          -        -        -        -
Consumer.................................................................     142      263        284      256      299      170
                                                                          -------   ------    -------   ------  -------  -------
    Total nonaccrual loans...............................................$    275 $    619  $     373 $    403 $    529 $    199
                                                                          =======   ======    =======   ======  =======  =======

Accruing loans delinquent more than 90 days:
  Real estate loans:
    One-to-four-family...................................................$      - $      -  $       - $      - $      - $      -
    Multi-family.........................................................       -        -          -        -        -        -
    Commercial...........................................................       -        -          -        -        -        -
    Land.................................................................       -        -          -        -        -        -
  Consumer...............................................................       -        -          -        -        -        -
                                                                          -------   ------    -------   ------  -------  -------
    Total accruing loans delinquent more than 90 days....................$      - $      -  $       - $      - $      - $      -
                                                                          =======   ======    =======   ======  =======  =======

Other loans of concern:
  Real estate loans:
  One-to-four-family....................................................$      - $      -  $     107 $     97 $     85 $     86
  Multi-family...........................................................     911(3) 1,980        102        -        -        -
  Commercial.............................................................       -        -          -        -(2) 1,060    1,485
  Land...................................................................       -        -          -        -        -        -
  Consumer...............................................................     401      673        809      978    1,484      289
                                                                          -------   ------    -------   ------  -------  -------
    Total other loans of concern.........................................$  1,312 $  2,653  $   1,018 $  1,075 $  2,629 $  1,860
                                                                          =======   ======    =======   ======  =======  =======

Nonperforming assets:
  Total nonperforming loans..............................................$    275      619        373      403 $    529      199
  Real estate owned, gross...............................................   1,039       29         29    1,284    1,379    2,289
                                                                          -------   ------    -------   ------  -------  -------
    Total nonperforming assets...........................................$  1,314      648        402    1,687 $  1,908    2,488
                                                                          =======   ======    =======   ======  =======  =======

Ratios:
  Total nonperforming assets to total assets.............................    0.33 %   0.16 %     0.16 %   0.68 %   0.94 %   1.33 %
  Total nonperforming loans to total assets..............................    0.07     0.15       0.15     0.16     0.26     0.11
  Total other loans of concern to total assets...........................    0.33     0.65       0.40     0.43     1.30     1.00
  Total nonaccruing loans to total assets................................    0.07     0.15       0.15     0.16     0.26     0.11
  Allowance for estimated losses on loans to total nonperforming loans...  292.00   182.39     205.90   195.04   213.23   352.26

_________________
(1) Interest income that would have been recorded on nonaccrual loans had they remained current during the fiscal year ended December 31, 1994, the six months ended December 31, 1993 and the fiscal years ended, June 30, 1992, 1991, and 1990 is not material in any period presented.
(2)  Transferred $614,000 to real estate owned in November, 1991.
(3) Transferred $1,063,400 to real estate owned in fiscal year ended December 31, 1994.

Allowance for Estimated Losses on Loans

     The allowance for estimated losses on loans represents management's recognition of the risks of extending credit and its evaluation of the loan portfolio. The allowance is maintained at a level considered adequate to provide for anticipated loan losses based on management's assessment of various factors affecting the loan portfolio, including a review of problem loans, business conditions and loss experience and an overall evaluation of the quality of the underlying collateral, holding and disposal costs and costs of capital. The allowance is increased by provisions charged to operations and reduced by loans charged off, net of recoveries.

     As a result of the decline in real estate market values in many parts of the country and the significant losses experienced by many financial institutions, there has been increased scrutiny by regulators of the loan portfolios of financial institutions, particulary with regard to commercial real estate and multi-family residential real estate loans. Management believes that the Bank's allowance for estimated losses on loans is adequate to cover anticipated losses and is in accordance with generally accepted accounting principles. There can be no assurance, however, that management will not determine to increase the allowance for estimated losses on loans or that regulators, when reviewing the Bank's loan portfolio in the future, will not request the Bank to increase such allowance, either of which would adversely affect the Bank's earnings.

     The table below sets forth information regarding changes in the Bank's allowance for estimated losses on loans for the periods indicated.

                                                                         Fiscal year ended            Six months ended,
                                                                           December 31,                 December 31,
                                                                     ------------------------      ------------------------
                                                                        1994           1993          1993           1992
                                                                     ---------      ---------      ---------      ---------
                                                                                     (Amounts in thousands)
Loans, net of unearned income:
   Average outstanding during period...............................  $ 154,520      $ 151,674      $ 161,943      $ 144,421
                                                                     =========      =========      =========      =========
Allowance for loan losses:
   Balance at beginning of period..................................  $   1,129      $     777      $     768      $     786
   Charge-offs:
      Real estate loans:
         One-to-four family........................................         -               -              -            (22)
         Multi-family..............................................       (470)             -              -              -
         Commercial................................................         -               -              -              -
      Consumer loans...............................................        (80)           (55)           (27)           (36)
                                                                     ---------      ---------      ---------      ---------
           Total charge-offs.......................................       (550)           (55)           (27)           (58)
   Recoveries:
      Real estate loans:
         One-to-four family........................................         -               -              -              -
         Multi-family..............................................         -               -              -              -
         Commercial................................................         -               -              -              -
      Consumer loans...............................................         34             28              9             18
                                                                     ---------      ---------      ---------      ---------
         Total recoveries..........................................         34             28              9             18
                                                                     ---------      ---------      ---------      ---------
   Net charge-offs.................................................       (516)           (27)           (18)           (40)
Provision charged (credited) to income.............................        190            (10)           (23)            18
Market valuation allowance.........................................         -             389            402             13
                                                                     ---------      ---------      ---------      ---------
Balance at end of period...........................................  $     803      $   1,129      $   1,129      $     777
                                                                     =========      =========      =========      =========
Net charge-offs to average loans outstanding during period.........       0.33%          0.02%          0.01%          0.03%
                                                                     =========      =========      =========      =========

                                                                                   Fiscal year ended June 30,
                                                                     ------------------------------------------------------
                                                                       1993           1992           1991           1990
                                                                     ---------      ---------      ---------      ---------
                                                                                     (Amounts in thousands)
Loans, net of unearned income:
   Average outstanding during period...............................  $ 142,141      $ 143,751      $   118,534    $  80,317
                                                                     =========      =========      =========      =========
Allowance for loan losses:
   Balance at beginning of period..................................  $     786      $   1,128      $       701    $     408
   Charge-offs:
      Real estate loans:
         One-to-four family........................................        (22)           (28)               -            -
         Multi-family..............................................          -              -                -            -
         Commercial................................................          -              -
      Consumer loans...............................................        (64)          (147)            (254)        (408)
                                                                     ---------      ---------      ---------      ---------
           Total charge-offs.......................................        (86)          (175)            (254)        (408)
   Recoveries:
      Real estate loans:
         One-to-four family........................................          -              1                1            4
         Multi-family..............................................          -              -                -            -
         Commercial................................................          -              -                -            -
      Consumer loans...............................................         37             30               53           43
                                                                     ---------      ---------      -----------    ---------
         Total recoveries..........................................         37             31               54           47
                                                                     ---------      ---------      -----------    ---------
   Net charge-offs.................................................        (49)          (144)            (200)        (361)
Provision charged (credited) to income.............................         31           (219)             488          654
Market valuation allowance.........................................          -             21              139            -
                                                                     ---------      ---------      -----------    ---------
Balance at end of period...........................................  $     768      $     786      $     1,128    $     701
                                                                     =========      =========      ===========    =========
Net charge-offs to average loans outstanding during period.........       0.03%          0.10%            0.17%        0.45%
                                                                     =========      =========      ===========    =========

     Allowances are provided for individual loans where ultimate collection is questioned by management after reviewing collateral value and loans that are contractually past due. The table below sets forth the allowance for estimated losses on loans by loan category, at the dates indicated based upon management's assessment of the risk associated with such categories.

                                                            At December 31,                          At June 30,
                                                         ---------------------     -----------------------------------------------
                                                           1994         1993         1993         1992         1991         1990
                                                         --------     --------     --------     --------     --------     --------
Unallocated allowance for loan losses:                                                (In thousands)
   Real estate loans:
      One-to-four family...............................  $     67     $    219     $    144     $    130     $    241     $    166
      Multi-family.....................................       265          387           97           70          116          107
      Commercial.......................................        34           15            1           39           98          119
      Land.............................................         -            -            1            8            6            5
   Consumer loans......................................       437          508          525          539          667          304
                                                         --------     --------     --------     --------     --------     --------
Total unallocated allowance for loan losses............  $    803     $  1,129     $    768     $    786     $  1,128     $    701
                                                         ========     ========     ========     ========     ========     ========

Investment Activities

     The Bank maintains an investment portfolio comprised primarily of obligations of agencies of the United States government, participation certificates, real estate mortgage investment conduits and municipal bonds. The Bank manages its investment portfolio to (i) complement Asset/Liability management strategies, (ii) provide an adequate rate of return consistent with targeted interest rate spread objectives, (iii) conform to the constraints of applicable regulatory requirements and (iv) provide adequate liquidity. The Bank's policy prohibits investment in high risk derivative securities, as defined by the OTS.

     The Bank has invested in municipal bonds to reduce its income tax expense. The Bank's policy is to invest in general obligation municipal bonds rated AAA or AA by Standard and Poor's in all states.

     The table below sets forth the carrying values and estimated market value of the Bank's investment portfolio at the dates indicated.

                                                                   At December 31,
                                     ----------------------------------------------------------------------------------
                                                      1994                                        1993
                                     -------------------------------------        -------------------------------------
                                                   Estimated                                    Estimated
                                      Amortized       fair                        Amortized        fair
                                        cost         value         Yield            cost          value         Yield
                                     ----------    ---------      --------        ---------     ---------      --------
Available for sale:                                                 (Dollars in thousands)
-------------------

Investment securities:
   U.S. government agencies.........   $  5,084  $     4,750        7.38 %        $  23,818     $  24,317        7.08 %
   Municipal bonds..................     17,136       17,284        6.26             21,824        23,668        9.20
                                       --------     --------      ------          ---------     ---------      ------
        Total.......................     22,220       22,034        6.51             45,642        47,985        8.09
                                       --------     --------      ------          ---------     ---------      ------

Mortgage-backed securities:
   Participation certificates.......     20,339       18,854        6.60             44,967        45,841        7.09
   Real estate mortgage
      investment conduits...........      6,735        6,421        6.59            118,999       119,190        5.24
                                       --------     --------      ------          ---------     ---------      ------
        Total.......................     27,074  $    25,275        6.60 %        $ 163,966     $ 165,031        5.75 %
                                       --------     --------      ------          ---------     ---------      ------
Total securities
    available for sale..............   $ 49,294  $    47,309        6.56 %        $ 209,608     $ 213,016        6.26 %
                                       ========     ========      ======          =========     =========      ======

                                                                        At June 30,
                                     ----------------------------------------------------------------------------------
                                                      1993                                        1992
                                     -------------------------------------        -------------------------------------
                                                   Estimated                                    Estimated
                                      Amortized       fair                        Amortized        fair
                                        cost         value         Yield            cost          value         Yield
                                     ----------    ---------      --------        ---------     ---------      --------
Available for sale:                                                 (Dollars in thousands)
-------------------

Investment securities:
   U.S. government agencies.........   $ 23,855     $ 24,504        7.07 %        $ 27,416      $ 28,253         7.81 %
   Municipal bonds..................     19,554       21,009        9.12            13,896        14,279         9.44
                                       --------     --------      ------          ---------     ---------      ------
        Total.......................     43,409       45,513        7.99            41,312        42,532         8.36
                                       --------     --------      ------          ---------     ---------      ------

Mortgage-backed securities:
   Participation certificates.......     43,844       45,469        7.60            21,396        22,228         9.08
   Real estate mortgage
      investment conduits...........     10,246       10,361        7.35            19,226        19,282         7.47
                                       --------     --------      ------          ---------     ---------      ------
        Total.......................   $ 54,090     $ 55,830        7.55 %        $ 40,622      $ 41,510         8.32 %
                                       --------     --------      ------          ---------     ---------      ------
Total securities
    available for sale..............   $ 97,499     $101,343        7.75 %        $ 81,934      $ 84,042         8.34 %
                                       ========     ========      ======          ========      ========       ======


Held-to-maturity:                                                                                 At December 31, 1994
----------------                                                                       -------------------------------------------
                                                                                                         Estimated
                                                                                       Amortized           fair
                                                                                         cost              value            Yield
                                                                                       ---------         ---------         -------
Investment securities:                                                                           (Dollars in thousands)

   U S government agencies........................................................     $  15,492       $   14,853           6.88 %
   Municipal bonds................................................................             -                -              -
   Corporate bonds................................................................         2,971            2,940           7.42
                                                                                        --------         --------          -----
        Total.....................................................................        18,463           17,793           6.96
                                                                                        --------         --------          -----

Mortgage-backed securities:

   Participation certificates.....................................................             -                -              -
   Real estate mortgage investment conduits.......................................       139,747          131,450           5.20
                                                                                        --------         --------          -----
        Total.....................................................................       139,747          131,450           5.20
                                                                                        --------         --------          -----

Total securities held-to-maturity.................................................     $ 158,210       $  149,243           5.40 %
                                                                                        ========         ========          =====

     The table below sets forth the maturities of the Bank's investment and mortgage-backed securities available for sale at December 31, 1994 and the weighted average yields of such securities (calculated on the basis of the cost and effective yields weighted for the scheduled maturity of each security).

                                                                     At December 31, 1994
                                                                ------------------------------
                                                                           Total
                                                                ------------------------------
                                                                             Estimated
                                                                Amortized      fair
                                                                  cost         value     Yield
                                                                ---------    ---------   -----
Investment securities available for sale:                           (Dollars in thousands)
-----------------------------------------

U.S. government agencies:
   Federal National Mortgage Association notes...........       $  5,084     $   4,750     7.38%
   Municipal bonds.......................................         17,136        17,284     6.27
                                                                --------      --------   ------
     Total...............................................         22,220        22,034     6.51
                                                                --------      --------   ------

Participation certificates:
   Federal National Mortgage Association.................          2,434         2,284     7.01
   Federal Home Loan Mortgage Corporation................         17,905        16,570     6.56
                                                                --------      --------   ------
     Total...............................................         20,339        18,854     6.61
                                                                --------      --------   ------

Real estate mortgage investment conduits:
   Federal National Mortgage Association.................          5,020         4,767     6.52
   Federal Home Loan Mortgage Corporation................          1,479         1,429     6.71
   Government National Mortgage Association..............            236           226     7.39
                                                                --------      --------   ------
     Total...............................................          6,735         6,421     6.59
                                                                --------      --------   ------

Total securities available for sale......................       $149,294     $ 47,309      6.56%
                                                                ========      =======    ======

                                                                                      At December 31, 1994
                                                                -------------------------------------------------------------------
                                                                       Within one year           After one but less than five years
                                                                ------------------------------   ----------------------------------
                                                                             Estimated                          Estimated
                                                                Amortized       fair               Amortized      fair
                                                                  cost         value     Yield       cost        value      Yield
                                                                ---------    ---------   -----    ----------    ---------  -------
Investment securities available for sale:                                               (Dollars in thousands)
-----------------------------------------

U.S. government agencies:
   Federal National Mortgage Association notes...........         $     -     $     -        -%     $    -      $    -         -%
   Municipal bonds.......................................               -           -        -         200         210      6.85
                                                                  -------     -------    -----      ------      ------     -----
     Total...............................................               -           -        -         200         210      6.85
                                                                  -------     -------    -----      ------      ------     -----

Participation certificates:
   Federal National Mortgage Association.................               -           -        -           -           -         -
   Federal Home Loan Mortgage Corporation................               -           -        -       3,100       2,932      6.90
                                                                  -------     -------    -----      ------      ------     -----
     Total...............................................               -           -        -       3,100       2,932      6.90
                                                                  -------     -------    -----      ------      ------     -----

Real estate mortgage investment conduits:
   Federal National Mortgage Association.................               -           -        -           -           -         -
   Federal Home Loan Mortgage Corporation................               -           -        -       1,001         973      6.49
   Government National Mortgage Association..............               -           -        -           -           -         -
                                                                  -------     -------    -----      ------      ------     -----
     Total...............................................               -           -        -       1,001         973      6.49
                                                                  -------     -------    -----      ------      ------     -----

Total securities available for sale......................         $     -     $     -        -%     $4,301      $4,115      6.80%
                                                                  =======     =======    =====      ======      ======     =====

     The table below sets forth the maturities of the Bank's investment and mortgage-backed securities available for sale at December 31, 1994 and the weighted average yields of such securities (calculated on the basis of the cost and effective yields weighted for the scheduled maturity of each security).

                                                                                   At December 31, 1994
                                                       --------------------------------------------------------------------------
                                                          After five but within 10 years                  After 10 years
                                                       -----------------------------------      ---------------------------------
                                                                    Estimated                                 Estimated
                                                       Amortized      fair                      Amortized       fair
                                                         cost         value        Yield          cost          value      Yield
                                                       ---------    ---------    ---------      ---------     ---------   -------
Investment securities available for sale:                                         (Dollars in thousands)
-----------------------------------------
U.S. government agencies:
   Federal National Mortgage Association notes......   $   5,084    $   4,750         7.38 %    $       -     $       -         - %
Muncipal bonds......................................       7,823        8,121         6.69          9,113         8,953      5.88
                                                        --------     --------     --------       --------      --------   -------
           Total....................................      12,907       12,871         6.94          9,113         8,953      5.88
                                                        --------     --------     --------       --------      --------   -------
Participation certificates:
   Federal National Mortgage Association............           -            -            -          2,434         2,284      7.01
   Federal Home Loan Mortgage Corporation...........       1,228        1,124         5.56         13,577        12,514      6.57
                                                        --------     --------     --------       --------      --------   -------
           Total....................................       1,228        1,124         5.56         16,011        14,798      6.64
                                                        --------     --------     --------       --------      --------   -------
Real estate mortgage investment conduits:
   Federal National Mortgage Association............           -            -            -          5,020         4,767      6.52
   Federal Home Loan Mortgage Corporation...........           -            -            -            478           455      7.17
   Government National Mortgage Association.........           -            -            -            236           226      7.39
                                                        --------     --------     --------       --------      --------   -------
           Total....................................           -            -            -          5,734         5,448      6.61
                                                        --------     --------     --------       --------      --------   -------
Total securities available for sale.................   $  14,135    $  13,995         6.83 %    $  30,858     $  29,199      6.40 %
                                                        ========     ========     ========       ========      ========   =======

     The table below sets forth the maturities of the Bank's investment and mortgage-backed securities held-to-maturity at December 31, 1994 and the weighted average yields of such securities (calculated on the basis of the cost and effective yields weighted for the scheduled maturity of each security).

                                                                                  At December 31, 1994
                                                        ------------------------------------------------------------------------
                                                                                                                After one but
                                                                Total                Within one year          within five years
                                                        --------------------        -----------------       --------------------
                                                        Amortized                  Amortized                Amortized
Investment securities held-to-maturity:                   cost         Yield         cost       Yield         cost         Yield
---------------------------------------                 ---------      -----        ------      -----       ---------      -----
                                                                                                           (Dollars in thousands)
U.S. government agencies:
   Federal Home Loan Bank bonds......................   $  15,492       6.88 %      $    -         - %      $  10,492       6.53 %
Corporate bonds......................................       2,971       7.42             -         -            2,971       7.42
                                                         --------      -----         -----      -----        --------      -----
       Total.........................................      18,463       6.96             -         -           13,463       6.73
                                                         --------      -----         -----      -----        --------      -----
Real estate mortgage investment conduits:
   Federal National Mortgage Association ............      61,166       5.39             -         -                -          -
   Federal Home Loan Mortgage Corporation ...........      77,621       5.04             -         -                -          -
   Government National Mortgage Association..........         960       6.52             -         -                -          -
                                                         --------      -----         -----      -----        --------      -----
       Total.........................................     139,747       5.20             -         -                -          -
                                                         --------      -----         -----      -----        --------      -----
Total securities held-to-maturity ...................   $ 158,210       5.41 %      $    -         -  %     $  13,463       6.73 %
                                                         ========      =====         =====      =====        ========      =====

                                                                     At December 31, 1994
                                                        -----------------------------------------------
                                                           After five but
                                                          within 10 years             After 10 years
                                                        --------------------        -------------------
                                                        Amortized                   Amortized
Investment securities held-to-maturity:                   cost         Yield          cost        Yield
---------------------------------------                 ---------      -----        ---------     -----
                                                                      (Dollars in thousands)
U.S. government agencies:
   Federal Home Loan Bank bonds......................   $      -           - %      $   5,000      7.60 %
Corporate bonds......................................          -           -                -         -
                                                         --------      -----         --------     -----
       Total.........................................          -           -            5,000      7.60
                                                         --------      -----         --------     -----
Real estate mortgage investment conduits:
   Federal National Mortgage Association ............          -           -           61,166      5.39
   Federal Home Loan Mortgage Corporation ...........          -           -           77,621      5.04
   Government National Mortgage Association..........          -           -              960      6.52
                                                         --------      -----         --------     -----
       Total.........................................          -           -          139,747      5.20
                                                         --------      -----         --------     -----
Total securities held-to-maturity ...................   $      -           - %      $ 144,747      5.29 %
                                                         ========      =====         ========     =====

Sources of Funds

     The Bank's primary sources of funds were FHLB borrowings, scheduled loan payments and prepayments, proceeds from loan sales and customer deposits. Scheduled loan repayments are relatively stable sources of funds, while deposit inflows and outflows and unscheduled loan repayments, which are influenced significantly by general interest rate levels, interest rates available on other investments, competition, economic conditions and other factors, are not. Borrowings may be used on a short-term basis (one year or less) to compensate for reductions in the sources of funds (such as deposit inflows at less than projected levels). Borrowings may also be used on a long-term basis to support expanded lending activities and to match the maturity or repricing intervals of assets.

Deposit Activities

     Deposit activities are affected by changes in economic conditions, changes in interest rates (i.e. movement in the U.S. Treasury based yield curve) and competition among depository institutions and other investment alternatives. The Bank's current deposit products include savings accounts, checking accounts, money market deposit accounts and certificates of deposit with varying maturities ranging from 90 days to ten years. The Bank's certificate accounts are issued in non-negotiable form through their branch offices.

     Current management of the Bank emphasizes the development of core deposit relationships because such deposits provide a more stable source of funds for operations and because core deposit customers are more likely to purchase other bank services. Core deposits include checking, savings and money market deposit accounts. The Bank's market research indicates that its core deposit customers purchase more bank services than its other customers. The Bank's retail sales personnel have focused on developing long-term, core deposit relationships designed to reduce the Bank's dependence on more costly, rate-sensitive CDs.

The following table sets forth the distribution of the Bank's deposits by type of deposits at the dates indicated:

                                                                          At December 31,
                                                              -------------------------------------------
                                                                   1994                    1993
                                                              -------------------     -------------------
                                                              Amount      Percent     Amount      Percent
                                                              ------      -------     ------      -------
                                                                         (Dollars in thousands)

Non-certificate Accounts:
   Noninterest-bearing accounts............................$   1,337       0.65 %  $   3,171        1.38 %
   NOW  accounts...........................................   14,848       7.17       12,882        5.61
   Money market accounts...................................    7,276       3.51       10,402        4.53
   Savings accounts........................................   24,075      11.62       29,077       12.67
                                                            --------   --------     --------   ---------
       Total non-certificate accounts......................   47,536      22.95       55,532       24.19
                                                            --------   --------     --------   ---------
Certificate accounts:
  0-182  days..............................................    6,100       2.95       15,180        6.62
   7-23  months............................................  105,008      50.70       91,292       39.79
  24-29  months............................................   15,541       7.50       25,117       10.95
  30-41  months............................................    9,791       4.73       14,100        6.15
  42-84  months............................................   21,277      10.27       24,882       10.85
120-132  months............................................    1,860       0.90        3,326        1.45
                                                            --------   --------     --------   ---------
      Total certificate accounts...........................  159,577      77.05      173,897       75.81
                                                            --------   --------     --------   ---------
Total deposits.............................................$ 207,113     100.00 %  $ 229,429      100.00 %
                                                            ========   ========     ========   =========

                                                                             At June 30,
                                                         ----------------------------------------------
                                                                1993                       1992
                                                         ----------------------      ------------------
                                                         Amount         Percent      Amount     Percent
                                                         ------         -------      ------     -------
                                                                      (Dollars in thousands)

Non-certificate Accounts:
   Noninterest-bearing accounts.......................$   3,436            1.77 % $  11,200        5.01 %
   NOW  accounts......................................   10,424            5.37       7,689        3.43
   Money market accounts..............................    8,719            4.50       9,565        4.28
   Savings accounts...................................   27,453           14.16      24,607       11.00
                                                       --------        --------    --------   ---------
       Total non-certificate accounts.................   50,032           25.80      53,061       23.72
                                                       --------        --------    --------   ---------
Certificate accounts:
  0-182  days.........................................    9,485            4.89      12,493        5.58
   7-23  months.......................................   78,602           40.53     105,638       47.23
  24-29  months.......................................   25,502           13.15      16,852        7.53
  30-41  months.......................................   15,126            7.80      19,425        8.68
  42-84  months.......................................   15,176            7.83      16,248        7.26
120-132  months.......................................        -               -           -           -
                                                       --------        --------    --------   ---------
      Total certificate accounts......................  143,891           74.20     170,656       76.28
                                                       --------        --------    --------   ---------

Total deposits........................................$ 193,923          100.00 % $ 223,717      100.00 %
                                                       ========        ========    ========   =========

     The principal methods used by the Bank to attract deposits include the offering of a wide variety of services and accounts, competitive interest rates, and convenient office locations and service hours. The Bank utilizes traditional marketing methods to attract new customers and deposits, including mass media advertising and direct mailings. The development of new deposit accounts and services within the past several years have enhanced the Bank's deposit acquisition program.

     The Bank's deposits are obtained primarily from persons who are residents of Nebraska, Iowa, Kansas and Missouri. The Bank has not advertised for deposits outside Nebraska, Iowa, Kansas, and Missouri. An insignificant amount of the Bank's deposits were held by non-residents of Nebraska, Iowa, Kansas and Missouri at December 31, 1994.

The following table sets forth information relating to the Bank's deposit flows during the periods indicated:

                                                                                               Fiscal year ended
                                                                                                  December 31,
                                                                                             --------------------
                                                                                               1994        1993
                                                                                             --------   ---------
                                                                                                      (Unaudited)
                                                                                            (Dollars in thousands)
Deposit activity:
    Deposits at beginning of period.........................................................$  229,429  $ 218,069
                                                                                             ---------   --------

        Increase (decrease) in deposits before interest credited............................   (28,282)     3,341
        Interest credited...................................................................     5,966      8,019
                                                                                             ---------   --------
             Net increase (decrease) in deposit accounts....................................   (22,316)    11,360
                                                                                             ---------   --------
    Total deposits at end of period.........................................................$  207,113  $ 229,429
                                                                                             =========   ========
Change in deposit accounts:
   Increase (decrease) in:
       Noninterest-bearing accounts.........................................................$   (1,834) $  (7,540)
       NOW accounts.........................................................................     1,966      3,513
       Money market accounts................................................................    (3,126)     1,028
       Savings accounts.....................................................................    (5,002)     4,108
       Certificate accounts.................................................................   (14,320)    10,251
                                                                                             ---------   --------
   Net increase (decrease) in deposit accounts..............................................$  (22,316) $  11,360
                                                                                             =========   ========
                                                                                                    Six months ended
                                                                                                       December 31,
                                                                                                   ------------------
                                                                                                     1993      1992
                                                                                                   -------  ---------
                                                                                                             (Unaudited)
                                                                                                  (Dollars in thousands)

Deposit activity:
    Deposits at beginning of period.............................................................$  193,923  $   223,717
                                                                                                 ---------    ---------

        Increase (decrease) in deposits before interest credited................................    29,535      (12,023)
        Interest credited.......................................................................     5,971        6,375
                                                                                                 ---------    ---------
             Net increase (decrease) in deposit accounts........................................    35,506       (5,648)
                                                                                                 ---------    ---------

    Total deposits at end of period.............................................................$  229,429  $   218,069
                                                                                                 =========    =========

Change in deposit accounts:
   Increase (decrease) in:
       Noninterest-bearing accounts.............................................................$     (265) $      (489)
       NOW accounts.............................................................................     2,458        1,680
       Money market accounts....................................................................     1,683         (191)
       Savings accounts.........................................................................     1,624          362
       Certificate accounts.....................................................................    30,006       (7,010)
                                                                                                 ---------    ---------
   Net increase (decrease) in deposit accounts..................................................$   35,506  $    (5,648)
                                                                                                 =========    =========

                                                                                                     Fiscal years ended
                                                                                                            June 30,
                                                                                                   ----------------------
                                                                                                     1993          1992
                                                                                                   --------      --------

Deposit activity:
    Deposits at beginning of period.................................................................$ 223,717  $ 170,629
                                                                                                     --------   --------

        Increase (decrease) in deposits before interest credited....................................  (38,217)    45,371
        Interest credited...........................................................................    8,423      7,717
                                                                                                     --------   --------
             Net increase (decrease) in deposit accounts............................................  (29,794)    53,088
                                                                                                     --------   --------

    Total deposits at end of period.................................................................$ 193,923  $ 223,717
                                                                                                     ========   ========

Change in deposit accounts:
   Increase (decrease) in:
       Noninterest-bearing accounts.................................................................$  (7,764) $   5,145
       NOW accounts.................................................................................    2,735      2,486
       Money market accounts........................................................................     (846)     1,033
       Savings accounts.............................................................................    2,846      9,552
       Certificate accounts.........................................................................  (26,765)    34,872
                                                                                                     --------   --------
   Net increase (decrease) in deposit accounts......................................................$ (29,794) $  53,088
                                                                                                     ========   ========

     The Bank offers a variety of accounts for depositors designed to attract both short-term and long-term deposits. These accounts include CDs, regular savings accounts, super savings accounts, money market accounts and checking and negotiable order of withdrawal ("NOW") accounts and individual retirement accounts ("IRAs"). These accounts generally earn interest at rates established by management based on management's desire to increase or decrease certain types or maturities, of deposits. At December 31, 1994, the Bank had no brokered deposits.

     The table below sets forth, by various interest rate categories, the amount of certificate accounts at the dates indicated and such amounts maturing in future periods.

                                                                      At December 31,              At June 30,
                                                                  ----------------------     ----------------------
                                                                     1994        1993          1993         1992
                                                                  ---------    ---------     ---------    ---------
Certificate Accounts:                                                           (Dollars in thousands)
    2.00% - 4.99%................................................ $  89,116    $ 110,537     $  57,080    $  28,054
    5.00% - 6.99%................................................    59,991       48,263        67,271       77,406
    7.00% - 8.99%................................................    10,346       14,257        18,684       64,242
    9.00% - 10.99%...............................................       124          106           186          332
   11.00% - over.................................................         0          734           670          622
                                                                   --------     --------      --------     --------
Total certificate accounts....................................... $ 159,577    $ 173,897     $ 143,891    $ 170,656
                                                                   ========     ========      ========     ========

Amounts maturing in the periods indicated:
Certificate accounts:
   Due January 1, 1995 to December 31, 1995.............................................................. $ 116,658
   Due January 1, 1996 to December 31, 1996..............................................................    26,841
   Due January 1, 1997 to December 31, 1997..............................................................     7,453
   Due January 1, 1998 and following.....................................................................     8,625
                                                                                                           --------
Total certificate accounts............................................................................... $ 159,577
                                                                                                           ========

The table below sets forth the amount and maturity of CDs that had balances of more than $100,000 at December 31, 1994.

                                                                                                            Amount
                                                                                                           ---------
                                                                                                         (In thousands)
Remaining maturity:
      Three months or less............................................................................... $   1,969
      Greater than three to six months...................................................................     5,678
      Greater than six to 12 months......................................................................     6,076
      Over 12 months.....................................................................................     1,324
                                                                                                           --------
Total ................................................................................................... $  15,047
                                                                                                           ========

FHLB Borrowings

     The Bank is a member of the FHLB system, consisting of 12 regional FHLBs. The FHLB system functions as a central reserve bank providing credit for member thrift and certain other financial institutions. As a member of the FHLB system, the Bank is entitled to borrow funds from the FHLB of Topeka and required to own stock in an amount determined by formula based upon the Bank's loans outstanding and FHLB borrowings.

     The Bank has a line of credit with the FHLB of Topeka, under which the Bank may borrow up to $40.7 million expiring in April, 1995. The FHLB line of credit reprices daily and is utilized to supplement short-term (less than 30 days) operating needs. At December 31, 1994, the Bank has $17.0 FHLB line of credit borrowings outstanding.

     The Bank relies on FHLB borrowings to supplement its supply of lendable funds, which are primarily gathered through retail customer deposits. The interest rates on these borrowings, fixed and adjustable throughout their term, vary from time to time in response to general economic conditions. These borrowings have maturities ranging from 7 days to 10 years. At December 31, 1994, the Bank had $149.5 million of FHLB borrowings outstanding at an interest rate of 6.31%. FHLB borrowings and line of credit borrowings are typically collateralized by the Bank's investment in FHLB of Topeka stock and a portion of the Bank's mortgage-backed securities and first mortgage loans.

     The Bank is authorized to apply for borrowings on the security of its FHLB of Topeka stock and certain of its loans and other assets (principally securities that are obligations of, or guaranteed by, U.S. government). FHLB borrowings are made pursuant to several different credit programs. Each credit program has its own interest rates and range of maturities. Depending on the particular program limitations, the amounts of borrowings are generally based on the FHLB's assessment of the institution's creditworthiness. Under federal law, an institution's record of lending to low and moderate income borrowers also may be taken into account by the FHLB.

     The Bank is required to own capital of the FHLB of Topeka in an amount of at least equal to the greater of (i) 1.0% of the aggregrate outstanding balance of home mortgage loans and similar obligations, (ii) 1/20th of borrowings and letters of credit from the FHLB of Topeka or (iii) .03% of assets. The Bank currently is in compliance with this requirement. The stock of the FHLB of Topeka has been redeemable at par value, but there can be no assurance that this will continue to be the case.

     The Bank has signed a blanket pledge agreement to collateralize the advances and borrowings. At December 31, 1994, assets of $196.5 million are pedged to collateralize the pledge agreement.

     The table below sets forth the Bank's FHLB borrowings outstanding for the periods indicated.

                                                                      At December 31,                At June 30,
                                                                  -----------------------      ------------------------
                                                                     1994         1993           1993           1992
                                                                  ---------     ---------      ---------      ---------
                                                                                 (Dollars in thousands)
Due within one year:
   Federal Home Loan Bank advances.............................   $ 132,500     $ 139,000      $  24,000      $       -
   Federal Home Loan Bank line of credit.......................      17,000             -              -              -
Due within two years:
   Federal Home Loan Bank advances.............................           -             -              -          4,000
                                                                   --------      --------       --------       --------
Total Federal Home Loan Bank borrowings........................   $ 149,500     $ 139,000      $  24,000      $   4,000
                                                                   ========      ========       ========       ========
Weighted average rate at end of period.........................        6.31 %        3.48 %         4.26 %         6.45 %
                                                                   ========      ========       ========       ========
Average borrowings outstanding for the period (1)..............   $ 140,158     $  72,280      $  23,573      $  10,314
                                                                   ========      ========       ========       ========
Weighted average rate for the period (2).......................        4.42 %        3.57 %         4.16 %         6.55 %
                                                                   ========      ========       ========       ========
Maximum borrowings outstanding during the period...............   $ 157,000     $ 149,000      $  51,000      $  13,000
                                                                   ========      ========       ========       ========

--------------------
(1) Average borrowings are based on daily averages.
(2) Weighted average rate is calculated by dividing interest expense by average borrowings outstanding for the period.

================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            _______________________
                                   FORM 10-K
[X]               ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D)
             OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]
                 For the fiscal year ended December 31, 1994
                                      OR

[_]     TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

                        COMMISSION FILE NUMBER 0-18831

                            _______________________
                       CONSERVATIVE SAVINGS CORPORATION
            (Exact name of registrant as specified in its charter)


                NEBRASKA                            47-0730495
       State or other jurisdiction of            (I.R.S. Employer
       incorporation or organization            Identification No.)


        11207 WEST DODGE ROAD,
           OMAHA, NEBRASKA                            68154
        (Address of principal                      (Zip code)
         executive offices)

       Registrant's telephone number, including area code: (402) 334-8475

                            _______________________
Securities registered pursuant to Section 12(g) of the Securities Exchange Act of 1934:

                    Common stock, par value $0.01 per share

                            _______________________
     Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [_]

                            _______________________
     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [_]

     The aggregate market value of voting stock held by non-affiliates of the Registrant at March 8, 1995, was $15,909,516.

     The number of shares outstanding of the Registrant's common stock on March 8, 1995 was 1,844,613.

     The information called for by Part III is incorporated by reference to the definitive Proxy Statement for the Annual Meeting of stockholders of the company to be held May 11, 1995, which will be filed with the Securities and Exchange Commission not later than 120 days after December 31, 1994.

================================================================================

                       CONSERVATIVE SAVINGS CORPORATION
                            INDEX TO ANNUAL REPORT
                                 ON FORM 10-K

                                                                                                       PAGE
                                                                                                      NUMBER
                                                                                                      ------
PART 1

Item 1      Business.............................................................................       3

Item 2      Properties...........................................................................      20

Item 3      Legal Proceedings....................................................................      21

Item 4      Submission of Matters to a Vote of Security Holders..................................      21

PART II

Item 5      Market for Registrant's Common Equity and Related Stockholder Matters................      21

Item 6      Selected Financial Data..............................................................      22

Item 7      Management's Discussion and Analysis of Financial Condition and Results of Operations      35

Item 8      Financial Statements and Supplementary Data..........................................      41

Item 9      Changes In and Disagreements with Accountants on Accounting and Financial Disclosure.      60

PART III

Item 10     Directors and Executive Officers of the Registrant...................................      60

Item 11     Executive Compensation...............................................................      60

Item 12     Security Ownership of Certain Beneficial Owners and Management.......................      60

Item 13     Certain Relationships and Related Transactions.......................................      60

PART IV

Item 14     Exhibits, Financial Statement Schedules and Reports on Form 8-K......................      60

            Exhibit Index

                                    PART I



ITEM 1 - BUSINESS

       Conservative Savings Corporation ("Conservative") is a savings and loan holding company headquartered in Omaha, Nebraska. Conservative's sole subsidiary is Conservative Savings Bank, F.S.B. (the "Bank"), a federally-chartered savings bank that attracts deposits insured by the Federal Deposit Insurance Corporation ("FDIC"). Conservative originates one-to-four family and multi-family mortgage loans, residential construction loans and consumer loans through five offices in Omaha, two in Columbus, Nebraska, one in Bellevue, Nebraska, one in Harlan, Iowa and one in Overland Park, Kansas. At December 31, 1994, Conservative had total consolidated assets of $392 million, net loans receivable of $155 million, total deposits of $207 million and total stockholders' equity of $32.4 million.

       The Bank began operations in 1891 as a Nebraska-chartered mutual savings and loan association. The Bank's deposits became federally insured and a member of the Federal Home Loan Bank (the "FHLB") system in 1975. The Bank converted to a Nebraska-chartered stock savings and loan association in 1985 and to a federally-chartered stock savings bank in 1990. In 1989, the Bank completed a holding company reorganization by becoming a wholly-owned subsidiary of Conservative and the stockholders of the Bank became stockholders of Conservative. Conservative, which was incorporated in Nebraska in 1989, had no operating history prior to the reorganization. Conservative has no significant operations or liabilities and owns no significant assets other than the Bank.

       Conservative's principal executive offices are located at 11207 West Dodge Road, Omaha, Nebraska, 68154, and its telephone number is (402) 334-8475.

OPERATIONS

       The principal business of Conservative, through the Bank, is attracting funds, primarily in the form of savings deposits acquired from the general public and originating or purchasing loans secured by liens on residential properties and other real estate, including commercial real estate, multi-family real estate, construction loans, automobile loans and other consumer loans. Funds for the Bank's operations are also provided through borrowings from the FHLB system, proceeds from the sales of loans and mortgage-backed and other securities, funds from repayment of outstanding loans and purchased loans serviced and earnings from operations. Earnings depend primarily upon the difference between (i) revenues from loan, investments and other interest-bearing assets and (ii) expenses incurred in payment of interest on deposit accounts and borrowings, and general operating expenses.

GENERAL DEVELOPMENTS

       Conservative's net income was $3.5 million for the fiscal year ended December 31, 1994, total assets were $392 million, total net loans were $155 million and total deposits were $207 million at December 31, 1994. The following is a discussion of general developments during 1994.

       Loan Volume. Total loan originations decreased by 43.9% during 1994 to $91 million from $161 million in 1993. This decrease occurred as interest rates in the U.S. credit markets increased in excess of 300 basis points during 1994. This has resulted in decreased prepayments of principal balances, a decrease in new extensions of credit and a decrease in growth in total loans outstanding.

       Real Estate Owned. At December 31, 1994, the Bank held three properties in Real Estate Owned (REO) status with a net book value of $955,000. Approximately $805,000 is attributable to a 217 unit multi-family dwelling in Omaha, Nebraska.

       Gain on Sale of Premises and Equipment. In September 1994, the Bank sold the 15,000 square foot facility it had utilized for storage and training. The sale of this non-earning fixed asset resulted in the recognition of a $301,000 gain which was recognized in the quarter ended September 30, 1994.

       Gain on Sale of Mortgage Servicing Rights. In November 1994, the Bank sold $17.1 million and $35.0 million of GNMA and FHLMC mortgage servicing rights, respectively. These sales resulted in the recognition of a $402,000 gain which was recognized in the quarter ended December 31, 1994. In addition, other assets were reduced by $187,000 as the dollars recorded as purchased mortgage servicing rights premiums were removed due to the sale.

       Loss on Investment Securities. During 1994, total loss on the sale of investment securities was $152,000. These losses were recognized primarily as a result of the sale of Nebraska and Iowa municipal securities in the quarter ended December 31, 1994.

       Adoption of Financial Accounting Standards No. 115. On January 1, 1994, the Bank adopted FAS 115, "Accounting for Certain Investments in Debt and Equity Securities." In November 1993, an FASB staff announcement at an Emerging Issues Task Force (EITF) meeting questioned whether mortgage securities that were not "high risk" at acquisition could be classified as "held-to-maturity" under FAS
115. The Office of Thrift Supervision (OTS) questioned that ability as well and did not allow such classification and on January 1, 1994, the Bank classified its investment and mortgage-backed securities as "available-for-sale."

       In July 1994, the OTS and the FASB reached an agreement stating that mortgage-backed securities were eligible for "held-to-maturity" treatment under FAS 115, and such holdings could be accounted for at amortized cost. Accordingly, the Bank transferred $140 million of its mortgage-backed securities to "held-to-maturity" from "available-for-sale." This transfer was made at the fair market value of the mortgage-backed securities reclassified as "held-to-maturity," with the $7.0 million of unrealized net loss being amortized over the life of the securities transferred. This transfer occurred on August 8, 1994.

       Interest Rate Spread. The Bank's net interest spread at December 31, 1994 was 2.88%, compared to 3.63% at December 31, 1993. The decrease in the interest rate spread during 1994 was impacted by two factors; a $98 million increase in the average balance of mortgage-backed securities and the impact of six increases in interest rates by the Federal Reserve Bank throughout 1994. The Bank commenced a program to leverage the additional capital it raised in June 1993 through investments in FHLMC and FNMA adjustable rate mortgage-backed securities. These investments were funded through FHLB borrowings. The FHLMC and FNMA investments earn interest income through adjustable rate indexes tied to the 11th District Cost of Funds Index and the 10 year Constant Maturity Treasury Rate.

COMPETITION

       The Bank competes for loans and deposits with commercial banks, other thrifts, mortgage bankers, credit unions, insurance companies and other institutions in the scope and type of services offered, interest rates paid on deposits, pricing of loans, and number and locations of branches, among other things. Many of these competitors have substantially greater resources than the Bank. The Bank also faces competition for investors' funds from mutual funds and corporate and government securities.

       The Bank competes for loans principally through interest rates and loan fees, the range and quality of the services it provides and the locations of its branches. The Bank actively solicits deposit-related customers and competes for deposits by offering depositors a variety of savings accounts, checking accounts and other services.

EMPLOYEES

       At March 8, 1995, Conservative had 122 full-time and 7 part-time employees. Conservative has placed a high priority on staff development including extensive sales, product and technical training. New employees are selected on the basis of customer sales and service abilities and technical skills. None of Conservative's employees are covered by a collective bargaining agreement with Conservative and management believes that its relationship with its employees is satisfactory.

REGULATION

INTRODUCTION

       Conservative, as a savings and loan holding company, and the Bank, as a federally-chartered savings bank with deposits insured by the FDIC, are subject to extensive laws and regulations. These laws and regulations impose restrictions on activities, minimum capital requirements, lending, deposit taking and branching, among other things, and impose securities disclosure obligations.

RECENT REGULATORY DEVELOPMENTS

       In 1989, the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") was signed into law. The following is not intended to be a complete description of FIRREA, but is intended to describe certain of the most significant provisions applicable to Conservative. A number of significant changes have resulted from this legislation and from new regulations issued pursuant to FIRREA. Under FIRREA, the Bank's chartering authority, the Federal Home Loan Bank Board (the "FHLBB"), was abolished and its thrift chartering and certain regulatory functions passed to the newly created OTS, a bureau within the Treasury Department. FIRREA also created a new independent agency known as the Federal Housing Finance Board (the "FHFB"), which is the governing authority for the FHLB System. Under FIRREA, the Federal Savings and Loan Insurance Corporation (the "FSLIC") was also abolished and its role as the insurer of thrift deposits passed to the FDIC through its Savings Association Insurance Fund (the "SAIF").

       Among other things, FIRREA also (i) for the first time, permitted bank holding companies to acquire healthy savings associations, (ii) permitted commercial banks that meet certain housing-related asset requirements to secure advances and other financial services from their local Federal Home Loan Banks,
(iii) requires higher minimum capital levels for savings associations and (iv) greatly enhances the regulators' enforcement powers by removing procedural barriers, sharply increasing the civil and criminal penalties for violating statutes and regulations and providing increased appropriations to the Justice Department to finance prosecution of crimes against depository institutions.

       In late 1991, the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") was enacted into law. FDICIA (i) requires federal regulators under certain circumstances to impose a conservatorship or receivership on an institution falling below a level of tangible capital set by the regulators (which level must be a minimum of 2%), (ii) provides for the assessment of deposit insurance premiums based on assessed risk in the institution's asset portfolios, (iii) imposes charges for FDIC examinations, (iv) imposes liability on holding companies, such as Conservative, for regulatory capital deficiencies in their insured subsidiaries under certain circumstances and (v) requires holding companies to guarantee that undercapitalized subsidiaries will comply with capital plans, among other significant changes.


       FDICIA amended the grounds for the appointment of a conservator or receiver for an insured depository institution to include, among other things:
(i) consent by the board of directors of the institution, (ii) cessation of the institution's status as an insured depository institution, (iii) the institution is undercapitalized and has no reasonable prospect of becoming adequately capitalized when required to do so, fails to timely submit an acceptable capital plan or materially fails to implement an acceptable capital plan or (iv) the institution is critically undercapitalized or otherwise has substantially insufficient capital. FDICIA provides that an institutions' directors shall not be liable to its stockholders or creditors for acquiescing in or consenting in good faith to the appointment of the FDIC or the RTC as receiver or conservator or to a supervisory acquisition of the institution.

       FDICIA further provides the OTS with broad powers to take "prompt corrective action" to resolve problems of insured depository institutions. The extent of these powers depends upon whether the institutions in question are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." On September 29, 1992, the OTS adopted final regulations implementing the "prompt corrective action" provisions of FDICIA. These regulations became effective December 19, 1992. The "prompt corrective action" regulations do not require specific prompt corrective actions for "well capitalized" or "adequately capitalized" institutions. Institutions with lower capital levels are, however, subject to increased scrutiny and must submit a written capital restoration plan.

       If an institution is significantly undercapitalized or is undercapitalized and fails to timely submit an acceptable capital restoration plan to the OTS or fails in any material respect to implement a plan accepted by the OTS, the OTS is authorized under certain circumstances to take the following corrective actions: placing limits on asset growth and restrictions on activities; requiring the institution to issue additional stock (including voting stock) or requiring the institution to be acquired; pay on deposits; ordering a new election of the institution board of directors; requiring that certain senior executive officers or directors be dismissed; prohibiting the institution from accepting deposits from correspondent banks; requiring the institution to divest certain subsidiaries; prohibiting the payment of principal or interest on subordinated debt; prohibiting the holding company from making capital distributions without prior regulatory approval; and, ultimately, appointing a receiver (or, with the concurrence of the FDIC, a conservator) for the institution. The appropriate federal banking agency is required to appoint a receiver (or, with the concurrence of the FDIC, a conservator) within 90 days after an institution becomes critically undercapitalized unless certain specific findings are made by such agency and the FDIC.

       Under FDICIA, if an insured depository institution is undercapitalized, the parent holding company is required to guarantee that the institution will comply with any capital restoration plan submitted to and approved by the OTS in an amount equal to the lesser of (i) 5% of the institution's total assets at the time the institution became undercapitalized or (ii) the amount which is necessary (or would have been necessary) to bring the institution into compliance with all applicable capital standards as of the time the institution failed to comply with the capital restoration plan.

       FDICIA requires the federal bank regulatory agencies to prescribe, by regulation, standards for all insured depository institutions and depository institution holding companies relating to (i) internal controls, information systems and audit systems, (ii) loan documentation, (iii) credit underwriting,
(iv) interest rate risk exposure, (v) asset growth and (vi) compensation, fees and benefits. The compensation standards would prohibit employment contracts, compensation or benefit arrangements, stock option plans, fee arrangements or other compensatory arrangements that would provide excessive compensation, fees or benefits or could lead to material financial loss. In addition, the federal banking regulatory agencies are required to prescribe by regulation standards specifying (i) maximum classified assets to capital ratios,
(ii) minimum earnings sufficient to absorb losses without impairing capital and
(iii) to the extent feasible, a minimum ratio of market value to book value for publicly traded shares of depository institutions and depository institution holding companies. The federal banking agencies jointly issued proposed rules concerning these standards, but final rules have not been issued.

       FDICIA amended the Federal Deposit Insurance Act to prohibit insured depository institutions that are not well-capitalized from accepting brokered deposits unless a waiver has been obtained from the FDIC. Deposit brokers will be required to register with the FDIC. FDICIA directs the FDIC to establish a permanent risk-based assessment system for deposit insurance by January 1, 1994 and authorizes the FDIC to privately reinsure up to 10% of its risk of loss with respect to an institution and base its assessment on the cost of such reinsurance. On January 1, 1994, the FDIC implemented a new permanent system of risk-related insurance premiums. See "Regulation - Insurance of Accounts."

       Pursuant to FDICIA, the federal bank regulatory agencies, including the OTS, have adopted uniform regulations, effective as of March 19, 1993, for real estate mortgage and construction loans. FDICIA also requires federal bank regulatory agencies to review biannually risk-based capital standards to ensure that they adequately address interest rate risk, concentration of credit risk and risks from non-traditional activities.

       FDICIA seeks to encourage enforcement of existing consumer protection laws and enacts new consumer-oriented provisions including a requirement of notice to regulators and customers for any proposed branch closing and provisions intended to encourage the offering of "lifeline" banking accounts and lending in distressed communities. FDICIA also requires depository institutions to make additional disclosures to depositors with respect to the rate of interest and the terms of their deposit accounts.

       The full effect that FIRREA and FDICIA will have is not known at this time and cannot be predicted with certainty. However, these laws may have a significant effect on the competitive balance between commercial banks and thrift institutions and present significant opportunities for some institutions while imposing additional capital, compliance and operating burdens and enforcement risks for others.

       Effective September 29, 1995, the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "IBBEA") amended the Bank Holding Company Act of 1956 (the "BHCA") to create certain interstate banking and branching opportunities. The IBBEA generally applies only to traditional savings banks and commercial banks. It does not alter the existing interstate branching authority of federally chartered institutions regulated by the OTS, such as the Bank. Under the IBBEA a bank holding company may acquire a bank located in any state, provided that the acquisition does not result in the bank holding company controlling more than 10% of the deposits in the United States, or 30% of deposits in the state in which the bank to be acquired is located (unless the state waives the 30% deposit limitation). The IBBEA permits individual states to restrict the ability of an out-of-state bank holding company or bank to acquire an in-state bank that has been in existence for less than five years and to establish a state concentration limit of less than 30% if such reduced limit does not discriminate against out-of-state bank holding companies or banks.

       Effective June 1, 1997, the IBBEA authorizes an "adequately capitalized" bank, with the approval of the appropriate federal banking agency, to merge with another adequately capitalized bank in any state that has not opted out of interestate branching. Such a bank may operate the target's offices as branches if certain conditions are satisfied. The same national and state deposit concentration limits and applicable state minimum-existence restrictions which apply to interstate acquisitions (as discussed above) also apply to interstate mergers. The applicant also must comply with any nondiscriminatory host state filing and notice requirements and demonstrate a record of compliance with applicable federal and state community reinvestment laws. A state may opt out of interestate branching by enacting a new law between September 29, 1994 and June 1, 1997, expressly prohibiting interstate merger transactions.

       Under the IBBEA, the resulting bank in an interstate merger may establish or acquire additional branches at any location in a state where any of the banks involved in the merger could have established or acquired a branch. A bank also may acquire one or more branches of an out-of-state bank without acquiring the target out-of-state bank if the law of the target's home state permits such a transaction. In addition, the IBBEA permits a bank to establish a de novo branch in another state if the host state statutorily permits de novo interestate branching.

       Effective as of September 29, 1995, the IBBEA also permits a bank subsidiary of a bank holding company to act as agent for other depository institutions owned by the same holding company for purposes of receiving deposits, renewing time deposits, closing of servicing loans and receiving loan payments. Under the IBBEA, a savings association may perform similar agency services for affiliated banks to the extent that the savings association was affiliated with a bank on July 1, 1994, and satisfies certain additional requirements.

       The interestate banking, branching and affiliate banking opportunities created by the IBBEA may further increase competition within the Bank's existing market area.

REGULATORY CAPITAL REQUIREMENTS

       FIRREA mandated significant new regulatory capital requirements for thrift institutions. Under minimum regulatory capital regulations issued pursuant to FIRREA by the OTS, thrift institutions are required to have "tangible capital" equal to no less than 1.5% of adjusted total assets and "core capital" equal to no less than 3% of adjusted total assets. In addition, thrift institutions are required to maintain "risk-based capital" equal to 8% of risk-weighted assets.

       Under OTS regulations, adjusted total assets are a thrift institution's total assets as determined under generally accepted accounting principles (GAAP) increased, among other things, by investments in any subsidiary subject to consolidation under the capital rules. Adjusted total assets are reduced by the amount of assets that have been deducted from capital, the portion of the thrift institution's investments in subsidiaries that must be netted against capital under the capital rules and, for purposes of the core capital requirement, qualifying supervisory goodwill.

       Tangible Capital. Tangible capital consists of common stockholders' equity, including retained earnings, noncumulative perpetual preferred stock and related earnings and minority interests in equity accounts of fully consolidated subsidiaries. In calculating tangible capital, certain items must be deducted, including goodwill and other intangible assets, nonqualifying purchased mortgage servicing rights and investments in subsidiaries engaged principally in activities not permissible for national banks (except for a declining amount of grandfathered investments described below).

       With respect to purchased mortgage servicing rights, the amount that qualifies to be included in tangible capital is the lowest of (i) 90% of fair market value if determinable, (ii) 90% of original cost or (iii) the current amortized book value, provided that the amount included does not exceed 50% of the core capital or 100% of tangible capital, except for amounts recorded prior to February 9, 1990.

       With respect to investments (both debt and equity) in subsidiaries engaged before April 12, 1989 in an activity not then impermissible for a national bank, a thrift institution must first deduct such investments from assets and, thus, tangible capital by the amount by which such investments exceed the amount of such investments held by the thrift institution as of April 12, 1989. The thrift institution must then deduct from assets and, thus, tangible capital a percentage of the thrift institution's investment in and loans to such subsidiaries at April 12, 1989 or as of the date of calculation, whichever is less. Such percentage declines over a transition period as follows:
July 1, 1992 to June 30, 1993 - 60%; July 1, 1993 to June 30, 1994 - 40%;
thereafter - 0%. Additional investments in such subsidiaries after April 12, 1989 are fully deducted from tangible capital. To the extent the investment in these subsidiaries is not deducted from tangible capital during the phase-in period, the assets of the subsidiaries must be consolidated with those of the thrift institution. The percentage may be further reduced by the FDIC during such five-year transition period with respect to a particular thrift institution on safety and soundness grounds.

       Core Capital. "Core capital" is defined, essentially, as tangible capital plus supervisory goodwill subject to limits discussed below, FSLIC capital contributions and other qualifying intangible assets, meeting a three-part test: separability, marketability and market valuation.

       The amount of supervisory goodwill and FSLIC capital contributions that may be included in core capital as a percent of total assets is as follows:
January 1, 1993 to December 31, 1993 - 0.75%; January 1, 1994 to December 31, 1994 - 0.375%; thereafter - 0%.

       Risk-Based Capital. FIRREA and OTS capital regulations also impose a risk-based capital requirement which is a percentage of capital to risk-adjusted assets. A risk weight is assigned to both the on-balance sheet assets and off-balance sheet commitments of a thrift institution. Representative risk weights include: 0% for assets that are backed by the full faith and credit of the United States; 20% for FHLB system stock, agency securities not backed by the full faith and credit of the United States and certain high-quality mortgage-related securities; 50% for qualifying mortgage loans and certain non-high-quality mortgage-related securities; and 100% for consumer, commercial and other loans. Residential construction loans are generally assigned a risk weight of 100%; however, pursuant to amendments to the OTS' risk-based capital regulation, certain loans to finance the construction of pre-sold, one-to-four family residences qualify for the 50% risk-weight category.

       A thrift institution may use "supplementary capital" to satisfy the risk-based capital requirement in an amount up to 100% of its core capital. Supplementary capital includes certain permanent capital instruments such as cumulative perpetual preferred stock and certain maturing capital instruments issued pursuant to OTS regulations. Thrift institutions issuing maturing capital instruments after November 7, 1989 may choose to include such instruments in supplementary capital pursuant to one of two options: (i) at the beginning of each of the last five years of the life of the instrument, the amount included as supplementary capital is reduced by 20% of the original amount of the instrument or (ii) only the aggregate amount of instruments maturing in any one year during the seven years prior to an instrument's maturity that does not exceed 20% of a thrift institution's capital will qualify as supplementary capital. Once a thrift institution has selected an option, it may not switch to the other option until all instruments issued pursuant to such option are no longer outstanding. Subject to a five-year phase-out period ending June 30, 1994, thrift institutions also are required to deduct from risk-based capital
(i) those investments that would be considered equity investments under GAAP,
(ii) that portion of land loans and nonresidential construction loans that have a loan-to-value ratio in excess of 80% and (iii) the amount of their investment in certain real estate assets acquired in satisfaction of debts previously contracted if the investment is to be held for a period longer than five years (or such longer period as is approved by the OTS). The allowance for estimated losses on loans and other valuation allowances established in accordance with OTS regulations are included in supplementary capital in an amount not to exceed 1.25% of risk-weighted assets.

       Effective January 1, 1994, the OTS issued a final rule which adds an interest rate risk (IRR) component to the risk-based capital requirement. Under these rules, savings institutions with a greater than "normal" level of IRR exposure will be subject to a deduction from total capital for purposes of calculating the risk-based capital requirement. Interest rate exposure will be measured as the decline in net portfolio value due to a 200 basis point increase or decrease in market interest rates. The IRR component to be deducted from total capital is equal to one-half the difference between an institution's measured exposure and the "normal" level of exposure which is defined as 2% of the estimated economic value of its assets.


       The final rule established a two quarter "lag" between the reporting date of the data used to calculate the IRR component and the effective date of each quarter's IRR component. Under the final rule, the OTS director may waive or defer an institution's IRR component, but not decrease it unless it is as the result of an appeal.

       In October 1994, the OTS delayed implementation of the IRR capital deduction to allow for an appeals process to be developed. Accordingly, the OTS has delayed the introduction of the IRR capital deduction to June 30, 1995. The June 1995 deduction will be based on the lesser of the September 1994, December 1994 and March 1995 IRR components.

       The OTS has the authority to impose higher capital requirements for individual thrift institutions, such as the Bank, based on an assessment of the risk a thrift institution presents to the deposit insurance fund or other factors. The OTS also has the authority to raise the capital requirements over the minimum levels set forth in FIRREA.

       The following table sets forth the Bank's tangible, core and risk-based capital levels, capital requirements and excess at December 31, 1994, December 31, 1993 and June 30, 1993.

                                  DECEMBER 31, 1994    DECEMBER 31, 1993         JUNE 30, 1993
                                  -----------------    -----------------         -------------
                                  AMOUNT    PERCENT    AMOUNT    PERCENT      AMOUNT       PERCENT
                                  ------    -------    ------    -------      ------       -------

                                                     (DOLLARS IN THOUSANDS)
Tangible capital................  $34,201     8.67%   $31,076      7.72%      $32,391       12.68%
Tangible capital requirement....    5,915     1.50      6,040      1.50         3,831        1.50
                                 --------  --------   -------    -------     --------   ----------
       Excess...................  $28,286     7.17%   $25,036      6.22%      $28,520       11.18%
                                 ========  ========   =======    =======     ========   ==========



Core capital....................  $34,201     8.67%   $31,076      7.72%      $32,391       12.68%
Core capital requirement........   11,831     3.00     12,080      3.00         7,662        3.00
                                 --------  --------   -------    -------     --------   ----------
       Excess...................  $22,370     5.67%   $18,996      4.72%      $24,729        9.68%
                                 ========  ========   =======    =======     ========   ==========



Risk-based capital..............  $35,004    21.95%   $32,206     20.18%      $33,159       27.49%
Risk-based capital requirement..   12,757     8.00     12,766      8.00         9,651        8.00
                                 --------  --------   -------    -------     --------   ----------
      Excess....................  $22,247    13.95%   $19,440     12.18%      $23,508       19.49%
                                 ========  ========   =======    =======     ========   ==========


       Certain interpretive issues are presented by the new capital rules. In many instances, these issues have not been resolved by the OTS or other regulatory authorities. Although the Bank believes its resolution of such issues, together with the assumptions it has used in its regulatory capital calculations, are appropriate and reasonable, the Bank's calculations of capital may require adjustment in the event the OTS or other regulatory authorities adopt differing interpretations or use different assumptions.

       In the event the Bank fails to comply with any of its existing or future minimum regulatory capital requirements, it (i) would be required to file and implement a capital plan with the appropriate regulatory agencies, (ii) would be subjected to restrictions on growth and the payment of dividends, (iii) could have restrictions imposed on its ability to establish new branches, invest in service corporations and make equity investments, or (iv) could be precluded from issuing securities as a means of raising additional capital, among other negative effects. Such failure could also permit the OTS to require that the Bank subject itself to a restrictive business plan or supervisory agreement that could impose limits on internal growth and acquisitions, the payment of dividends or other activities. Such restrictions could impair Conservative's ability to pay dividends on the Common Stock or the Convertible Preferred Stock or to pursue its acquisition and internal growth strategies. Such failure also could permit the FDIC to initiate action resulting in the termination of deposit insurance. The material failure of a thrift institution to comply with any plan, regulation, written agreement, order or directive issued may be treated as an unsafe or unsound practice which could result in the imposition of certain penalties or sanctions including, but not limited to, the assessment of civil monetary penalties, the issuance of a cease and desist order, or the appointment of a conservator or receiver.

       The Bank's ability to attain compliance with future increases in the risk-based capital requirement or the core capital requirements (as the latter is effectively increased by the phase-out of goodwill) may be adversely affected by unanticipated losses or lower levels of earnings, by new or increased regulatory capital requirements, an increase in its level of higher risk assets or by other factors. In addition, there is virtually no limit on the authority of the OTS or the FDIC to take any appropriate action with respect to conditions or activities it considers unsafe and unsound, including failure to comply with minimum regulatory capital requirements.

RESTRICTIONS ON DISTRIBUTIONS

       Dividends or other capital distributions from the Bank to Conservative will be necessary in order for Conservative to pay dividends on the Common Stock and the Convertible Preferred Stock. The Bank's ability to make any such distributions in the future will depend on its earnings and its ability to meet minimum regulatory capital requirements in effect during future periods. See "Regulation - Regulatory Capital Requirements."

       Capital distributions by thrift institutions such as the Bank, including dividends, stock repurchases, redemption of securities and cash-out mergers, are subject to restrictions tied to the thrift institution's capital levels after giving effect to such distributions.

       Under an OTS regulation, thrift institutions identified as "Tier 1" thrift institutions (see definitions below) generally are authorized to make capital distributions during a calendar year up to the higher of (i) 100% of their net income to date during the calendar year plus the amount that would reduce by one-half their surplus capital ratio at the beginning of the calendar year or (ii) 75% of their net income over the most recent four-quarter period. "Surplus capital ratio" refers to the percentage by which a thrift institution's capital-to-assets ratio exceeds the ratio of its fully phased-in capital requirement to its assets.

       Thrift institutions identified as "Tier 2" thrift institutions generally are authorized to make capital distributions in accordance with the following schedule: (i) if the thrift institution's current capital satisfies the risk-based capital standard that would be applicable to it as of January 1, 1993 computed on the basis of its current portfolio, it may make capital distributions of up to 75% of its net income over the most recent four-quarter period and (ii) if a thrift institution's current capital satisfies the risk-based capital standard applicable to it on January 1, 1991 computed on the basis of its current portfolio, it may make capital distributions of up to 50% of its net income over the most recent four-quarter period. For purposes of computing the foregoing amounts, a thrift institution must deduct the amount of capital distributions it has previously made during the most recent four-quarter period.

       Thrift institutions identified as "Tier 3" thrift institutions would not be permitted to make capital distributions unless they receive prior written OTS approval or unless such a distribution is made in accordance with an approved capital plan.

       "Tier 1" thrift institutions are those that would have capital, immediately prior to and on a pro forma basis after giving effect to a proposed capital distribution, equal to or greater than the amount of their regulatory capital requirements. "Tier 2" thrift institutions are those that would have capital, immediately prior to and on a pro forma basis after giving effect to a proposed capital distribution, equal to or in excess of their minimum regulatory capital requirements. "Tier 3" thrift institutions are those that would have capital, immediately prior to or on a pro forma basis after giving effect to a proposed capital distribution, less than their minimum regulatory capital requirements. The new capital distribution rule would also reflect any individual minimum capital requirement and requirements tied to general minimum capital requirements would need to be adjusted accordingly. Since the Bank does not currently have an individual minimum capital requirement and exceeds the fully phased-in regulatory capital requirements, the Bank is a "Tier 1" thrift institution. At December 31, 1994, the Bank could pay dividends to Conservative of approximately $12.3 million.

LIQUIDITY AND RESERVE REQUIREMENTS

       FIRREA amended the Home Owners Loan Act ("HOLA") to require that the Director of the OTS adopt regulations providing for a minimum liquidity requirement for thrift institutions. The minimum liquidity requirement must be in range of 4% to 10% of a thrift institution's withdrawable accounts and borrowings payable on demand or with maturities of one year or less. Current OTS regulations, which may be modified by the Director of the OTS in accordance with FIRREA, provided that each thrift institution must maintain an average daily balance for each calendar month of liquid assets (cash, certain time deposits, certain bankers' acceptances, specified corporate obligations, and specified U.S. government, state or federal agency obligations) equal to at least 5% of the sum of its average daily balance of net withdrawable deposit accounts (the amount of all withdrawable accounts less the unpaid balance of all loans secured by such accounts) plus borrowings payable in one year or less. These regulations also provide that each thrift institution must maintain an average daily balance for each calendar month of short-term liquid assets (generally those having maturities of six months or less or twelve months or less, depending on the type of asset) equal to at least 1% of its average daily balance of net withdrawable deposit accounts plus short-term debt.

       The OTS has announced it has taken under consideration the adoption of proposed rule-making to amend its liquidity regulation. The rule, if adopted, would reduce the liquidity requirement from 5% to the statutory minimum of 4%, change the daily calculation to a quarterly calculation and remove the 1% short-term liquidity requirement. The OTS has not yet released its proposed rule. The Bank's liquidity ratio currently is in excess of the existing requirements. For a discussion of Conservative's compliance with the foregoing requirements, see "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Sources of Funds."

       The Bank also is subject to Federal Reserve Board reserve requirements imposed under Regulation D by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). These requirements, which are subject to change from time to time, call for minimum levels of reserves based on amounts held in transaction accounts. At December 31, 1994 the Bank's liquidity ratio was 6.11%, which exceeded the current 5% regulatory requirement.

INSURANCE OF ACCOUNTS

       Under FIRREA, the Bank's deposits are insured by the FDIC up to $100,000 per insured depositor. FIRREA provides that the Bank will be assessed annual deposit insurance premiums at rates equal to the following percentages of total insured deposits: from January 1, 1994 through December 31, 1997 - 0.18%; and on and after January 1, 1998 - 0.15%. In addition, FIRREA provides that after December 31, 1994, the Board of Directors of the FDIC may, in order to meet designated reserve ratios, increase deposit insurance rates not exceeding 0.325%, provided the increase in any one year may not exceed 0.075%.

       On October 1, 1993, the FDIC adopted a permanent system of risk-related insurance premiums that went into effect on January 1, 1994. Under this new system, the SAIF premium rates are assigned to each thrift institution based on its capital group and risk. Each thrift institution fits into one of three capital groups, based on its capital ratio: group "1" (well capitalized), group "2" (adequately capitalized) and group "3" (undercapitalized). Within each capital group, thrift institutions are further divided into three subgroups based on their risk to the insurance fund: (i) subgroup "A" which consists of finally sound institutions with only a few minor weaknesses; (ii) subgroup "B" which consists of institutions that demonstrate weaknesses which, if not corrected, could result in significant deterioration of the institution and increased risk of loss to the SAIF or the Bank Insurance Fund (the "BIF"), also administered by the FDIC; and (iii) subgroup "C" which consists of institutions that pose a substantial probability of loss to the SAIF or BIF unless correction action is taken. Under the current system adopted by the FDIC the actual assessment rate for thrift institutions ranges from 0.23% to 0.31%.

       The assessment rate for well-capitalized, subgroup "A" institutions is 0.23%. Adequately capitalized, subgroup "A" institutions and well capitalized, subgroup "B" institutions pay an assessment rate of 0.26%. Undercapitalized, subgroup "A" institutions, adequately capitalized, subgroup "B" institutions and well-capitalized, subgroup "C" institutions pay an assessment rate of 0.29%. The assessment rate for undercapitalized, subgroup "B" institutions and adequately capitalized, subgroup "C" institutions is 0.30% and the assessment rate for undercapitalized, subgroup "C" institutions is 0.31%.

       On October 5, 1994, the FDIC issued an advance notice of proposed rule-making seeking comment on whether the deposit insurance assessment base should be redefined in light of the recent transition to a risk-based deposit insurance system. The FDIC stated that, while it did not intend any redefinition of the assessment base to have a significant impact on the total amount of assessments industry-wide, there is a potential for significant change in the assessments paid on an institution-by-institution basis. Depending on the type of activities in which a particular institution, such as the Bank, is engaged, and the type of products and services it offers, a change in the assessment base could have a significant effect on the amount of the assessments such an institution pays. The deadline for submitting written comments on the advanced notice of proposed rule-making expired on February 2, 1995, and the FDIC has not yet issued a proposed rule.

       On February 16, 1995, the FDIC also issued a proposed rule to retain the existing assessment rate schedule applicable to SAIF member institutions. The effect of this proposal would be that the SAIF assessment rate to be paid by SAIF members would continue to range from $0.23 per $100 of domestic deposits to $0.31 per $100 of domestic deposits, depending on risk classification. On the same date, the FDIC also announced it is proposing to establish a new assessment rate schedule of 4 to 31 basis points for members of the BIF. At present, BIF members are assessed the same rates for FDIC insurance as

SAIF members - 23 basis points for the best risk classification to 31 basis points for the riskiest classification. The comment period for both of these proposed rules expires on April 17, 1995.

       Since August 9, 1994, SAIF members may convert to the status of members of the BIF or merge with or transfer assets to a BIF member. Each depository institution participating in a SAIF-to-BIF conversion is required to pay an exit fee to the SAIF and an entrance fee to the BIF, subject to certain exceptions.

QUALIFIED THRIFT LENDER

       All thrift institutions, including the Bank, are required to meet the Qualified Thrift Lender (QTL) test to avoid certain restrictions on their operations. The QTL test requires 65% of a thrift institution's portfolio assets (total assets less intangibles, properties used to conduct the thrift institution's business, and liquid assets not exceeding 20% of total assets) to be maintained in qualified thrift investments on a monthly average basis in nine of every twelve months. Assets that will qualify without limitation for inclusion as part of the 65% requirement are loans related to domestic residential housing and manufactured housing, home equity loans, mortgage-backed securities (where the mortgages are related to residential housing or manufactured housing), stock of any FHLB, and direct or indirect obligations of the FSLIC or the FDIC.


       In addition, the following assets may be included in meeting the QTL test, subject to an overall limit of 20% of the thrift institution's asset portfolio: 50% of residential mortgage loans originated and sold within 90 days of origination; 100% of investments in service corporations that meet certain housing-related standards; 200% of loans related to the acquisition, development and construction of one-to-four family housing meeting certain low-income standards, 200% of certain loans in areas where credit needs of low and moderate-income residents are not being adequately met; 100% of certain loans for the purchase, construction, improvement or upkeep of churches, schools, nursing homes and hospitals; 100% of consumer and educational loans (limited to 10% of total portfolio assets); and 100% of stock issued by the FHLMC and the FNMA. At December 31, 1994, the Bank's QTL ratio was 88.95%, which exceeds the 65% regulatory requirement.

       A thrift institution failing the QTL test is subject to a number of restrictions, including (i) a requirement that the thrift institution not make any new investment or engage in any new activity unless such investment or activity would be permissible for a national bank and is also permissible for a thrift institution, (ii) a requirement that the thrift institution not establish any new branch office at any location at which a national bank located in the thrift institution's home state may not establish a branch, (iii) ineligibility for new FHLB advances and (iv) any restrictions on the payment of dividends to which a national bank would not be subject.

       Where a thrift institution still does not meet QTL requirements three years from the date on which it should have and failed to do so, the thrift institution will be required to divest any investment or discontinue any activity that is impermissible for a national bank and will be required to repay any outstanding FHLB advances. Any savings and loan holding company owning a thrift institution that fails to meet the QTL test will, within one year after the date on which the thrift institution should have become or ceases to be a QTL, be deemed to be a bank holding company subject to all the provisions of the Bank Holding Company Act of 1956 and other statutes applicable to bank holding companies, which would impose a number of additional activity, capital and other restrictions on any such savings and loan holding company.

       Another consequence of a thrift institution failing to maintain sufficient qualifying real property loans is that such thrift institution would no longer receive the benefit of certain favorable provisions regarding deductions from taxable income for annual additions to its bad debt reserve. Thrift institutions, such as the Bank, as subject to provisions of the Internal Revenue Code of 1986, as amended (the "Code") in the same general manner as other corporations. However, thrift institutions such as the Bank which meet certain conditions prescribed by the Code may benefit from provisions regarding deductions from taxable income for annual additions to their bad debt reserve. For purposes of the bad debt reserve deduction, loans are separated into "qualifying real property loans," which generally are loans secured by interests in improved real property, and "nonqualifying real property loans," which are all other loans. The bad debt reserve deduction with respect to nonqualifying loans must be based on actual loss experience. The amount of the bad debt reserve deduction with respect to qualifying real property loans may be based upon actual loan experience (the "Experience Method") or a percentage of taxable income determined without regard to such deduction (the "Percentage of Taxable Income Method"). The Bank files its income tax returns on a calendar year basis. The Bank computed its bad debt reserve deduction utilizing the Experience Method for calendar years 1990, 1991, 1993 and 1994 and the Percentage of Taxable Income Method for calendar year 1992.

       Under the Percentage of Taxable Income Method, the bad debt reserve deduction for qualifying real property loans is computed as a percentage of taxable income, with certain adjustments, The allowable deduction under the Percentage of Taxable Income Method (the "Percentage Bad Debt Deduction") is currently 8%. The Percentage Bad Debt Deduction may be claimed as long as not less than 60% of the total dollar amount of the assets of a thrift institutions falls within certain designated categories. In the event the percentage of assets in the designated categories falls below 60%, the thrift institution could be required to recapture, generally over a period of up to four years, its existing bad debt reserve, although net operating loss carry forwards available to the thrift institution could be used to offset such recapture. At December 31, 1994, the Bank's assets falling within such categories exceeded the 60% test.

       The bad debt deduction under the Percentage of Taxable Income Method is limited to the lesser of (i) the amount necessary to increase the balance at the close of the taxable year of the reserves for losses on qualifying real property loans to 6% of such loans outstanding at such time or (ii) the amount, which when added to the addition to the bad debt reserve for losses on nonqualifying real property loans, equals the amount by which 12% of total deposits or withdrawable accounts of depositors at year-end exceeds the sum of surplus, undivided profits and reserves at the beginning of the year. It is not expected that either limitation will restrict the Bank from making the maximum addition to its bad debt reserve. The Percentage Bad Debt Deduction is reduced by the deduction for losses on nonqualifying real estate loans.

LOANS TO AFFILIATES

       The affiliate restrictions contained in Sections 23A and 23B of the Federal Reserve Act ("Sections 23A and 23B") apply to all federally insured thrift institutions and any "affiliate." Section 23A of the Federal Reserve Act generally defines an "affiliate" of a thrift institution as any company that controls the thrift institution or that is under common control with the thrift institution. For the purposes of this definition, "control" is defined to include the power to vote 25% or more of any class of voting securities or to control in any manner the election of the majority of a board of directors. Generally, Section 23A and 23B (i) limit the extent to which a thrift institution or its subsidiaries may engage in certain covered transactions with an affiliate to an amount equal to 10% of such thrift institution's capital stock and surplus, (ii) contain an aggregate limit on all such transactions with all affiliates to an amount equal to 20% of such capital sock and surplus and
(iii) require that all such transactions be on terms substantially the same, or at least as favorable to the thrift institution or subsidiary, as those provided to a non-affiliate. The term "covered transaction" includes the making of loans, purchase of assets, issuance of a guarantee and other similar types of transactions.

       In addition, applicable regulations provide that an SAIF-insured thrift institution may not buy securities from an affiliate, except for shares of stock of a subsidiary, and may not make any loan to an affiliate unless the affiliate is engaged only in activities permissible for bank holding companies. Only the Federal Reserve Board may grant exemptions from the restrictions of Section 23A and 23B. The FDIC, however, may impose more stringent restrictions on thrift institutions for reasons of safety and soundness. FIRREA permits the OTS to adopt additional restrictions upon affiliate transactions.

       Further FIRREA has extended to thrift institutions the restrictions contained in Section 22(h) of the Federal Reserve Act ("Section 22(h)") on loans to executive officers, directors and principal stockholders. Under Section 22(h), loans to an executive officer and to a greater than 10% stockholder ("principal stockholder") of a thrift institution, and certain affiliated entities of either, may not exceed, together with all other outstanding loans to such person and affiliated entities the thrift institution's loan to one borrower limit as established by FIRREA (generally equal to 15% of the institution's unimpaired capital and surplus and an additional 10% of such capital and surplus for loans fully secured by certain readily marketable collateral). Section 22(h) as amended by the FDICIA, limits an association's extension of credit to any executive officer, director or principal stockholder, or to any affiliates of such persons, to an amount that, when aggregated with the amount of all outstanding extensions of credit by that thrift institution to its executive officers, directors, principal stockholders, and affiliates of the foregoing, would not exceed the association's unimpaired capital and surplus.
Section 22(h) also prohibits loans, above amounts prescribed by the appropriate federal banking agency, to directors, executive officers and principal stockholders of a thrift institution, and their respective affiliates, unless such loan is approved in advance by a majority of the disinterested directors of the thrift institution, or unless a loan to an executive officer, made after September 23, 1994, is secured by a first lien on the officer's residence. The Federal Reserve Board has prescribed the loan amount as to which such prior board of director approval is required, as being the greater of $25,000 or 5% of capital and unimpaired surplus. Prior Bank Board approval is also required for any extension of credit to executive officers, directors, principal shareholders, or any related interests of such persons, if such extensions of credit, when aggregated with all other extensions of credit to such persons, exceeds $500,000. Further, the Federal Reserve Board pursuant to Section 22(h) requires that loans to directors, executive officers and principal stockholders be made on terms substantially the same as offered in comparable transactions to other persons and not involve more than the normal risk of collectability. The OTS amended its regulations governing loans to officers and directors to provide that such transactions will be governed by Regulation O of the Federal Reserve Board.

LOANS TO ONE BORROWER

       Under FIRREA, loans to one borrower which are not fully secured, are limited to 15% of a thrift institution's unimpaired capital and unimpaired surplus, plus an additional 10% for loans fully secured by readily marketable collateral. In addition, thrift institutions that meet their capital requirements are permitted under FIRREA, to make loans to develop domestic residential housing units, not to exceed the lesser of $30 million or 30% of the thrift institution's unimpaired capital and unimpaired surplus, subject to certain conditions and other limitations. In determining the maximum loans to one borrower permitted for thrift institutions, the OTS applies a definition of unimpaired capital and unimpaired surplus that is generally the same as the definition employed by the OCC. At December 31, 1994, the Bank's limit on loans to one borrower was $5.0 million. At December 31, 1994, the Bank was in compliance with applicable limits on loans to one borrower. Management does not expect these limitations to have a material effect on the Bank's lending activities.

COMMUNITY REINVESTMENT

       Under the Community Reinvestment Act (the "CRA"), as implemented by OTS regulations, a thrift institution has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs to its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for thrift institutions nor does it limit a thrift institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The Bank employs a full-time CRA officer to monitor the Bank's compliance with OTS regulations. The CRA requires the OTS, in connection with its examination of a thrift institution, to assess the thrift institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such thrift institution. FIRREA amended the CRA to require, effective July 1, 1990, public disclosure of a thrift institutions' CRA rating and to require that the OTS provide a written evaluation of a thrift institution's CRA performance utilizing a four-tiered description rating system in lieu of the existing five-tiered numerical rating system. The Bank's most recent CRA rating, determined by the OTS in June 1994 was "Outstanding", the highest rating.

       On July 15, 1993, President Clinton announced a CRA reform initiative which directed the federal banking agencies to develop CRA assessment standards that are based on measurable and objective performance. The President's initiative also calls for the agencies to develop standards that make CRA examinations more consistent, ensure the public is provided with better information on CRA evaluations, and seeks more effective agency sanctions against financial institutions with consistently poor CRA performance. The federal banking agencies released proposed rules pursuant to the President's CRA reform initiative in December 1993, with the comment period expiring March 24, 1994. Final rules have not been issued.

LIMITATIONS ON INVESTMENTS

       As a federally chartered thrift institution, the Bank is generally prohibited from investing directly in equity securities and real estate (other than that used for offices and related facilities or acquired through, or in lieu of, foreclosure or on which a contract purchaser has defaulted). In addition the Bank's authority to invest directly in service corporations is limited to a maximum of 2% of the Bank's assets, plus an additional 1% of assets if the amount over 2% is used for specified community or inner-city development purposes. If its risk-based capital is in compliance with the then-applicable minimum requirements, the Bank also is permitted to make additional loans not to exceed 50% of its risk-based capital to service corporations of which the Bank owns more than 10% of the stock at December 31, 1994.

OTHER REGULATORY CONSIDERATIONS

       The Bank is subject to a wide array of other state and federal laws and regulations, including, without limitation, usury laws, the Equal Credit Opportunity Act, Electronic Funds Transfer requirements, the Truth-in-Lending Act, the Truth-in-Savings Act and the Real Estate Settlement Procedures Act. The Bank also is subject to laws and regulations that may impose liability on lenders and owners for cleanup expenses and other costs stemming from hazardous waste located on property securing real estate loans made by lenders or on real estate that is owned by lenders following a foreclosure or otherwise. Some court decisions also have expanded the circumstances under which lenders have been held liable for hazardous wastes on such properties. Although the Bank's lending procedures include measures designed to limit its liability for hazardous waste clean up of other related liability, there can be no assurance that the Bank will not become subject to such liability in the future.

REGULATION OF HOLDING COMPANIES

     Conservative is subject to regulation as a savings and loan holding company. It is required to register with the OTS and is subject to OTS regulations, examinations and reporting requirements relating to savings and loan holding companies. As a subsidiary of a savings and loan holding company, the Bank is subject to certain restrictions in its dealings with Conservative and with other companies affiliated with Conservative.

     HOLA prohibits a savings and loan holding company, directly or indirectly, from (i) acquiring control of another thrift institution (or a holding company for such a thrift institution) without the prior approval of the OTS, (ii) acquiring 5% or more of the voting shares of another thrift institution (or a holding company for such a thrift institution) that is not a subsidiary or (iii) acquiring control of a thrift institution not insured by the FDIC. Under HOLA, the OTS is prohibited from approving an acquisition that would result in the formation of a multiple savings and loan holding company controlling thrift institutions in more than one state unless (i) such company, or a thrift institution that is a subsidiary of such company, is authorized to acquire a thrift institution, or to operate a home or branch office, in an additional state pursuant to an emergency acquisition, (ii) such company controls an insured thrift institution subsidiary that operated a home or branch office in the additional state on March 5, 1987 or (iii) state law in the state of the thrift institution to be acquired specifically authorizes such an acquisition. Under FIRREA, thrift institutions may also be subject to the Change in Bank Control Act if the foregoing provisions of HOLA do not apply.

     HOLA authorizes the OTS or the FDIC to identify holding company activities that present excessive risk to insured thrift institutions, and to restrict, among other things, dividends to the holding company and other affiliate transactions. If the Bank were to lose its status as a QTL, Conservative would thereafter be treated as a multiple savings and loan holding company, and possibly also as a bank holding company, resulting in additional restrictions on its activities and other possible negative effects. See "Regulation -- Qualified Thrift Lender."

RESTRICTIONS ON CHANGE IN CONTROL

     Federal laws and regulations contain a number of provisions which affect the acquisition of thrift institutions such as the Bank and savings and loan holding companies such as Conservative. The Change in Bank Control Act provides that no person, acting directly or indirectly or through or in concert with one or more persons, may acquire control of a thrift institution or a savings and loan holding company unless the OTS has been given 60 days' prior written notice and the OTS does not issue a notice disapproving the proposed acquisition. In addition, certain provisions of HOLA provide that no person may acquire direct or indirect control of a thrift institution without prior approval of the OTS. Any company that acquires such control becomes a "savings and loan holding company" subject to restrictions, examinations and regulation by the OTS. See "Regulation -- Regulation of Holding Companies."

     Pursuant to applicable regulations, control of a thrift institution or a savings and loan holding company is conclusively deemed to have been acquired by, among other things, the acquisition of more than 25% of any class of its voting stock or the ability to control the election of a majority of its directors. Moreover, control is presumed to have been acquired, subject to rebuttal, upon the acquisition of more than 10% of any class of its voting stock, or more than 25% of any class of its stock (whether voting or not) where certain enumerated "control factors" are also present in the acquisition. Control factors would include the acquiror's status as one of the two largest holders of voting stock or when and whether the acquiror's nominees or representatives would have more than one seat on the thrift institution's board of directors.

     As indicated above, if a person's ownership of the stock of a thrift institution or savings and loan holding company is below the threshold levels for control, such person may nevertheless be deemed to be "acting in concert" with one or more other persons that own stock in the thrift institution, in which case all of the stock ownership of each person acting in concert will be aggregated and attributed to each member of the group, thereby putting each one over the control threshold. Under certain circumstances, acquirors will be presumed to be acting in concert with other persons; however, such presumption may be rebutted by the acquiror. Applicable circumstances include (i) a company will be presumed to be acting in concert with a controlling stockholder or management official under certain circumstances, (ii) a company controlling or controlled by another company and companies under common control will be presumed to be acting in concern and (iii) persons will be presumed to be acting in concert where they constitute a group under Section 13 and 14 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

     The OTS may prohibit an acquisition of control if it finds, among other things, that (i) the acquisition would result in a monopoly or substantially lessen competition, (ii) the financial condition of the acquiring person might jeopardize the financial stability of the thrift institution or savings and loan holding company or (iii) the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person.

     The OTS's change in control regulations define "voting stock" to include voting common stock such as the Common Stock and to include securities (such as the Convertible Preferred Stock) that are convertible into voting stock. As a result, a holder of Convertible Preferred Stock will be deemed to own the number of shares of Common Stock issuable upon conversion thereof. Thus, prospective purchasers that may become beneficial owners of 10% or more of Conservative's Common Stock and/or Convertible Preferred Stock should consult with their counsel regarding the application of the statutes and regulations outlined above to their purchases of Conservative's Common Stock and Convertible Preferred Stock.

ACQUISITIONS AND INTERSTATE OPERATIONS

     The OTS regulations permit federal thrift institutions to branch in any state or states of the United States and its territories subject to the following limitations: (i) the federal thrift institution must qualify as a "domestic building and loan association" under (S)7701(a)(19) of the Code or satisfy the asset composition test thereunder and the total assets attributable to all branches of the thrift institution in the state must qualify such branches, taken as a whole, for treatment as a domestic building and loan association; (ii) such branch may not result in formation of a prohibited multi-state, multiple savings and loan holding company and violate certain statutory restrictions on branching by thrift institutions subsidiaries of bank holding companies. However, these limitations do not apply if, among other things, interstate branching is otherwise permitted by applicable state law. Notwithstanding the above, under the OTS regulations, federal thrift institutions generally may not establish new branches unless the thrift institution meets or exceeds minimum regulatory capital requirements. The OTS will also consider the thrift institution's record of compliance with the CRA in connection with any branch application.

     HOLA and related regulations also allow a federal thrift institution to acquire a failing thrift institution in a state other than the state in which such federal thrift institution has its home office. Such federal thrift institution also may receive branching rights in up to three additional states or branching rights in the failing thrift institution's region if such thrift institution's home state is included in a regional compact of states specifically authorizing interstate branching. As a result of the acquisition of its Harlan branch, the Bank acquired branching rights in Iowa.

     The formation of multi-state, multiple savings and loan holding companies is permitted under certain circumstances that could permit Conservative to acquire and operate as separate subsidiaries thrift institutions in certain states. This could have the effect of allowing Conservative to operate thrift institutions in states into which the Bank could not otherwise branch. The acquisition of a healthy FDIC-insured thrift institution by Conservative would cause Conservative to be treated as a multiple savings and loan holding company, subject to certain restrictions on its activities. The acquisition of a bank would cause Conservative to be treated as a bank holding company subject to the Bank Holding Company Act of 1956, as amended, and regulations of the Federal Reserve Board that would impose restrictions on its activities and obligate it to meet additional minimum regulatory capital requirements, among other effects.

FEDERAL HOME LOAN BANK SYSTEM

     The Bank is a member of the FHLB System. The FHLB System consists of 12 regional Federal Home Loan Banks subject to supervision and regulation by the FHFB. The FHLB provide a central credit facility primarily for member institutions. As a member of the FHLB of Topeka, the Bank must acquire and hold shares of capital stock in the FHLB of Topeka in an amount at least equal to the greater of 1% of the aggregate unpaid principal of the Bank's residential mortgage loans, home purchase contracts, and similar obligations at the beginning of each year, or 5% of its then outstanding borrowings from the FHLB of Topeka. The Bank was in compliance with this requirement at December 31, 1994 with investment in FHLB of Topeka stock of $7.9 million.

MONETARY POLICY

     Banking is a business that depends on interest rate differentials. In general, the difference between the interest rates paid by the Bank to obtain its deposits and other borrowings, and the interest rates received by the Bank on loans extended to its customers and on securities held in the Bank's portfolio, comprises the major portion of the Bank's earnings. These rates are highly sensitive to many factors that are beyond the control of the Bank, and accordingly, its earnings and growth will be subject to the influence of economic conditions generally, both domestic and foreign, including inflation, recession and unemployment, and also to the monetary policies of the Federal Reserve Board. The Federal Reserve Board implements national monetary policies designed to curb inflation, combat recession and promote growth through, among other means, its open-market dealings in U.S. government securities, by adjusting the required level of reserves for financial institutions subject to reserve requirements and through adjustments to the discount rate applicable to borrowings by banks that are members of the Federal Reserve System. The nature and timing of any future changes in such policies and their impact on Conservative cannot be predicted.

STATE TAXATION

     Nebraska has a Financial Institution Tax which subjects average deposits of an institution to a .04% tax. This tax is limited to 3.25% of an institution's net income before income taxes and extraordinary items.

ITEM 2. PROPERTIES

     General. Conservative currently owns the real estate and buildings for four of its offices in Omaha and one each in Bellevue, Nebraska, Columbus, Nebraska, Harlan, Iowa and Overland Park, Kansas. It leases one office in Omaha and one office in Columbus. Conservative also leases additional space near its corporate office which is used for loan origination and consumer loan servicing.

     Management believes that Conservative has fully utilized its available space and may need to expand its corporate facilities in order to support future growth through acquisitions, although the cost and timing of such expansion is not known. Management is considering various expansion alternatives.

ITEM 3. LEGAL PROCEEDINGS

     None.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     None.

                                    PART II

ITEM 5. MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Conservative's Common Stock has been traded on the NASDAQ National Market System under the symbol "CONS" since September 1, 1992. From 1985 through August 1992, the Common Stock was traded in the over-the-counter market on the NASDAQ System under the same symbol. The table below sets forth the high and low closing bid prices for the Common Stock as reported on the NASDAQ System and, after September 1, 1992, the high and low closing prices on the NASDAQ National Market System and the cash dividends per share of Common Stock for the periods indicated. The reported bid prices represent quotations between dealers and do not include retail mark-up, mark-down or commissions, and do not necessarily represent actual transactions.

                                                                     CASH
                                                                   DIVIDENDS
                                                                    DECLARED
                                               LOW      HIGH      (PER SHARE)
                                               ---      ----      -----------
Jul 1, 1992 - Sep 30, 1992...................    7.25     8.75          0.05(1)
Oct 1, 1992 - Dec 31, 1992...................    8.00     9.75            0.025
Jan 1, 1993 - Mar 31, 1993...................    9.38    11.00            0.025
Apr 1, 1993 - June 30, 1993..................    9.00    11.50            0.025
Jul 1, 1993 - Sep 30, 1993...................    9.13    11.50          0.05(1)
Oct 1, 1993 - Dec 31, 1993...................   10.75    12.50             0.03
Jan 1, 1994 - Mar 31, 1994...................   11.75    13.00             0.03
Apr 1, 1994 - Jun 30, 1994...................   11.00    12.75             0.03
Jul 1, 1994 - Sep 30, 1994...................   11.50    13.75             0.03
Oct 1, 1994 - Dec 31, 1994...................   10.25    12.50             0.03

_______________________
(1) Includes a $0.025 per share special dividend during the quarter ended September 30, 1993 and 1992, respectively.

     Cash dividends per common share have been restated to reflect the 100% common stock dividend issued in December 1993.

     The approximate number of stockholders as of March 8, 1995 of the Registrant's Common Stock is 1,307.

ITEM 6. SELECTED FINANCIAL DATA

The following table sets forth certain information concerning the financial position of the Bank at the dates indicated.

Financial Condition Data:

                                                            At December 31,                          At June 30,
                                                       --------------------------     ---------------------------------------------
                                                           1994            1993          1993         1992       1991       1990
                                                       ----------       ---------     ---------    ---------  ---------  ----------
                                                                         (In Thousands, except per share amounts)
Total assets.......................................... $  392,454    $   407,072 (1)   $ 256,630   $ 249,908  $  202,029 $ 186,659
Cash and cash equivalents.............................      5,634          7,631          10,159       5,553         682    12,024
wLoans receivable, net................................    154,666        160,021 (1)     130,410     144,636     136,898   130,462
Investment securities available for sale..............     22,034 (8)     45,642          43,409      41,312      18,770    10,803
Investment securities held-to-maturity................     18,463 (8)          -               -           -           -         -
Mortgage-backed securities available for sale.........     25,275 (8)    163,967 (2)     163,966      54,090      40,622    16,423
Mortgage-backed securities held-to-maturity...........    139,747 (8)          -               -           -           -         -
Loans held for sale...................................        525          7,950           6,509       1,784       2,881         -
Federal Home Loan Bank stock..........................      7,850          7,450           2,250       1,407         967       469
Certificates of deposit...............................          -              -               -         295         788     5,367
Premises and equipment, net...........................      6,104          5,777           5,102       3,269       2,434     1,940
Real estate owned.....................................        955             29              29       1,284       1,379     2,289
Other assets..........................................      8,582 (8)      5,997 (1)       2,679       7,103       5,093     4,909
Deposits..............................................    207,114        229,428 (1)     193,923     223,717     170,629   166,588
FHLB borrowings.......................................    149,500        139,000 (2)      24,000       4,000      13,000         -
Other liabilities.....................................      1,981          1,435           1,477       2,152         881     1,737
Stockholders' equity..................................     32,409 (8)     35,588          33,692 (3)  15,719      13,531    12,622
Book value per common share...........................      11.03          12.83           11.81       12.07       10.39      9.70
Tangible book value per common share..................       8.87          10.41           10.90        7.48        7.18      6.72
Nonperforming assets to total assets..................       0.33%          0.16%           0.16%        .68%        .94%     1.33%
Nonaccrual loans to total gross loans.................       0.17           0.36            0.27         .26         .36       .15
Allowance for estimated losses on loans to total
nonperforming loans...................................      292.0          182.4           205.9       195.0       213.2     352.3

Selected Operations and Other Data:

                                                             Fiscal year ended            Six months ended
                                                                 December 31,                December 31,
                                                          ------------------------     -------------------------
                                                              1994          1993        1993             1992
                                                          -----------   -----------    -------       -----------
                                                                        (Unaudited)                  (Unaudited)
                                                                                      (In thousands, except per share amounts)
Interest income.......................................... $   27,838    $   22,877  $   12,410       $   11,168
Interest expense.........................................    (15,514)      (11,640)     (6,250)          (6,009)
                                                          ----------    ----------  ----------       ----------
Net interest income before provision for loan loss.......     12,324        11,237       6,160            5,159
Provision for loan loss (credit).........................        190           (22)        (22)              31
                                                          ----------    ----------   ---------       ----------
Net interest income after provision for loan loss........     12,134        11,259       6,182            5,128
Other income (loss)......................................      2,176         3,175       1,288            1,413
Other expenses...........................................      9,687         9,783       5,047            4,683
                                                          ----------    ----------   ---------       ----------
Income (loss) before taxes and cumulative effect of
      a change in accounting principle...................      4,623         4,651       2,423            1,858
Income tax expense (benefit).............................      1,132         1,008         509              619
                                                          ----------    ----------   ---------       ----------
Net income (loss) before cumulative effect of
      a change in accounting principle...................      3,491         3,643       1,914            1,239
Cumulative effect of retroactive application of
      a change in accounting principle (FAS 109).........         -            463         463               -
                                                          ----------    ----------   ---------       ----------
Net income............................................... $    3,491    $    4,106  $    2,377       $    1,239
                                                          ==========    ==========   =========       ==========

Earnings (loss) per common and
    common equivalent share.............................. $     1.50    $     2.35  $     1.10       $     0.94
                                                          ==========    ==========   =========       ==========

Cash dividends per common share.......................... $    0.120    $    0.130  $    0.080  (4)  $    0.075 (4)
                                                          ==========    ==========   =========       ==========


                                                                   Fiscal year ended June 30,
                                                           -------------------------------------------
                                                             1993       1992        1991        1990
                                                           --------   --------    ---------   ---------
Interest income.......................................... $ 21,635     $ 22,708   $ 17,815    $  11,863
Interest expense.........................................  (11,399)     (13,826)   (12,097)      (8,321)
                                                          --------     --------    -------     --------
Net interest income before provision for loan loss.......   10,236        8,882      5,718        3,542
Provision for loan loss (credit).........................       31         (219)       488          655
                                                          --------     --------    -------     --------
Net interest income after provision for loan loss........   10,205        9,101      5,230        2,887
Other income (loss)......................................    3,289        2,045      1,544          (18)
Other expenses...........................................    2,409        7,955      5,461        3,766
                                                          --------     --------    -------     --------
Income (loss) before taxes and cumulative effect of
      a change in accounting principle...................   11,085        3,191      1,313         (897)
Income tax expense (benefit).............................    1,118          906        403         (320)
                                                          --------     --------    -------     --------
Net income (loss) before cumulative effect of
      a change in accounting principle...................    9,967        2,285        910         (577)
Cumulative effect of retroactive application of
      a change in accounting principle (FAS 109).........       -            -          -            -
                                                          --------     --------    -------     --------
Net income............................................... $  9,967     $  2,285   $    910    $    (577)
                                                          ========     ========    =======     ========

Earnings (loss) per common and
    common equivalent share.............................. $   2.22     $   1.75   $   0.70    $   (0.44)
                                                          ========     ========    =======     ========

Cash dividends per common share.......................... $  0.125     $  0.075   $     -     $   0.185
                                                          ========     ========    =======     ========

Key Operating Ratios and Other Data:

                                                Fiscal year ended   Six months ended
                                                   December 31,        December 31,        At or for fiscal year ended June 30,
                                                ------------------   ----------------   -----------------------------------------
                                                 1994        1993    1993       1992        1993       1992       1991      1990
                                                ------      ------   ------    ------   ----------   -------     -------  -------
Net interest margin.......................        3.19%       4.00%    3.88%      4.23%     4.20 %     3.97 %     3.41 %    3.11 %
Net interest spread.......................        2.88        3.63     3.58       4.05      4.02       3.75       2.78      2.49
Return (loss) on average assets...........        0.88        1.39     1.42       0.96      1.15       0.95        .52      (.48)
Return (loss) on average equity...........       10.30       15.58    13.71      15.26     17.32      15.39       6.75     (4.39)(5)

Dividend payout ratio.....................        1.00        5.54     7.27       7.98      5.62       4.27         -         -
Stockholders' equity to total assets......        8.26        8.74     8.74       6.41     13.13       6.20       7.73     10.87
Average interest-earning assets to
      average interest-bearing liabilities      107.66      108.92   107.57     103.62    103.93     103.66     108.74    108.50
Ratio of earnings to fixed charges (6)
Including interest on deposits............        1.30x       1.40x    1.39x      1.31x     1.36x      1.23x      1.11x      .89x(7)

Excluding interest on deposits............        1.74x       3.42x    2.85x      5.58x     5.02x      5.53x     29.23x        -x(7)

Amount of loans serviced for others.......         527      23,341   23,341    286,230    30,388    340,949    204,800   177,537
Number of officers........................          15          15       15         14        14         12         10         8

(1) Includes the Overland Park, Kansas transaction of August 13, 1993, as discussed in Item 7 and 8 contained herein. Also includes the impact of the Bank's leveraged asset program commenced in July 1993, as discussed in Item 7 contained herein.
(2) Includes the impact of the Bank's leverage asset program commenced in July 1993, as discussed in Item 7 contained herein.
(3) Includes the impact of the $15.3 million of additional capital, in the form of common and cumulative convertible preferred stock, raised in June 1993, as discussed in Item 7 contained herein.
(4) Includes a $0.025 per common share special dividend during the quarters ended September 30, 1993 and 1992, respectively.
(5) In 1990 a dividend of $0.185 was paid while the Bank recorded a net loss per common share of $(0.445).
(6) For purposes of computing the ratio of earnings to fixed charges, earnings represent net income before income taxes plus fixed charges. Fixed charges represent interest expense plus one-third of net rental expense (which is deemed representative of the interest factor).
(7)  In 1990, earnings were inadequate to cover fixed charges by $897,000.
(8) Reflects the implementation of FAS 115, "Accounting for Certain Investment in Debt Equity Securities."

SELECTED QUARTERLY FINANCIAL DATA

                                                                                For fiscal year ended
                                                             ---------------------------------------------------------
                                                                                  December 31, 1994
                                                             ---------------------------------------------------------
                                                                 Fourth        Third          Second         First
AVERAGE BALANCE SHEET DATA                                      Quarter       Quarter        Quarter        Quarter
--------------------------                                   ---------------------------------------------------------
Interest-earning assets:                                             (In thousands, except per share amounts)
  Interest-earning deposits............................$       1,936 $       3,518   $      9,058 $       10,796
  Certificates of deposit..............................            -             -              -              -
  Investment securities................................       43,488        43,115         42,847         45,196
  Mortgage-backed securities...........................      174,168       184,189        184,053        156,096
  Loans:
    Mortgages..........................................      125,370       125,117        128,453        136,065
    Consumer...........................................       27,744        26,821         24,765         23,743
                                                        ------------  ------------    -----------  -------------
      Total loans, net.................................      153,114       151,938        153,218        159,808
  FHLB stock...........................................        7,850         7,850          7,726          7,450
                                                        ------------  ------------    -----------  -------------
    Total interest-earning assets......................      380,556       390,610        396,902        379,346
Noninterest earning assets.............................        5,569         7,725         13,163         15,097
                                                        ------------  ------------    -----------  -------------
  Total assets.........................................$     386,125 $     398,335   $    410,065 $      394,443
                                                        ============  ============    ===========  =============
Interest-bearing liabilities:
  Deposits:
    Certificates of deposit............................$     161,887 $     166,327   $    168,787 $      172,175
    Savings............................................       24,235        26,271         28,293         29,146
    NOW and Money Market accounts......................       23,381        24,570         25,556         26,120
                                                        ------------  ------------    -----------  -------------
     Total deposits....................................      209,503       217,168        222,636        227,441
  FHLB borrowings......................................      141,003       145,735        147,801        126,091
                                                        ------------  ------------    -----------  -------------
    Total interest-bearing liabilities.................      350,506       362,903        370,437        353,532
Other noninterest-bearing liabilities..................        3,273         3,373          4,303          5,011
                                                        ------------  ------------    -----------  -------------
  Total liabilities....................................      353,779       366,276        374,740        358,543
Stockholders' equity...................................       32,346        32,059         35,325         35,900
                                                        ------------  ------------    -----------  -------------
  Total liabilities and stockholders' equity...........$     386,125 $     398,335   $    410,065 $      394,443
                                                        ============  ============    ===========  =============

SUMMARY OF OPERATIONS: (1)
--------------------------
Interest income:
  Interest-bearing deposits............................$          23 $          36   $         88 $           84
  Certificates of deposit..............................            -             -              -              -
  Investment securities................................          694           695            688            734
  Mortgage-backed securities...........................        2,608         2,569          2,607          2,063
  Loans:
    Mortgages..........................................        2,961         2,929          3,011          3,337
    Consumer...........................................          598           584            537            521
                                                        ------------  ------------    -----------  -------------
      Interest on loans................................        3,559         3,513          3,548          3,858
  FHLB stock...........................................          109           109            106            147
                                                        ------------  ------------    -----------  -------------
    Total interest income..............................        6,993         6,922          7,037          6,886
Interest expense:
  Deposits:
    Certificates.......................................        2,009         2,028          2,038          2,067
    Savings............................................          157           173            185            189
    Now and Money Market accounts......................          110           118            118            123
                                                        ------------  ------------    -----------  -------------
      Interest on deposits.............................        2,276         2,319          2,341          2,379
  FHLB borrowings......................................        1,939         1,693          1,499          1,068
                                                        ------------  ------------    -----------  -------------
    Total interest expense.............................        4,215         4,012          3,840          3,447
                                                        ------------  ------------    -----------  -------------
Net interest income before loan loss provision.........        2,778         2,910          3,197          3,439
  Provision for loan loss..............................          (42)          143             88              1
                                                        ------------  ------------    -----------  -------------
Net interest income after provision for loan loss......        2,820         2,767          3,109          3,438
  Other income.........................................          474           730            433            540
  Other expenses.......................................        2,285         2,416          2,377          2,610
                                                        ------------  ------------    -----------  -------------
Income before taxes and cumulative effect of
    a change in accounting principle...................        1,009         1,081          1,165          1,368
  Income taxes.........................................          273           226            269            364
                                                        ------------  ------------    -----------  -------------
Net income before cumulative effect of a
    change in accounting principle.....................          736           855            896          1,004
  Cumulative effect of retroactive application of a
    change in accounting principle (FAS 109)...........            -             -              -              -
                                                        ------------  ------------    -----------  -------------
Net Income.............................................$         736 $         855   $        896   $      1,004
                                                        ============  ============    ===========  =============

PER COMMON SHARE
----------------
  Earnings per common and
    common equivalent share............................$        0.30 $        0.36   $       0.39 $         0.45
  Earnings per common share -
    assuming full dilution.............................         0.25          0.29           0.31           0.35
  Weighted average number of common and
    common equivalent shares outstanding:
   Primary.............................................    1,857,544     1,863,965      1,855,442      1,857,785
   Fully diluted.......................................    2,897,144     2,903,562      2,895,041      2,897,382

  Cash dividends declared and paid.....................        0.030         0.030          0.030          0.030
  Market prices: (3)
   High................................................        12.50         13.75          12.75          13.00
   Low.................................................        10.25         11.50          11.00          11.75


                                                               Six months ended                    For fiscal year ended
                                                       ---------------------------- -----------------------------------------------
                                                              December 31, 1993                        June 30, 1993
                                                       ---------------------------- -----------------------------------------------
                                                           Second        First         Fourth      Third      Second       First
AVERAGE BALANCE SHEET DATA                                 Quarter      Quarter        Quarter    Quarter     Quarter     Quarter
--------------------------                             ----------- ---------------- ----------- ---------- ------------ ----------
Interest-earning assets:                                             (In thousands, except per share amounts)
  Interest-earning deposits............................$     4,400 $     9,041   $     2,396 $    6,335 $      6,878 $     2,599
  Certificates of deposit..............................          -           -             -          -           50         246
  Investment securities................................     45,115      45,129        43,379     45,121       46,394      44,522
  Mortgage-backed securities...........................    125,059      74,197        54,343     51,661       51,143      45,182
  Loans:
    Mortgages..........................................    148,809     127,487       117,785    116,366      121,105     122,391
    Consumer...........................................     23,863      23,727        23,162     22,409       22,748      22,596
                                                        ----------  ----------    ----------  ---------  -----------  ----------
      Total loans, net.................................    172,672     151,214       140,947    138,775      143,853     144,987
  FHLB stock...........................................      5,182       2,430         1,999      1,414        1,407       1,407
                                                        ----------  ----------    ----------  ---------  -----------  ----------
    Total interest-earning assets......................    352,428     282,011       243,064    243,306      249,725     238,943
Noninterest earning assets.............................     18,057      18,395        12,262     14,843       14,448      14,534
                                                        ----------  ----------    ----------  ---------  -----------  ----------
  Total assets.........................................$   370,485 $   300,406   $   255,326 $  258,149 $    264,173 $   253,477
                                                        ==========  ==========    ==========  =========  ===========  ==========
Interest-bearing liabilities:
  Deposits:
    Certificates of deposit............................$   171,617 $   166,781   $   144,815 $  157,327 $    162,674 $   166,929
    Savings............................................     29,897      29,395        26,850     25,550       24,302      24,474
    NOW and Money Market accounts......................     25,932      21,625        24,059     28,844       29,333      28,740
                                                        ----------  ----------    ----------  ---------  -----------  ----------
     Total deposits....................................    227,446     217,801       195,724    211,721      216,309     220,143
  FHLB borrowings......................................    102,489      42,071        34,682     24,452       24,000      11,159
                                                        ----------  ----------    ----------  ---------  -----------  ----------
    Total interest-bearing liabilities.................    329,935     259,872       230,406    236,173      240,309     231,302
Other noninterest-bearing liabilities..................      5,432       6,278         5,972      4,864        7,338       6,236
                                                        ----------  ----------    ----------  ---------  -----------  ----------
  Total liabilities....................................    335,367     266,150       236,378    241,037      247,647     237,538
Stockholders' equity...................................     35,118      34,256        18,948     17,112       16,526      15,939
                                                        ----------  ----------    ----------  ---------  -----------  ----------
  Total liabilities and stockholders' equity...........$   370,485 $   300,406   $   255,326 $  258,149 $    264,173 $   253,477
                                                        ==========  ==========    ==========  =========  ===========  ==========

SUMMARY OF OPERATIONS: (1)
--------------------------
Interest income:
  Interest-bearing deposits............................$        45 $        91   $        24 $       58 $         53 $        26
  Certificates of deposit..............................          -           -             -          -            1           6
  Investment securities................................        737         736           702        753          791         775
  Mortgage-backed securities...........................      1,715       1,221           962        969          963         926
  Loans:
    Mortgages..........................................      3,561       3,055         2,905      2,927        3,298       3,106
    Consumer...........................................        545         570           562        534          568         605
                                                        ----------  ----------    ----------  ---------  -----------  ----------
      Interest on loans................................      4,106       3,625         3,467      3,461        3,866       3,711
  FHLB stock...........................................         91          43            35         24           27          35
                                                        ----------  ----------    ----------  ---------  -----------  ----------
    Total interest income..............................      6,694       5,716         5,190      5,265        5,701       5,479
Interest expense:
  Deposits:
    Certificates.......................................      2,088       2,180         1,935      2,186        2,397       2,518
    Savings............................................        207         226           210        205          200         234
    Now and Money Market accounts......................        133         127           130        130          130         143
                                                        ----------  ----------    ----------  ---------  -----------  ----------
      Interest on deposits.............................      2,428       2,533         2,275      2,521        2,727       2,895
  FHLB borrowings......................................        889         401           339        255          257         129
                                                        ----------  ----------    ----------  ---------  -----------  ----------
    Total interest expense.............................      3,317       2,934         2,614      2,776        2,984       3,024
                                                        ----------  ----------    ----------  ---------  -----------  ----------
Net interest income before loan loss provision.........      3,377       2,782         2,576      2,489        2,717       2,455
  Provision for loan loss..............................        (23)          -             -          1            3          28
                                                        ----------  ----------    ----------  ---------  -----------  ----------
Net interest income after provision for loan loss......      3,400       2,782         2,576      2,488        2,714       2,427
  Other income.........................................        634         656         1,155        757          606         797
  Other expenses.......................................      2,733       2,316         2,430      2,319        2,287       2,399
                                                        ----------  ----------    ----------  ---------  -----------  ----------
Income before taxes and cumulative effect of
    a change in accounting principle...................      1,301       1,122         1,301        926        1,033         825
  Income taxes.........................................        216         293           309        189          370         250
                                                        ----------  ----------    ----------  ---------  -----------  ----------
Net income before cumulative effect of a
    change in accounting principle.....................      1,085         829           992        737          663         575
  Cumulative effect of retroactive application of a
    change in accounting principle (FAS 109)...........          -         463             -          -            -           -
                                                        ----------  ----------    ----------  ---------  -----------  ----------
Net Income.............................................$     1,085 $     1,292   $       992 $      737 $        663 $       575
                                                        ==========  ==========    ==========  =========  ===========  ==========
PER COMMON SHARE
----------------
  Earnings per common and
    common equivalent share............................$      0.49 $      0.60   $      0.72 $     0.56 $       0.51 $      0.44
  Earnings per common share -
    assuming full dilution.............................       0.38        0.45          0.70       0.56         0.51        0.44
  Weighted average number of common and
    common equivalent shares outstanding:
   Primary.............................................  1,849,335   1,843,155     1,358,902  1,323,896    1,317,282   1,314,654
   Fully diluted.......................................  2,889,875   2,885,311     1,419,562  1,325,746    1,319,536   1,314,876

  Cash dividends declared and paid.....................      0.030       0.050 (2)     0.025      0.025        0.025       0.050 (2)
  Market prices: (3)
   High................................................      12.50       11.50         11.50      11.00         9.75        8.75
   Low.................................................      10.75        9.13          9.00       9.38         8.00        7.25

___________________________
(1) Certain amounts from prior years have been reclassified to conform to current year presentation.
(2) Includes a $0.025 per common share special dividend during the quarters ended September 30, 1993, and 1992, respectively.
(3) Prices listed through August, 1992 represent the high and low bid in the over-the-counter NASDAQ system.

Average Balance Sheet

      The table below sets forth for the periods indicated information with regard to average balances of interest-earning assets and interest-bearing liabilities, as well as the total dollar amounts of interest income from interest-earning assets and interest expense on interest-bearing liabilities, resultant yields or costs, net interest spread, net interest margin and ratio of average interest-earning assets to interest-bearing liabilities.

                                                                       For twelve months ended December 31,
                                                         ----------------------------------------------------------------
                                                                   1994                                1993
                                                         ----------------------------    --------------------------------
                                                         Average  Interest   Average     Average     Interest     Average
                                                         balance  earned     yield or    balance       earned     yield or
                                                           (1)    or paid    cost (2)      (1)        or paid     cost (2)
                                                         -------  -------    --------    -------     --------     --------
                                                                                       (Dollars in thousands)
Interest-earning assets:
   Interest-bearing deposits...................         $   6,327  $    231      3.65 %   $  5,543       $  219     3.95 %
   Certificates of deposit.....................                 -         -         -            -            -        -
   Investment securities ......................            43,661     2,810      6.44       44,686        2,940     6.58
   Mortgage-backed securities..................           174,626     9,847      5.64       76,315        4,867     6.38
   Loans:
      Real estate loans........................           128,751    12,239      9.51      128,288       12,457     9.71
      Consumer loans...........................            25,769     2,239      8.69       23,386        2,201     9.41
                                                         --------  --------    ------     --------      -------  -------
         Total loans...........................           154,520    14,478      9.37      151,674       14,658     9.66
   FHLB stock..................................             7,719       471      6.10        2,756          193     7.00
                                                         --------  --------    ------     --------      -------   ------
      Total interest-earning assets............           386,853    27,837      7.20      280,974       22,877     8.14
                                                                   --------    ------                   -------   ------
    Noninterest earning assets..................           10,389                           15,118
                                                          -------                         --------
      Total assets.............................         $ 397,242                         $296,092
                                                         ========                         ========

Interest-bearing liabilities:
  Deposits:
    Certificates of deposit....................         $ 167,294     8,143      4.87   $  159,498        8,389     5.26
    Savings accounts...........................            26,986       703      2.61       28,137          847     3.01
    Now and money market accounts..............            24,907       469      1.88       25,136          521     2.07
                                                         --------   -------    ------    ---------      -------  -------
       Total deposits..........................           219,187     9,315      4.25      212,771        9,757     4.59
 FHLB borrowings...............................           140,158     6,199      4.42       45,182        1,883     4.17
                                                         --------   -------    ------    ---------      -------  -------
      Total deposits and
           interest-bearing liabilities........           359,345    15,514      4.32      257,953       11,640     4.51
                                                                    -------     -----    ---------      -------   ------
  Other noninterest-bearing liabilities........             3,990                           11,780
                                                         --------                        ---------
      Total liabilities........................           363,335                          269,733
  Stockholders' equity.........................            33,907                           26,359
                                                         --------                        ---------
      Total liabilities and
           stockholders' equity................         $ 397,242                      $   296,092
                                                         ========                       ==========
  Net interest income..........................                    $ 12,323                           $ 11,237
                                                                    =======                            =======
  Net interest spread..........................                                  2.88 %                             3.63 %
                                                                                 ====                               ====

  Net interest margin..........................                                  3.19 %                             4.00 %
                                                                                 ====                               ====
  Ratio of average interest-earning assets
   to average interest-bearing liabilities.....                                  107.7%                             108.9%
                                                                                 =====                              =====
                                                                        For six months ended December 31,
                                                     -------------------------------------------------------------------
                                                                      1993                                1992
                                                     --------------------------------     ------------------------------
                                                      Average    Interest    Average      Average    Interest    Average
                                                      balance     earned     yield or     balance     earned    yield or
                                                        (1)      or paid     cost (2)       (1)      or paid    cost (2)
                                                      -------    -------     --------     -------    -------    -------
                                                                             (Dollars in thousands)
Interest-earning assets:
   Interest-bearing deposits...................          6,721   $     137       4.08 % $   4,738   $     78       3.29 %
   Certificates of deposit.....................              -           -          -         148          8      10.81
   Investment securities ......................         45,122       1,472       6.52      45,458      1,554       6.84
   Mortgage-backed securities..................         99,628       2,937       5.90      48,182      1,889       7.85
   Loans:
      Real estate loans........................        138,148       8,818       9.58     121,749      6,404      10.52
      Consumer loans...........................         23,795       1,115       9.37      22,672      1,173      10.35
                                                      ---------   ---------   --------   --------    --------   --------
         Total loans...........................        161,943       7,731       9.55     144,421      7,577      10.49
   FHLB stock..................................          3,806         133       6.99       1,407         62       8.81
                                                      ---------   ---------   --------   --------    --------   --------
      Total interest-earning assets............        317,220      12,410       7.82     244,334     11,188       9.14
                                                                  ---------   --------               --------   --------
    Noninterest earning assets..................        18,226                             14,491
                                                      ---------                          --------
      Total assets.............................      $ 335,446                          $ 258,825
                                                      =========                          ========

Interest-bearing liabilities:
  Deposits:
    Certificates of deposit....................      $ 169,199       4,268       5.04   $ 164,801      4,914       5.96
    Savings accounts...........................         29,646         433       2.92      24,388        434       3.56
    Now and money market accounts..............         23,779         260       2.18      29,037        274       1.88
                                                      ---------   ---------   --------   ---------   --------   --------
       Total deposits..........................        222,624       4,961       4.46     218,226      5,622       5.16
 FHLB borrowings...............................         72,280       1,289       3.56      17,580        387       4.40
                                                      ---------   ---------   --------   ---------   --------   --------
      Total deposits and
           interest-bearing liabilities........        294,904       6,250       4.24     235,806      6,009       5.10
                                                                  ---------   --------               --------   --------
  Other noninterest-bearing liabilities........          5,855                              6,787
                                                      ---------                          ---------
      Total liabilities........................        300,759                            242,593
  Stockholders' equity.........................         34,687                             16,232
                                                      ---------                          ---------
      Total liabilities and
           stockholders' equity................      $ 335,446                          $ 258,825
                                                      =========                          =========
  Net interest income..........................                  $   6,160                          $  5,159
                                                                  =========                          ========
  Net interest spread..........................                                  3.58 %                            4.05 %
                                                                                 ====                              ====

  Net interest margin..........................                                  3.88 %                            4.22 %
                                                                                 ====                              ====
  Ratio of average interest-earning assets
   to average interest-bearing liabilities.....                                 107.6 %                           103.6 %
                                                                                =====                            ======

 ____________________________________
 (1) Average balances are based on daily averages and includes nonaccrual loans.
 (2)  Average yields and costs are annualized.


                                      24

     The table below sets forth for the periods indicated information with regard to average balances of interest-earning assets and interest-bearing liabilities, as well as the total dollar amounts of interest income from interest-earning assets and interest expense on interest-bearing liabilities, resultant yields or costs, net interest spread, net interest margin and ratio of average interest-earning assets to interest-bearing liabilities.


                                                                                                         At June 30,
                                                                                            ---------------------------------------
                                                                                                           1993
                                                                                            ---------------------------------------
                                                                                            Average      Interest       Average
                                                                                            balance       earned        yield or
                                                                                              (1)         or paid       cost (2)
                                                                                            -------      --------       --------
                                                                                                 (Dollars in thousands)
Interest-earning assets:
  Interest-bearing deposits............................................................ $     4,552 $        160           3.51 %
  Certificates of deposit..............................................................          74            8          10.81
  Investment securities ...............................................................      44,854        3,021           6.74
  Mortgage-backed securities...........................................................      50,582        3,820           7.55
  Loans:
   Real estate loans...................................................................     119,412       12,236          10.25
   Consumer loans......................................................................      22,729        2,269           9.98
                                                                                            -------      -------       --------
    Total loans........................................................................     142,141       14,505          10.21
  FHLB stock..........................................................................       1,557          121           7.77
                                                                                            -------      -------       --------
   Total interest-earning assets.......................................................     243,760       21,635           8.88
                                                                                                         -------       --------
  Noninterest earning assets...........................................................      14,021
                                                                                            -------
   Total assets........................................................................ $   257,781
                                                                                            =======

                                                                                                        At June 30,
                                                                                            -----------------------------------
                                                                                                          1992
                                                                                            -----------------------------------
                                                                                            Average      Interest       Average
                                                                                            balance       earned        yield or
                                                                                              (1)         or paid       cost (2)
                                                                                            -------       -------       --------
                                                                                                    (Dollars in thousand)
Interest-earning assets:
  Interest-bearing deposits............................................................ $   10,443 $         602           5.76%
  Certificates of deposit..............................................................        752            70           9.31
  Investment securities................................................................     30,031         2,292           7.63
  Mortgage-backed securities...........................................................     37,435         3,254           8.69
  Loans:
   Real estate loans...................................................................     121,164        13,466         11.11
   Consumer loans......................................................................      22,587         2,920         12.93
                                                                                            -------       -------       -------
    Total loans........................................................................     143,751        16,386         11.40
  FHLB stock...........................................................................       1,089           104          9.55
                                                                                            -------       -------       -------
   Total interest-earning assets.......................................................     223,501        22,708         10.16
                                                                                                          -------       -------
  Noninterest earning assets...........................................................      16,100
                                                                                            -------
   Total assets........................................................................ $   239,601
                                                                                            =======

                                                                                                        At June 30,
                                                                                            ---------------------------------------
                                                                                                           1993
                                                                                            ---------------------------------------
                                                                                            Average      Interest       Average
                                                                                            balance       earned        yield or
                                                                                              (1)         or paid       cost (2)
                                                                                            -------      --------       --------
                                                                                                 (Dollars in thousands)

Interest-bearing liabilities:
 Deposits:
  Certificates of deposit.............................................................  $   157,936         9,036          5.72
  Savings accounts....................................................................       25,294           848          3.35
  Now and money market accounts.......................................................       27,744           535          1.93
                                                                                            -------      --------       -------
   Total deposits.....................................................................      210,974        10,419          4.94
 FHLB borrowings......................................................................       23,573           980          4.16
                                                                                            -------       -------       -------
   Total deposits and interest-bearing liabilities....................................      234,547        11,399          4.86
                                                                                                          -------       -------
 Other noninterest-bearing liabilities................................................        6,103
                                                                                            -------
    Total liabilities.................................................................      240,650

 Stockholders' equity.................................................................       17,131
                                                                                            -------
Total liabilities and stockholders' equity............................................  $   257,781
                                                                                            =======
 Net interest income...................................................................                 $  10,236
                                                                                                          =======
 Net interest spread..................................................................                                     4.02 %
                                                                                                                           ====
 Net interest margin..................................................................                                     4.20 %
                                                                                                                           ====
 Ratio of average interest-earning assets to average interest-bearing liabilities.....                                   103.93 %
                                                                                                                         ======
                                                                                                        At June 30,
                                                                                            -----------------------------------
                                                                                                          1992
                                                                                            -----------------------------------
                                                                                            Average      Interest       Average
                                                                                            balance       earned        yield or
                                                                                              (1)         or paid       cost (2)
                                                                                            -------       -------       --------
                                                                                                    (Dollars in thousand)
Interest-bearing liabilities:
  Deposits:
   Certificates of deposit............................................................. $   160,420        11,530          7.19
   Savings accounts....................................................................      19,780           917          4.64
   Now and money market accounts.......................................................      25,100           704          2.80
                                                                                            -------       -------        ------
    Total deposits.....................................................................     205,300        13,151          6.41
 FHLB borrowings.......................................................................      10,314           675          6.54
                                                                                            -------       -------        ------
   Total deposits and interest-bearing liabilities.....................................     215,614        13,826          6.41
                                                                                                          -------        ------
 Other noninterest-bearing liabilities.................................................       9,139
                                                                                            -------
   Total liabilities...................................................................     224,753
  Stockholders' equity.................................................................      14,848
 Total liabilities and stockholders' equity............................................     -------
                                                                                        $   239,601
                                                                                            =======
  Net interest income...................................................................                 $ 8,882
                                                                                                         =======
  Net interest spread..................................................................                                    3.75 %
                                                                                                                           ====
  Net interest margin..................................................................                                    3.97 %
                                                                                                                           ====
  Ratio of average interest-earning assets to average interest-bearing liabilities.....                                  103.66 %
                                                                                                                         ======



____________________________
(1) Average blances are based on daily averages and inclueds nonaccrual loans.
(2) Average yields and cost are annualized.

                                      25

Rate / Volume Analysis

     The following table sets forth certain information regarding changes in interest income and interest expense of the Bank for the periods indicated. For each category of interest-earning asset and interest-bearing liability, information is provided on changes attributable to (1) change in rates (change in rate multiplied by old volume), (2) change in volume (change in volume multiplied by old rate), and (3) changes in rate volume (change in rate multiplied by the change in volume).

                                                     Twelve months ended                        Six months ended
                                                Dec 31, 1994 vs. Dec 31, 1993             Dec 31, 1993 vs. Dec 31, 1992
                                                  increase (decrease) due to                 increase (decrease) due to
                                            ---------------------------------------    ---------------------------------------
                                                                 Rate/                                        Rate/
                                              Rate     Volume    Volume      Total       Rate      Volume    volume     Total
                                            --------   ------   --------    -------    --------    -------   -------   -------
                                                                               (In thousands)
Interest income on:
  Interest-bearing deposits..............   $   (16)   $   31   $    (3)    $   12     $    18     $   33    $    8    $   59
  Certificates of deposit................         -         -         -          -           -         (8)        -        (8)
  Investment securities..................       (64)      (67)        1       (130)        (71)       (11)        -       (82)
  Mortgage-backed securities.............      (564)    6,271      (727)     4,980        (469)     2,019      (502)    1,048
  Loans:
    Real estate loans....................      (262)       45        (1)      (218)       (574)       863       (77)      212
    Consumer loans.......................      (168)      224       (17)        39        (111)        58        (5)      (58)
                                            -------    ------   -------     ------     -------     ------    ------    ------
      Total loans........................      (430)      269       (18)      (179)       (685)       921       (82)      154
  FHLB stock.............................       (25)      347       (45)       277         (13)       105       (21)       71
                                            -------    ------   -------     ------     -------     ------    ------    ------
    Total interest income................    (1,099)    6,851      (792)     4,960      (1,220)     3,059      (597)    1,242
                                            -------    ------   -------     ------     -------     ------    ------    ------




Interest expense on:
  Deposits:
    Certificates of deposit..............      (626)      410       (30)      (246)       (757)       131       (20)     (646)
    Savings accounts.....................      (114)      (35)        5       (144)        (78)        94       (17)       (1)
    Demand and money market accounts.....       (48)       (5)        1        (52)         44        (49)       (9)      (14)
                                            -------    ------   -------     ------     -------     ------    ------    ------
      Total deposits.....................      (787)      371       (24)      (442)       (791)       176       (46)     (661)
  FHLB borrowings........................       116     3,957       242      4,315         (73)     1,203      (228)      902
                                            -------    ------   -------     ------     -------     ------    ------    ------
    Total interest expense...............      (672)    4,327       218      3,873        (864)     1,379      (274)      241
                                            -------    ------   -------     ------     -------     ------    ------    ------

  Net interest income....................   $  (427)   $2,524   $(1,010)    $1,087     $  (356)    $1,680    $ (323)   $1,001
                                            =======    ======   =======     ======     =======     ======    ======    ======


                                                           Fiscal year ended
                                                    June 30,1993 vs. June 30, 1992
                                                      increase (decrease) due to
                                               -------------------------------------------
                                                                         Rate/
                                                 Rate       Volume      volume     Total
                                               --------     -------     -------   --------
                                                              (In thousands)
Interest income on:
  Interest-bearing deposits..............      $  (235)     $ (340)     $  133    $  (442)
  Certificates of deposit................           11         (63)        (10)       (62)
  Investment securities..................         (269)      1,131        (133)       729
  Mortgage-backed securities.............         (427)      1,143        (150)       566
  Loans:
    Real estate loans....................       (1,050)       (195)         15     (1,230)
    Consumer loans.......................         (665)         18          (4)      (651)
                                               -------      ------      ------    -------
      Total loans........................       (1,715)       (177)         11     (1,881)
  FHLB stock.............................          (20)         45          (8)        17
                                               -------      ------      ------    -------
    Total interest income................       (2,655)      1,739        (157)    (1,073)
                                               -------      ------      ------    -------




Interest expense on:
  Deposits:
    Certificates of deposit..............       (2,352)       (179)         37     (2,494)
    Savings accounts.....................         (254)        256         (71)       (69)
    Demand and money market accounts.....         (220)         74         (23)      (169)
                                               -------      ------      ------    -------
      Total deposits.....................       (2,826)        151         (57)    (2,732)
  FHLB borrowings........................         (246)        867        (316)       305
                                               -------      ------      ------    -------
    Total interest expense...............       (3,072)      1,018        (373)    (2,427)
                                               -------      ------      ------    -------

  Net interest income....................      $   417      $  721      $  216    $ 1,354
                                               =======      ======      ======    =======

LENDING ACTIVITIES

     The Bank originates a wide variety of loans with an emphasis on one-to-four family and multi-family mortgage loans, residential construction loans,and, to a lesser extent, consumer loans. Mortgage loans secured by residential real estate are expected to remain a major part of the Bank's business. The Bank's policy is to originate ARMs, five-year and seven-year fixed-rate balloon loans and selected 15-year fixed-rate mortgage loans for its own portfolio. Thirty-year mortgage loans generally are sold servicing released to correspondent lenders on a loan-by-loan basis. The bank had no agricultural loans at December 31, 1994.

Loan Originations.  The table below sets forth the Bank's total loan
-----------------
                    originations during the periods indicated.


                                                                 Fiscal year ended           Six months ended
                                                                   December 31,                December 31,
                                                               ----------------------     -----------------------
                                                                  1994        1993           1993         1992
                                                               ---------    ---------     ----------    ---------
                                                                           (Unaudited)                 (Unaudited)
                                                                           (Dollars in thousands)
Real estate loans:
      One-to-four-family......................................$  41,113    $ 107,732     $   60,809   $   51,287
      Multi-family............................................    5,852       11,207          3,497        4,638
      Construction............................................   19,775       19,863          9,829        8,834
      Commercial..............................................        -            -              -            -
      Land....................................................        -            -              -            -
      Loans refinanced........................................    4,342        4,579          2,127        5,327
                                                              ----------    ---------     ----------   ----------
           Total real estate .................................   71,082      143,381         76,262       70,086
Consumer......................................................   19,531       18,059          9,119        8,323
                                                              ----------    ---------     ----------   ----------
      Total loans originated..................................   90,613      161,440         85,381       78,409

Loans purchased...............................................       23       41,263         40,995          201
Loans sold....................................................  (50,813)    (109,810)       (57,488)     (46,722)
Loan principal repayments.....................................  (52,189)     (64,566)       (35,212)     (35,913)
Loans transferred to real estate owned........................   (1,534)         (98)           (72)        (227)
Other increases (decreases)...................................    1,119       (5,132)        (2,552)       2,707
                                                              ----------    ---------     ----------   ----------
      Net change in loans.....................................$ (12,780)   $  23,097     $   31,052   $   (1,545)
                                                              ==========    =========     ==========   ==========

                                                                          Fiscal year ended June 30,
                                                               ------------------------   -----------------------
                                                                 1993           1992         1991         1990
                                                               ---------     ----------   ---------    ----------
                                                                              (Dollars in thousands)
Real estate loans:
      One-to-four-family......................................$  98,210     $   53,568   $   41,774   $   23,675
      Multi-family............................................   12,348          9,821        5,599        1,687
      Construction............................................   18,868         16,914       10,392        2,893
      Commercial..............................................        -              -            -            -
      Land....................................................        -            600            -            -
      Loans refinanced........................................    7,779          5,343        2,021          617
                                                              ----------    -----------   ----------   ----------
           Total real estate .................................  137,205         86,246       59,786       28,872
Consumer......................................................   17,263         15,337       14,735       13,014
                                                              ----------    -----------   ----------   ----------
      Total loans originated..................................  154,468        101,583       74,521       41,886

Loans purchased...............................................      469         23,339       14,001       43,140
Loans sold....................................................  (99,044)       (59,734)     (44,163)      (5,107)
Loan principal repayments.....................................  (65,267)       (55,457)     (31,216)     (21,558)
Loans transferred to real estate owned........................     (253)          (656)         (24)         (49)
Other increases (decreases)...................................      127         (2,435)      (3,802)      (1,890)
                                                              ----------    -----------   ----------   ----------
      Net change in loans.....................................$  (9,500)    $    6,640   $    9,317    $  56,422
                                                              ==========    ===========   ==========   ==========


Loan Portfolio Composition  The table below sets forth the Bank's loan portfolio
--------------------------
composition at the dates indicated.





                                                        At December 31,
                                         ---------------------------------------
                                               1994                    1993
                                         -----------------      ----------------
                                         Amount        %        Amount       %
                                         ------      -----      ------     -----
Real estate loans:
One-to-four-family....................$   54,001     32.61 %   $ 64,048    37.23 %
Multi-family..........................    54,447     32.87       56,254    32.70
Construction..........................    12,606      7.61       11,929     6.93
Commercial............................    16,017      9.67       15,430     8.97
Land..................................       169      0.10          176     0.10
                                        --------  --------     --------  -------
       Total real estate..............   137,240     82.86      147,837    85.93
Consumer..............................    28,383     17.14       24,214    14.07
                                        --------  --------     --------  -------
      Total loans, gross..............   165,623    100.00 %    172,051   100.00 %
                                                  ========               =======
Less:
Undisbursed portion of
    loans in process..................     7,272                  7,191
Unearned discounts and
    deferred loan fees................     2,882                  3,710
Allowance for estimated
    losses on loans...................       803                  1,129
                                         -------              ---------
Total loans, net......................$  154,666              $ 160,021
                                         =======              =========

                                                               At June 30,
                                         ------------------------------------------------------------
                                               1993                1992                    1991               1990
                                         ----------------     ----------------     -----------------  -------------------
                                          Amount       %     Amount        %         Amount     %         Amount      %
                                          ------     -----   ------      -----       ------   -----       ------    -----
Real estate loans:
 One-to-four-family....................  $ 54,597    39.03 % $ 77,700     50.40 %    $73,137    51.01 %  $ 84,424    63.46 %
 Multi-family..........................    33,890    24.23     28,266     18.33       26,234    18.30       6,734     5.06
 Construction..........................    11,712     8.37      8,515      5.52        3,585     2.50       2,076     1.56
 Commercial............................    15,572    11.13     16,202     10.51       15,601    10.88      15,383    11.56
 Land..................................       383     0.27        489      0.32          195     0.14         348     0.26
                                          -------   ------    ------    ------      -------   ------     -------   ------
       Total real estate..............    116,154    83.03    131,172     85.08      118,752    82.83     108,965    81.90
Consumer..............................     23,739    16.97     22,996     14.92       24,622    17.17      24,077    18.10
                                          -------   ------    -------    ------      -------   ------     -------   ------
      Total loans, gross..............    139,893   100.00 %  154,168    100.00 %    143,374   100.00 %   133,042   100.00 %
                                                    ======               ======                ======               ======
Less:
Undisbursed portion of
    loans in process..................      5,535               4,832                  3,250                1,321
Unearned discounts and
    deferred loan fees................      3,179               3,914                  2,098                  558
Allowance for estimated
    losses on loans...................        769                 786                  1,128                  701
                                        ---------             -------                -------              -------
Total loans, net......................  $ 130,410           $ 144,636              $ 136,898            $ 130,462
                                        =========             =======                =======              =======


Loan Origination Fees  The table below sets forth information concerning loan
---------------------
                       origination fees and deferred origination fees on the Bank's real estate loans for the periods indicated.

                                                                  Fiscal year ended  Six months ended
                                                                     December 31,       December 31,
                                                                 ------------------ ------------------
                                                                    1994     1993     1993       1992
                                                                 --------- -------- -------    -------
                                                                          (UNAUDITED)      (UNAUDITED)
                                                                       (DOLLARS IN THOUSANDS)
Loan origination fees received during the period...............$     728   $1,108    $  498     $  732
Loan origination fees, expressed as a percentage of
     total real estate loans originated during the period......     1.02%    0.77%     0.65%      1.04%
Deferred loan origination fees on real estate loans
     at the end of the period..................................$     784   $  933    $  933     $  664
                                                                    Fiscal year ended June 30,
                                                                 --------------------------------
                                                                  1993    1992    1991      1990
                                                                 ------ ------- -------   -------
                                                                     (DOLLARS IN THOUSANDS)
Loan origination fees received during the period...............$ 1,342  $ 1,181   $  927   $  162
Loan origination fees, expressed as a percentage of
     total real estate loans originated during the period......   0.98%    1.38%    1.55%    0.56%
Deferred loan origination fees on real estate loans
     at the end of the period..................................$   612  $   654   $  653   $  558

 Interest Rate Sensitivity. The table below sets forth the interest rate
 -------------------------
sensitivity of the Bank's loan portfolio at December 31, 1994. This schedule does not reflect the effects of possible prepayment or enforcement of due-on-sale clauses.

                                                          Total loans      One-to-four family   Multi-family      Construction
                                                        -----------------  -----------------   ---------------  ---------------
                                                        Amount      Rate   Amount     Rate     Amount    Rate    Amount    Rate
                                                        ------    -------  ------  ---------   ------  -------  -------  ------
Adjustable rate loans due:                                                       (Dollars in thousands)
-------------------------

 January 1, 1995 to December 31, 1995................$    7,230   8.44%  $    113     6.27%  $      483   8.07% $ 6,634     8.50%
 January 1, 1996 to December 31, 1997................       526   6.61%       117     8.29%         409   6.12%      -        -
 January 1, 1998 to December 31, 1999................       202   8.62%       145     8.82%          57   8.12%      -        -
 January 1, 2000 to December 31, 2004................     9,647   8.41%     2,654     7.82%       6,993   8.63%      -        -
 January 1, 2005 to December 31, 2014................    17,675   7.92%     9,335     7.78%       8,340   8.07%      -        -
 January 1, 2015 and following.......................    36,205   8.09%    16,910     7.43%      19,295   8.67%      -        -
                                                      --------- -------   -------  --------   --------- -------  ------  --------
      Total..........................................    71,485   8.11%  $ 29,274     7.58%  $   35,577   8.48% $ 6,634     8.50%
                                                      --------- -------   =======  ========   ========= =======  ======  ========

Fixed rate loans due:
--------------------

 January 1, 1995 to December 31, 1995................     6,430   8.01%  $     96    10.27%  $      362  10.91% $ 5,972     7.79%
 January 1, 1996 to December 31, 1997................     2,728  10.05%       828     8.63%       1,900  10.67%      -        -
 January 1, 1998 to December 31, 1999................     3,776   8.66%     1,585     8.84%       2,191  8.53%       -        -
 January 1, 2000 to December 31, 2004................     5,192   8.77%     4,946     8.76%         246  8.80%       -        -
 January 1, 2005 to December 31, 2014................     8,252   8.35%     7,032     8.36%       1,220  8.30%       -        -
 January 1, 2015 and following.......................    23,190   8.77%    10,239     8.88%      12,951  8.70%       -        -
                                                      --------- -------   -------  --------   --------- -------  ------  --------
      Total..........................................    49,568   8.66%  $ 24,726     8.70%  $   18,870  8.90%  $ 5,972     7.79%
                                                      --------- -------   =======  ========   ========= =======  ======  ========

                                                                         Commercial                  Land            Consumer
                                                                    --------------------       ----------------  ----------------
                                                                    Amount        Rate         Amount    Rate    Amount    Rate
                                                                    ------      --------       ------  --------  ------  --------
Adjustable rate loans due:                                                                    (Dollars in thousands)
-------------------------

 January 1, 1995 to December 31, 1995................     1,687   9.36% $     117    10.00%  $      -       -  $  1,570     9.31%
 January 1, 1996 to December 31, 1997................       278   6.95%       255     6.64%         3   10.50%       20    10.38%
 January 1, 1998 to December 31, 1999................       849   7.52%       815     7.41%         -       -        34     9.98%
 January 1, 2000 to December 31, 2004................     1,072   8.12%     1,009     8.00%         -       -        63     9.98%
 January 1, 2005 to December 31, 2014................    11,240   8.11%    10,950     8.10%       166    7.32%      124    10.00%
 January 1, 2015 and following.......................     1,893   9.15%     1,089     8.72%         -       -       804     9.73%
                                                       -------- -------  --------  --------   -------  -------  ------- ---------
      Total..........................................    17,019   8.30% $  14,235     8.09   $    169    7.37% $  2,615     9.50%
                                                       -------- -------  ========  ========   =======  =======  ======= =========

Fixed rate loans due:
--------------------

 January 1, 1995 to December 31, 1995................     2,666   8.58% $      16    10.25%  $      1   11.23% $  2,649     8.57%
 January 1, 1996 to December 31, 1997................    10,606   8.12%       416    10.03%         -       -    10,190     8.04%
 January 1, 1998 to December 31, 1999................     9,042   8.43%        43     7.75%         -       -     8,999     8.43%
 January 1, 2000 to December 31, 2004................     3,094   9.73%       150    10.36%         -       -     2,944     9.70%
 January 1, 2005 to December 31, 2014................     2,143   8.68%     1,157     9.35%         -       -       986     7.89%
 January 1, 2015 and following.......................         -      -          -        -          -       -         -        -
                                                       -------- -------  --------  --------   -------  -------  ------- ---------
      Total..........................................    27,551   8.49% $   1,782     9.56%  $      1   11.23% $ 25,768     8.41%
                                                       -------- -------  ========  ========   =======  =======  ======= =========

Total loans, gross...................................   165,623   8.36%
                                                                =======
 Less:
   Undisbursed portion of loans in process...........     7,272
   Unearned discounts and deferred loan fees.........     2,882
   Allowance for estimated losses on loans...........       803
                                                      ---------
Total loans, net.....................................$  154,666
                                                      =========

Nonperforming Assets

     The Bank's nonperforming assets consist of nonaccrual loans and real estate owned. Loans are placed on nonaccrual status when the collection of principal and/or interest becomes doubtful. In addition, real estate loans and income-producing property loans are placed on nonaccrual status when the loan becomes 90 days or more contractually delinquent. All consumer loans more than 120 days delinquent are charged to allowance for loan losses. The Bank has no troubled debt restructuring which involve forgiving a portion of interest or principal on any loans or making loans (not delinquent more than 90 days) that management has determined need to be closely monitored as the potential exists for increase risk on these loans in the future.

     The table below sets forth information regarding delinquent loans at December 31, 1994. The amounts represent total remaining principal balances of the related loans, rather than the actual payment amounts which are overdue.

                                                                                Contractually              Contractually
                                                                                  delinquent                delinquent
                                                                                60 to 89 days             90 days or more
                                                                             -------------------       -----------------------
                                                                                      Percent                     Percent
                                                                                      of total                    of total
                                                                                     delinquent                  delinquent
                                                                             Amount    loans           Amount      loans
                                                                             ------  --------          ------     -------
                                                                                        (Dollars in thousands)
Real estate loans:
  One-to-four-family........................................................$   251     53.18 %     $      17        6.18 %
  Multi-family..............................................................      -         -             116       42.18
  Construction..............................................................      -         -               -           -
  Commercial................................................................      -         -               -           -
  Land......................................................................      -         -               -           -
                                                                             -------  --------       ---------    --------
      Total delinquent real estate loans....................................    251     53.18             133       48.36
Consumer loans..............................................................    221     46.82             142       51.64
                                                                             -------  --------       ---------    --------
      Total delinquent loans................................................$   472    100.00 %     $     275      100.00 %
                                                                             =======  ========       =========    ========

The table below sets forth information with respect to the Bank's nonaccrual loans, REO and total nonperforming assets at dates indicated.

                                                                                   At
                                                                              December 31,         Fiscal year ended June 30,
                                                                          ------------------  -----------------------------------
                                                                            1994      1993      1993     1992     1991     1990
                                                                          -------- ---------  -------  -------  -------  --------
                                                                                                     (Dollars in thousands)
Nonaccrual loans: (1)
  Real estate loans:
    One-to-four-family...................................................$     17 $    120  $      89 $    113 $    230 $     29
    Multi-family.........................................................     116      222          -       34        -        -
    Commercial...........................................................       -        -          -        -        -        -
    Land.................................................................       -       14          -        -        -        -
Consumer.................................................................     142      263        284      256      299      170
                                                                          -------   ------    -------   ------  -------  -------
    Total nonaccrual loans...............................................$    275 $    619  $     373 $    403 $    529 $    199
                                                                          =======   ======    =======   ======  =======  =======

Accruing loans delinquent more than 90 days:
  Real estate loans:
    One-to-four-family...................................................$      - $      -  $       - $      - $      - $      -
    Multi-family.........................................................       -        -          -        -        -        -
    Commercial...........................................................       -        -          -        -        -        -
    Land.................................................................       -        -          -        -        -        -
  Consumer...............................................................       -        -          -        -        -        -
                                                                          -------   ------    -------   ------  -------  -------
    Total accruing loans delinquent more than 90 days....................$      - $      -  $       - $      - $      - $      -
                                                                          =======   ======    =======   ======  =======  =======

Other loans of concern:
  Real estate loans:
  One-to-four-family....................................................$      - $      -  $     107 $     97 $     85 $     86
  Multi-family...........................................................     911(3) 1,980        102        -        -        -
  Commercial.............................................................       -        -          -        -(2) 1,060    1,485
  Land...................................................................       -        -          -        -        -        -
  Consumer...............................................................     401      673        809      978    1,484      289
                                                                          -------   ------    -------   ------  -------  -------
    Total other loans of concern.........................................$  1,312 $  2,653  $   1,018 $  1,075 $  2,629 $  1,860
                                                                          =======   ======    =======   ======  =======  =======

Nonperforming assets:
  Total nonperforming loans..............................................$    275      619        373      403 $    529      199
  Real estate owned, gross...............................................   1,039       29         29    1,284    1,379    2,289
                                                                          -------   ------    -------   ------  -------  -------
    Total nonperforming assets...........................................$  1,314      648        402    1,687 $  1,908    2,488
                                                                          =======   ======    =======   ======  =======  =======

Ratios:
  Total nonperforming assets to total assets.............................    0.33 %   0.16 %     0.16 %   0.68 %   0.94 %   1.33 %
  Total nonperforming loans to total assets..............................    0.07     0.15       0.15     0.16     0.26     0.11
  Total other loans of concern to total assets...........................    0.33     0.65       0.40     0.43     1.30     1.00
  Total nonaccruing loans to total assets................................    0.07     0.15       0.15     0.16     0.26     0.11
  Allowance for estimated losses on loans to total nonperforming loans...  292.00   182.39     205.90   195.04   213.23   352.26

_________________
(1) Interest income that would have been recorded on nonaccrual loans had they remained current during the fiscal year ended December 31, 1994, the six months ended December 31, 1993 and the fiscal years ended, June 30, 1992, 1991, and 1990 is not material in any period presented.
(2)  Transferred $614,000 to real estate owned in November, 1991.
(3) Transferred $1,063,400 to real estate owned in fiscal year ended December 31, 1994.

Allowance for Estimated Losses on Loans

     The allowance for estimated losses on loans represents management's recognition of the risks of extending credit and its evaluation of the loan portfolio. The allowance is maintained at a level considered adequate to provide for anticipated loan losses based on management's assessment of various factors affecting the loan portfolio, including a review of problem loans, business conditions and loss experience and an overall evaluation of the quality of the underlying collateral, holding and disposal costs and costs of capital. The allowance is increased by provisions charged to operations and reduced by loans charged off, net of recoveries.

     As a result of the decline in real estate market values in many parts of the country and the significant losses experienced by many financial institutions, there has been increased scrutiny by regulators of the loan portfolios of financial institutions, particulary with regard to commercial real estate and multi-family residential real estate loans. Management believes that the Bank's allowance for estimated losses on loans is adequate to cover anticipated losses and is in accordance with generally accepted accounting principles. There can be no assurance, however, that management will not determine to increase the allowance for estimated losses on loans or that regulators, when reviewing the Bank's loan portfolio in the future, will not request the Bank to increase such allowance, either of which would adversely affect the Bank's earnings.

     The table below sets forth information regarding changes in the Bank's allowance for estimated losses on loans for the periods indicated.

                                                                         Fiscal year ended            Six months ended,
                                                                           December 31,                 December 31,
                                                                     ------------------------      ------------------------
                                                                        1994           1993          1993           1992
                                                                     ---------      ---------      ---------      ---------
                                                                                     (Amounts in thousands)
Loans, net of unearned income:
   Average outstanding during period...............................  $ 154,520      $ 151,674      $ 161,943      $ 144,421
                                                                     =========      =========      =========      =========
Allowance for loan losses:
   Balance at beginning of period..................................  $   1,129      $     777      $     768      $     786
   Charge-offs:
      Real estate loans:
         One-to-four family........................................         -               -              -            (22)
         Multi-family..............................................       (470)             -              -              -
         Commercial................................................         -               -              -              -
      Consumer loans...............................................        (80)           (55)           (27)           (36)
                                                                     ---------      ---------      ---------      ---------
           Total charge-offs.......................................       (550)           (55)           (27)           (58)
   Recoveries:
      Real estate loans:
         One-to-four family........................................         -               -              -              -
         Multi-family..............................................         -               -              -              -
         Commercial................................................         -               -              -              -
      Consumer loans...............................................         34             28              9             18
                                                                     ---------      ---------      ---------      ---------
         Total recoveries..........................................         34             28              9             18
                                                                     ---------      ---------      ---------      ---------
   Net charge-offs.................................................       (516)           (27)           (18)           (40)
Provision charged (credited) to income.............................        190            (10)           (23)            18
Market valuation allowance.........................................         -             389            402             13
                                                                     ---------      ---------      ---------      ---------
Balance at end of period...........................................  $     803      $   1,129      $   1,129      $     777
                                                                     =========      =========      =========      =========
Net charge-offs to average loans outstanding during period.........       0.33%          0.02%          0.01%          0.03%
                                                                     =========      =========      =========      =========

                                                                                   Fiscal year ended June 30,
                                                                     ------------------------------------------------------
                                                                       1993           1992           1991           1990
                                                                     ---------      ---------      ---------      ---------
                                                                                     (Amounts in thousands)
Loans, net of unearned income:
   Average outstanding during period...............................  $ 142,141      $ 143,751      $   118,534    $  80,317
                                                                     =========      =========      =========      =========
Allowance for loan losses:
   Balance at beginning of period..................................  $     786      $   1,128      $       701    $     408
   Charge-offs:
      Real estate loans:
         One-to-four family........................................        (22)           (28)               -            -
         Multi-family..............................................          -              -                -            -
         Commercial................................................          -              -
      Consumer loans...............................................        (64)          (147)            (254)        (408)
                                                                     ---------      ---------      ---------      ---------
           Total charge-offs.......................................        (86)          (175)            (254)        (408)
   Recoveries:
      Real estate loans:
         One-to-four family........................................          -              1                1            4
         Multi-family..............................................          -              -                -            -
         Commercial................................................          -              -                -            -
      Consumer loans...............................................         37             30               53           43
                                                                     ---------      ---------      -----------    ---------
         Total recoveries..........................................         37             31               54           47
                                                                     ---------      ---------      -----------    ---------
   Net charge-offs.................................................        (49)          (144)            (200)        (361)
Provision charged (credited) to income.............................         31           (219)             488          654
Market valuation allowance.........................................          -             21              139            -
                                                                     ---------      ---------      -----------    ---------
Balance at end of period...........................................  $     768      $     786      $     1,128    $     701
                                                                     =========      =========      ===========    =========
Net charge-offs to average loans outstanding during period.........       0.03%          0.10%            0.17%        0.45%
                                                                     =========      =========      ===========    =========

     Allowances are provided for individual loans where ultimate collection is questioned by management after reviewing collateral value and loans that are contractually past due. The table below sets forth the allowance for estimated losses on loans by loan category, at the dates indicated based upon management's assessment of the risk associated with such categories.

                                                            At December 31,                          At June 30,
                                                         ---------------------     -----------------------------------------------
                                                           1994         1993         1993         1992         1991         1990
                                                         --------     --------     --------     --------     --------     --------
Unallocated allowance for loan losses:                                                (In thousands)
   Real estate loans:
      One-to-four family...............................  $     67     $    219     $    144     $    130     $    241     $    166
      Multi-family.....................................       265          387           97           70          116          107
      Commercial.......................................        34           15            1           39           98          119
      Land.............................................         -            -            1            8            6            5
   Consumer loans......................................       437          508          525          539          667          304
                                                         --------     --------     --------     --------     --------     --------
Total unallocated allowance for loan losses............  $    803     $  1,129     $    768     $    786     $  1,128     $    701
                                                         ========     ========     ========     ========     ========     ========

Investment Activities

     The Bank maintains an investment portfolio comprised primarily of obligations of agencies of the United States government, participation certificates, real estate mortgage investment conduits and municipal bonds. The Bank manages its investment portfolio to (i) complement Asset/Liability management strategies, (ii) provide an adequate rate of return consistent with targeted interest rate spread objectives, (iii) conform to the constraints of applicable regulatory requirements and (iv) provide adequate liquidity. The Bank's policy prohibits investment in high risk derivative securities, as defined by the OTS.

     The Bank has invested in municipal bonds to reduce its income tax expense. The Bank's policy is to invest in general obligation municipal bonds rated AAA or AA by Standard and Poor's in all states.

     The table below sets forth the carrying values and estimated market value of the Bank's investment portfolio at the dates indicated.

                                                                   At December 31,
                                     ----------------------------------------------------------------------------------
                                                      1994                                        1993
                                     -------------------------------------        -------------------------------------
                                                   Estimated                                    Estimated
                                      Amortized       fair                        Amortized        fair
                                        cost         value         Yield            cost          value         Yield
                                     ----------    ---------      --------        ---------     ---------      --------
Available for sale:                                                 (Dollars in thousands)
-------------------

Investment securities:
   U.S. government agencies.........   $  5,084  $     4,750        7.38 %        $  23,818     $  24,317        7.08 %
   Municipal bonds..................     17,136       17,284        6.26             21,824        23,668        9.20
                                       --------     --------      ------          ---------     ---------      ------
        Total.......................     22,220       22,034        6.51             45,642        47,985        8.09
                                       --------     --------      ------          ---------     ---------      ------

Mortgage-backed securities:
   Participation certificates.......     20,339       18,854        6.60             44,967        45,841        7.09
   Real estate mortgage
      investment conduits...........      6,735        6,421        6.59            118,999       119,190        5.24
                                       --------     --------      ------          ---------     ---------      ------
        Total.......................     27,074  $    25,275        6.60 %        $ 163,966     $ 165,031        5.75 %
                                       --------     --------      ------          ---------     ---------      ------
Total securities
    available for sale..............   $ 49,294  $    47,309        6.56 %        $ 209,608     $ 213,016        6.26 %
                                       ========     ========      ======          =========     =========      ======

                                                                        At June 30,
                                     ----------------------------------------------------------------------------------
                                                      1993                                        1992
                                     -------------------------------------        -------------------------------------
                                                   Estimated                                    Estimated
                                      Amortized       fair                        Amortized        fair
                                        cost         value         Yield            cost          value         Yield
                                     ----------    ---------      --------        ---------     ---------      --------
Available for sale:                                                 (Dollars in thousands)
-------------------

Investment securities:
   U.S. government agencies.........   $ 23,855     $ 24,504        7.07 %        $ 27,416      $ 28,253         7.81 %
   Municipal bonds..................     19,554       21,009        9.12            13,896        14,279         9.44
                                       --------     --------      ------          ---------     ---------      ------
        Total.......................     43,409       45,513        7.99            41,312        42,532         8.36
                                       --------     --------      ------          ---------     ---------      ------

Mortgage-backed securities:
   Participation certificates.......     43,844       45,469        7.60            21,396        22,228         9.08
   Real estate mortgage
      investment conduits...........     10,246       10,361        7.35            19,226        19,282         7.47
                                       --------     --------      ------          ---------     ---------      ------
        Total.......................   $ 54,090     $ 55,830        7.55 %        $ 40,622      $ 41,510         8.32 %
                                       --------     --------      ------          ---------     ---------      ------
Total securities
    available for sale..............   $ 97,499     $101,343        7.75 %        $ 81,934      $ 84,042         8.34 %
                                       ========     ========      ======          ========      ========       ======


Held-to-maturity:                                                                                 At December 31, 1994
----------------                                                                       -------------------------------------------
                                                                                                         Estimated
                                                                                       Amortized           fair
                                                                                         cost              value            Yield
                                                                                       ---------         ---------         -------
Investment securities:                                                                           (Dollars in thousands)

   U S government agencies........................................................     $  15,492       $   14,853           6.88 %
   Municipal bonds................................................................             -                -              -
   Corporate bonds................................................................         2,971            2,940           7.42
                                                                                        --------         --------          -----
        Total.....................................................................        18,463           17,793           6.96
                                                                                        --------         --------          -----

Mortgage-backed securities:

   Participation certificates.....................................................             -                -              -
   Real estate mortgage investment conduits.......................................       139,747          131,450           5.20
                                                                                        --------         --------          -----
        Total.....................................................................       139,747          131,450           5.20
                                                                                        --------         --------          -----

Total securities held-to-maturity.................................................     $ 158,210       $  149,243           5.40 %
                                                                                        ========         ========          =====

     The table below sets forth the maturities of the Bank's investment and mortgage-backed securities available for sale at December 31, 1994 and the weighted average yields of such securities (calculated on the basis of the cost and effective yields weighted for the scheduled maturity of each security).

                                                                     At December 31, 1994
                                                                ------------------------------
                                                                           Total
                                                                ------------------------------
                                                                             Estimated
                                                                Amortized      fair
                                                                  cost         value     Yield
                                                                ---------    ---------   -----
Investment securities available for sale:                           (Dollars in thousands)
-----------------------------------------

U.S. government agencies:
   Federal National Mortgage Association notes...........       $  5,084     $   4,750     7.38%
   Municipal bonds.......................................         17,136        17,284     6.27
                                                                --------      --------   ------
     Total...............................................         22,220        22,034     6.51
                                                                --------      --------   ------

Participation certificates:
   Federal National Mortgage Association.................          2,434         2,284     7.01
   Federal Home Loan Mortgage Corporation................         17,905        16,570     6.56
                                                                --------      --------   ------
     Total...............................................         20,339        18,854     6.61
                                                                --------      --------   ------

Real estate mortgage investment conduits:
   Federal National Mortgage Association.................          5,020         4,767     6.52
   Federal Home Loan Mortgage Corporation................          1,479         1,429     6.71
   Government National Mortgage Association..............            236           226     7.39
                                                                --------      --------   ------
     Total...............................................          6,735         6,421     6.59
                                                                --------      --------   ------

Total securities available for sale......................       $149,294     $ 47,309      6.56%
                                                                ========      =======    ======

                                                                                      At December 31, 1994
                                                                -------------------------------------------------------------------
                                                                       Within one year           After one but less than five years
                                                                ------------------------------   ----------------------------------
                                                                             Estimated                          Estimated
                                                                Amortized       fair               Amortized      fair
                                                                  cost         value     Yield       cost        value      Yield
                                                                ---------    ---------   -----    ----------    ---------  -------
Investment securities available for sale:                                               (Dollars in thousands)
-----------------------------------------

U.S. government agencies:
   Federal National Mortgage Association notes...........         $     -     $     -        -%     $    -      $    -         -%
   Municipal bonds.......................................               -           -        -         200         210      6.85
                                                                  -------     -------    -----      ------      ------     -----
     Total...............................................               -           -        -         200         210      6.85
                                                                  -------     -------    -----      ------      ------     -----

Participation certificates:
   Federal National Mortgage Association.................               -           -        -           -           -         -
   Federal Home Loan Mortgage Corporation................               -           -        -       3,100       2,932      6.90
                                                                  -------     -------    -----      ------      ------     -----
     Total...............................................               -           -        -       3,100       2,932      6.90
                                                                  -------     -------    -----      ------      ------     -----

Real estate mortgage investment conduits:
   Federal National Mortgage Association.................               -           -        -           -           -         -
   Federal Home Loan Mortgage Corporation................               -           -        -       1,001         973      6.49
   Government National Mortgage Association..............               -           -        -           -           -         -
                                                                  -------     -------    -----      ------      ------     -----
     Total...............................................               -           -        -       1,001         973      6.49
                                                                  -------     -------    -----      ------      ------     -----

Total securities available for sale......................         $     -     $     -        -%     $4,301      $4,115      6.80%
                                                                  =======     =======    =====      ======      ======     =====

     The table below sets forth the maturities of the Bank's investment and mortgage-backed securities available for sale at December 31, 1994 and the weighted average yields of such securities (calculated on the basis of the cost and effective yields weighted for the scheduled maturity of each security).

                                                                                   At December 31, 1994
                                                       --------------------------------------------------------------------------
                                                          After five but within 10 years                  After 10 years
                                                       -----------------------------------      ---------------------------------
                                                                    Estimated                                 Estimated
                                                       Amortized      fair                      Amortized       fair
                                                         cost         value        Yield          cost          value      Yield
                                                       ---------    ---------    ---------      ---------     ---------   -------
Investment securities available for sale:                                         (Dollars in thousands)
-----------------------------------------
U.S. government agencies:
   Federal National Mortgage Association notes......   $   5,084    $   4,750         7.38 %    $       -     $       -         - %
Muncipal bonds......................................       7,823        8,121         6.69          9,113         8,953      5.88
                                                        --------     --------     --------       --------      --------   -------
           Total....................................      12,907       12,871         6.94          9,113         8,953      5.88
                                                        --------     --------     --------       --------      --------   -------
Participation certificates:
   Federal National Mortgage Association............           -            -            -          2,434         2,284      7.01
   Federal Home Loan Mortgage Corporation...........       1,228        1,124         5.56         13,577        12,514      6.57
                                                        --------     --------     --------       --------      --------   -------
           Total....................................       1,228        1,124         5.56         16,011        14,798      6.64
                                                        --------     --------     --------       --------      --------   -------
Real estate mortgage investment conduits:
   Federal National Mortgage Association............           -            -            -          5,020         4,767      6.52
   Federal Home Loan Mortgage Corporation...........           -            -            -            478           455      7.17
   Government National Mortgage Association.........           -            -            -            236           226      7.39
                                                        --------     --------     --------       --------      --------   -------
           Total....................................           -            -            -          5,734         5,448      6.61
                                                        --------     --------     --------       --------      --------   -------
Total securities available for sale.................   $  14,135    $  13,995         6.83 %    $  30,858     $  29,199      6.40 %
                                                        ========     ========     ========       ========      ========   =======

     The table below sets forth the maturities of the Bank's investment and mortgage-backed securities held-to-maturity at December 31, 1994 and the weighted average yields of such securities (calculated on the basis of the cost and effective yields weighted for the scheduled maturity of each security).

                                                                                  At December 31, 1994
                                                        ------------------------------------------------------------------------
                                                                                                                After one but
                                                                Total                Within one year          within five years
                                                        --------------------        -----------------       --------------------
                                                        Amortized                  Amortized                Amortized
Investment securities held-to-maturity:                   cost         Yield         cost       Yield         cost         Yield
---------------------------------------                 ---------      -----        ------      -----       ---------      -----
                                                                                                           (Dollars in thousands)
U.S. government agencies:
   Federal Home Loan Bank bonds......................   $  15,492       6.88 %      $    -         - %      $  10,492       6.53 %
Corporate bonds......................................       2,971       7.42             -         -            2,971       7.42
                                                         --------      -----         -----      -----        --------      -----
       Total.........................................      18,463       6.96             -         -           13,463       6.73
                                                         --------      -----         -----      -----        --------      -----
Real estate mortgage investment conduits:
   Federal National Mortgage Association ............      61,166       5.39             -         -                -          -
   Federal Home Loan Mortgage Corporation ...........      77,621       5.04             -         -                -          -
   Government National Mortgage Association..........         960       6.52             -         -                -          -
                                                         --------      -----         -----      -----        --------      -----
       Total.........................................     139,747       5.20             -         -                -          -
                                                         --------      -----         -----      -----        --------      -----
Total securities held-to-maturity ...................   $ 158,210       5.41 %      $    -         -  %     $  13,463       6.73 %
                                                         ========      =====         =====      =====        ========      =====

                                                                     At December 31, 1994
                                                        -----------------------------------------------
                                                           After five but
                                                          within 10 years             After 10 years
                                                        --------------------        -------------------
                                                        Amortized                   Amortized
Investment securities held-to-maturity:                   cost         Yield          cost        Yield
---------------------------------------                 ---------      -----        ---------     -----
                                                                      (Dollars in thousands)
U.S. government agencies:
   Federal Home Loan Bank bonds......................   $      -           - %      $   5,000      7.60 %
Corporate bonds......................................          -           -                -         -
                                                         --------      -----         --------     -----
       Total.........................................          -           -            5,000      7.60
                                                         --------      -----         --------     -----
Real estate mortgage investment conduits:
   Federal National Mortgage Association ............          -           -           61,166      5.39
   Federal Home Loan Mortgage Corporation ...........          -           -           77,621      5.04
   Government National Mortgage Association..........          -           -              960      6.52
                                                         --------      -----         --------     -----
       Total.........................................          -           -          139,747      5.20
                                                         --------      -----         --------     -----
Total securities held-to-maturity ...................   $      -           - %      $ 144,747      5.29 %
                                                         ========      =====         ========     =====

Sources of Funds

     The Bank's primary sources of funds were FHLB borrowings, scheduled loan payments and prepayments, proceeds from loan sales and customer deposits. Scheduled loan repayments are relatively stable sources of funds, while deposit inflows and outflows and unscheduled loan repayments, which are influenced significantly by general interest rate levels, interest rates available on other investments, competition, economic conditions and other factors, are not. Borrowings may be used on a short-term basis (one year or less) to compensate for reductions in the sources of funds (such as deposit inflows at less than projected levels). Borrowings may also be used on a long-term basis to support expanded lending activities and to match the maturity or repricing intervals of assets.

Deposit Activities

     Deposit activities are affected by changes in economic conditions, changes in interest rates (i.e. movement in the U.S. Treasury based yield curve) and competition among depository institutions and other investment alternatives. The Bank's current deposit products include savings accounts, checking accounts, money market deposit accounts and certificates of deposit with varying maturities ranging from 90 days to ten years. The Bank's certificate accounts are issued in non-negotiable form through their branch offices.

     Current management of the Bank emphasizes the development of core deposit relationships because such deposits provide a more stable source of funds for operations and because core deposit customers are more likely to purchase other bank services. Core deposits include checking, savings and money market deposit accounts. The Bank's market research indicates that its core deposit customers purchase more bank services than its other customers. The Bank's retail sales personnel have focused on developing long-term, core deposit relationships designed to reduce the Bank's dependence on more costly, rate-sensitive CDs.

The following table sets forth the distribution of the Bank's deposits by type of deposits at the dates indicated:

                                                                          At December 31,
                                                              -------------------------------------------
                                                                   1994                    1993
                                                              -------------------     -------------------
                                                              Amount      Percent     Amount      Percent
                                                              ------      -------     ------      -------
                                                                         (Dollars in thousands)

Non-certificate Accounts:
   Noninterest-bearing accounts............................$   1,337       0.65 %  $   3,171        1.38 %
   NOW  accounts...........................................   14,848       7.17       12,882        5.61
   Money market accounts...................................    7,276       3.51       10,402        4.53
   Savings accounts........................................   24,075      11.62       29,077       12.67
                                                            --------   --------     --------   ---------
       Total non-certificate accounts......................   47,536      22.95       55,532       24.19
                                                            --------   --------     --------   ---------
Certificate accounts:
  0-182  days..............................................    6,100       2.95       15,180        6.62
   7-23  months............................................  105,008      50.70       91,292       39.79
  24-29  months............................................   15,541       7.50       25,117       10.95
  30-41  months............................................    9,791       4.73       14,100        6.15
  42-84  months............................................   21,277      10.27       24,882       10.85
120-132  months............................................    1,860       0.90        3,326        1.45
                                                            --------   --------     --------   ---------
      Total certificate accounts...........................  159,577      77.05      173,897       75.81
                                                            --------   --------     --------   ---------
Total deposits.............................................$ 207,113     100.00 %  $ 229,429      100.00 %
                                                            ========   ========     ========   =========

                                                                             At June 30,
                                                         ----------------------------------------------
                                                                1993                       1992
                                                         ----------------------      ------------------
                                                         Amount         Percent      Amount     Percent
                                                         ------         -------      ------     -------
                                                                      (Dollars in thousands)

Non-certificate Accounts:
   Noninterest-bearing accounts.......................$   3,436            1.77 % $  11,200        5.01 %
   NOW  accounts......................................   10,424            5.37       7,689        3.43
   Money market accounts..............................    8,719            4.50       9,565        4.28
   Savings accounts...................................   27,453           14.16      24,607       11.00
                                                       --------        --------    --------   ---------
       Total non-certificate accounts.................   50,032           25.80      53,061       23.72
                                                       --------        --------    --------   ---------
Certificate accounts:
  0-182  days.........................................    9,485            4.89      12,493        5.58
   7-23  months.......................................   78,602           40.53     105,638       47.23
  24-29  months.......................................   25,502           13.15      16,852        7.53
  30-41  months.......................................   15,126            7.80      19,425        8.68
  42-84  months.......................................   15,176            7.83      16,248        7.26
120-132  months.......................................        -               -           -           -
                                                       --------        --------    --------   ---------
      Total certificate accounts......................  143,891           74.20     170,656       76.28
                                                       --------        --------    --------   ---------

Total deposits........................................$ 193,923          100.00 % $ 223,717      100.00 %
                                                       ========        ========    ========   =========

     The principal methods used by the Bank to attract deposits include the offering of a wide variety of services and accounts, competitive interest rates, and convenient office locations and service hours. The Bank utilizes traditional marketing methods to attract new customers and deposits, including mass media advertising and direct mailings. The development of new deposit accounts and services within the past several years have enhanced the Bank's deposit acquisition program.

     The Bank's deposits are obtained primarily from persons who are residents of Nebraska, Iowa, Kansas and Missouri. The Bank has not advertised for deposits outside Nebraska, Iowa, Kansas, and Missouri. An insignificant amount of the Bank's deposits were held by non-residents of Nebraska, Iowa, Kansas and Missouri at December 31, 1994.

The following table sets forth information relating to the Bank's deposit flows during the periods indicated:

                                                                                               Fiscal year ended
                                                                                                  December 31,
                                                                                             --------------------
                                                                                               1994        1993
                                                                                             --------   ---------
                                                                                                      (Unaudited)
                                                                                            (Dollars in thousands)
Deposit activity:
    Deposits at beginning of period.........................................................$  229,429  $ 218,069
                                                                                             ---------   --------

        Increase (decrease) in deposits before interest credited............................   (28,282)     3,341
        Interest credited...................................................................     5,966      8,019
                                                                                             ---------   --------
             Net increase (decrease) in deposit accounts....................................   (22,316)    11,360
                                                                                             ---------   --------
    Total deposits at end of period.........................................................$  207,113  $ 229,429
                                                                                             =========   ========
Change in deposit accounts:
   Increase (decrease) in:
       Noninterest-bearing accounts.........................................................$   (1,834) $  (7,540)
       NOW accounts.........................................................................     1,966      3,513
       Money market accounts................................................................    (3,126)     1,028
       Savings accounts.....................................................................    (5,002)     4,108
       Certificate accounts.................................................................   (14,320)    10,251
                                                                                             ---------   --------
   Net increase (decrease) in deposit accounts..............................................$  (22,316) $  11,360
                                                                                             =========   ========
                                                                                                    Six months ended
                                                                                                       December 31,
                                                                                                   ------------------
                                                                                                     1993      1992
                                                                                                   -------  ---------
                                                                                                             (Unaudited)
                                                                                                  (Dollars in thousands)

Deposit activity:
    Deposits at beginning of period.............................................................$  193,923  $   223,717
                                                                                                 ---------    ---------

        Increase (decrease) in deposits before interest credited................................    29,535      (12,023)
        Interest credited.......................................................................     5,971        6,375
                                                                                                 ---------    ---------
             Net increase (decrease) in deposit accounts........................................    35,506       (5,648)
                                                                                                 ---------    ---------

    Total deposits at end of period.............................................................$  229,429  $   218,069
                                                                                                 =========    =========

Change in deposit accounts:
   Increase (decrease) in:
       Noninterest-bearing accounts.............................................................$     (265) $      (489)
       NOW accounts.............................................................................     2,458        1,680
       Money market accounts....................................................................     1,683         (191)
       Savings accounts.........................................................................     1,624          362
       Certificate accounts.....................................................................    30,006       (7,010)
                                                                                                 ---------    ---------
   Net increase (decrease) in deposit accounts..................................................$   35,506  $    (5,648)
                                                                                                 =========    =========

                                                                                                     Fiscal years ended
                                                                                                            June 30,
                                                                                                   ----------------------
                                                                                                     1993          1992
                                                                                                   --------      --------

Deposit activity:
    Deposits at beginning of period.................................................................$ 223,717  $ 170,629
                                                                                                     --------   --------

        Increase (decrease) in deposits before interest credited....................................  (38,217)    45,371
        Interest credited...........................................................................    8,423      7,717
                                                                                                     --------   --------
             Net increase (decrease) in deposit accounts............................................  (29,794)    53,088
                                                                                                     --------   --------

    Total deposits at end of period.................................................................$ 193,923  $ 223,717
                                                                                                     ========   ========

Change in deposit accounts:
   Increase (decrease) in:
       Noninterest-bearing accounts.................................................................$  (7,764) $   5,145
       NOW accounts.................................................................................    2,735      2,486
       Money market accounts........................................................................     (846)     1,033
       Savings accounts.............................................................................    2,846      9,552
       Certificate accounts.........................................................................  (26,765)    34,872
                                                                                                     --------   --------
   Net increase (decrease) in deposit accounts......................................................$ (29,794) $  53,088
                                                                                                     ========   ========

     The Bank offers a variety of accounts for depositors designed to attract both short-term and long-term deposits. These accounts include CDs, regular savings accounts, super savings accounts, money market accounts and checking and negotiable order of withdrawal ("NOW") accounts and individual retirement accounts ("IRAs"). These accounts generally earn interest at rates established by management based on management's desire to increase or decrease certain types or maturities, of deposits. At December 31, 1994, the Bank had no brokered deposits.

     The table below sets forth, by various interest rate categories, the amount of certificate accounts at the dates indicated and such amounts maturing in future periods.

                                                                      At December 31,              At June 30,
                                                                  ----------------------     ----------------------
                                                                     1994        1993          1993         1992
                                                                  ---------    ---------     ---------    ---------
Certificate Accounts:                                                           (Dollars in thousands)
    2.00% - 4.99%................................................ $  89,116    $ 110,537     $  57,080    $  28,054
    5.00% - 6.99%................................................    59,991       48,263        67,271       77,406
    7.00% - 8.99%................................................    10,346       14,257        18,684       64,242
    9.00% - 10.99%...............................................       124          106           186          332
   11.00% - over.................................................         0          734           670          622
                                                                   --------     --------      --------     --------
Total certificate accounts....................................... $ 159,577    $ 173,897     $ 143,891    $ 170,656
                                                                   ========     ========      ========     ========

Amounts maturing in the periods indicated:
Certificate accounts:
   Due January 1, 1995 to December 31, 1995.............................................................. $ 116,658
   Due January 1, 1996 to December 31, 1996..............................................................    26,841
   Due January 1, 1997 to December 31, 1997..............................................................     7,453
   Due January 1, 1998 and following.....................................................................     8,625
                                                                                                           --------
Total certificate accounts............................................................................... $ 159,577
                                                                                                           ========

The table below sets forth the amount and maturity of CDs that had balances of more than $100,000 at December 31, 1994.

                                                                                                            Amount
                                                                                                           ---------
                                                                                                         (In thousands)
Remaining maturity:
      Three months or less............................................................................... $   1,969
      Greater than three to six months...................................................................     5,678
      Greater than six to 12 months......................................................................     6,076
      Over 12 months.....................................................................................     1,324
                                                                                                           --------
Total ................................................................................................... $  15,047
                                                                                                           ========

FHLB Borrowings

     The Bank is a member of the FHLB system, consisting of 12 regional FHLBs. The FHLB system functions as a central reserve bank providing credit for member thrift and certain other financial institutions. As a member of the FHLB system, the Bank is entitled to borrow funds from the FHLB of Topeka and required to own stock in an amount determined by formula based upon the Bank's loans outstanding and FHLB borrowings.

     The Bank has a line of credit with the FHLB of Topeka, under which the Bank may borrow up to $40.7 million expiring in April, 1995. The FHLB line of credit reprices daily and is utilized to supplement short-term (less than 30 days) operating needs. At December 31, 1994, the Bank has $17.0 FHLB line of credit borrowings outstanding.

     The Bank relies on FHLB borrowings to supplement its supply of lendable funds, which are primarily gathered through retail customer deposits. The interest rates on these borrowings, fixed and adjustable throughout their term, vary from time to time in response to general economic conditions. These borrowings have maturities ranging from 7 days to 10 years. At December 31, 1994, the Bank had $149.5 million of FHLB borrowings outstanding at an interest rate of 6.31%. FHLB borrowings and line of credit borrowings are typically collateralized by the Bank's investment in FHLB of Topeka stock and a portion of the Bank's mortgage-backed securities and first mortgage loans.

     The Bank is authorized to apply for borrowings on the security of its FHLB of Topeka stock and certain of its loans and other assets (principally securities that are obligations of, or guaranteed by, U.S. government). FHLB borrowings are made pursuant to several different credit programs. Each credit program has its own interest rates and range of maturities. Depending on the particular program limitations, the amounts of borrowings are generally based on the FHLB's assessment of the institution's creditworthiness. Under federal law, an institution's record of lending to low and moderate income borrowers also may be taken into account by the FHLB.

     The Bank is required to own capital of the FHLB of Topeka in an amount of at least equal to the greater of (i) 1.0% of the aggregrate outstanding balance of home mortgage loans and similar obligations, (ii) 1/20th of borrowings and letters of credit from the FHLB of Topeka or (iii) .03% of assets. The Bank currently is in compliance with this requirement. The stock of the FHLB of Topeka has been redeemable at par value, but there can be no assurance that this will continue to be the case.

     The Bank has signed a blanket pledge agreement to collateralize the advances and borrowings. At December 31, 1994, assets of $196.5 million are pedged to collateralize the pledge agreement.

     The table below sets forth the Bank's FHLB borrowings outstanding for the periods indicated.

                                                                      At December 31,                At June 30,
                                                                  -----------------------      ------------------------
                                                                     1994         1993           1993           1992
                                                                  ---------     ---------      ---------      ---------
                                                                                 (Dollars in thousands)
Due within one year:
   Federal Home Loan Bank advances.............................   $ 132,500     $ 139,000      $  24,000      $       -
   Federal Home Loan Bank line of credit.......................      17,000             -              -              -
Due within two years:
   Federal Home Loan Bank advances.............................           -             -              -          4,000
                                                                   --------      --------       --------       --------
Total Federal Home Loan Bank borrowings........................   $ 149,500     $ 139,000      $  24,000      $   4,000
                                                                   ========      ========       ========       ========
Weighted average rate at end of period.........................        6.31 %        3.48 %         4.26 %         6.45 %
                                                                   ========      ========       ========       ========
Average borrowings outstanding for the period (1)..............   $ 140,158     $  72,280      $  23,573      $  10,314
                                                                   ========      ========       ========       ========
Weighted average rate for the period (2).......................        4.42 %        3.57 %         4.16 %         6.55 %
                                                                   ========      ========       ========       ========
Maximum borrowings outstanding during the period...............   $ 157,000     $ 149,000      $  51,000      $  13,000
                                                                   ========      ========       ========       ========

--------------------
(1) Average borrowings are based on daily averages.
(2) Weighted average rate is calculated by dividing interest expense by average borrowings outstanding for the period.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL OVERVIEW

     On September 27, 1991, the Bank assumed $37.1 million of deposit liabilities and related accrued interest payable accounts and acquired $40.4 million of selected assets of a former savings and loan association in Harlan, Iowa from the RTC. Conservative paid a premium of $136,000 to effect this transaction.

     On August 13, 1993, the Bank assumed $61.7 million of deposit liabilities and related accrued interest payable accounts and acquired $46.3 million of selected assets of a former savings and loan association in Overland Park, Kansas from the RTC. Conservative recorded a premium of $3.4 million to effect this transaction.

LIQUIDITY AND SOURCES OF FUNDS

     The Bank's primary sources of funds are customer deposits and advances from the FHLB of Topeka. These funds, together with loan repayments, loan sales and retained earnings, are used to make loans, to acquire investment securities and other assets and to fund continuing operations. Management anticipates that the Bank will continue to rely primarily upon customer deposits, short- and long-term borrowings from the FHLB or other lenders, loan repayments, loan sales and retained earnings to provide liquidity and will use funds so provided primarily to make loans and to purchase investment securities. Management anticipates that these sources will provide adequate liquidity for operations during 1995.

     Current OTS regulations require thrift institutions to maintain an average daily balance of liquid assets greater than or equal to 5% of the average daily balance of net withdrawable accounts and borrowings payable on demand in one year or less during the preceding calendar month, of which short-term liquid assets must consist of not less than 1%. At December 31, 1994, the Bank's liquidity ratio was 6.11%, compared to 5.27% at December 31, 1993. The Bank's liquidity ratio may vary from time to time, depending on economic conditions, deposit flows and loan funding needs.

     During the fiscal year ended December 31, 1994, cash of approximately $5.2 million was provided in operating activities. The major item contributing to this result was the realization of cash proceeds from loans held-for-sale.

     In July 1993, the Bank implemented a leveraged asset program which was designed to leverage the $15.2 million of capital which was raised in June 1993. Adjustable Rate FHLMC and FNMA collateralized mortgage obligation assets have been funded by short term FHLB borrowings. The Bank anticipates the leveraged asset program will continue in 1995.

     Total FHLB borrowings increased to $150 million at December 31, 1994 from $139 million at December 31, 1993. In July 1993, Conservative commenced a strategy to leverage the capital raised in June 1993. Accordingly, short-term FHLB borrowings were utilized to provide the liquidity necessary to invest in adjustable rate mortgage-backed securities. The FHLB requires its member institutions to fully collateralize their FHLB borrowings. Accordingly, the size of the Bank's credit line with the FHLB is based on the level of qualifying collateral.

FISCAL YEARS ENDED DECEMBER 31, 1994 AND 1993

     Overview. Net income decreased $614,000 for the fiscal year ended December 31, 1994 to $3.5 million from $4.1 million for the fiscal year ended December 31, 1993. An increase of $875,000 in net interest income after provision for loan loss and a decrease of $96,000 in noninterest expense were offset by a decrease of $998,000 in noninterest income. In addition, a $463,000 decrease in net income is due to the effect of FAS 109 adoption by the Bank during the fiscal year ended December 31, 1993.

     Interest Income. Interest income increased $5.0 million, or 21.7%, for the fiscal year ended December 31, 1994 to $27.8 million from $22.9 million for the fiscal year ended December 31, 1993. Of this increase, $6.9 million resulted from an increase of $106 million in the average balance of interest-earning assets, which was offset $1.9 million from a decrease to 7.20% from 8.14% in the average yield on interest-earning assets.

     Interest Expense. Interest expense increased $3.9 million, or 33.3%, for the fiscal year ended December 31, 1994 to $15.5 million from $11.6 million for the fiscal year ended December 31, 1993. Of this increase, $4.3 million resulted from a $101 million increase in the average balance of interest-bearing liabilities, which was offset $400,000 by a decrease to 4.32% from 4.51% in the average cost of interest-bearing liabilities.

     Net Interest Income. Net interest income increased $1.1 million, or 9.7%, for the fiscal year ended December 31, 1994 to $12.3 million from $11.2 million for the fiscal year ended December 31, 1993. During the fiscal year ended December 31, 1994, the interest rate spread decreased to 2.88% from 3.63%, while average interest-bearing assets, predominantly investments in mortgage-backed securities, increased $106 million.

     Provision for Loan Losses. The provision for loan losses increased by $212,000 to $190,000 for the fiscal year ended December 31, 1994 from a $22,000 benefit for the fiscal year ended December 31, 1993. During 1994, the increase in the provision for loan loss was attributable to a 217 unit multi-family loan which was transferred to REO status. Prior to its transfer to REO status, the multi-family loan had an outstanding balance of approximately $1.3 million, and an appraised value of $875,000.

     Noninterest Income. Noninterest income decreased $998,000 for the fiscal year ended December 31, 1994 to $2.2 million from $3.2 million for the fiscal year ended December 31, 1993.

     Gain on sale of loans decreased during the fiscal year ended December 31, 1994 by $431,000, or 39.6%, to $658,000. Total loan originations decreased by 43.9% during 1994 to $91 million from $161 million in 1993. This decrease resulted as interest rates in the U.S. credit markets increased in excess of 300 basis points during 1994. As total loan originations decreased in 1994, loans sold on a servicing released basis decreased and gains recognized on sale of loans decreased throughout 1994. Income reported in this income statement category during 1995 will depend upon the direction of the U.S. credit markets and the level of real estate loan originations.

     Gain on sale of premises and equipment increased $312,000 during the fiscal year ended December 31, 1994 to $305,000. In September 1994, the Bank sold the 15,000 square foot facility it had utilized for storage and training. This sale, which is nonrecurring in nature, resulted in the recognition of a $301,000 gain during the quarter ended September 30, 1994.

     Gain on sale of mortgage servicing rights increased by $416,000, net, during the fiscal year ended December 31, 1994 to $402,000, compared to a net loss of $14,000. In November 1994, the Bank sold

$17.1 million and $35.0 million of GNMA and FHLMC mortgage servicing rights, respectively. The Bank does not estimate that these types of sales will recur during 1995.

     Loss on investment securities was $152,000 during the fiscal year ended December 31, 1994, compared to a gain on sale of investments of $411,000 for the fiscal year ended December 31, 1993. The losses during 1994 were recognized primarily through the sale of municipal bonds during the quarter ended December 31, 1994. During 1995, the Bank may determine that sales of investment securities are necessary to provide necessary liquidity, control IRR or provide funding for loan originations. If sales were to transpire, gains or losses may be recognized.

     Gain on sale of real estate owned was $349,000 during the fiscal year ended December 31, 1993. This resulted from a sale of an REO property during 1993 which did not recur in 1994. At December 31, 1994, the Bank held three properties in REO status with a net book value of $955,000. Approximately $805,000 is attributable to a 217 unit multi-family dwelling in Omaha, Nebraska. The Bank is actively pursuing the sale of these REO assets and if sold during 1995, a gain or loss may be recognized.

     Noninterest Expense. Noninterest expense decreased $96,000 during the fiscal year ended December 31, 1994 to $9.7 million from $9.8 million for the fiscal year ended December 31, 1993.

     Provision for loss on REO increased to $91,000 for the fiscal year ended December 31, 1994, compared to $5,000 for the fiscal year ended December 31, 1993. As previously described herein, the Bank is pursuing the sale of a 217 unit multi-family REO asset. During 1995, additional provisions for loss on REO may be required. The adequacy of the REO provision is analyzed by the Bank's Asset Classification Committee on a quarterly basis.

     Adoption of Financial Accounting Standard 115 (FAS 115). On January 1, 1994, the Bank adopted FAS 115, "Accounting for Certain Investments in Debt and Equity Securities." In November 1993, an FASB staff announcement at an EITF meeting questioned whether mortgage-backed securities that were not "high risk" at acquisition could be classified as "held-to-maturity" under FAS 115. The OTS questioned that ability as well and did not allow such classification and on January 1, 1994 the Bank classified its investment and mortgage-backed securities as "available-for-sale."

     In July 1994, the OTS and the FASB reached an agreement stating that mortgage-backed securities were eligible for "held-to-maturity" treatment under FAS 115, and such holdings could be accounted for at amortized cost. Accordingly, the Bank transferred $140 million of its mortgage-backed securities to "held-to-maturity" from "available-for-sale." This transfer was made at the fair market value of the mortgage-backed securities reclassified as "held-to-maturity," with the $7.0 million unrealized net loss being amortized over the life of the securities transferred. This transfer occurred on August 8, 1994.

SIX MONTHS ENDED DECEMBER 31, 1993 AND 1992

     Overview. Net income increased $1.1 million for the six-month fiscal year ended December 31, 1993 to $2.4 million from $1.3 million for the six months ended December 31, 1992. An increase of $1.1 million in net interest income after provision for loan loss and the $462,700 positive impact of the cumulative effect of applying Financial Accounting Standard 109 (Income Taxes) was partially offset by an increase of $374,000 in non-interest expense and a decrease of $115,000 in non-interest income.

     Interest Income. Interest income increased $1.2 million, or 11.1%, for the six-month fiscal year ended December 31, 1993 to $12.4 million from $11.2 million for the six months ended December 31, 1992. Of this increase, $3.0 million resulted from an increase of $72.9 million in the average balance of interest-earning assets, which was offset $1.8 million from a decrease to 7.82% from 9.14% in the average yield on interest-earning assets.

     Interest Expense. Interest expense increased $241,000 for the six-month fiscal year ended December 31, 1993 to $6.3 million from $6.0 million for the six months ended December 31, 1992. Of this increase, $1.4 million resulted from a $59.1 million increase in the average balance of interest-bearing liabilities, which was offset $1.2 million by a decrease to 4.24% from 5.10% in the average cost of interest-bearing liabilities.

     Net Interest Income. Net interest income increased $1.0 million for the six- month fiscal year ended December 31, 1993 to $6.2 million from $5.2 million for the six months ended December 31, 1992. During the six-month fiscal year ended December 31, 1993, the interest rate spread decreased to 3.58% from 4.05%, while average interest-bearing assets increased $72.9 million. The Asset/Liability Committee continued to aggressively manage the asset and liability rates of return and respective volumes.

     Provision for Loan Losses. The provision for loan losses decreased by $53,000 to a credit of $23,000 for the six-month fiscal year ended December 31, 1993 from $31,000 for the six months ended December 31, 1992. Quarterly, the Bank performs formal asset classification procedures consistent with OTS regulations and procedures. The results of these classifications determine the quarterly increase or decrease in the provision for loan losses.

     Noninterest Income. Noninterest income decreased $115,000 for the six-month fiscal year ended December 31, 1993 to $1.3 million from $1.4 million for the six months ended December 31, 1992. Gain on sale of real estate loans increased by $115,000 to $615,000 for the six-month fiscal year ended December 31, 1993 as real estate mortgage loans sold on a servicing released basis to correspondent lenders increased during this period.

     Loss from loan servicing decreased $113,000 to $35,000 for the six-month fiscal year ended December 31, 1993 from $148,000 for the six months ended December 31, 1992. In March and June 1993, Conservative sold approximately $235 million of loan servicing. These transactions improved the performance of the loan servicing portfolio.

     Noninterest Expense. Noninterest expense increased by $374,000 for the six-month fiscal year ended December 31, 1993 to $5.0 million from $4.7 million for the six months ended December 31, 1992. On August 13, 1993, the Bank acquired selected assets and assumed deposit liabilities of a former savings and loan association in Overland Park, Kansas from the RTC. Noninterest expense associated with this transaction was $385,000.

FISCAL YEARS ENDED JUNE 30, 1993 AND 1992

     Overview. Net income increased $683,000 for the fiscal year ended June 30, 1993 to $3.0 million from $2.3 million for the fiscal year ended June 30, 1992. An increase of $1.1 million in net interest income after provision for loan loss and a $1.3 million increase in non-interest income were partially offset by an increase of $1.5 million in non-interest expense.

     Interest Income. Interest income decreased $1.1 million, or 4.7%, for the fiscal year ended June 30, 1993 to $21.6 million from $22.7 million for the fiscal year ended June 30, 1992. Of this decrease, $2.8 million resulted from a decrease to 8.88% from 10.16% in the average yield on interest-earning assets, which was offset $1.7 million from an increase of $20.3 million, or 9.1%, in the average balance of interest-earning assets.

     Interest Expense. Interest expense decreased $2.4 million for the fiscal year ended June 30, 1993 to $11.4 million from $13.8 million for the fiscal year ended June 30, 1992 of this decrease, $3.4 million resulted from a decrease to 4.86% from 6.41% in the average cost of interest-bearing liabilities, which was offset $1.0 million from an increase of $18.9 million, or 8.8%, in the average balance of interest-bearing liabilities.

     Net Interest Income. Net interest income increased $1.4 million for the fiscal year ended June 30, 1993 to $10.3 million from $8.9 million for the fiscal year ended June 30, 1992. This increase resulted from an increase in the interest rate spread to 4.02% from 3.75% as well as increases in the average balances on interest-earning assets and interest-bearing liabilities. During the fiscal year ended June 30, 1993, management increased the interest rate spread by aggressively reducing the average cost of interest-bearing liabilities. In addition, the interest rate spread benefitted during the fiscal year ended June 30, 1993 from a negative interest rate gap position in a declining interest rate environment, which resulted in interest-bearing liabilities repricing more frequently than interest-earning assets.

     Provision for Loan Losses. The provision for loan losses increased by $250,000 to $31,000 for the fiscal year ended June 30, 1993 from a credit of $219,000 for the fiscal year ended June 30, 1992. Quarterly, the Bank performs formal asset classification procedures consistent with OTS regulations and procedures. The results of these classifications determine the quarterly increase or decrease in the provision for loan losses.

     Noninterest Income. Non-interest income increased $1.3 million, or 62.1%, for the fiscal year ended June 30, 1993 to $3.3 million from $2.0 million for the fiscal year ended June 30, 1992. Gain on sale of REO increased to $314,000 for the fiscal year ended June 30, 1993 from $430 for the fiscal year ended June 30, 1992. On February 12, 1993, the Bank sold its ownership interest in the Del Lago Resort and Conference Center REO assets and recorded a $273,000 gain during its third fiscal quarter. In addition, on February 26, 1993, the Bank sold its 64-unit multi-family REO asset located in Omaha, Nebraska and recorded a $32,000 gain during its third fiscal quarter.

     Gain on sale of investments increased to $696,000 for the fiscal year ended June 30, 1993 from $114,000 for the fiscal year ended June 30, 1992. The Bank continued to manage its Asset/Liability process by selling certain investment securities during the fiscal year ended June 30, 1993.

     The Bank reported a loss from loan servicing of $112,000 for the fiscal year ended June 30, 1993 compared to income from loan servicing of $316,000 for the fiscal year ended June 30, 1992. This decrease was attributable to accelerated pre-payments, and refinances of mortgage loans which was consistent with declining interest rates in the United States. During April 1993, the Bank sold the rights to service approximately $204 million of FHLMC and FNMA mortgage loans. A $325,000 loss on the sale of these purchased mortgage servicing rights was recorded. During June 1993, the Bank sold the rights to service approximately $30.8 million of FHLMC and FNMA mortgage loans which were generated internally by the Bank. A $311,000 gain on the sale of these mortgage servicing rights was recorded.

     Noninterest Expense. Noninterest expense increased by $1.5 million, or 18.6%, to $9.4 million for the fiscal year ended June 30, 1993 from $7.9 million for the fiscal year ended June 30, 1992. Employee compensation increased by $1.1 million, or 32.6%, to $4.5 million for the fiscal year ended June 30, 1993 from $3.4 million for the fiscal year ended June 30, 1992. This increase was partially attributable to an increase in the number of employees. In addition, competitive benefit and compensation plans were implemented to provide incentives to employees , including bonuses and deferred compensation plans based upon increased profitability and targeted return on equity ratios. Occupancy and equipment expense increased by $457,000, or 47.4%, to $1.4 million for the fiscal year ended June 30, 1993 from $964,000 for the fiscal year ended June 30, 1992. An upgrade to the Bank's computer system, the leasing of an additional 5,000 square feet of office space, the opening of the Bank's Bellevue, Nebraska branch office and the depreciation expense associated with these activities contributed to this increase.

SUBSEQUENT EVENTS

     In January 1995, the Bank commenced consideration of the level of profitability, the location and on-going viability of one of its branch locations in Omaha, Nebraska. Management is considering three options for this branch; 1) close the branch location and sell the building. Deposit liabilities assigned to this branch location would be serviced from the remaining Bank branch locations in Omaha; 2) Sell the branch building, the furniture and the deposit liabilities to an existing financial institution, or 3) allow the branch location to remain open and dedicate additional marketing, personnel and product resources to improve its operations. At December 31, 1994, the branch had $6.0 million in deposit liabilities. Management is expected to decide upon the most prudent alternative by June 30, 1995. None of the selective above alternatives would be expected to have a significant unfavorable impact upon Conservative's financial condition in 1995.

     On February 27, 1995, the Bank has signed an agreement to sell a vacant tract of land immediately south of its corporate headquarters in Omaha, Nebraska. This transaction is expected to close on or before May 31, 1995 at a total price of $435,000, before sales commissions and expenses. At February 28, 1995, the Bank's net book value of the land was $107,000.

NEW ACCOUNTING STANDARDS

     During the second quarter of 1993, the Financial Accounting Standards Board issued Financial Accounting Statement No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by Financial Accounting Statement No. 118, "Accounting by Creditors for Impairment of a Loan -Income Recognition and Disclosures," (FAS 114). FAS 114 requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, which is the contractual interest rate adjusted for any deferred loan fees or costs, premium, or discount existing at the inception or acquisition of the loan. FAS 114 is effective for fiscal years beginning after December 15, 1994, with early adoption permitted. The Bank chose not to adopt FAS 114 prior to its effective date and will adopt FAS 114 in the first quarter of 1995. Presently, the Bank is unable to quantify the impact that adoption of FAS 114 will have on the consolidated financial statements but Management estimates that the impact will not be material.

IMPACT OF INFLATION

     The primary impact of inflation on Conservative's operations is increased operating costs. Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution's performance than the effects of general levels of inflation. Although interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services, increases in inflation generally have resulted in increased interest rates.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA




                       REPORT OF INDEPENDENT ACCOUNTANTS
                       ---------------------------------


The Board of Directors and Stockholders
Conservative Savings Corporation

We have audited the accompanying consolidated statements of financial condition of Conservative Savings Corporation as of December 31, 1994 and 1993 and June 30, 1993, and the related consolidated statements of income, stockholders' equity and cash flows for the year ended December 31, 1994, the six months in the period ended December 31, 1993 and each of the two years in the period ended June 30, 1993. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1(b) to the consolidated financial statements the Bank changed its method of accounting for investments.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Conservative Savings Corporation as of December 31, 1994 and 1993 and June 30, 1993, and the consolidated results of its operations and its consolidated cash flows for the year ended December 31, 1994, the six months in the period ended December 31, 1993 and each of the two years in the period ended June 30, 1993, in conformity with generally accepted accounting principles.



                                                     /s/ Coopers & Lybrand L.L.P
Omaha, Nebraska
February 3, 1995

CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                                               Conservative Savings Corporation
   -----------------------------------------------------------------------------

   ASSETS

                                                                                             At December 31,          At June 30,
                                                                                   -------------------------------   -------------
                                                                                          1994            1993           1993
                                                                                     -------------   -------------   -------------
   Cash............................................................................$    3,933,792   $   2,631,085   $   3,259,429
   Federal funds sold..............................................................     1,700,000       5,000,000       6,900,000
                                                                                     -------------   -------------   -------------
   Total cash and cash equivalents.................................................     5,633,792       7,631,085      10,159,429


   Investment securities available for sale (estimated market value
        $22,033,756, $47,985,397, and $45,512,672 respectively)....................    22,033,756      45,641,746      43,409,111
   Investment securities held-to-maturity,
        (estimated market value $17,793,281).......................................    18,463,124               -               -
   Mortgage-backed securities available for sale (estimated market value
         $25,274,779, $165,030,594, and $55,830,072 respectively)..................    25,274,779     163,966,552      54,090,062
   Mortgage-backed securities held-to-maturity (estimated
         market value $131,450,374)................................................   139,747,321               -               -
   Loans held for sale (estimated market value $541,399,
         $8,069,124, and $6,602,634, respectively).................................       525,229       7,950,493       6,509,001
   Real estate loans receivable, net...............................................   126,710,650     136,286,818     107,152,478
   Consumer loans receivable, net..................................................    27,955,508      23,734,128      23,257,985
   Federal Home Loan Bank stock, at cost...........................................     7,850,000       7,450,000       2,250,000
   Accrued interest receivable.....................................................     2,618,216       2,607,466       1,991,677
   Real estate owned, net..........................................................       954,894          28,865          28,865
   Office premises and equipment, net..............................................     6,104,386       5,777,525       5,101,735
   Deferred taxes..................................................................     3,231,044          25,000               -
   Other...........................................................................     5,351,418       5,972,267       2,679,445
                                                                                     -------------   -------------   -------------
         Total assets..............................................................$  392,454,117   $ 407,071,945   $ 256,629,788
                                                                                     =============   =============   =============

__________________________________________________________

   LIABILITIES AND
   STOCKHOLDERS' EQUITY
   Deposits........................................................................$ 207,113,531  $  229,428,531   $ 193,922,799
   Federal Home Loan Bank borrowings...............................................  149,500,000     139,000,000      24,000,000
   Advances by borrowers for taxes and insurance...................................    1,284,939       1,496,173       1,206,408
   Accrued interest payable........................................................      165,551         123,517       1,821,091
   Other liabilities...............................................................    1,925,701       1,255,331       1,476,849
   Current income taxes payable....................................................       55,263         179,998          47,915
   Deferred income taxes payable...................................................            _               -         462,700
                                                                                     ------------    ------------    ------------
   Total liabilities...............................................................  360,044,985     371,483,550     222,937,762
                                                                                     ------------    ------------    ------------

   Commitments and contingent liabilities

   Stockholders' equity:
         Preferred stock, $.01 par value, 5,000,000 shares authorized,
               460,000, 460,000 and 460,000 respectively, issued and outstanding...        4,600           4,600           4,600
         Common Stock, $.01 par value, 10,000,000 shares authorized, 1,833,074,
               1,823,480, and 910,503, respectively, issued and outstanding........       18,331          18,235           9,105
         Additional paid-in capital................................................   21,041,998      20,927,663      20,910,158
         Retained income...........................................................   17,210,523      14,637,897      12,768,163
         Net unrealized loss on securities, net of $3,022,043 tax benefit..........   (5,866,320)              -               -
                                                                                     ------------    ------------    ------------
               Total stockholders' equity..........................................   32,409,132      35,588,395      33,692,026
                                                                                     ------------    ------------    ------------

   Total liabilities and stockholders' equity......................................$ 392,454,117   $ 407,071,945   $ 256,629,788
                                                                                     ============    ============    ============



--------------------------------------------------------------------------------
The accompanying notes are an integral part of the consolidated financial statements.

CONSOLIDATED STATEMENTS OF INCOME
                                                Conservative Savings Corporation
================================================================================

                                                  Fiscal year ended             Six months ended             Fiscal year ended
                                                     December 31,                  December 31,                   June 30,
                                             --------------------------    --------------------------    --------------------------

                                                1994           1993           1993           1992            1993          1992
                                            ------------   ------------    ------------  ------------    ------------  ------------
Interest and dividend Income:                               (Unaudited)                   (Unaudited)
  Loans....................................$ 14,478,978   $ 14,658,255   $  7,730,411   $  7,577,450   $ 14,505,294   $ 16,385,161
  Mortgage-backed securities...............   9,846,710      4,867,544      2,936,907      1,889,457      3,820,094      3,254,257
  Investment securities....................   2,810,347      2,939,847      1,472,390      1,553,351      3,020,808      2,291,614
  Other interest-earning deposits..........     231,209        218,755        136,961         86,001        167,795        672,982
  Dividends on Federal Home Loan
   Bank stock..............................     470,502        192,995        133,412         61,893        121,476        103,839
      Total interest and dividend
                                            ------------   ------------   ------------   ------------   ------------   ------------
     income................................  27,837,746     22,877,396     12,410,081     11,168,152     21,635,467     22,707,853
                                            ------------   ------------   ------------   ------------   ------------   ------------

Interest expense:
  Deposits.................................   9,315,267      9,757,373      4,961,083      5,622,439     10,418,729     13,150,715
  FHLB borrowings..........................   6,198,680      1,882,990      1,289,121        386,725        980,594        675,381
                                            ------------   ------------   ------------   ------------   ------------   ------------
    Total interest expense.................  15,513,947     11,640,363      6,250,204      6,009,164     11,399,323     13,826,096
                                            ------------   ------------   ------------   ------------   ------------   ------------
  Net interest income before provision for
   loan loss...............................  12,323,799     11,237,033      6,159,877      5,158,988     10,236,144      8,881,757
    Provision (credit) for loan loss.......     189,932        (22,010)       (22,597)        30,503         31,090       (218,990)
  Net interest income after provision
                                            ------------   ------------   ------------   ------------   ------------   ------------
   for loan loss...........................  12,133,867     11,259,043      6,182,474      5,128,485     10,205,054      9,100,747
                                            ------------   ------------   ------------   ------------   ------------   ------------

Noninterest Income:
  Income from operations of real estate
   held for investment, net................           -              -              -         21,754         21,754         43,253
  (Loss) from operations of real estate
   owned...................................     (84,185)       (42,588)        (1,709)        (4,401)       (45,280)       (46,903)
  Gain on sale of loans....................     657,680      1,088,490        615,127        499,808        973,171        728,281
  Gain (loss) on sale of real estate
   owned...................................      (2,716)       349,324         42,778          7,615        314,161            430
  Gain (loss) on investment
   securities..............................    (152,072)       411,489        123,558        407,799        695,730        113,649
  Gain (loss) on sale of premises and
   equipment...............................     304,504         (7,507)             -         (4,448)       (11,955)            -
  Gain on sale of mortgage servicing
   rights..................................     399,500        310,898              -              -        310,898             -
  Gain (loss) on sale of purchased
   mortgage servicing rights...............       2,878       (324,800)             -              -       (324,800)            -
  Income (loss) from loan servicing........      61,366          1,663        (35,116)      (148,375)      (111,596)       315,579
  Other....................................     989,603      1,387,987        543,827        623,586      1,467,746        890,895
                                            ------------   ------------   ------------   ------------   ------------   ------------
    Total noninterest income...............   2,176,558      3,174,956      1,288,465      1,403,338      3,289,829      2,045,184
                                            ------------   ------------   ------------   ------------   ------------   ------------
Noninterest expense:
  Employee compensation and benefits.......   4,431,570      4,799,603      2,456,740      2,137,731      4,480,594      3,378,420
  Advertising and promotions...............     446,500        486,098        314,174        200,462        372,386        389,777
  Occupancy and equipment..................   1,588,773      1,542,615        759,110        638,367      1,421,872        964,394
  SAIF premiums and special
   assessments.............................     519,784        478,542        228,315        257,304        507,531        452,529
  Provision for losses on real
   estate owned............................      91,014          5,093              -        362,570        367,663        755,933
  Professional service expense.............     199,259        175,811         77,572        102,782        201,021        218,383
  Other general and administrative
   expenses................................   2,410,360      2,295,354      1,211,541        974,590      2,058,403      1,795,658
                                            ------------   ------------   ------------   ------------   ------------   ------------
    Total noninterest expense..............   9,687,260      9,783,116      5,047,452      4,673,806      9,409,470      7,955,094
                                            ------------   ------------   ------------   ------------   ------------   ------------
Income before taxes and cumulative effect of
 a change in accounting principle..........   4,623,165      4,650,883      2,423,487      1,858,017      4,085,413      3,190,837
                                            ------------   ------------   ------------   ------------   ------------   ------------

 Tax Provision (Benefit)
     Current...............................   1,315,797        787,330        534,400        785,370      1,038,300      1,051,000
     Deferred..............................    (184,000)       220,700        (25,000)      (166,000)        79,700       (145,000)
                                            ------------   ------------   ------------   ------------   ------------   ------------
     Provision for income taxes............   1,131,797      1,008,030        509,400        619,370      1,118,000        906,000
                                            ------------   ------------   ------------   ------------   ------------   ------------
Net income before cumulative effect of a
 change in accounting principle............   3,491,368      3,642,853      1,914,087      1,238,647      2,967,413      2,284,837
 Cumulative effect of retroactive
     application of a change in
     accounting principle (FAS 109)........           -        462,700        462,700              -              -             -
                                            ------------   ------------   ------------   ------------   ------------   ------------
Net income.................................$  3,491,368   $  4,105,553   $  2,376,787   $  1,238,647   $  2,967,413   $  2,284,837
                                            ============   ============   ============   ============   ============   ============
Net income applicable to common
 shareholders..............................$  2,792,168   $  3,744,298   $  2,027,187   $  1,238,647   $  2,955,919   $  2,284,837
                                            ============   ============   ============   ============   ============   ============


Per share amounts:
   Earnings per common and common equivalent share:
   Income before cumulative effect of
   accounting change.........................$      1.505   $      2.056   $      0.849   $      0.940   $      2.220   $      1.755
   Cumulative effect of accounting
   change....................................           -          0.290          0.251              -              -           -

                                              ------------   ------------   ------------   ------------   ------------   -----------
      Net income.............................$      1.505   $      2.346   $      1.100   $      0.940   $      2.220   $      1.755
                                              ============   ============   ============   ============   ============   ===========

 Earnings per common share - assuming full dilution:
     Income before cumulative effect of
     accounting change.......................$      1.206   $      1.701   $      0.662   $      0.940   $      2.200   $      1.755
     Cumulative effect of accounting
     change..................................           -          0.216          0.160              -              -           -

                                              ------------   ------------   ------------   ------------   ------------   -----------
      Net income.............................$      1.206   $      1.917   $      0.822   $      0.940   $      2.200   $      1.755
                                              ============   ============   ============   ============   ============   ===========

     Weighted average common and common
         equivalent shares outstanding.......   1,855,849      1,596,084      1,846,392      1,315,277      1,329,036      1,303,090
                                              ============   ============   ============   ============   ============   ===========
     Weighted average common and common
         equivalent shares outstanding,
         assuming full dilution..............   2,895,449      2,141,304      2,889,016      1,320,437      1,346,552      1,303,090
                                              ============   ============   ============   ============   ============   ===========

     Cash dividends per common share.........$      0.120   $      0.130   $      0.080   $      0.075   $      0.125   $      0.075
                                              ============   ============   ============   ============   ============   ===========
====================================================================================================================================

The accompanying notes are an integral part of the consolidated financial statements.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                               Conservative Savings Corporation
-------------------------------------------------------------------------------

                                                                                              Additional
                                                        Common Stock        Preferred stock     paid-in
                                                  --------------------   -------------------
                                                    Shares      Amount     Shares     Amount   capital
                                                  ---------   --------   ---------  --------  ----------
Balance, June 30, 1991...........................    651,075  $  6,511           -  $      -  $ 5,748,579
   Net income....................................
   Cash dividends................................
                                                  -----------  --------   ---------  --------  ----------
Balance, June 30, 1992...........................    651,075     6,511           -         -    5,748,579
   Net income....................................
   Cash dividends................................
   Issuance of common stock......................    259,428     2,594                          4,371,083
   Issuance of preferred stock...................                          460,000     4,600   10,790,496
                                                  -----------  --------   ---------  --------  ----------
Balance, June 30, 1993...........................    910,503     9,105     460,000     4,600   20,910,158
   Net income....................................
   Cash dividends................................
   Issuance of common stock......................      1,237        13                             26,622
   Stock split-up................................    911,740     9,117                             (9,117)
                                                  -----------  --------   ---------  --------  ----------
Balance, December 31, 1993.......................  1,823,480    18,235     460,000     4,600   20,927,663
   Cumulative effect of adopting SFAS 115:
    Unrealized gain on securities available
      for sale, net of $1,158,616 tax............
   Net income....................................
   Cash dividends................................
   Issuance of common stock......................      9,594        96                            114,335
   Net change in net unrealized loss on
    securities, net of tax benefit and accretion.
                                                  -----------  --------   ---------  --------  ----------
Balance, December 31, 1994.......................  1,833,074  $ 18,331     460,000  $  4,600  $21,041,998
                                                  ===========  ========   =========  ========  ==========

                                                                   Net
                                                                 unrealized      Total
                                                    Retained      loss on    Stockholders'
                                                    earnings    investments      Equity
                                                  -----------   -----------   -----------
Balance, June 30, 1991...........................$  7,776,389  $          -  $ 13,531,479
   Net income....................................   2,284,837                   2,284,837
   Cash dividends................................     (97,661)                    (97,661)
                                                  -----------   -----------   -----------
Balance, June 30, 1992...........................   9,963,565             -    15,718,655
   Net income....................................   2,967,413                   2,967,413
   Cash dividends................................    (162,815)                   (162,815)
   Issuance of common stock......................                               4,373,677
   Issuance of preferred stock...................                              10,795,096
                                                  -----------   -----------   -----------
Balance, June 30, 1993...........................  12,768,163             -    33,692,026
   Net income....................................   2,376,787                   2,376,787
   Cash dividends................................    (507,053)                   (507,053)
   Issuance of common stock......................                                  26,635
   Stock split-up................................                                       0
                                                  -----------   -----------   -----------
Balance, December 31, 1993.......................  14,637,897             -     35,588,395
   Cumulative effect of adopting SFAS 115:
    Unrealized gain on securities available
      for sale, net of $1,158,616 tax............                 2,249,077     2,249,077
   Net income....................................   3,491,368                   3,491,368
   Cash dividends................................    (918,742)                   (918,742)
   Issuance of common stock......................                                 114,431
   Net change in net unrealized loss on
    securities, net of tax benefit and accretion.                (8,115,397)   (8,115,397)
                                                  -----------   -----------   -----------
Balance, December 31, 1994.......................$ 17,210,523 $  (5,866,320) $ 32,409,132
                                                  ===========   ===========   ===========




--------------------------------------------------------------------------------
The accompanying notes are an integral part of the consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS
                                               Conservative Savings Corporation
--------------------------------------------------------------------------------

                                                                                 For fiscal year ended           Six months ended
                                                                                      December 31,                   December 31,
                                                                        ------------------------------------    --------------------
                                                                               1994               1993                  1993
                                                                        --------------      ----------------    --------------------
                                                                                               (Unaudited)
Cash flows from operating activities:
 Net income..........................................................$       3,491,368 $       4,105,553  $       2,376,787
 Adjustments to reconcile net income to net cash provided (used)
    by operating activities:
 Cumulative effect of a change in accounting principle...............                -           (462,700)          (462,700)

Amortization of:
    Investment security premiums and accretion of discounts..........           48,825            81,635             38,675
    Mortgage-backed security premiums and accretion
         of discounts................................................          175,179           121,748             77,749
    Deferred loan origination fees...................................         (383,182)         (286,419)          (154,776)
    Discounts on loans purchased.....................................         (730,125)         (627,373)          (384,750)
    Cost of purchased mortgage servicing rights......................          103,285           580,733            128,492
    Core deposit intangible..........................................          458,795           318,495            202,127
 (Gain) loss on:
    Sale of investment and mortgage-backed securities................          152,072          (411,489)          (123,558)
    Sale of loans....................................................         (657,680)       (1,088,490)          (615,127)
    Sale of purchased mortgage servicing rights......................         (402,378)           13,902                  -
    Sale of repossessed assets.......................................            9,387             1,365             (1,253)
    Sale of real estate owned........................................            2,716          (349,324)           (42,778)
    Sale of premises and equipment...................................         (304,504)            7,507                  -
 Provision (credit) for:
    Loan loss........................................................          189,932           (22,010)           (22,597)
    Loss on real estate owned........................................           91,014            (5,093)                 -
 Writedown of real estate owned......................................                -                 -                  -
 Dividends on Federal Home Loan Bank stock...........................                -                 -                  -
 Depreciation........................................................          720,607           664,893            325,912
 Purchase of:
    Investment securities............................................                -       (10,588,246)        (5,771,310)
    Mortgage-backed securities.......................................                -      (129,531,101)      (120,748,485)
 Origination of loans held for sale..................................      (43,386,358)     (117,301,356)       (58,894,273)
 Proceeds from sale of:
    Investment securities............................................                -        10,849,648          3,500,000
    Mortgage servicing rights........................................                -           310,898                  -
    Mortgage-backed securities.......................................                -        24,604,839          7,560,743
    Loans held for sale..............................................       44,891,769        65,701,277         37,951,642
Proceeds from:
    Maturity of investments available for sale.......................                -           101,500                  -
    Repayment of mortgage-backed securities available for sale.......                -        34,827,215         23,473,329
Decrease (increase) in:
    Accrued interest receivable......................................          (10,750)         (271,000)          (428,433)
    Deferred tax asset...............................................         (184,000)          (25,000)           (25,000)
    Other assets.....................................................          253,070           (85,433)          (227,255)
Increase (decrease) in:
    Accrued interest payable.........................................           42,034          (529,338)        (2,151,204)
    Other liabilities................................................          742,387          (191,744)           (32,527)
    Current income taxes payable.....................................         (124,735)          275,727            132,083
    Deferred income taxes payable....................................                -           (61,357)                 -
                                                                      ----------------  -----------------  -----------------
Net cash provided (used) in operating activities.....................$       5,188,728 $    (119,270,538) $    (114,318,487)
                                                                      ----------------  -----------------  -----------------

                                                                          Six months ended        Fiscal year ended
                                                                            December 31               June 30
                                                                          ---------------      ---------------------------
                                                                                1992               1993           1992
                                                                          ---------------      ------------  -------------
                                                                             (Unaudited)

Cash flows from operating activities:
 Net income..........................................................$       1,238,647  $      2,967,413  $       2,284,837
 Adjustments to reconcile net income to net cash provided (used)
    by operating activities:
 Cumulative effect of a change in accounting principle...............                -                 -                  -

Amortization of:
    Investment security premiums and accretion of discounts..........          103,825           146,785            149,718
    Mortgage-backed security premiums and accretion
         of discounts................................................           29,047            73,046             22,760
    Deferred loan origination fees...................................         (183,770)         (315,413)          (212,873)
    Discounts on loans purchased.....................................         (411,998)         (654,621)          (888,900)
    Cost of purchased mortgage servicing rights......................          912,646         1,364,887          1,150,491
    Core deposit intangible..........................................          116,369           232,737            223,439
 (Gain) loss on:
    Sale of investment and mortgage-backed securities................         (407,799)         (695,730)          (113,649)
    Sale of loans....................................................         (499,808)         (973,171)          (728,281)
    Sale of purchased mortgage servicing rights......................                -            13,902                  -
    Sale of repossessed assets.......................................            5,089             7,707             (1,646)
    Sale of real estate owned........................................           (7,615)         (314,161)              (430)
    Sale of premises and equipment...................................            4,448            11,955                200
 Provision (credit) for:
    Loan loss........................................................           30,503            31,090           (218,990)
    Loss on real estate owned........................................          362,570           367,663            755,933
 Writedown of real estate owned......................................                -                 -              4,411
 Dividends on Federal Home Loan Bank stock...........................                -                 -           (103,839)
 Depreciation........................................................          253,424           592,405            408,804
 Purchase of:
    Investment securities............................................      (11,278,938)      (16,095,874)       (29,738,760)
    Mortgage-backed securities.......................................                -        (8,785,261)       (17,478,706)
 Origination of loans held for sale..................................      (48,756,948)      (86,089,390)       (53,620,324)
 Proceeds from sale of:
    Investment securities............................................        4,036,408        11,386,056          6,067,563
    Mortgage servicing rights........................................                -           310,898                  -
    Mortgage-backed securities.......................................                -        18,142,058          5,622,228
    Loans held for sale..............................................       30,187,141        40,629,138         43,818,935
Proceeds from:
    Maturity of investments available for sale.......................        2,902,187         3,003,687          7,000,000
    Repayment of mortgage-backed securities available for sale.......        8,718,987        18,967,656          8,956,546
Decrease (increase) in:
    Accrued interest receivable......................................           32,887           190,320           (134,365)
    Deferred tax asset...............................................                -                 -                  -
    Other assets.....................................................         (193,172)           19,802           (229,662)
Increase (decrease) in:
    Accrued interest payable.........................................       (2,328,992)         (707,126)            95,254
    Other liabilities................................................          112,920           (46,298)           595,131
    Current income taxes payable.....................................           88,662            (5,043)           (45,720)
    Deferred income taxes payable....................................          (96,292)           79,700           (145,000)
                                                                        ---------------   --------------      -------------
Net cash provided (used) in operating activities.....................$     (15,029,572) $    (16,143,183) $     (26,504,895)
                                                                        ---------------   --------------      -------------


--------------------------------------------------------------------------------
See accompanying notes are not integral of the consolidated financial statements.
                                      45

                                               Conservative Savings Corporation
--------------------------------------------------------------------------------

                                                                                  Fiscal year ended            For six months
                                                                                      December 31,               December 31,
                                                                            ---------------------------    ---------------------
                                                                                 1994          1993                  1993
                                                                            ------------   ------------    ---------------------
                                                                                              (Unaudited)
Cash flows from investing activities:
   Maturity of certificates of deposit.................................... $           - $            - $             -
   Proceeds from sale of:
     Investment securities available for sale.............................    21,383,377              -               -
     Mortgage-backed securities available for sale........................    22,732,474              -               -
     Real estate owned....................................................        58,696      1,179,723          42,778
     Repossessed assets...................................................        61,373         20,051           6,700
     Office premises and equipment........................................       862,269          8,905               -
     Purchased mortgage servicing rights..................................       137,315      2,457,385               -
   Proceeds from:
      Maturity of investments available for sale..........................     2,125,000              -               -
      Repayment of:
           Mortgage-backed securities available for sale..................    15,187,804              -               -
           Mortgage-backed securities held-to-maturity....................       240,038              -               -
   Purchase of:
      Investment securities available for sale............................      (320,046)             -               -
      Investment securities held-to-maturity..............................   (18,460,000)             -               -
      Mortgage-backed securities available for sale.......................   (41,486,235)             -               -
      Purchased mortgage servicing rights.................................             -              -               -
      Core deposits.......................................................             -      (3,401,633)     (3,401,633)
      Federal Home Loan Bank stock........................................      (400,000)    (6,043,000)     (5,200,000)
      Office premises and equipment.......................................    (1,605,231)    (1,858,963)     (1,001,702)
   Cash equivalents acquired and cash received from
      Resolution Trust Corporation........................................                   21,350,598      21,752,231
   Loans put back to the Resolution Trust Corporation.....................             -              -               -
   Decrease (increase) in:
      Loans receivable....................................................     5,214,180     26,292,570      10,743,932
      Real estate owned...................................................       (14,472)             -               -
      Real estate held for investment.....................................             -              -               -
                                                                           -------------   ------------   -------------
   Net cash provided by investing activities..............................     5,716,542     40,005,636      22,942,306
                                                                           -------------   ------------   -------------
Cash flows from financing activities:
   Net (increase) decrease in:
      Deposits............................................................   (22,315,000)   (49,182,612)    (25,036,388)
      Advances by borrowers for taxes and insurance.......................      (211,234)      (657,358)       (446,363)
      Principal and interest received on loans serviced for others........       (72,018)      (594,510)       (188,994)
      Federal Home Loan Bank borrowings...................................    10,500,000    115,000,000     115,000,000
   Proceeds from issuance of stock........................................       114,431     15,195,408          26,635
   Dividends paid.........................................................      (918,742)      (572,207)       (507,053)
                                                                           --------------  ------------   --------------
   Net cash provided by financing activities..............................   (12,902,563)    79,188,721      88,847,837
                                                                           --------------  -------------  --------------
Net increase (decrease) in cash and cash equivalents                          (1,997,293)       (76,181)     (2,528,344)
   Cash and cash equivalents at beginning of period.......................     7,631,085      7,707,266      10,159,429
                                                                            -------------  -------------  --------------
Cash and cash equivalents at end of period................................ $   5,633,792 $    7,631,085 $     7,631,085
                                                                            =============  ============   ==============
Supplemental disclosure:

Cash paid during the year for:
Interest on deposits and Federal Home Loan Bank borrowings................ $   8,712,380 $    5,114,158 $     2,789,749
Income taxes..............................................................     1,419,434        817,332         400,000
Cash received from income tax refund......................................             -              -               -
Noncash activities:
Mortgage loans securitized................................................     6,577,533     44,738,076      20,116,266
Unrealized net loss on available for sale securities......................    (8,888,363)             -               -

Transfer of:
Mortgage-backed securities available for sale to
   mortgage-backed securities held-to-maturity............................   146,888,358              -               -
Loans receivable to real estate owned.....................................     1,063,983         71,981          71,981
Real estate owned to loans receivable.....................................             -        368,000         368,000
Real estate held for investment to office premises........................             -              -               -
                                                                       For six months ended     Fiscal year ended
                                                                            December 31,           June 30,
                                                                       --------------------   ----------------------
                                                                              1992              1993        1992
                                                                       --------------------   ----------  ----------
Cash flows from investing activities:                                       (Unaudited)
   Maturity of certificates of deposit.................................... $   295,000   $     295,000   $ 2,874,075
   Proceeds from sale of:
     Investment securities available for sale.............................           -               -             -
     Mortgage-backed securities available for sale........................           -               -             -
     Real estate owned....................................................           -       1,494,759        55,005
     Repossessed assets...................................................      60,037          73,388       153,632
     Office premises and equipment........................................         743           9,648         5,256
     Purchased mortgage servicing rights..................................           -       2,457,385             -
   Proceeds from:
      Maturity of investments available for sale..........................           -               -             -
      Repayment of:
           Mortgage-backed securities available for sale..................           -               -             -
           Mortgage-backed securities held-to-maturity....................           -               -             -
   Purchase of:
      Investment securities available for sale............................           -               -             -
      Investment securities held-to-maturity..............................           -               -             -
      Mortgage-backed securities available for sale.......................           -               -             -
      Purchased mortgage servicing rights.................................           -               -    (3,170,092)
      Core deposits.......................................................           -               -      (136,287)
      Federal Home Loan Bank stock........................................           -        (843,000)     (336,561)
      Office premises and equipment.......................................  (1,127,470)     (1,984,731)   (1,234,081)
   Cash equivalents acquired and cash received from
      Resolution Trust Corporation........................................           -               -     4,865,472
   Loans put back to the Resolution Trust Corporation.....................           -               -     8,417,830
   Decrease (increase) in:
      Loans receivable....................................................   3,902,926      14,853,677    11,907,235
      Real estate owned...................................................     (40,352)        (40,352)       (4,418)
      Real estate held for investment.....................................           -               -        (1,768)
                                                                           -----------   -------------  ------------
   Net cash provided by investing activities..............................   3,090,884      16,315,774    23,395,298
                                                                           -----------   -------------  ------------
Cash flows from financing activities:
   Net (increase) decrease in:
      Deposits............................................................  (5,647,943)    (29,794,167)   16,606,212
      Advances by borrowers for taxes and insurance.......................      65,292        (145,703)     (156,535)
      Principal and interest received on loans serviced for others........    (227,122)       (632,638)      629,112
      Federal Home Loan Bank borrowings...................................  20,000,000      20,000,000    (9,000,000)
   Proceeds from issuance of stock........................................           -      15,168,773             -
   Dividends paid.........................................................     (97,661)       (162,815)      (97,661)
                                                                           -----------    ------------   -----------
   Net cash provided by financing activities..............................  14,092,566       4,433,450     7,981,128
                                                                           -----------    ------------   -----------
Net increase (decrease) in cash and cash equivalents                         2,153,878       4,606,041     4,871,531
   Cash and cash equivalents at beginning of period.......................   5,553,388       5,553,388       681,857
                                                                           -----------    ------------   -----------
Cash and cash equivalents at end of period................................ $ 7,707,266    $ 10,159,429  $  5,553,388
                                                                           ===========    ============   ===========
Supplemental disclosure:

Cash paid during the year for:
Interest on deposits and Federal Home Loan Bank borrowings................ $ 1,704,554   $   4,028,963  $  6,013,842
Income taxes..............................................................     630,000       1,047,332       880,000
Cash received from income tax refund......................................           -               -       446,333

Noncash activities:
Mortgage loans securitized................................................  17,096,370      41,708,275     7,837,407
Unrealized net loss on available for sale securities......................           -               -             -

Transfer of:
Mortgage-backed securities available for sale to
   mortgage-backed securities held-to-maturity............................           -               -             -
Loans receivable to real estate owned.....................................     181,019         253,000       715,344
Real estate owned to loans receivable.....................................           -               -             -
Real estate held for investment to office premises........................     454,259         454,259             -

--------------------------------------------------------------------------------
The accompanying notes are an integral part of the consolidated financial statements.

                                                                46

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS     Conservative Savings Corporation
--------------------------------------------------------------------------------

1.              (a) Consolidation:
SIGNIFICANT         The consolidated financial statements include the accounts
ACCOUNTING          of Conservative Savings Corporation (the "Corporation")
POLICIES            and its wholly owned subsidiary,  Conservative Savings
                    Bank, F.S.B. (the "Bank").

                (b) Investment and mortgage-backed securities: On January 1,
                    1994, the Bank adopted Financial Accounting Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("FAS 115") which requires that investment securities available for sale be reported at fair value with any unrealized gains or losses excluded from earnings and reflected as a separate component of stockholders' equity. The adoption of FAS 115 did not affect the Bank's methodology for determining the carrying value of its securities held-to-maturity. Additionally, FAS 115 specifies accounting principles in regard to transfers among the portfolios and the conditions that would permit such transfers. Investment securities available for sale are classified as such due to the fact that management may decide to sell certain securities prior to maturity for liquidity , tax planning or other valid business purposes. Investment securities are held in two portfolios: (i) held-to-maturity securities, and (ii) securities available for sale. Investment securities held-to-maturity are stated at cost adjusted for amortization of premiums and accretion of discounts. With regard to investment securities held-to-maturity, management has the intent and ability to to hold such securities until maturity. The adoption of FAS 115 resulted in the addition of $2.2 million to stockholders' equity at January 1, 1994, representing the tax-effected net unrealized gain on the Bank's available for sale portfolio at that date. The tax-effected unrealized loss of $5.9 million at December 31, 1994, is reflected as a reduction of stockholders' equity. Subsequent increases and decreases in the net unrealized gain/loss on the portfolio of securities available for sale will be reflected as adjustments to the carrying value of the portfolio and as adjustments to the components of stockholders' equity.

                    During all periods prior to the date of adoption, the Bank reported securities available for sale at the lower-of-cost-or-market with any valuation adjustment reflected in earnings as required by generally accepted accounting principles at that time.

                    Amortization of premiums and accretion of discounts on investment securities are recognized in interest income using a method that approximates the level yield method. Net gains and losses on the sale of investment securities, computed principally on the specific identification method, are shown separately in noninterest income in the "Consolidated Statements of Income."

                (c) Loans held for sale:
                    Mortgage loans originated and intended for sale to correspondents or securitization in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized in a valuation allowance by charges to income.

                (d) Loans receivable:
                    Loans receivable are stated at unpaid principal balances, less the allowance for loan losses, and net deferred loan origination fees and discounts.

                    The allowance for loan losses is established through provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb losses inherent in existing loans, based on evaluation of the collectibility of loans and prior loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of loan concentrations and specific problem loans, and current economic conditions that may affect the borrowers' ability to pay.

                    Loan origination fees from underwriting and closing mortgage loans are deferred. The deferred fees and discounts are recognized as income over the entire term of the loans using the level yield method.

                    Discount on loans received from the Resolution Trust Corporation ("RTC"), resulting from acquisitions, are being amortized over the remaining life of the respective loans acquired.

                    Loans are placed on nonaccrual status when either a payment is more than ninety days past due or when any serious doubts as to borrower's ability to perform under the loan terms exists, unless the loan is well secured and in the process of collection. Interest payment on nonaccrual loans is recorded as cost recovery or interest income depending on management's assessment of the ultimate collectibility of the loan principal. At the time a loan is placed on nonaccrual status, interest previously accrued and uncollected is charged against income.

                (e) Real estate owned:
                    Real estate acquired through foreclosure is recorded at the lower of cost or fair value less estimated costs to sell. Valuations are periodically performed by management, and an allowance for loss is established by a charge to operations for the excess of the cost of a property over its estimated fair value.

                (f) Office premises and equipment:
                    Office premises and equipment are carried at cost less accumulated depreciation and are depreciated using the straight line method over the estimated useful life of the respective asset. Expenditures for maintenance and repairs are charged to expense as incurred. The gain or loss on disposal of assets is reflected in noninterest income.

                (g) Purchased mortgage servicing rights:
                    The cost of purchased mortgage servicing rights acquired is amortized in proportion to, and over the period of, estimated net servicing revenues. The cost of mortgage servicing rights purchased and the amortization thereon is periodically evaluated in relation to estimated future net servicing revenues. The Bank evaluates the carrying value of the servicing portfolio by estimating the future net servicing income of the portfolio based on management's best estimate of remaining loan lives.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                Conservative Savings Corporation
________________________________________________________________________________

1.            (h) Intangibles:
SIGNIFICANT       The core deposit intangible arising from the acquisition of
ACCOUNTING        selected assets and the assumption of deposit liabilities of a
POLICIES          former savings and loan institution is being amortized on a
(Continued)       straight-line basis over the estimated remaining lives of the deposits assumed.



              (i) Income taxes:
                  Effective July 1, 1993, the Corporation adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the use of the liability method. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which differences are expected to reverse (see note 16.)


                  The Corporation and the Bank file a consolidiated federal income tax return. Current and deferred tax expense are allocated based on the liability each would have as a separate taxpayer.


                  Prior to July 1, 1993, deferred income taxes are provided on components of income that are recognized for financial accounting purposes in periods different from such items that are recognized for income tax purposes under the deferred method.


              (j) Earnings per share:
                  Earnings per common and common equivalent share is computed by dividing net income applicable to common sharehloders by the weighted average number of common and common equivalent shares outstanding for the period. Common stock equivalents include shares issuable under options granted pursuant to the employee stock option program, computed using the treasury stock method. Net income applicable to common shareholders adjusts net income for dividends applicable to the convertible preferred stock for the period. Earnings per common share-assuming full dilution is computed by dividing net income by the weighted average number of common and common equivalent shares and assumes conversion of preferred stock for the period outstanding. In November, 1993, a two-for-one stock split was effected in the form of a 100% stock dividend on its common stock. All references to the number of common shares and per common share amounts have been restated to reflect the split.



              (k) Statement of cash flows:
                  Cash equivalents include cash and federal funds sold. For purposes of the statement of cash flows, the Bank considers all highly liquid debt instruments with maturities of three months or less when purchased to be cash equivalents.

              (l) Reclassifications:
                  Certain amounts from prior years have been reclassified to conform to current period presentation.

              (m) Accounting period:
                  In October, 1993 the Corporation elected to change its year for financial reporting purposes from a fiscal year ending on June 30 to a calendar year.






2.            (a) On September 27, 1991, the Bank purchased selected assets
ACQUISITION       of two branches of a former savings and loan institution
OF SELECTED       from the RTC through the assumption of deposit liabilities,
ASSETS AND        related accrued interest payable accounts, and a premium
ASSUMPTION        payment. The selected assets acquired and certain
OF DEPOSITS       liabilities assumed were recorded at their estimated fair
                  values at the date of acquisition.

                  ASSETS:
                    Cash and cash equivalents..............................................$    18,659,832
                    Real estate loans receivable...........................................     19,806,501
                    Consumer loans receivable..............................................      1,768,257
                    Other assets...........................................................        210,205
                                                                                            --------------
                      Total................................................................     40,444,795
                                                                                            --------------
                  LIABILITIES:
                    Deposits...............................................................     36,481,652
                    Interest payable and escrow balances assumed...........................        631,628
                                                                                            --------------
                      Total................................................................     37,113,280
                                                                                            --------------
                    Excess assets..........................................................      3,331,515
                      Less cash due to the RTC.............................................     (3,467,802)
                                                                                            --------------
                    Premium paid...........................................................$       136,287
                                                                                             =============

                  The purchase and assumption agreement enabled the Bank to put assets back to the RTC at prices, and for intervals, as specified in the agreement. Loans receivable include $8,417,830 of loans put back to the RTC for which funds were received from the RTC in March 1992.

                  In February 1992, the RTC remitted cash of approximately $2,671,671 to the Bank as payment for discounted values at which the selected assets were acquired. The loan discounts received are being recognized as income over the term of the loans acquired.

                  In December 1991, the Bank elected not to exercise its option, granted under the terms of the RTC's purchase and assumption agreement, to acquire the branch building in Avoca, Iowa. All account relationships were transferred to the Bank's Harlan, Iowa office. In connection with the purchase and assumption agreement, the premium paid of $136,287 has been allocated to the computed value of the core deposits assumed.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                Conservative Savings Corporation
--------------------------------------------------------------------------------

2.               (b) On August 13, 1993, the Bank purchased selected assets of
ACQUISITION          a former savings and loan institution from the RTC
OF SELECTED          through the assumption of deposits and related accrued
ASSETS AND           interest payable accounts and a premium payment. The
ASSUMPTION           selected assets acquired and certain liabilities assumed
OF DEPOSITS          are as follows:
(Continued)

                     ASSETS:
                      Cash and cash equivalents............................................$    6,320,679
                      Loans receivable.....................................................    39,792,291
                      Interest receivable..................................................       187,356
                                                                                               ----------
                         Total.............................................................    46,300,326
                     LIABILITIES:                                                              ----------

                      Deposits.............................................................    60,542,120
                      Interest payable and escrow balances assumed.........................     1,189,758
                                                                                               ----------
                         Total.............................................................    61,731,878
                                                                                               ----------
                      Excess liabilities...................................................   (15,431,552)
                         Less cash received from the RTC...................................    12,029,919
                                                                                               ----------
                      Premium paid.........................................................$   (3,401,633)
                                                                                               ==========


                     On October 7, 1993, the RTC remitted cash of approximately $879,488 to the Bank as payment for the discounted values at which selected assets were acquired. The discounts are being recognized as income over the term of the selected assets acquired.

________________________________________________________________________________


3.
                     Under the regulations of the Office of Thrift
STOCKHOLDERS'        Supervision ("OTS"), the Bank is required to meet
EQUITY               mininium core capital and tangible capital requirements,
                     which are defined as 3% and 1.5% of total assets, respectively. The Bank had core capital (as defined) of $34,201,000 at December31, 1994, which exceeded its required core capital requirement of approximately
                     $11,831,000 by $22,370,000.


                     In October 1985, the Bank converted to a State of Nebraska charter stock association from a mutual savings and loan association. At the time of conversion, The Bank established a liquidation account in the amount of $6,306,991, equal to the Bank's net worth at March 31, 1985. This account was established for the benefit of account holders on the eligibility record date of December 31, 1984, who continue to maintain their deposit accounts with the Bank. The purpose of the account is to grant a priority interest to eligible account holders in the event of a future complete liquidation. This account is reduced annually in proportion to the reduction of eligible account balances. The Bank may not declare or pay a cash dividend that would reduce retained income below the amount required for the liquidation account or the regulatory capital. On August 9, 1990, the Bank was converted to a federally chartered stock savings bank.

                     Regulatory approval is required if total dividends declared by the Bank during a calendar year exceed the higher of (a) net income to date during the year plus the amount that would reduce by one-half their surplus capital ratio at the beginning of the year, or (b) 75% of net income over the most recent four quarter period. At December 31, 1994, dividends of approximately $12,968,000 were available from the Bank without such approval.

                     Dividends on the preferred stock are cumulative at an annual rate of $1.52 per share. The preferred stock is convertible by the holder at any time at a conversion price of approximately $11.06 per share (equivalent to a rate of 2.26 shares of Common Stock for each share of Convertible Preferred Stock.) The preferred stock may be redeemed at the option of the Corporation prior to June 30, 1996, if certain conditions are met, and at any time after June 29 , 1996 at prices ranging from $26.50 to $25.00.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                Conservative Savings Corporation
================================================================================
4.                    Investment securities consist of the following:
INVESTMENT
SECURITIES

                                                                                                   At December 31, 1994
                                                                              ------------------------------------------------------
                                                                                  Amortized        Gross unrealized      Estimated
                                                                                              ------------------------
                      Investments available for sale:                               cost        gains         losses    fair value
                      ------------------------------                          --------------  ----------  -----------  -------------
                            U.S. Government obligations......................$    5,084,384  $        -  $  (334,384) $   4,750,000
                            Municipal bonds..................................    17,136,417     428,541     (281,202)    17,283,756
                                                                              --------------  ----------  -----------  -------------
                                  Total......................................$   22,220,801  $  428,541  $  (615,586) $  22,033,756
                                                                              ==============  ==========  ===========  =============

                      Investment securities held-to-maturity:
                      --------------------------------------
                            U.S. Government obligations......................$   15,492,220  $        -  $  (638,939) $  14,853,281
                            Corporate bonds..................................     2,970,904           -      (30,904)     2,940,000
                                                                              --------------  ----------  -----------  -------------
                                  Total......................................$   18,463,124  $        -  $  (669,843) $  17,793,281
                                                                              ==============  ==========  ===========  =============

                                                                                                 At December 31, 1993
                                                                              -----------------------------------------------------
                                                                                  Amortized        Gross unrealized      Estimated
                                                                                              ------------------------
                      Investments available for sale:                               cost        gains         losses    fair value
                      ------------------------------                          --------------  ----------  -----------  -------------
                            U.S. Government obligations......................$   23,817,447  $  504,432  $    (4,806)$   24,317,073
                            Municipal bonds..................................    21,824,299   1,847,687       (3,662)    23,668,324
                                                                              --------------  ----------  -----------  -------------
                                  Total......................................$   45,641,746  $2,352,119  $    (8,468)$   47,985,397
                                                                              ==============  ==========  ===========  =============

                                                                                                     At June 30, 1993
                                                                              ------------------------------------------------------
                                                                                  Amortized        Gross unrealized      Estimated
                                                                                              ------------------------
                      Investments available for sale:                               cost        gains         losses    fair value
                      ------------------------------                          --------------  ----------  -----------  -------------
                            U.S. Government obligations......................$   23,854,974  $  654,381  $    (5,601) $  24,503,754
                            Municipal bonds..................................    19,554,137   1,456,006       (1,225)    21,008,918
                                                                              --------------  ----------  -----------  -------------
                                  Total......................................$   43,409,111  $2,110,387  $    (6,826) $  45,512,672
                                                                              ==============  ==========  ===========  =============

                      At December 31, 1994, the Bank had Federal Home Loan Bank notes and Federal National Mortgage Association notes with costs of $5,497,258 and $5,084,385, respectively, pledged as collateral.

                      Interest income from municipal bonds approximated $1,328,000 and $1,273,000 for the twelve months ended December 31, 1994 and 1993, respectively, and $654,000 and $513,000 for six months ending December 31, 1993, and 1992, respectively, and $1,131,000 for the fiscal year ending June 30, 1993.

                      The maturity distribution and weighted average yield of the investment securities available for sale of the Bank as of December 31, 1994, are summarized in the table set forth below:

                                                                        Due under 1 year                      Due 1 - 5 years
                                                              ----------------------------------  ----------------------------------
                                                               Estimated     Amortized              Estimated   Amortized
                      Investments available for sale:         fair value       cost      Yield     fair value     cost      Yield
                      ------------------------------          -----------  ----------- --------   -----------  ---------- ---------
                            U.S. Government obligations......$          - $          -       - % $          - $         -      - %
                            Municipal bonds..................           -            -       -        209,786     200,000   6.85
                                                              ------------ ------------ -------   ------------ -----------  -----
                                  Total......................$          - $          -       - % $    209,786 $   200,000   6.85 %
                                                              ============ ============ =======   ============ ===========  =====
                                                                      Due 5 - 10 years                     Due over 10 years
                                                              ----------------------------------  ---------------------------------
                                                               Estimated      Amortized            Estimated    Amortized
                                                              fair value         cost    Yield     fair value     cost      Yield
                                                              -----------  ----------- --------   -----------  ---------- ---------
                            U.S. Government obligations......$  4,750,000 $  5,084,384    7.38 % $          - $         -      - %
                            Municipal bonds..................   8,120,626    7,823,537    6.69      8,953,344   9,112,880   5.88
                                                              ------------ ------------ -------   ------------ -----------  -----
                                  Total......................$ 12,870,626 $ 12,907,921    6.96 % $  8,953,344 $ 9,112,880   5.88 %
                                                              ============ ============ =======   ============ ===========  =====


                      The maturity distribution and weighted average yield of the investment securities held-to-maturity of the Bank as of December 31, 1994, are summarized in the table set forth below:

                      Investment securities held-to-maturity:
                      --------------------------------------
                                                                        Due under 1 year                    Due 1 - 5 years
                                                              ----------------------------------  ---------------------------------
                                                               Estimated      Amortized            Estimated    Amortized
                                                              fair value         cost    Yield     fair value     cost       Yield
                                                              -----------  ----------- --------   -----------  -----------  --------
                      U.S. Government obligations............$         -    $       -        - % $ 10,233,281 $ 10,492,220    6.53 %
                      Corporate bonds........................          -            -        -      2,940,000    2,970,904    7.42
                                                              ------------ ------------ -------   ------------ ------------  ------
                         Total...............................$         -    $       -        - % $ 13,173,281 $ 13,463,124    6.73 %
                                                              ============ ============ =======   ============ ============  ======

                                                                      Due 5 - 10 years                     Due over 10 years
                                                              ----------------------------------  ---------------------------------
                                                               Estimated      Amortized            Estimated    Amortized
                                                              fair value         cost    Yield     fair value     cost      Yield
                                                              -----------  ----------- --------   -----------  ---------- ---------
                      U.S. Government obligations............$         -    $       -        - % $ 4,620,000 $ 5,000,000   7.60 %
                      Corporate bonds........................          -            -        -             -           -      -
                                                              ------------ ------------ -------   ----------- -----------  -----
                         Total...............................$         -    $       -        - % $ 4,620,000 $ 5,000,000   7.60 %
                                                              ============ ============ =======   =========== ===========  =====

                      Weighted average yield is calculated by dividing income within each maturity range by the outstanding amount of the related investment.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                Conservative Savings Corporation
--------------------------------------------------------------------------------

5.             Mortgage-backed securities consist of the following:
MORTGAGE-                                                                                 At December 31, 1994
BACKED                                                                      -------------------------------------------------------
SECURITIES     Mortgage-backed securities available for sale:               Amortized          Gross unrealized          Estimated
               ----------------------------------------------                             -------------------------
                                                                                cost        gains         losses        fair value
                                                                            ------------  ----------  ------------- ---------------
               Real Estate Mortgage Investment Conduits.................. $    6,734,903 $       4  $    (313,725) $     6,421,182
               U.S. Agency and private issue participation certificates..     20,338,669         -     (1,485,072)      18,853,597
                                                                           -------------  --------   -------------  --------------
                     Total............................................... $   27,073,572 $       4  $  (1,798,797) $    25,274,779
                                                                           =============  =========  =============  ==============

               Mortgage-backed securities held-to-maturity:                                At December 31, 1994
               -------------------------------------------                 --------------------------------------------------------
                                                                             Amortized        Gross unrealized          Estimated
                                                                                              ----------------
                                                                               cost           gains       losses       fair value
                                                                           -------------  ----------  ------------  --------------
               Real Estate Mortgage Investment Conduits..................$   139,747,321 $        - $  (8,296,947) $   131,450,374
               U.S. Agency and private issue participation certificates..              -          -             -                -
                                                                          --------------  ---------- -------------- ---------------
                     Total...............................................$   139,747,321 $        - $  (8,296,947) $   131,450,374
                                                                          =============== ========== ============== ==============

               Mortgage-backed securities available for sale:                               At December 31, 1993
               ---------------------------------------------                 -------------------------------------------------------
                                                                             Amortized          Gross unrealized         Estimated
                                                                                                ----------------
                                                                               cost         gains         losses     fair value
                                                                             ------------ ---------- -------------- ---------------
               Real Estate Mortgage Investment Conduits..................  $ 118,998,812 $  749,978 $    (558,394) $    119,190,396
               U.S. Agency and private issue participation certificates..     44,967,740    993,337      (120,879)       45,840,198
                                                                            ------------- ---------- -------------- ----------------
                     Total...............................................  $ 163,966,552 $1,743,315 $    (679,273) $    165,030,594
                                                                            ============= ========== ============== ===============


               Mortgage-backed securities available for sale:                                   At June 30, 1993
               ---------------------------------------------                 -----------------------------------------------------
                                                                             Amortized         Gross unrealized          Estimated
                                                                                               ----------------
                                                                                cost         gains        losses       fair value
                                                                             -----------  ---------- ------------   ---------------
               Real Estate Mortgage Investment Conduits..................  $  10,246,488 $  132,264 $     (17,836) $     10,360,916
               U.S. Agency and private issue participation certificates..  $  43,843,574  1,644,327       (18,745)       45,469,156
                                                                            ------------  ---------- ------------   ---------------
                     Total...............................................  $  54,090,062 $1,776,591 $     (36,581) $     55,830,072
                                                                            ============= ========== ============== ===============

               The maturity distribution and weighted average yield of the mortgage-backed securities of the Bank as of December 31, 1994, are summarized in the table set forth below:

               Mortgage-backed securities available for sale:
               ---------------------------------------------

                                                            Due under 1 year                         Due 1 - 5 years
                                           -------------------------------------------     -----------------------------------------
                                            Estimated     Amortized                          Estimated       Amortized
                                             fair value      cost             Yield          fair value         cost       Yield
               Real Estate Mortgage        ------------  -----------       -----------     -------------   ------------- -----------
                  Investment Conduits......$           - $        -                 - % $     973,490 $     1,000,774       6.49 %
               U.S. Agency and private issue
                  participation certificate            -          -                 -       2,932,146       3,099,563       6.90
                                            ------------  ----------              ----   ------------- ----------------     ----
                     Total.................$           - $        -                 - % $   3,905,636 $     4,100,337       6.80 %
                                            ============  ==========              ====   ============= ================     ====

                                                           Due in 5 - 10 years                    Due over 10 years
                                            -------------------------------------------     ---------------------------------------
                                            Estimated     Amortized                          Estimated       Amortized
                                             fair value      cost             Yield          fair value         cost      Yield
                                           ------------- ------------  ------------     ------------    -----------  ----------
               Real Estate Mortgage
                  Investment Conduits......$          - $         -               - %  $ 5,447,692 $     5,734,129     6.61 %
               U.S. Agency and private issue
                  participation
                  certificate                 1,124,139    1,228,014           5.56     14,797,312      16,011,092     6.63
                                            ------------ ------------          ----     ----------  --------------     ----
                     Total.................$  1,124,139 $  1,228,014           5.56 %  $20,245,004 $    21,745,221     6.62 %
                                            ============ ===========           ====     =========== ================   ====

               Mortgage-backed securities held-to-maturity:
               -------------------------------------------
                                                           Due under 1 year                          Due 1 - 5 years
                                            -------------------------------------------  ------------------------------------------
                                            Estimated     Amortized                          Estimated       Amortized
                                             fair value      cost             Yield          fair value         cost      Yield
                                            ------------  ------------     ------------  ---------------   ------------  ----------
               Real Estate Mortgage
                     Investment Conduits...$          - $         -                  - % $            - $          -          - %
               U.S. Agency and private issue
                     participation certificates       -           -                  -                -            -          -
                                            ------------ ------------             ----    -------------  -------------      ----
                     Total.................$          - $         -                  - % $            - $          -          - %
                                            ============ ============             ====    =============  =============      ====

                                                           Due 5 -10 years                           Due over 10 years
                                           --------------------------------------------   -----------------------------------------
                                            Estimated     Amortized                          Estimated       Amortized
                                             fair value      cost             Yield          fair value         cost      Yield
                                            ------------  ------------  ------------  ---------------   ------------  ----------
               Real Estate Mortgage
                     Investment Conduits...$          - $         -               - % $  131,450,374 $   139,747,321     5.20 %
               U.S. Agency and private issue
                     participation
                     certificates                     -           -               -                -               -        -
                                            ------------ -------------         ----    -------------- --------------     ----
                     Total.................$          - $         -               - % $  131,450,374 $   139,747,321     5.20 %
                                            ============ =============         ====    ============== ==============     ====

               Weighted average yield is calculated by dividing income within each maturity range by the outstanding amount of the related investment.

               Securities with an amortized cost of $146,888,358 were transferred from available for sale to held-to-maturity during 1994. This transfer occurred as various regulatory authorities provided additional guidance allowing these reclassifications. The unrealized loss of $7,034,090 at the date of the transfer will be amortized over the remaining lives of the securities using the interest method.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                Conservative Savings Corporation
--------------------------------------------------------------------------------

6.           Unrealized losses included as a separate component of stockholders'
                equity at December 31, 1994 is comprised of the following:
UNREALIZED
LOSS
STOCKHOLDERS'
EQUITY

             Net unrealized losses on available for sale securities net of $675,185 tax benefit..................$ 1,310,653
             Net unrealized losses on securities transferred from available for sale to held-to-maturity, net of $2,346,858 tax benefit and accretion.................................  4,555,667
                                                                                                                  ----------
             Net unrealized loss on securities, net of $3,022,043 tax benefit....................................$ 5,866,320
                                                                                                                  ==========

--------------------------------------------------------------------------------

7.           The components of loans held for sale are as follows:
LOANS
HELD FOR SALE

                                                                                          December 31,         At June 30,
                                                                                  ------------------------    ------------
                                                                                     1994          1993           1993
                                                                                  -----------  -----------    ------------

             Loans to be securitized with FHLMC or FNMA..........................$        -  $  2,443,325   $    3,264,514
             Loans to be sold to correspondent lenders...........................   525,229     5,507,168        3,244,487
                                                                                  ---------   -----------    -------------
                Balance at end of period.........................................$  525,229  $  7,950,493   $    6,509,001
                                                                                  =========   ===========    =============

--------------------------------------------------------------------------------

8.           The components of loans receivable are as follows:
LOANS
RECEIVABLE

                                                                                          At December 31,           At June 30,
                                                                                    ---------------------------   -------------
                                                                                        1994           1993            1993
                                                                                    -----------   -------------   -------------

             Real estate:
                One-to-four family.................................................$  54,000,588  $  64,048,456  $  54,597,249
                Multi-family.......................................................   54,447,189     56,253,713     33,889,824
                Construction.......................................................   12,605,808     11,928,862     11,711,866
                Commercial.........................................................   16,016,862     15,429,653     15,572,502
                Land...............................................................      169,430        176,045        382,785
                                                                                    ------------   ------------   ------------
                   Total real estate loans.........................................  137,239,877    147,836,729    116,154,226
                                                                                    ------------   ------------   ------------
             Consumer:
                Consumer...........................................................   25,508,130     22,598,183     22,421,916
                Commercial.........................................................    1,498,375      1,087,077        910,223
                Loans secured by deposits..........................................      492,633        255,236        317,686
                Other..............................................................      884,224        273,145         88,890
                                                                                    ------------   ------------   ------------
                   Total consumer loans............................................   28,383,362     24,213,641     23,738,715
                                                                                    ------------   ------------   ------------
             Total gross loans.....................................................  165,623,239    172,050,370    139,892,941
             Less:
                Undisbursed portion of loans in process............................    7,272,378      7,190,611      5,535,096
                Allowance for loan losses..........................................      803,041      1,129,310        768,476
                Deferred loan origination fees.....................................      759,667        932,770        517,682
                Discounts on loans purchased.......................................    2,121,995      2,776,733      2,661,224
                                                                                    ------------   ------------   ------------
             Loans receivable, net.................................................$ 154,666,158  $ 160,020,946  $ 130,410,463
                                                                                    ============   ============   ============

             The Bank expects to have in the future, banking transactions with officers, directors and their immediate families directly, or indirectly through entities in which they are principal owners. The table below sets forth the loans to officers, directors and other related parties:

                                                                                    At December 31,            At June 30,
                                                                                ----------------------   ------------------------
                                                                                   1994        1993        1993          1992
                                                                                ---------   ----------   ----------    ----------

             Beginning balance..............................................  $ 1,447,204  $ 1,333,258 $   896,969   $    724,819
                Loans originated............................................      234,867      475,618   1,120,750        514,571
                Principal payments received.................................     (760,721)    (361,672)   (684,461)      (342,421)
                                                                               ----------   ----------  ----------    -----------
             Ending balance.................................................  $   921,350  $ 1,447,204 $ 1,333,258   $    896,969
                                                                               ==========   ==========  ==========    ===========

             At December 31, 1994 and 1993 and June 30, 1993 and 1992, the Bank was servicing real estate loans for others of approximately $527,354, $23,341,000, $30,387,000 and $340,949,000, respectively.

--------------------------------------------------------------------------------

9.           Accrued interest receivable consists of the following:
ACCRUED
INTEREST
RECEIVABLE

                                                                                              At December 31,        At June 30,
                                                                                       --------------------------    -----------
                                                                                            1994          1993          1993
                                                                                       -------------  -----------    -----------

             Loans receivable......................................................  $      995,366   $  1,072,183  $   917,553
             Investment securities.................................................         748,038        757,148      745,874
             Mortgage-backed securities............................................         890,502        791,049      358,421
                                                                                      -------------    -----------   ----------
                Total..............................................................       2,633,906      2,620,380    2,021,848
             Less allowance for uncollectible interest.............................         (15,690)       (12,914)     (30,171)
                                                                                      -------------    -----------   ----------
                Total accrued interest receivable, net.............................  $    2,618,216   $  2,607,466  $ 1,991,677
                                                                                      =============    ===========   ==========

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               Conservative Savings Corporation
--------------------------------------------------------------------------------

10.           The following is a summary of changes in the allowance for loan
ALLOWANCE     loss:
FOR LOSS


                                                         Fiscal year ended,        Six months ended,       Fiscal year ended,
                                                             December 31,             December 31,              June 30,
                                                      -----------------------    ---------------------   ----------------------
                                                         1994          1993        1993        1992         1993        1992
                                                      ---------     ---------    ---------   ---------   ---------    ---------
                                                                   (Unaudited)              (Unaudited)
              Balance at beginning of period.......$ 1,129,310   $  776,646   $  768,476 $  786,428   $  786,428   $ 1,127,625
              Charge-offs:
                 Real estate loans:                                                          21,647       21,647        28,150
                    One-to-four family.............       -            -            -          -             -             -
                    Multi-family...................    469,785         -            -          -             -             -
                    Commercial.....................       -            -            -          -             -             -
                 Consumer loans....................     80,186       54,281       26,741     36,473       64,013       146,464
                                                    ----------   ----------   ----------  ---------   ----------    ----------
                    Total charge-offs..............    549,971       54,281       26,741     58,120       85,660       174,614
                                                    ----------   ----------   ----------  ---------   ----------    ----------
              Recoveries:
                 Real estate loans:
                    One-to-four family.............       -            -            -          -            -            1,500
                    Multi-family...................       -            -            -          -            -               -
                    Commercial.....................       -            -            -          -            -               -
                 Consumer loans....................     33,770       27,322        8,539     17,835       36,618        29,620
                                                    ----------   ----------   ----------  ---------   ----------    ----------
                    Total recoveries...............     33,770       27,322        8,539     17,835       36,618        31,120
                                                    ----------   ----------   ----------  ---------   ----------    ----------
              Net charge-offs......................   (516,201)     (26,959)     (18,202)   (40,285)     (49,042)     (143,494)
                 Provision (credit) for loan loss..    189,932      (22,010)     (22,597)    30,503       31,090      (218,990)
                 Market valuation allowance........       -         401,633      401,633       -             -          21,287
                                                    ----------   ----------   ----------  ---------   ----------    ----------
              Balance at end of period,............$   803,041  $ 1,129,310  $ 1,129,310 $  776,646   $  768,476   $   786,428
                                                    ==========   ==========   ==========  =========    =========    ==========

-------------------------------------------------------------------------------

11.           The following is a summary of activity in real estate owned:
REAL ESTATE
OWNED

                                                         Fiscal year ended,        Six months ended,        Fiscal year ended,
                                                             December 31,             December 31,               June 30,
                                                      -----------------------    ---------------------    ----------------------
                                                         1994          1993        1993        1992          1993        1992
                                                      ---------     ---------    ---------   ---------    ---------    ---------
                                                                    (Unaudited)              (Unaudited)
              Balance at beginning of period......$    33,959   $ 2,192,528   $   33,959   $   1,965,792 $  1,965,792 $  1,383,098
                 Additions........................  1,078,454         -             -            293,352      293,352      719,762
                 Write-downs......................    (11,886)   (1,042,337)        -             (2,250)  (1,044,587)     (82,494)
                 Sales............................    (61,411)   (1,116,232)        -            (64,366)  (1,180,598)     (54,574)
                                                   ----------    ----------    ---------    ------------  -----------  -----------
                    Real estate owned, gross......  1,039,116        33,959       33,959       2,192,528       33,959    1,965,792
                 Allowance for loss...............    (84,222)       (5,094)      (5,094)     (1,044,587)      (5,094)    (682,018)
                                                   ----------    ----------    ---------    ------------  -----------  -----------
              Balance at end of period, net.......$   954,894   $    28,865   $   28,865   $   1,147,941 $     28,865 $  1,283,774
                                                   ==========    ==========    =========    ============  ===========  ===========

--------------------------------------------------------------------------------

12.           The following is a summary of changes in the allowance for loss
ALLOWANCE     on real eastate owned:
FOR LOSS ON
REAL ESTATE
OWNED

                                                      Fiscal year ended,        Six months ended,        Fiscal year ended,
                                                          December 31,             December 31,               June 30,
                                                   -----------------------    ---------------------    ----------------------
                                                      1994          1993        1993        1992          1993        1992
                                                   ---------     ---------    ---------   ---------    ---------    ---------
                                                              (Unaudited)              (Unaudited)

              Balance at beginning of period......$   5,094   $ 1,042,338   $   5,094   $   682,018   $    682,018   $   4,168
              Charge-offs.........................  (11,886)   (1,042,337)        -          (2,250)    (1,044,587)    (78,083)
              Provision for loss..................   91,014         5,093         -         362,570        367,663     755,933
                                                   --------    ----------    --------    ----------    -----------    --------
              Balance at end of period,...........$  84,222   $     5,094   $   5,094   $ 1,042,338   $      5,094   $ 682,018
                                                   ========    ==========    ========    ==========    ===========    ========

--------------------------------------------------------------------------------

13.           Office premises and equipment consists of the following:
OFFICE
PREMISES AND
EQUIPMENT

                                                                                   At December 31,           At June 30,
                                                                             --------------------------   ---------------
                                                                               1994             1993             1993
                                                                             ------------  ------------   ---------------
              Buildings and improvements................................. $   4,396,897   $  3,896,109   $    3,379,095
              Equipment..................................................     3,644,464      3,077,478        2,890,577
                                                                           ------------    -----------    -------------
                                                                              8,041,361      6,973,587        6,269,672
              Less accumulated depreciation..............................    (3,426,444)    (2,848,787)      (2,536,867)
                                                                           ------------    -----------    -------------
                                                                              4,614,917      4,124,800        3,732,805
              Land.......................................................     1,489,469      1,652,725        1,368,930
                                                                           ------------    -----------    -------------
              Office premises and equipment, net......................... $   6,104,386   $  5,777,525   $    5,101,735
                                                                           ============    ===========    =============

--------------------------------------------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                       Conservative Savings Bank
--------------------------------------------------------------------------------
14.              The components of deposits are as follows:
DEPOSITS

                                                                          At December 31,                           At June 30,
                                                               --------------------------------------------    --------------------
                                                                  1994                           1993                   1993
                                                               -------------------    ---------------------   ---------------------
                 Checking accounts:                               Amount       %           Amount        %        Amount        %
                                                               -----------   -----    ------------   ------  --------------   -----
                   Noninterest-bearing....................$     1,337,676     0.6 % $    3,171,205    1.4 %  $  3,436,274      1.8%
                   NOW accounts:
                   1.75% to 2.25%, 2.00%, 2.50%,
                       and 3.50%, respectively.............    14,847,781     7.2       12,881,311    5.6      10,423,539      5.4
                                                              -----------   -----      -----------  -----     -----------    ------
                                                               16,185,457     7.8       16,052,516    7.0      13,859,813      7.2
                                                              -----------   -----      -----------  -----     -----------    ------
                 Money market account:
                   1.75% to 2.96%, 1.75% to 2.80%,
                    2.00% to 3.05% and 2.30% to
                         3.85%, respectively...............     7,276,120     3.5       10,402,161    4.5       8,718,908      4.5
                                                              -----------   -----      -----------  -----     -----------    ------
                                                                7,276,120     3.5       10,402,161    4.5       8,718,908      4.5
                                                              -----------   -----      -----------  -----     -----------    ------
                 Savings accounts:
                   2.25% to 4.937%, 2.25% to 2.75%,
                    2.75% to 3.75% and 0.00% to
                          4.99%, respectively..............    24,074,829    11.6       29,076,712   12.7      27,453,015     14.2
                                                              -----------   -----      -----------  -----     -----------    ------
                                                               24,074,829    11.6       29,076,712   12.7      27,453,015     14.2
                                                              -----------   -----      -----------  -----     -----------    ------
                 Certificate accounts:
                      2.00% to 4.99%.......................    89,116,037    43.0      110,535,859   48.2      57,079,997     29.4
                      5.00% to 6.99%.......................    59,991,598    29.0       48,263,828   21.0      67,271,400     34.7
                      7.00% to 8.99%.......................    10,345,794     5.0       14,256,939    6.2      18,683,515      9.6
                      9.00% to 10.99%......................       123,696     0.1          105,996    0.1         186,034      0.1
                    11.00 % and over.......................             -       -          734,520    0.3         670,117      0.3
                                                              -----------   -----      -----------  -----     -----------    ------
                                                              159,577,125    77.1      173,897,142   75.8     143,891,063     74.1
                                                              -----------   -----      -----------  -----     -----------    ------
                 Total deposits...........................$   207,113,531   100.0 % $  229,428,531  100.0 % $ 193,922,799    100.0 %
                                                              ===========   ======      ==========  =====     ===========    ======

                 Deposits at December 31, 1994 and 1993, and June 30, 1993, include $9,395,702, $11,957,256, and $6,938,094, respectively, in public fund deposits. Investment securities with a book value of $10,581,643, $13,096,418, and $11,084,826 were pledged as collateral on these deposits, respectively.

                                                                                                                   At
                                                                                                              December 31,
                                                                                                              -----------
                 Certificates mature as follow:                                                                   1994
                 -----------------------------                                                                -----------
                    Within one year..........................................................................$ 116,657,889
                    Greater than one to two years............................................................   26,841,579
                    Greater than two to three years..........................................................    7,453,084
                    Thereafter...............................................................................    8,624,573
                                                                                                              -------------
                 Total certificate accounts..................................................................$ 159,577,125
                                                                                                              =============

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                CONSERVATIVE SAVINGS CORPORATION
--------------------------------------------------------------------------------
14.           Deposit interest expense by type consists of the following:
DEPOSITS
(continued)

                                                      For fiscal year ended       Six months ended         Fiscal year ended
                                                           December 31,              December 31,               June 30,
                                                     ------------------------  ------------------------  -------------------------
                                                        1994         1993         1993         1992          1993         1992
                                                     -----------  -----------  -----------  -----------  -----------  ------------
                                                                  (Unaudited)               (Unaudited)
              Certificate accounts..................$  8,143,377 $  8,385,253 $  4,264,298 $  4,924,749 $  9,045,704 $  11,530,499
              Savings accounts......................     706,907      847,544      433,002      423,828      838,370       916,780
              Checking and money market accounts....     464,983      524,576      263,783      273,862      534,655       703,436
                                                     -----------  -----------  -----------  -----------  -----------  ------------
                Total interest on deposits..........$  9,315,287 $  9,757,373 $  4,961,083 $  5,622,439 $ 10,418,729 $  13,150,715
                                                     ===========  ===========  ===========  ===========  ===========  ============

--------------------------------------------------------------------------------
15.
FEDERAL HOME  Federal Home Loan Bank borrowings consist of the following:
AND BANK
BORROWINGS

                                                                                                At December 31,         At June 30,
                                                                                          ---------------------------  ------------
                                                                                              1994           1993          1993
                                                                                          ------------   ------------  ------------
              Due within one year:
              --------------------
                Federal Home Loan Bank borrowings........................................$ 132,500,000  $ 139,000,000 $  24,000,000
                Federal Home Loan Bank line of credit....................................   17,000,000             --            --
                                                                                          ------------   ------------  ------------
              Total Federal Home Loan bank borrowings outstanding........................$ 149,500,000  $ 139,000,000 $  24,000,000
                                                                                          ============   ============  ============

              Weighted average interest rate.............................................        6.31%          3.48%         4.26%
                                                                                                 =====          =====         =====

              The Bank has signed a blanket pledge agreement to collateralize the advances and borrowings. At December 31, 1994, assets of $196.5 million are pledged to collateralize the pledge agreement. Additionally, the Bank has a $40.7 million line of credit with the Federal Home Loan Bank expiring in April, 1995.

              The weighted average interest rate is calculated by dividing interest expense by the outstanding amount of the total borrowings.

--------------------------------------------------------------------------------
16.
INCOME TAXES  Effective July 1, 1993 the Corporation adopted FAS 109. The cumulative effect of this change as of July 1, 1993 increased net income by $462,700, which has been reflected separately in the consolidated statement of income. Excluding the amount recognized as the cumulative effect of applying FAS 109 on net income, there was no significant effect applying FAS 109 on net income for the six months ended December 31, 1993. Prior years' financial statements have not been restated.

              The Bank is allowed a special bad debt deduction limited generally to 8% in 1994, 1993 and 1992 of the otherwise taxable income, subject to certain limitations based on the aggregate loan and deposit balances at the end of the year. If the amounts that qualify as deductions for federal income tax purposes are later used for purposes other than for bad debt losses, they will be subject to federal income tax at the then current corporate rate. Retained income for federal income tax purposes at December 31, 1994, includes approximately $2,284,000 for which a deferred tax liability of $777,000 has not been recognized.

              The components of the net deferred tax asset as of December 31, 1994 and 1993, respectively, were as follows:

                                                                                                              At December 31,
                                                                                                         -------------------------
                                                                                                             1994         1993
                                                                                                         -----------  ------------
              Deferred tax asset:
                Urealized loss on securities............................................................$  3,022,044 $          --
                Reserve for loan losses.................................................................     170,764       209,100
                Deferred compensation...................................................................     201,522       179,300
                REO properties..........................................................................      36,327            --
                Other...................................................................................      10,069        13,100
                                                                                                         -----------  ------------
                  Total deferred tax asset..............................................................   3,440,726       401,500
                                                                                                         -----------  ------------
              Deferred tax liability:
                FHLB stock..............................................................................      91,528       193,300
                Premises and equipment..................................................................          --        64,000
                Municipal bonds.........................................................................      22,457            --
                Other assets............................................................................      95,697        24,700
                                                                                                         -----------  ------------
                  Total deferred tax liability..........................................................     209,682       282,000
                                                                                                         -----------  ------------
              Net deferred tax asset before valuation allowance.........................................   3,231,044       119,500
              Valuation allowance.......................................................................          --        94,500
                                                                                                         -----------  ------------
              Net deferred tax asset....................................................................$  3,231,044 $      25,000
                                                                                                         ===========  ============

              Income tax expense (benefit) differs from that computed using the statutory 34% rate as follows:

                                                       Twelve months ended          Six months ended         Fiscal year ended
                                                           December 31,               December 31,                June 30,
                                                     ------------------------  ------------------------  -------------------------
                                                        1994         1993         1994         1993          1994         1993
                                                     -----------  -----------  -----------  -----------  -----------  ------------
              Tax at statutory rates................$  1,571,876 $  1,581,302 $    823,988 $    631,726 $  1,389,040 $  1,084,908
              Increase (decrease) in taxes:
                Nontaxable interest, net............    (437,936)    (422,285)    (217,176)    (170,864)    (375,979)    (210,232)
                State tax...........................      66,898       82,570       44,135       28,710       87,145       66,006
                Dividend exclusion..................          --      (52,010)     (31,752)     (21,044)     (41,302)     (35,305)
                Other, net..........................     (69,041)    (181,547)    (109,795)     150,842       79,090          623
                                                     -----------  -----------  -----------  -----------  -----------  ------------
              Total income tax expense..............$  1,131,797 $  1,008,030 $    509,400 $    619,370 $  1,118,000 $    906,000
                                                     ===========  ===========  ===========  ===========  ===========  ============

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                Conservative Savings Corporation
--------------------------------------------------------------------------------

16.                During the years ended June 30, 1993, and 1992, deferred
INCOME TAXES       income tax expense (benefit) resulted from timing differences
(Continued)        in the recognition of income and expenses for income tax and financial statement purposes. The source of the timing differences and related income tax effects were as follows:

                                                                                                                Fiscal year ended
                                                                                                                     June 30,
                                                                                                         ---------------------------
                                                                                                               1993          1992
                                                                                                         -------------  -----------
                   Accelerated depreciation.............................................................$     (34,952)$      (5,868)
                   Provisions for loan losses...........................................................      282,057       114,182
                   Provisions for REO losses............................................................      (18,190)     (257,017)
                   Deferred compensation................................................................      (44,917)            -
                   Other, net...........................................................................     (104,298)        3,703
                                                                                                         ------------- -------------
                      Total deferred tax expense (benefit)..............................................$      79,700 $    (145,000)
                                                                                                         ============= =============

--------------------------------------------------------------------------------
17.                The Bank sponsors a defined benefit plan (the Plan) covering
EMPLOYEE           substantially all of its employees. The benefits are based on
BENEFIT PLANS      years of credited services and levels of compensation. The
                   Bank's funding policy is to fund amounts as are necessary on an accrual basis to provide assets sufficient to meet the benefits to be paid to plan members in accordance with the requirements of ERISA. There were no charges to expense for the twelve months ended December 31, 1994, the six months ended December 31, 1993, and fiscal years ended June 30, 1993, and 1992.

                   The table below sets forth the Plan's funded status:

                                                                                                 At December 31,        At June 30,
                                                                                             ------------------------  ------------
                                                                                                 1994         1993         1993
                                                                                             ------------  ----------   -----------
                   Accumulated benefit obligations:
                      Vested...............................................................$     850,506  $   778,373  $    684,680
                      Nonvested............................................................       61,725       66,077        47,872
                                                                                             ------------  -----------  -----------
                   Total...................................................................$     912,231  $   844,450  $    732,552
                                                                                             ===========   ===========  ===========
                   Projected benefit obligation............................................$  (1,341,460) $(1,103,286) $   (870,285)
                      Plan assets (principally common and preferred
                         stocks, bonds, U.S. Treasury notes and pooled
                         trust funds) at fair value........................................    1,537,876    1,583,909     1,551,270
                                                                                            ------------   -----------  -----------
                   Plan assets in excess of projected benefit obligation...................      196,416      480,623       680,985
                      Unrecognized net (gain) loss.........................................       78,172      (33,671)     (174,645)
                      Unrecognized transition asset........................................     (349,214)    (370,099)     (380,542)
                                                                                            -------------  -----------  -----------
                         Prepaid (accrued) pension cost....................................$     (74,626) $    76,853  $    125,798
                                                                                            =============  ===========  ===========
                   Net pension costs included the following components:
                                                                                  Twelve months  Six months
                                                                                     ended        ended         Fiscal year ended
                                                                                  December 31,  December 31,        June 30,
                                                                                                            ----------------------
                                                                                    1994          1993        1993           1992
                                                                                  -----------    ----------   ---------   ---------
                   Service costs...................................................$   213,360 $    84,539  $  113,963 $     69,417
                   Interest costs..................................................     85,592      37,205      54,461       47,734
                   Actual return on  plan assets...................................     (1,630)    (52,423)   (178,807)    (161,428)
                   Net amortization and deferrals..................................   (145,843)    (20,376)     43,530       33,202
                                                                                    ----------   ----------   ---------  ----------
                   Net periodic pension cost (benefit).............................$   151,479 $    48,945  $   33,147 $    (11,075)
                                                                                    ==========   ==========   =========  ==========
                   Principal assumptions:
                   Discount rate...................................................      8.00%       7.50%       7.50%        8.00%
                   Rate of increase in future compensation levels..................      4.00        4.00        4.00         4.00
                   Expected long-term rate of return on assets.....................      8.50        8.50        8.50         8.50

                   The Bank also has a defined contribution plan which provides retirement benefits to those employees who elect to participate. The Bank's contributions, which are based on a percentage of employees' contributions, are charged against income as incurred, amounted to $46,532, $61,684 and $66,356 in 1992, 1993, and 1994, respectively. The present value of vested accrued benefits is based on actuarial assumptions that anticipate the Plan will continue as an ongoing plan.
-------------------------------------------------------------------------------

18.                The Bank is a party to financial instruments with off-balance
OFF-BALANCE        sheet risk in the normal course of business to meet the
SHEET RISK         financing needs of its customers and reduce its own exposure to fluctuations in interest rates. These financial instruments include various guarantees and commitments to extend credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the financial statements. The contract amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

                   The Bank's exposure to credit loss in the event of nonperformance by the counterparty to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. The Bank has no significant concentration of credit risk with any individual counterparty to originate loans. The Bank's lending is concentrated in the Omaha and Columbus, Nebraska, Harlan, Iowa and Overland Park, Kansas metropolitan area.

                   Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment does not necessarily represent future cash requirements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                Conservative Savings Corporation
--------------------------------------------------------------------------------

18. At December 31, 1994, and 1993, and at June 30, 1993, the Bank had OFF-BALANCE loan commitments (predominately fixed rate loans) of approximately
SHEET RISK   $3,821,000, $8,894,000, and $15,538,000, respectively. Commitments
(Continued)  which are undisbursed subject to certain limitations, extend over periods of time with the majority of executed commitments disbursed within one year.

             At December 31, 1994, and 1993, and at June 30, 1993, the Bank had commitments of unused lines of credit of approximately $2,205,000, $1,842,000, and $1,691,000, respectively.

             On October 5, 1993, the Bank entered into a Master Committment with the Federal Home Loan Mortgage Corporation ("FHLMC"), to deliver approximately $20.0 million in fixed-rate, one-to-four-family, fully amortized conventional mortgage and/or five-and seven-year Balloon/Reset Mortgages. In addition, the Master Commitment includes the option to deliver an additional $10.0 million to FHLMC under the same terms as the $20.0 million mandatory delivery. The contract for FHLMC Master Commitment, entered into on a "without recourse" basis, was scheduled to expire on April 30, 1994. The Master Commitment was satisfied prior to the expiration date and the Bank had no outstanding commitments to deliver loans to the FHLMC at December 31, 1994.

--------------------------------------------------------------------------------


19.          The Bank has an Employee Stock Compensation Plan ("the Plan") for
EMPLOYEE     the benefit of officers and selected key employees. The Plan
STOCK OPTION provides for 130,214 shares of authorized common stock to be
PLAN         reserved for future issuance pursuant to the exercise of any option or the vesting of any performance share which would be granted under the Plan. Stock appreciation rights, which enable the recipient, on exercise, to receive payment in stock or in cash of increase in the market value of the stock from the date of the grant, are also authorized under the Plan.

             In addition, on May 14, 1993, the board of directors of the Bank approved the reservation of an additional 51,750 shares of authorized but unissued Common Stock for future issuance to key employees of the Bank pursuant to stock option or stock incentive plans and was adopted by the board and approved by stockholders of the Bank at the annual meeting held on May 12, 1994.

             Twenty percent (20%) of the options granted become exercisable on the date of the grant. An additional 20% become exercisable each year thereafter. The options lapse ten years after the grant date. If an optionee ceases to be employed for any reason other than death or disability, his options are immediately terminated. At December 31, 1994 options to purchase 63,700 shares were available for future grants under the Plan. Options granted to date are set forth in the table below:

                                                  Excersise            Options                  Exercisable
                                                            -------------------------------  ----------------
             Date of grant                          price    granted terminated outstanding    %     Options
             -------------                        --------- -------- ---------- -----------  ------  --------

             August 24, 1989.....................$  6.375     16,000     8,736       7,264     100 %   7,264
             September 27, 1990..................   5.250     16,000     3,000      13,000     100    13,000
             September 26, 1991..................   5.625     10,000         0      10,000      80     8,000
             December 19, 1991...................   5.875      9,000         0       9,000      80     7,200
             October 8, 1992.....................   8.000     19,000         0      19,000      60    11,400
             December 21, 1993...................  11.500     60,000         0      60,000      40    24,000
                                                            ---------  --------   ---------         ---------
                                                             130,000    11,736     118,264            70,864
                                                            =========  ========   =========         =========

--------------------------------------------------------------------------------

20. The Board of Directors adopted a Stockholders' Rights Plan in STOCKHOLDERS'fiscal year 1989. The Board declared a dividend of one right per RIGHTS PLAN share of outstanding common stock as of the record date of June 5,
             1989, (1,302,150 shares). The rights become exercisable at $19.375 per share after a person or affiliated group does one of two things: (1) acquire beneficial ownership of 15% or more of the outstanding common stock, or (2) makes a tender offer or exchange offer for 25% or more of the outstanding common shares.

--------------------------------------------------------------------------------

21.          During the second quarter of 1993, the Financial Accounting
NEW          Standards Board ("FASB") issued Financial Accounting Statement No.
ACCOUNTING   114, "Accounting by Creditors for Impairment of a Loan", as amended
STANDARDS    by Financial Accounting Statement No. 118, "Accounting by Creditors
             for Impairment of a Loan - Income Recognition and Disclosures",
             ("FAS 114"). FAS 114 requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, which is the contractual interest rate adjusted for any deferred loan fees or costs, premium, or discount existing at the inception or acquisition of the loan. FAS 114 is effective for fiscal years beginning after December 15, 1994, with early adoption permitted. Conservative chose not to adopt FAS 114 prior to its effective date and will adopt FAS 114 in the first quarter of 1995. Presently, Conservative is unable to quantify the impact that adoption of FAS 114 will have on the consolidiated financial statements, but management anticipates that the impact will not be material.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               Conservative Savings Corporation
--------------------------------------------------------------------------------

22.            Financial Accounting Statement No. 107, "Disclosure about Fair
DISCLOSURE     Value of Financial Instruments" ("FAS 107") requires disclosure
ABOUT FAIR     of fair value information about financial instruments, whether or
VALUE OF       not recognized on the face of the balance sheet, for which it is
FINANCIAL      practicable to estimate that value. The assumptions used in the
INSTRUMENTS    estimation of the fair value of the Company's financial
               instruments are detailed below. Where quoted prices are not available, fair values are based on estimates using the discounted cash flows and other valuation techniques. The use of discounted cash flows can be significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparision to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. The Company has not undertaken any steps to value any intangibles associated with the Company's core deposits which is permitted by the provisions of FAS 107.

               The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

                Cash and cash equivalents and interest bearing deposits with other banks: Fair value equals the carrying value of such assets.

                Investment securities available for sale: Fair value for
                  investment securities are based on quoted market prices.

                Mortgage-backed securities available for sale: Fair value for mortgage-backed securities are based on quoted market prices.

                Loans held for sale: Fair value of loans held for sale are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for any differences in loan characteristics, with servicing retained.

                Real estate and consumer loans receivable: The fair value of the
                  Company's real estate loans, commercial loans and installment loans were valued using discounted cash flows. The discount rate used to determine the present value of the loans was based on interest rates currently being charged by the Bank on comparable loans as to credit risk and term.

                Federal Home Loan Bank stock: Fair value of Federal Home Loan
                  Bank stock approximates the carrying amount.

                Deposits:  The fair value of demand deposits are equal to the carrying value of such deposits. Demand deposits include non-interest bearing deposits, savings accounts, NOW accounts, and money market demand accounts. The fair value of variable rate certificates of deposits and fixed rate certificates of deposit, with maturities greater than six months, are estimated by discounting the future cash flows using the current rates at which similar deposits would be made.

                FHLB borrowings: Fair value of the Company's FHLB borrowings are estimated using discounted cash flows, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

                Off-balance sheet instruments: The Company's loan commitments are negotiated at current market rates and are relatively short-term in nature, therefore, the estimated fair value of the Company's loan commitments approximates the carrying amount.

                                                                             At December 31,
                                                                    ------------------------------------
                                                                          1994                 1993
                                                                    ------------------------------------
                                                                     Carrying     Estimated     Carrying
                 FINANCIAL INSTRUMENTS:                               amount      fair value     amount
                                                                    ---------   -------------   --------
                                                                            (Dollars in Thousands)
                    Assets:
                      Cash and cash equivalents.....................$   5634      $  5,634     $   7,631
                      Investment securities available for sale......  22,034        22,034        45,642
                      Investment securities held-to-maturity........  18,463        17,793          -
                      Mortgage-backed securities
                          available for sale........................  25,275        25,275       163,967
                     Mortgage-backed securities
                           held-to-maturity......................... 139,747       131,450          -
                     Loans held for sale............................     525           541         7,950
                     Real estate loans receivable, net.............. 126,711       109,840       138,287
                     Consumer loans receivable, net.................  27,956        20,658        23,734
                     Federal Home Loan Bank stock...................   7,850         7,850         7,450

                    Liabilities:
                     Noninterest bearing deposits...................   1,338         1,338         3,171
                     NOW accounts...................................  14,848        14,848        12,881
                     Money market accounts..........................   7,276         7,276        10,402
                     Savings accounts...............................  24,075        24,075        29,077
                     Certificates of deposit........................ 159,577       146,725       173,897
                     FHLB borrowings................................ 149,500       149,111       139,000
                     Off-balance sheet instruments..................    -             -             -

                                                                                                At December 31,
                                                                        At June 30, 1993             1993
                                                                    -------------------------  ----------------
                                                                      Estimated     Carrying       Estimated
                    FINANCIAL INSTRUMENTS:                            fair value     amount        fair value
                                                                    ------------  -----------  ----------------
                                                                             (Dollars in Thousands)
                    Assets:
                      Cash and cash equivalents.....................   $  10,159    $  10,159    $    7,631
                      Investment securities available for sale......      43,409       45,513        47,985
                      Investment securities held-to-maturity........        -            -              -
                      Mortgage-backed securities
                          available for sale........................      54,090       55,830       165,031
                     Mortgage-backed securities
                           held-to-maturity.........................        -            -               -
                     Loans held for sale............................       6,509        6,603         8,069
                     Real estate loans receivable, net..............     107,152      116,481       152,228
                     Consumer loans receivable, net.................      23,258       23,546        24,670
                     Federal Home Loan Bank stock...................       2,250        2,250         7,450

                    Liabilities:
                     Noninterest bearing deposits...................       3,436        3,436         3,171
                     NOW accounts...................................      10,424       10,424        12,881
                     Money market accounts..........................       8,719        8,719        10,402
                     Savings accounts...............................      27,453       27,453        29,077
                     Certificates of deposit........................     143,891      153,213       178,942
                     FHLB borrowings................................      24,000       24,880       141,890
                     Off-balance sheet instruments..................        -            -             -

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                Conservative Savings Corporation
================================================================================

23.                   The following sets forth the condensed information of
                      Conservative Savings Corporation on a stand-alone basis:
PARENT
COMPANY ONLY          STATEMENT OF FINANCIAL CONDITION
                      --------------------------------
FINANCIAL DATA

                                                                                                                   At
                                                                                      At December 31,           June 30,
                                                                              ----------------------------    ----------
                                                                                   1994          1993            1993
                                                                              ------------   -------------    ----------
                      ASSETS:
                        Cash and cash equivalents............................$     109,904  $      95,145  $            -
                        Other assets.........................................        5,526          3,314          77,595
                        Office premises and equipment........................        4,056          7,195           8,916
                         Investment in Conservative Savings Bank.............   32,290,152     35,490,552      33,605,515
                                                                              ------------   ------------   -------------
                             Total assets....................................$  32,409,638  $  35,596,206  $   33,692,026
                                                                              ============   ============   =============

                         Liabilities.........................................$         506  $       7,811  $            -
                         Preferred stock.....................................        4,600          4,600           4,600
                         Common stock........................................       18,331         18,235           9,105
                         Paid in capital.....................................   21,041,998     20,927,663      20,910,158
                         Retained earnings...................................   11,344,203     14,637,897      12,768,163
                                                                                ----------     ----------      ----------
                            Total liabilities and stockholders' equity.......$  32,409,638  $  35,596,206  $   33,692,026
                                                                              ============   ============   =============

                      STATEMENTS OF OPERATIONS
                      ------------------------

                                                                             Fiscal year ended            Six months ended
                                                                                December 31,                 December 31,
                                                                         ---------------------------  ---------------------------
                                                                             1994          1993          1993          1992
                                                                         ------------  -------------  -----------  --------------
                                                                                        (Unaudited)                 (Unaudited)
                      REVENUE:
                         Fee income.....................................$    224,013 $      235,467 $    126,657 $      106,795
                         Dividend income................................     918,742        572,208      507,054         97,661
                                                                         ------------  -------------  -----------  --------------
                            Total income................................   1,142,755        807,675      633,711        204,456
                                                                         ------------  -------------  -----------  --------------

                      EXPENSES:
                         Employee compensation and benefits.............     164,174        178,627       96,441         77,279
                         Other expenses.................................      38,702         29,188       18,885         13,497
                                                                         ------------  -------------  -----------  --------------
                         Total expenses.................................     202,876        207,815      115,326         90,776
                                                                         ------------  -------------  -----------  --------------

                         Equity in undistributed income of Bank.........   2,551,489      3,505,693    1,858,402      1,124,967
                                                                         ------------  -------------  -----------  --------------

                            Net income..................................$  3,491,368 $    4,105,553 $  2,376,787 $    1,238,647
                                                                         ============  =============  ===========  ==============

                                                                              Fiscal year ended
                                                                                    June 30,
                                                                         ---------------------------
                                                                               1993         1992
                                                                         ------------  -------------
                      REVENUE:
                         Fee income.....................................$      215,605 $   187,735
                         Dividend income................................       162,815      97,661
                                                                         -------------- -----------
                            Total income................................       378,420     285,396
                                                                         -------------- -----------

                      Expenses:
                         Employee compensation and benefits.............       159,465     142,006
                         Other expenses.................................        23,800      17,569
                                                                         -------------- -----------
                         Total expenses.................................       183,265     159,575
                                                                         -------------- -----------

                         Equity in undistributed income of Bank.........     2,772,258   2,159,016
                                                                         -------------- -----------

                            Net income..................................$    2,967,413 $ 2,284,837
                                                                         =============  ===========

                      STATEMENTS OF CASH FLOWS
                      ------------------------

                                                                             Fiscal year ended            Six months ended
                                                                                 December 31,                December 31,
                                                                         ---------------------------  ---------------------------
                                                                             1994          1993          1993          1992
                                                                         ------------  -------------  -----------  --------------
                                                                                        (Unaudited)                 (Unaudited)
                      Operating Activities:
                         Net income ....................................$  3,491,368 $    4,105,553 $  2,376,787 $    1,238,647
                            Adjustment to reconcile net income to
                            net cash provided by operations:
                               Depreciation.............................       3,861          2,781        1,720          1,233
                               Equity in undistributed income of Bank...  (2,551,489)    (3,505,693)  (1,858,402)    (1,124,967)
                               Net changes in other assets and
                                  other liabilities.....................      (9,517)        67,805       82,094        (15,499)
                                                                         ------------  -------------  -----------  --------------
                        Net cash provided in operating activities.......     934,223        670,446      602,199         99,414
                                                                         ------------  -------------  -----------  --------------

                      Investing Activities:
                         Purchase of office premises and equipment......        (722)        (3,093)           -         (1,753)
                         Capital contribution to subsidiary.............    (114,431)   (15,195,408)     (26,635)             -
                                                                         ------------  -------------  -----------  --------------
                        Net cash used in investing activities...........    (115,153)   (15,198,501)     (26,635)        (1,753)
                                                                         ------------  -------------  -----------  --------------

                      Financing Activities:
                         Dividends paid.................................    (918,742)      (572,208)    (507,054)       (97,661)
                         Issuance of preferred stock....................           -     10,795,096            -              -
                         Issuance of common stock.......................     114,431      4,400,312       26,635              -
                                                                         ------------  -------------  -----------  --------------
                        Net cash provided (used) in
                            financing activities........................    (804,311)    14,623,200     (480,419)       (97,661)
                                                                         ------------  -------------  -----------  --------------

                         Net increase in cash...........................      14,759         95,145       95,145              -
                            Cash and cash equivalents
                               at beginning of period...................      95,145              -            -              -
                                                                         ------------  -------------  -----------  --------------

                      Cash and cash equivalents at end of period........$    109,904 $       95,145 $     95,145 $            -
                                                                         ============  =============  ===========  ==============

                                                                             Fiscal year ended
                                                                                   June 30,
                                                                         ---------------------------
                                                                              1993         1992
                                                                         -------------- ------------
                      Operating Activities:
                         Net income ....................................$    2,967,413 $ 2,284,837
                            Adjustment to reconcile net income to
                            net cash provided by operations:
                               Depreciation.............................         2,294       1,984
                               Equity in undistributed income of Bank...    (2,772,258) (2,159,016)
                               Net changes in other assets and
                                  other liabilities.....................       (29,788)    (27,734)
                                                                           ------------ ------------
                        Net cash provided in operating activities.......       167,661     100,071
                                                                           ------------ ------------

                      Investing Activities:
                         Purchase of office premises and equipment......        (4,846)     (2,410)
                         Capital contribution to subsidiary.............   (15,168,773)          -
                                                                           ------------ ------------
                        Net cash used in investing activities...........   (15,173,619)     (2,410)
                                                                           ------------ ------------

                      Financing Activities:
                         Dividends paid.................................      (162,815)    (97,661)
                         Issuance of preferred stock....................    10,795,096           -
                         Issuance of common stock.......................     4,373,677           -
                                                                           ------------ ------------
                        Net cash provided (used) in
                            financing activities........................    15,005,958     (97,661)
                                                                           ------------ ------------

                         Net increase in cash...........................             -           -
                            Cash and cash equivalents
                               at beginning of period...................             -           -
                                                                           ------------ ------------

                      Cash and cash equivalents at end of period........$            - $         -
                                                                           ============ ============

--------------------------------------------------------------------------------

24.                   On February 27, 1995, the Bank has signed an agreement to
SUBSEQUENT            sell a vacant tract of land immediately south of its
EVENT                 corporate headquarters in Omaha, Nebraska. This
                      transaction is expected to close on or before May 31, 1995 at a total price of $435,000, before sales commissions and expenses. At February 28, 1995, the Bank's net book value of the land was $107,000.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     Not applicable.

                                   PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     Information concerning Directors and Executive Officers of the Registrant is incorporated herein by reference from the Bank's definitive Proxy Statement for the Annual Meeting of Stockholders to be held on May 11, 1995, a copy of which will be filed with the Securities and Exchange Commission not later than 120 days after December 31, 1994.

ITEM 11. EXECUTIVE COMPENSATION

     Information concerning executive compensation is incorporated herein by reference from the Bank's definitive Proxy Statement for the Annual Meeting of Stockholders to be held on May 11, 1995, a copy of which will be filed with the Securities and Exchange Commission not later than 120 days after December 31, 1994.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Information concerning security ownership of certain beneficial owners and management is incorporated herein by reference from the Bank's definitive Proxy Statement for the Annual Meeting of Stockholders to be held on May 11, 1995, a copy of which will be filed with the Securities and Exchange Commission not later than 120 days after December 31, 1994.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Information concerning certain relationships and transactions is incorporated herein by reference from the Bank's definitive Proxy Statement for the Annual Meeting of Stockholders to be held on May 11, 1995, a copy of which will be filed with the Securities and Exchange Commission not later than 120 days after December 31, 1994.

ITEM 14. EXHIBITS, FINANCIAL STATEMENT, SCHEDULES, AND REPORTS ON 8-K

     (a) (1) Financial Statements:

     Financial statements are included in Item 8 herein.

     (a) (2) Financial Statement Schedules:

     All financial statement schedules have been omitted as the required information is inapplicable or has been included in the Notes to Financial Statements included in Item 8 herein.

            (a) (3) Exhibits:

REGULATION S-K                   DOCUMENT                       REFERENCE TO PRIOR        SEQUENTIAL PAGE NUMBER
                                 --------                       ------------------        ----------------------
EXHIBIT NUMBER                                                  FILING OR EXHIBIT      WHERE ATTACHED EXHIBITS ARE
--------------                                                  -----------------      ---------------------------
10-K REPORT                                                      NUMBER ATTACHED        LOCATED IN THIS FORM 10-K
-----------                                                      --------------         -------------------------
                                                                     HERETO                     REPORT
                                                                     ------                     ------
        2           Agreement and Plan of Merger and                   (2)                   Not applicable
                    Reorganization dated September 25,
                    1989
       3.1          Articles of Incorporation                         (3.1)                  Not applicable
       3.2          Amended Bylaws dated December 31,                 (3.2)                  Not applicable
                    1993
       4.1          Shareholders Rights Plan dated June               (4.1)                  Not applicable
                    5, 1989 Shareholder Rights Plan and
                    declaration of a dividend of one
                    Right for each share of common
                    stock of Conservative to the
                    shareholders of record as of the
                    close of business on June 5, 1989.
       4.2          Statement Establishing $1.52 Series               (4.2)                  Not applicable
                    A Cumulative Convertible Preferred
                    Stock
        9           Voting trust agreement                             None                  Not applicable
      10.1          Employment Agreement dated January                (10.1)                 Not applicable
                    12, 1989 between Registrant and
                    Robert P. DeLay
      10.2          Employee Stock Compensation Program               (10.2)                 Not applicable
      10.4          Executive Deferred Compensation Plan              (10.4)                 Not applicable
      10.5          1992 Stock Plan for Nonemployee                   (10.5)                 Not applicable
                    Directors
      10.7          Employment Agreement dated April                  (10.7)                 Not applicable
                    13, 1994 between Registrant and
                    Craig S. Allen.
      10.8          Employment Agreement dated April                  (10.8)                 Not applicable
                    13, 1994 between Registrant and
                    William M. Balak.
      10.9          Employment Agreement dated April                  (10.9)                 Not applicable
                    13, 1994 between Registrant and
                    Gene F. Uher.
      10.10         First Amendment to Employment                    (10.10)                       65
                    Agreement dated May 23, 1991
                    between Registrant and Robert P.
                    DeLay (filed herewith).
      10.11         Second Amendment to Employment                   (10.11)                       67
                    Agreement dated October 8, 1992
                    between Registrant and Robert P.
                    DeLay (filed herewith).
      10.12         Third Amendment to Employment                    (10.12)                       69
                    Agreement dated October 7,
                    1994between Registrant and Robert
                    P. DeLay (filed herewith)
      10.13         First Amendment to Employment                    (10.13)                       71
                    Agreement dated October 7, 1994
                    between Registrant and Craig S.
                    Allen (filed herewith).
      10.14         First Amendment to Employment                    (10.14)                       73
                    Agreement dated October 7, 1994
                    between Registrant and William M.
                    Balak (filed herewith).
      10.15         First Amendment to Employment                    (10.15)                       75
                    Agreement dated October 7, 1994
                    between Registrant and Gene F. Uher
                    (filed herewith).
      10.16         Management Bonus Plan - Fiscal Year              (10.16)                       77
                    Ended December 31, 1994 (filed
                    herewith)
        11          Statement re: Computation of Per                  None                   Not applicable
                    Share Earnings
        12          Statement re: Computation of Ratios            Not required              Not applicable
        13          Annual Report to Stockholder                      None                See Item 8 contained
                                                                                                 herein

      16             Letter re: Change in Certifying Accountant                  None      Not applicable
      18             Letter re: Change in Accounting Principles                  None      Not applicable
      21             Subsidiaries of Registrant                                  None      Not applicable
      22             Published report regarding matter submitted to vote         None      Not applicable
                     of security holders
      23             Consent of Independent Auditors (filed herewith)            (23)           78
      24             Power of Attorney                                           None      Not applicable
      28             Information from reports furnished to state                 None      Not applicable
                     insurance regulatory authorities
      99             Additional exhibits                                         None      Not applicable

Footnote references:

     (2) Incorporated by reference to Appendix 1 to Registrant's Registration Statement No. 33-31150.
     (3.1) Incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement No. 33-31150.
     (3.2) Incorporated by reference to Exhibit 3.2 to Registrant's Form 10-K for the fiscal year ended December 31, 1993.
     (4.1) Incorporated by reference to Exhibit 4.1 to Registrant's Registration Statement No. 33-31150.
     (4.2) Incorporated by reference to Exhibit 4.2 to Registrant's Form 10-K for the fiscal year ended December 31, 1993.
     (10.1) Incorporated by reference to Exhibit 10.1 to Registrant's Registration Statement No. 33-31150.
     (10.2) Incorporated by reference to Exhibit 10.2 to Registrant's Registration Statement No. 33-31150.
     (10.4) Incorporated by reference to Exhibit 10.4 to Registrant's Registration Statement No. 33-63016.
     (10.5) Incorporated by reference to Exhibit 10.5 to Registrant's Registration Statement No. 33-63016.
     (10.7) Incorporated by reference to Exhibit 10.7 to Registrant's Form 10-Q for the quarter ended June 30, 1994.
     (10.8) Incorporated by reference to Exhibit 10.8 to Registrant's Form 10-Q for the quarter ended June 30, 1994.
     (10.9) Incorporated by reference to Exhibit 10.9 to Registrant's Form 10-Q for the quarter ended June 30, 1994.

     (b) Reports on Form 8-K:

     Conservative Savings Corporation did not file any reports on Form 8-K during the three months ended December 31, 1994.

                                 EXHIBIT INDEX

EXHIBIT                                       DOCUMENT                                          PAGE
-------                                       --------                                          ----
NUMBER
------
10.10        First Amendment to Employment Agreement dated May 23, 1991 between Registrant       65
             and Robert P. DeLay
10.11        Second Amendment to Employment Agreement dated October 8, 1992 between              67
             Registrant and Robert P. DeLay
10.12        Third Amendment to Employment Agreement dated October 7, 1994 between               69
             Registrant
             and Robert P. DeLay
10.13        First Amendment to Employment Agreement dated October 7, 1994 between               71
             Registrant
             and Craig S. Allen.
10.14        First Amendment to Employment Agreement dated October 7, 1994 between               73
             Registrant
             and William M. Balak.
10.15        First Amendment to Employment Agreement dated October 7, 1994 between               75
             Registrant
             and Gene F. Uher.
10.16        Management Bonus Plan - Fiscal Year Ended December 31, 1994                         77
  23         Consent of Independent Auditors                                                     78

                                  SIGNATURES

     Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            CONSERVATIVE SAVINGS CORPORATION


Date:  March 27, 1995                      By:    /s/ROBERT P. DELAY
     ---------------------------------         ---------------------------------
                                                       Robert P. DeLay
                                                 President and Chief Executive
                                                           Officer


     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


By:    /s/CRAIG S. ALLEN                   By:     /s/GARY W. KLEIN
     ---------------------------------          --------------------------------
       Craig S. Allen                              Gary W. Klein
       Senior Vice President, Chief                Vice President, Controller
       Financial Officer and Secretary

Date:  March 27, 1995                      Date:   March 27, 1995
     ---------------------------------          --------------------------------


By:    /s/ROBERT P. DELAY                  By:     /s/PHILIP S. KEMP
     ---------------------------------          --------------------------------
       Robert P. DeLay                             Philip S. Kemp
       Director                                    Director

Date:  March 27, 1995                      Date:   March 27, 1995
     ---------------------------------          --------------------------------


By:    /s/DAVID L. FRIEDLAND               By:     /s/MATTHEW A. KURS
     ---------------------------------          --------------------------------
       David L. Friedland                          Matthew A. Kurs
       Director                                    Director

Date:  March 27, 1995                      Date:   March 27, 1995
     ---------------------------------          --------------------------------


By:    /s/GEORGE F. GILMORE                By:     /s/MARGARET A. LEHNING
     ---------------------------------          --------------------------------
       George F. Gilmore                           Margaret A. Lehning
       Director                                    Director

Date:  March 27, 1995                      Date:   March 27, 1995
     ---------------------------------          --------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 10-Q



                QUARTERLY REPORT PURSUANT TO SECTION 13 or 15(d)
                     of the SECURITIES EXCHANGE ACT of 1934


              For the Quarterly Period Ended   June 30, 1995
                                              ---------------

                       Commission file number     0-18831
                                              --------------

                        CONSERVATIVE SAVINGS CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Nebraska                                   47-0730495
          -----------------------------------------------------------
          (State or other jurisdiction of            (I.R.S. Employer
         incorporation or organization)            Identification No.)

               11207 West Dodge Road, Omaha, NE               68154
         -------------------------------------------------------------
         (Address of principal executive offices)           (Zip Code)


                                 402-334-8475
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
            -------------------------------------------------------
            (Former name, former address and former fiscal year, if
                          changed since last report.)



               Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports, and (2) has been subject to such filing requirements for the past 90 days.

                        Yes     X        No
                             ----------      ----------


               At August 7, 1995, 1,846,005 shares of common stock of the Registrant were outstanding.

                        CONSERVATIVE SAVINGS CORPORATION
                               Index to Form 10-Q
                                 June 30, 1995


                                                                       PAGE
                                                                       ----

PART I.      FINANCIAL INFORMATION
-------      ---------------------

 ITEM 1.     FINANCIAL STATEMENTS

             Statement of Financial Condition -
             June 30, 1995 and December 31, 1994                       2

             Statements of Income -
             Three Months Ended June 30, 1995 and 1994                 3

             Statements of Income -
             Six Months Ended June 30, 1995 and 1994                   4

             Statement of Cash Flows -
             Six Months Ended June 30, 1995 and 1994                   5 - 6

             Notes to Interim Consolidated Financial Statements        7

 ITEM 2.     MANAGEMENT'S DISCUSSION AND ANALYSIS OF INTERIM
             FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS            7-25

PART II.     OTHER INFORMATION
--------     -----------------

 ITEM 1.     LEGAL PROCEEDINGS                                         26

 ITEM 2.     CHANGE IN SECURITIES                                      26

 ITEM 3.     DEFAULTS UPON SENIOR SECURITIES                           26

 ITEM 4.     SUBMISSION OF MATTERS TO A VOTE OF SECURITY
             HOLDERS                                                   26-27

 ITEM 5.     OTHER INFORMATION                                         27

 ITEM 6.     EXHIBITS AND REPORTS ON FORM 8-K                          27

             SIGNATURES                                                27

                       CONSERVATIVE SAVINGS CORPORATION
                       STATEMENT OF FINANCIAL CONDITION

                                                              ASSETS

                                                                                               June 30,           December 31,
                                                                                                 1995                 1994
                                                                                             ------------         ------------
Cash.........................................................................................$  2,462,861         $  3,933,792
Federal funds sold...........................................................................   3,000,000            1,700,000
                                                                                              -----------          -----------
     Total cash and cash equivalents.........................................................   5,462,861            5,633,792

Investments available for sale...............................................................  21,972,035           22,033,756
Investment securities held-to-maturity (estimated market value $15,359,531
     and $17,793,281, respectively)..........................................................  15,470,621           18,463,124
Mortgage-backed securities available for sale................................................  14,700,497           25,274,779
Mortgage-backed securities held-to-maturity (estimated market
   value $140,114,230 and $131,450,374, respectively)........................................ 139,898,090          139,747,321
Loans held for sale, at amortized cost (estimated market value
   $1,201,231 and $541,399, respectively)....................................................   1,173,899              525,229
Real estate loans receivable - net........................................................... 132,542,222          126,710,650
Consumer loans receivable - net..............................................................  28,684,616           27,955,508
Federal Home Loan Bank stock - cost..........................................................   8,025,000            7,850,000
Real estate owned - net......................................................................     147,197              954,894
Office premises and equipment - net..........................................................   5,380,021            6,104,386
Accrued interest receivable - net............................................................   2,551,455            2,618,216
Deferred taxes...............................................................................   2,309,645            3,231,044
Other assets.................................................................................   5,057,123            5,351,418
                                                                                              -----------          -----------
     Total assets............................................................................$383,375,282         $392,454,117
                                                                                              ===========          ===========


                                                  LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
   Deposits..................................................................................$198,060,284         $207,113,531
   Federal Home Loan Bank borrowings......................................................... 145,600,000          149,500,000
   Advances by borrowers for taxes and insurance.............................................   1,587,098            1,284,939
   Accrued interest payable..................................................................   2,077,712              165,551
   Other liabilities.........................................................................   1,177,409            1,925,701
   Income taxes payable......................................................................      99,614               55,263
                                                                                              -----------          -----------
         Total liabilities................................................................... 348,602,117          360,044,985
                                                                                              -----------          -----------

Stockholders' equity:
   Preferred stock, $.01 par value, 5,000,000 shares authorized, 460,000
      issued and outstanding.................................................................       4,600                4,600
   Common stock, $0.01 par value, 10,000,000 shares authorized, 1,846,005 and
      1,833,074, respectively, issued and outstanding........................................      18,460               18,331
   Additional paid-in capital................................................................  21,174,134           21,041,998
   Retained income...........................................................................  17,653,697           17,210,523
   Net unrealized loss on securities, net of $2,100,647
      and $3,022,043 tax benefit, respectively...............................................  (4,077,726)          (5,866,320)
                                                                                              -----------          -----------
        Total stockholders' equity...........................................................  34,773,165           32,409,132
                                                                                              -----------          -----------

           Total liabilities and stockholders' equity........................................$383,375,282         $392,454,117
                                                                                              ===========          ===========









The accompanying notes are an integral part of the consolidated financial statements.

                         CONSERVATIVE SAVINGS CORPORATION
                               STATEMENT OF INCOME

                                                                                                 For three months ended,
                                                                                                          June 30,
                                                                                               -----------------------------
                                                                                                  1995              1994
                                                                                               -----------       -----------
Interest and dividend income
  Interest and fees on loans...........................................................       $ 3,604,721       $ 3,548,107
  Interest on mortgage-backed securities...............................................         2,637,977         2,607,480
  Interest and dividends on investment securities......................................           738,772           688,180
  Dividends on Federal Home Loan Bank stock............................................           118,977           105,894
  Interest on other investments........................................................            29,106            87,574
                                                                                               -----------       -----------
    Total interest and dividend income.................................................         7,129,553         7,037,235
                                                                                               -----------       -----------
Interest expense
  Interest on deposits.................................................................         2,499,711         2,341,296
  Interest on Federal Home Loan Bank borrowings........................................         2,372,056         1,499,165
                                                                                               -----------       -----------
    Total interest expense.............................................................         4,871,767         3,840,461
                                                                                               -----------       -----------
  Net interest income before provision for loan loss...................................         2,257,786         3,196,774
     Provision for loan loss...........................................................                 -            87,440
                                                                                               -----------       -----------
  Net interest income after provision for loan loss....................................         2,257,786         3,109,334
                                                                                               -----------       -----------
Noninterest income:
  Gain on sale of loans................................................................            55,439           161,451
  Gain (loss) on sale of investments...................................................            33,221             1,021
  Gain on sale of fixed assets.........................................................           282,622                 -
  Gain on sale of deposits.............................................................           102,739                 -
  (Loss) on sale of real estate owned..................................................           (26,751)                -
  (Loss) on sale of repossessed assets.................................................            (2,152)           (5,601)
  Income from Loan servicing fee-net...................................................               311            15,979
  Other................................................................................           252,402           253,462
                                                                                               -----------       -----------
    Total noninterest income...........................................................           697,831           426,312
                                                                                               -----------       -----------
Noninterest expense
  Employee compensation and benefits...................................................           993,212         1,104,630
  Advertising and promotions...........................................................            49,178            89,598
  Occupancy and equipment..............................................................           350,384           407,090
  SAIF premiums and special assessments................................................           121,433           131,460
  Provisions for loss on real estate owned.............................................            10,000             6,792
  Operation of real estate owned.......................................................            80,245             1,710
  Professional service.................................................................            68,567            50,323
  Other general and administrative.....................................................           552,204           578,132
                                                                                               -----------       -----------
    Total noninterest expenses.........................................................         2,225,223         2,369,735
                                                                                               -----------       -----------

Income before taxes  ..................................................................           730,394         1,165,911
  Income tax expense...................................................................           162,156           269,343
                                                                                               -----------       -----------
Net  income ...........................................................................       $   568,238       $   896,568
                                                                                               ===========       ===========


Net income applicable to common shareholders...........................................       $   393,438       $   721,768
                                                                                               ===========       ===========
Per share amounts:
  Earnings per common and common equivalent share......................................       $     0.211       $     0.389
                                                                                               ===========       ===========
  Earnings per common share - assuming full dilution...................................       $     0.196       $     0.310
                                                                                               ===========       ===========
  Weighted average common and common equivalent shares outstanding.....................         1,866,431         1,855,442
                                                                                               ===========       ===========
  Weighted average common and common equivalent shares outstanding,
    assuming full dilution.............................................................         2,906,029         2,895,041
                                                                                               ===========       ===========
Cash dividends per common share........................................................       $      0.03       $      0.03
                                                                                               ===========       ===========

The accompanying notes are an integral part of the consolidated financial statements.

                       CONSERVATIVE SAVINGS CORPORATION
                              STATEMENT OF INCOME

                                                                                                 For six months ended,
                                                                                                        June 30,
                                                                                               --------------------------
                                                                                                  1995            1994
                                                                                               ----------     -----------
Interest and dividend income:
  Interest and fees on loans..................................................................$ 7,109,757    $  7,407,287
  Interest on mortgage-backed securities......................................................  5,331,357       4,670,184
  Interest and dividends on investment securities.............................................  1,479,702       1,421,963
  Dividends on Federal Home Loan Bank stock...................................................    235,130         252,853
  Interest on other investments...............................................................     46,215         171,535
                                                                                               ----------      ----------
     Total interest income.................................................................... 14,202,161      13,923,822
                                                                                               ----------      ----------

Interest expense:
  Interest on deposits........................................................................  4,780,724       4,720,105
  Interest on Federal Home Loan Bank borrowings...............................................  4,663,202       2,567,211
                                                                                               ----------      ----------
     Total interest expense...................................................................  9,443,926       7,287,316
                                                                                               ----------      ----------

  Net interest income before provision for loan loss..........................................  4,758,235       6,636,506
     Provision for loan loss..................................................................          -          88,746
                                                                                               ----------      ----------
  Net interest income after provision for loan loss...........................................  4,758,235       6,547,760
                                                                                               ----------      ----------

Noninterest income:
  Gain on sale of loans.......................................................................     88,670         423,856
  Gain on sale of investments.................................................................    (87,727)         19,651
  Gain (loss) on sale of fixed assets.........................................................    282,795           6,275
  Gain on sale of deposits....................................................................    102,739               -
  (Loss) on sale of repossessed assets........................................................     (2,152)         (5,851)
  Gain (loss) on sale of real estate owned....................................................    (26,751)              -
  Loan servicing fee - net....................................................................        891          23,165
  Other.......................................................................................    520,715         498,867
                                                                                               ----------      ----------
     Total noninterest income.................................................................    879,180         965,963
                                                                                               ----------      ----------

Noninterest expense:
  Employee compensation and benefits..........................................................  1,986,664       2,251,623
  Advertising and promotions..................................................................    115,772         293,279
  Occupancy and equipment.....................................................................    751,668         831,527
  SAIF premiums and special assessments.......................................................    242,866         262,920
  Provision for loss on real estate owned.....................................................     10,000           6,792
  Operation of real estate owned...............................................................   173,422           1,738.
  Professional services.......................................................................    115,806          93,169
  Other general and administrative............................................................  1,112,466       1,238,197
                                                                                               ----------      ----------
     Total noninterest expenses...............................................................  4,508,664       4,979,245
                                                                                               ----------      ----------

Income before taxes...........................................................................  1,128,751       2,534,478
  Income tax expense..........................................................................    225,281         633,677
                                                                                               ----------      ----------
Net income....................................................................................$   903,470    $  1,900,801
                                                                                               ==========      ==========




Net income applicable to common shareholders..................................................$   553,870       1,551,201
                                                                                               ==========      ==========

Per share amounts:
  Earnings per common and common equivalent share.............................................$     0.297           0.835
                                                                                               ==========      ==========

  Earnings per common share - assuming full dilution..........................................$     0.297           0.656
                                                                                               ==========      ==========

  Weighted average common and common equivalent shares outstanding............................  1,864,830       1,856,696
                                                                                               ==========      ==========

  Weighted average common and common equivalent shares outstanding,
     assuming full dilution...................................................................  1,864,830       2,896,293
                                                                                               ==========      ==========

  Cash dividends per common share.............................................................$      0.06            0.06
                                                                                               ==========      ==========

The accompanying notes are an integral part of the consolidated financial statements.

                       CONSERVATIVE SAVINGS CORPORATION
                            STATEMENT OF CASH FLOWS

                                                                                                         For six months ended,
                                                                                                                 June 30,
                                                                                                     ---------------------------
                                                                                                         1995           1994
                                                                                                     ------------   ------------
Cash flows from operating activities:
  Net income.......................................................................................  $   903,470    $ 1,900,801
  Adjustments to reconcile net income to net cash provided (used) by operating activities:
    Amortization of:
      Investment security premiums and accretion of discounts......................................       13,891         33,992
      Mortgage-backed security premiums and accretion of discounts.................................       23,302         83,344
      Deferred loan origination fees...............................................................      (68,983)      (135,798)
      Discounts on loans purchased.................................................................     (270,768)      (462,318)
      Cost of purchased mortgage servicing rights..................................................        2,847         73,555
      Core deposit intangible......................................................................      238,619        229,039
    (Gain) loss on sale of:
      Investment and mortgage-backed securities....................................................       87,727        (19,651)
      Loans........................................................................................      (88,670)      (423,856)
      Real estate owned............................................................................       26,751              -
      Repossessed assets...........................................................................        2,152          5,851
      Office premises and equipment................................................................     (282,795)        (6,275)
    Provision for:
      Loan loss....................................................................................            -         88,746
      Real estate owned............................................................................       10,000          6,792
    Depreciation...................................................................................      360,859        344,504
    Origination of loans held-for-sale.............................................................   (8,463,665)   (26,702,999)
    Proceeds from sale of:
      Loans........................................................................................    7,903,665     26,278,210
    Decrease (increase) in:
      Accrued interest receivable..................................................................       66,761        (30,937)
      Other assets.................................................................................       31,381        118,184
    Increase (decrease) in:
      Accrued interest payable.....................................................................    1,912,161      1,975,150
      Other liabilities............................................................................     (748,485)       539,575
      Current income taxes payable.................................................................       44,351       (130,589)
                                                                                                     -----------    -----------
    Net cash provided (used) in operating activities...............................................  $ 1,704,571    $ 3,765,320
                                                                                                     -----------    -----------

The accompanying notes are an integral part of the consolidated financial statements.

                       CONSERVATIVE SAVINGS CORPORATION
                            STATEMENT OF CASH FLOWS

                                                                                      For six months ended,
                                                                                              June 30,
                                                                               ---------------------------------
Cash flows from investing activities:                                                1995              1994
                                                                               ---------------   ---------------
  Proceeds from sale of:
      Investment securities available for sale...............................  $    3,472,988    $    3,951,851
      Investment securities held-to-maturity.................................       5,017,813                 -
      Mortgage-backed securities available for sale..........................      11,019,409         8,629,513
      Real estate owned......................................................          75,436                 -
      Repossessed assets.....................................................          19,296            40,252
      Office premises and equipment..........................................         945,459             6,275
    Proceeds from:
      Maturity of investment securities available for sale...................               -         1,935,000
      Repayment of mortgage-backed securities available for sale.............       1,052,600        12,578,201
  Purchase of:
      Investment securities available for sale...............................      (4,500,000)         (320,045)
      Mortgage-backed securities available for sale..........................               -       (41,486,235)
      Federal Home Loan Bank stock...........................................        (175,000)         (400,000)
      Office premises and equipment..........................................        (299,158)         (847,229)
  Decrease (increase) in:
      Loans receivable.......................................................      (5,456,626)        9,343,312
      Real estate owned......................................................         (68,792)                -
                                                                               ---------------   ---------------
  Net cash provided (used) in investing activities...........................      11,103,425        (6,569,105)
                                                                               ---------------   ---------------
Cash flows from financing activities:

  Net increase (decrease) in:
      Deposits...............................................................      (9,053,247)       (9,487,493)
      Advances by borrowers for taxes and insurance..........................         302,159             7,819
      Principal and interest received on loans serviced for others...........             192            86,684
      Federal Home Loan Bank borrowings......................................      (3,900,000)       16,000,000
  Proceeds from issuance of common stock.....................................         132,265            62,093
  Dividends paid.............................................................        (460,296)         (459,231)
                                                                               ---------------   ---------------
  Net cash provided (used) in financing activities...........................     (12,978,927)        6,209,872
                                                                               ---------------   ---------------

Net decrease in cash and cash equivalents....................................        (170,931)        3,406,087
    Cash and cash equivalents at beginning of period.........................       5,633,792         7,631,085
                                                                               ---------------   ---------------
Cash and cash equivalents at end of period...................................  $    5,462,861    $   11,037,172
                                                                               ===============   ===============


Supplemental Disclosures:

Cash paid for:
    Interest on deposits and Federal Home Loan Bank borrowings...............  $    3,106,460    $    3,249,024
    Income taxes.............................................................         174,296           762,709

Noncash activities:
    Loans securitized........................................................               -         6,577,533
    Unrealized net gain (loss) on available for sale securities..............       2,561,022        (4,803,549)
    Transfer of:
      Real estate owned to loans.............................................         765,000                 -
      Loans to real estate owned.............................................             698                 -


The accompanying notes are an integral part of the consolidated financial statements.

                        CONSERVATIVE SAVINGS CORPORATION

  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

  Note 1:  Basis of Presentation
  -------

           The accompanying, unaudited, interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included. The results of operations for the three months ended June 30, 1995, are not necessarily indicative of the results that may be expected for future periods. For further information, refer to the audited financial statements and footnotes hereto included in Conservative's annual report on Form 10-K for the year ended December 31, 1994.

  ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF INTERIM FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

  RESULTS OF OPERATIONS
  ---------------------

  For the Three Months Ended June 30, 1995 and 1994

  Overview. Net income decreased $328,000 for the three months ended June 30, 1995 to $568,000 from $896,000 for the three months ended June 30, 1994. Net interest income before loan loss provision decreased $939,000, noninterest income increased $272,000 and noninterest expense decreased $145,000.

  Interest Income. Interest income increased $92,000, or 1.31%, for the three months ended June 30, 1995 to $7.1 million from $7.0 million for the three months ended June 30, 1994. Of this increase, $248,000 resulted from an increase of 7.45% from 7.09% in the average yield on interest-earning assets, and was offset by $156,000 resulting from a decrease of $14.1 million in the average balance of interest-earning assets.

  Interest Expense. Interest expense increased $1.0 million, or 26.85%, for the three months ended June 30, 1995 to $4.8 million from $3.8 million for the three months ended June 30, 1994. Of this increase, $13,000 resulted from a $15.6 million decrease in the average balance of interest-bearing liabilities, and $926,000 from an increase to 5.49% from 4.15% in the average cost of interest-bearing liabilities.

  Net Interest Income. Net interest income decreased $939,000, or 29.37%, for the three months ended June 30, 1995 to $2.3 million from $3.2 million for the three months ended June 30, 1994. The net interest margin decreased to 2.36% for the three months ended June 30, 1995 from 3.22% for the three months ended June 30, 1994. The impact of the 350 basis point plus increase in the U.S. credit markets has negatively impacted the interest-bearing liabilities of Conservative to a much greater extent than the increase in interest-earning asset base. Conservative's interest-earning assets continue to reprice on a lagging basis, while the FHLB advance liabilities reprice on a current basis.

  Noninterest Income. Noninterest income increased $272,000 for the three months ended June 30, 1995 to $698,000 from $426,000 for the three months ended June 30, 1994. Gain on sale of loans decreased $106,000 to $55,000 for the three months ended June 30, 1995 from $161,000 for the three months ended June 30, 1994. This decrease resulted from a 38.72% decrease in Real Estate Mortgage Loan closings and because Conservative retained more loans originated in its portfolio rather than selling them on a servicing-released basis. This trend will continue during 1995 unless the U.S. credit market rates decrease to a level which dramatically increases real estate loan originations.

  A gain on sale of fixed assets of $282,622 was recognized during the three months ended June 30, 1995. On June 15, 1995, Conservative sold a vacant tract of lot immediately South of its Corporate headquarters. Accordingly, the gain was recognized during the second quarter of 1995.

  On May 19, 1995, Conservative sold its Millard branch location (in Omaha, Nebraska) to a national bank located in Omaha, Nebraska. The branch's assets were retained by Conservative and approximately $4.0 million of deposit and accrued interest liabilities were transferred as of the May 19, 1995 closing date.

  A gain on sale of deposits, net, was recorded in the amount of $103,000 for the three months ended June 30, 1995.

  Noninterest Expense. Noninterest expense decreased $145,000, or 6.10%, to $2.2 million for the three months ended June 30, 1995 from $2.4 million for the three months ended June 30, 1994. Conservative sold the 217-unit multi-family REO asset and incurred a loss on the sale of approximately $27,000.
  In addition, expenses to operate this REO asset, prior to sale, were $80,000. An addition to the provision for REO of $10,000 was recorded and was applicable to the three remaining REO assets in inventory as of June 30, 1995.

  For the Six Months Ended June 30, 1995 and 1994

  Overview. Net income decreased $997,000 for the six months ended June 30, 1995 to $903,000 from $1.9 million for the six months ended June 30, 1994. Net interest income before loan loss provision decreased $1.9 million, noninterest income decreased $87,000 and noninterest expense decreased $471,000.

  Interest Income. Interest income increased $278,000, or 2%, for the six months ended June 30, 1995 to $14.2 million from $13.9 million for the six months ended June 30, 1994. Of this increase, $395,000 resulted from an increase of 7.43% from 7.17% in the average yield on interest-earning assets, and was offset by $117,000 resulting from a decrease of $5.8 million in the average balance of interest-earning assets.

  Interest Expense. Interest expense increased $2.2 million, or 29.6%, for the six months ended June 30, 1995 to $9.4 million from $7.2 million for the six months ended June 30, 1994. Of this increase, $1.8 million resulted from an increase to 5.32% from 4.03% in the average cost of interest-bearing liabilities, which was offset $117,000 resulting from a $6.7 million decrease in the average balance of interest-bearing liabilities.

  Net Interest Income. Net interest income decreased $1.9 million, or 28.3%, for the six months ended June 30, 1995 to $4.8 million from $6.6 million for the six months ended June 30, 1994. The net interest margin decreased to 2.49% for the six months ended June 30, 1995 from 3.42% for the six months ended June 30, 1994. The impact of the 350 basis point plus increase in the U.S. credit markets has negatively impacted the interest-bearing liabilities of Conservative to a much greater extent than the increase in interest-earning asset base. Conservative's interest-earning assets continue to reprice on a lagging basis, while the FHLB advance liabilities reprice on a current basis.

  Noninterest Income. Noninterest income decreased $87,000 for the six months ended June 30, 1995 to $879,000 from $966,000 for the six months ended June 30, 1994. Gain on sale of loans decreased $335,000 to $89,000 for the six months ended June 30, 1995 from $424,000 for the six months ended June 30, 1994. This decrease resulted from a 36.01% decrease in Real Estate Mortgage Loan closings and because Conservative retained more loans originated in its portfolio rather than selling them on a servicing-released basis. This trend will continue during 1995 unless the U.S. credit market rates decrease to a level which dramatically increases real estate loan originations.

  Loss on sale of investment securities was $88,000 for the six months ended June 30, 1995. Sale of municipal bond investments during the three months ended March 31, 1995 in the amount of $121,000 was recognized to satisfy OTS regulatory requirements. Sales for these reasons will not recur during

  1995; however, if investment securities are sold to provide necessary liquidity, control interest rate risk or to provide funding for loan originations, gains or losses may be recognized.

  A gain on sale of fixed assets of $282,622 was recognized during the three months ended June 30, 1995. On June 15, 1995, Conservative sold a vacant tract of lot immediately South of its Corporate headquarters. Accordingly, the gain was recognized during the second quarter of 1995.

  On May 19, 1995, Conservative sold its Millard branch location (in Omaha, Nebraska) to a national bank located in Omaha, Nebraska. The branch's assets were retained by Conservative and approximately $4.0 million of deposit and accrued interest liabilities were transferred as of the May 19, 1995 closing date.

  A gain on sale of deposits, net, was recorded in the amount of $103,000 for the three months ended June 30, 1995.

  Noninterest Expense. Noninterest expense decreased $471,000, or 9.45%, to $4.5 million for the six months ended June 30, 1995 from $5.0 million for the six months ended June 30, 1994. Conservative sold the 217-unit multi-family REO asset and incurred a loss on the sale of approximately $27,000. In addition, expenses to operate this REO asset, prior to sale, were $173,000.
  An addition to the provision for REO of $10,000 was recorded and was applicable to the three remaining REO assets in inventory as of June 30, 1995.

  LIQUIDITY AND SOURCES OF FUNDS
  ------------------------------

  Conservative's primary sources of funds are customer deposits and advances from the FHLB of Topeka. These funds, together with loan repayments, loan sales and retained earnings, are used to make loans, to acquire investment securities and other assets and to fund continuing operations. Management anticipates that Conservative will continue to rely primarily upon customer deposits, short- and long-term advances from the FHLB of Topeka or others lenders, loan repayments, loan sales and retained earnings to provide liquidity and will use funds so provided primarily to make loans and to purchase investment securities.

  Current OTS regulations require savings institutions to maintain an average daily balance of liquid assets greater than or equal to 5% of the average daily balance of net withdrawable accounts and borrowings payable on demand in one year or less during the preceding calendar month, of which, short-term liquid assets must consist of not less than 1%. At June 30, 1995, Conservative's liquidity ratio was 7.41% compared to 6.11% at December 31, 1994. Conservative's liquidity ratio may vary from time to time, depending on economic conditions, savings flows and loan funding needs.

  On a quarterly basis, the Bank performs formal asset classification procedures consistent with OTS regulations and procedures. As a part of this review, a schedule of nonperforming assets are reviewed and are considered when establishing the level of provisions for loan losses to be established. The Bank's "Schedule of Nonperforming Assets" at June 30, 1995 and December 31, 1994 is as follows:

CONSERVATIVE SAVINGS CORPORATION
SCHEDULE OF NONPERFORMING ASSETS


                                                 Jun 30, 1995 Dec 31, 1994
                                                 -------------------------
Non-accruing loans/1/:                             (Amount in thousands)
  Real estate loans:
    One-to-four family                            $      175   $       17
    Multi-family                                           0          116
    Commercial                                             0            0
    Land                                                   0            0
  Consumer loans                                         156          142
                                                    ---------    ---------
      Total non-accruing loans                    $      331   $      275
                                                    =========    =========
Accruing loans delinquent more than 90 days:
  Real estate loans:
    One-to-four family                            $        0   $        0
    Multi-family                                           0            0
    Commercial                                             0            0
    Land                                                   0            0
  Consumer loans                                           0            0
                                                    ---------    ---------
      Total accruing loans delinquent more
      than 90 days                                $        0   $        0
                                                    =========    =========
Other loans of concern:
  Real estate loans:
    One-to-four family                            $        0   $        0
    Multi-family                                         786          911
    Commercial                                             0            0
    Land                                                   0            0
  Consumer loans                                         227          401
                                                    ---------    ---------
      Total other loans of concern                $    1,013   $    1,312
                                                    =========    =========
Total non-accruing loans                          $      331   $      275
Real estate owned, net                                   157        1,039
                                                    ---------    ---------
Total non-performing assets                       $      488   $    1,314
                                                    =========    =========
Total assets                                      $  383,375   $  392,454
Total gross loans                                    168,155      165,623
Allowance for loan loss                                  774          803

Ratios:
  Total non-performing assets to total loans            0.29%        0.79%
  Total non-accruing loans to total assets              0.09%        0.07%
  Total other loans of concern to total assets          0.26%        0.33%
  Total nonperforming loans to total assets             0.13%        0.33%
  Ratio of allowance for estimated losses on
    loans to total non-performing loans               233.84%      292.00%

-----------------------

/1/ Interest that would have accrued on non-accruing loans and percentage earned on non-accruing loans is not material.

   REGULATION
   ----------

   Introduction

       Conservative, as a savings and loan holding company, and the Bank, as a federally-chartered savings bank with deposits insured by the FDIC, are subject to extensive laws and regulations. These laws and regulations impose restrictions on activities, minimum capital requirements, lending, deposit taking and branching, among other things, and impose securities disclosure obligations.

  Recent Regulatory Developments

       In 1989, the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") was signed into law. The following is not intended to be a complete description of FIRREA, but is intended to describe certain of the most significant provisions applicable to Conservative. A number of significant changes have resulted from this legislation and from new regulations issued pursuant to FIRREA. Under FIRREA, the Bank's chartering authority, the Federal Home Loan Bank Board (the "FHLBB"), was abolished and its thrift chartering and certain regulatory functions passed to the newly created OTS, a bureau within the Treasury Department. FIRREA also created a new independent agency known as the Federal Housing Finance Board (the "FHFB"), which is the governing authority for the FHLB System. Under FIRREA, the Federal Savings and Loan Insurance Corporation (the "FSLIC") was also abolished and its role as the insurer of thrift deposits passed to the FDIC through its Savings Association Insurance Fund (the "SAIF").

       Among other things, FIRREA also (i) for the first time, permitted bank holding companies to acquire healthy savings associations, (ii) permitted commercial banks that meet certain housing-related asset requirements to secure advances and other financial services from their local Federal Home Loan Banks, (iii) requires higher minimum capital levels for savings associations and (iv) greatly enhances the regulators' enforcement powers by removing procedural barriers, sharply increasing the civil and criminal penalties for violating statutes and regulations and providing increased appropriations to the Justice Department to finance prosecution of crimes against depository institutions.

       In late 1991, the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") was enacted into law. FDICIA (i) requires federal regulators under certain circumstances to impose a conservatorship or receivership on an institution falling below a level of tangible capital set by the regulators (which level must be a minimum of 2%), (ii) provides for the assessment of deposit insurance premiums based on assessed risk in the institution's asset portfolios, (iii) imposes charges for FDIC examinations,
  (iv) imposes liability on holding companies, such as Conservative, for regulatory capital deficiencies in their insured subsidiaries under certain circumstances and (v) requires holding companies to guarantee that undercapitalized subsidiaries will comply with capital plans, among other significant changes.

       FDICIA amended the grounds for the appointment of a conservator or receiver for an insured depository institution to include, among other things:
  (i) consent by the board of directors of the institution, (ii) cessation of the institution's status as an insured depository institution, (iii) the institution is undercapitalized and has no reasonable prospect of becoming adequately capitalized when required to do so, fails to timely submit an acceptable capital plan or materially fails to implement an acceptable capital plan or (iv) the institution is critically undercapitalized or otherwise has substantially insufficient capital. FDICIA provides that an institutions' directors shall not be liable to its stockholders or creditors for acquiescing in or consenting in good faith to the appointment of the FDIC or the RTC as receiver or conservator or to a supervisory acquisition of the institution.

       FDICIA further provides the OTS with broad powers to take "prompt corrective action" to resolve problems of insured depository institutions. The extent of these powers depends upon whether the institutions in question are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." On September 29, 1992, the OTS adopted final regulations implementing the "prompt corrective action" provisions of FDICIA. These regulations became effective December 19, 1992. The "prompt corrective action" regulations do not require specific prompt corrective actions for "well capitalized" or "adequately capitalized" institutions. Institutions with lower capital levels are, however, subject to increased scrutiny and must submit a written capital restoration plan.

       If an institution is significantly undercapitalized or is undercapitalized and fails to timely submit an acceptable capital restoration plan to the OTS or fails in any material respect to implement a plan accepted by the OTS, the OTS is authorized under certain circumstances to take the following corrective actions: placing limits on asset growth and restrictions on activities; requiring the institution to issue additional stock (including voting stock) or requiring the institution to be acquired; pay on deposits; ordering a new election of the institution board of directors; requiring that certain senior executive officers or directors be dismissed; prohibiting the institution from accepting deposits from correspondent banks; requiring the institution to divest certain subsidiaries; prohibiting the payment of principal or interest on subordinated debt; prohibiting the holding company from making capital distributions without prior regulatory approval; and, ultimately, appointing a receiver (or, with the concurrence of the FDIC, a conservator) for the institution. The appropriate federal banking agency is required to appoint a receiver (or, with the concurrence of the FDIC, a conservator) within 90 days after an institution becomes critically undercapitalized unless certain specific findings are made by such agency and the FDIC.

       Under FDICIA, if an insured depository institution is undercapitalized, the parent holding company is required to guarantee that the institution will comply with any capital restoration plan submitted to and approved by the OTS in an amount equal to the lesser of (i) 5% of the institution's total assets at the time the institution became undercapitalized or (ii) the amount which is necessary (or would have been necessary) to bring the institution into compliance with all applicable capital standards as of the time the institution failed to comply with the capital restoration plan.

       FDICIA requires the federal bank regulatory agencies to prescribe, by regulation, standards for all insured depository institutions and depository institution holding companies relating to (i) internal controls, information systems and audit systems, (ii) loan documentation, (iii) credit underwriting,
  (iv) interest rate risk exposure, (v) asset growth and (vi) compensation, fees and benefits. The compensation standards would prohibit employment contracts, compensation or benefit arrangements, stock option plans, fee arrangements or other compensatory arrangements that would provide excessive compensation, fees or benefits or could lead to material financial loss. In addition, the federal banking regulatory agencies are required to prescribe by regulation standards specifying (i) maximum classified assets to capital ratios, (ii) minimum earnings sufficient to absorb losses without impairing capital and
  (iii) to the extent feasible, a minimum ratio of market value to book value for publicly traded shares of depository institutions and depository institution holding companies. The federal banking agencies jointly issued proposed rules concerning these standards, but final rules have not been issued.

       FDICIA amended the Federal Deposit Insurance Act to prohibit insured depository institutions that are not well-capitalized from accepting brokered deposits unless a waiver has been obtained from the FDIC. Deposit brokers will be required to register with the FDIC. FDICIA directs the FDIC to establish a permanent risk-based assessment system for deposit insurance by January 1, 1994 and authorizes the FDIC to privately reinsure up to 10% of its risk of loss with respect to an institution and base its assessment on the cost of such reinsurance. On January 1, 1994, the FDIC implemented a new permanent system of risk-related insurance premiums. See "Regulation - Insurance of Accounts."

       Pursuant to FDICIA, the federal bank regulatory agencies, including the OTS, have adopted uniform regulations, effective as of March 19, 1993, for real estate mortgage and construction loans. FDICIA also requires federal bank regulatory agencies to review biannually risk-based capital standards to ensure that they adequately address interest rate risk, concentration of credit risk and risks from non-traditional activities.

       FDICIA seeks to encourage enforcement of existing consumer protection laws and enacts new consumer-oriented provisions including a requirement of notice to regulators and customers for any proposed branch closing and provisions intended to encourage the offering of "lifeline" banking accounts and lending in distressed communities. FDICIA also requires depository institutions to make additional disclosures to depositors with respect to the rate of interest and the terms of their deposit accounts.

       The full effect that FIRREA and FDICIA will have is not known at this time and cannot be predicted with certainty. However, these laws may have a significant effect on the competitive balance between commercial banks and thrift institutions and present significant opportunities for some institutions while imposing additional capital, compliance and operating burdens and enforcement risks for others.

       Effective September 29, 1995, the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "IBBEA") amended the Bank Holding Company Act of 1956 (the "BHCA") to create certain interstate banking and branching opportunities. The IBBEA generally applies only to traditional savings banks and commercial banks. It does not alter the existing interstate branching authority of federally chartered institutions regulated by the OTS, such as the Bank. Under the IBBEA a bank holding company may acquire a bank located in any state, provided that the acquisition does not result in the bank holding company controlling more than 10% of the deposits in the United States, or 30% of deposits in the state in which the bank to be acquired is located (unless the state waives the 30% deposit limitation). The IBBEA permits individual states to restrict the ability of an out-of-state bank holding company or bank to acquire an in-state bank that has been in existence for less than five years and to establish a state concentration limit of less than 30% if such reduced limit does not discriminate against out-of-state bank holding companies or banks.

       Effective June 1, 1997, the IBBEA authorizes an "adequately capitalized" bank, with the approval of the appropriate federal banking agency, to merge with another adequately capitalized bank in any state that has not opted out of interstate branching. Such a bank may operate the target's offices as branches if certain conditions are satisfied. The same national and state deposit concentration limits and applicable state minimum-existence restrictions which apply to interstate acquisitions (as discussed above) also apply to interstate mergers. The applicant also must comply with any nondiscriminatory host state filing and notice requirements and demonstrate a record of compliance with applicable federal and state community reinvestment laws. A state may opt out of interstate branching by enacting a new law between September 29, 1994 and June 1, 1997, expressly prohibiting interstate merger transactions.

       Under the IBBEA, the resulting bank in an interstate merger may establish or acquire additional branches at any location in a state where any of the banks involved in the merger could have established or acquired a branch. A bank also may acquire one or more branches of an out-of-state bank without acquiring the target out-of-state bank if the law of the target's home state permits such a transaction. In addition, the IBBEA permits a bank to establish a de novo branch in another state if the host state statutorily permits de novo interstate branching.

       Effective as of September 29, 1995, the IBBEA also permits a bank subsidiary of a bank holding company to act as agent for other depository institutions owned by the same holding company for purposes of receiving deposits, renewing time deposits, closing of servicing loans and receiving loan payments. Under the IBBEA, a savings association may perform similar agency services for affiliated banks to the extent that the savings association was affiliated with a bank on July 1, 1994, and satisfies certain additional requirements.

       The interstate banking, branching and affiliate banking opportunities created by the IBBEA may further increase competition within the Bank's existing market area.

   Regulatory Capital Requirements

       FIRREA mandated significant new regulatory capital requirements for thrift institutions. Under minimum regulatory capital regulations issued pursuant to FIRREA by the OTS, thrift institutions are required to have "tangible capital" equal to no less than 1.5% of adjusted total assets and "core capital" equal to no less than 3% of adjusted total assets. In addition, thrift institutions are required to maintain "risk-based capital" equal to 8% of risk-weighted assets.

       Under OTS regulations, adjusted total assets are a thrift institution's total assets as determined under generally accepted accounting principles
  (GAAP) increased, among other things, by investments in any subsidiary subject to consolidation under the capital rules. Adjusted total assets are reduced by the amount of assets that have been deducted from capital, the portion of the thrift institution's investments in subsidiaries that must be netted against capital under the capital rules and, for purposes of the core capital requirement, qualifying supervisory goodwill.

        Tangible Capital. Tangible capital consists of common stockholders' equity, including retained earnings, noncumulative perpetual preferred stock and related earnings and minority interests in equity accounts of fully consolidated subsidiaries. In calculating tangible capital, certain items must be deducted, including goodwill and other intangible assets, nonqualifying purchased mortgage servicing rights and investments in subsidiaries engaged principally in activities not permissible for national banks (except for a declining amount of grandfathered investments described below).

       With respect to purchased mortgage servicing rights, the amount that qualifies to be included in tangible capital is the lowest of (i) 90% of fair market value if determinable, (ii) 90% of original cost or (iii) the current amortized book value, provided that the amount included does not exceed 50% of the core capital or 100% of tangible capital, except for amounts recorded prior to February 9, 1990.

       With respect to investments (both debt and equity) in subsidiaries engaged before April 12, 1989 in an activity not then impermissible for a national bank, a thrift institution must first deduct such investments from assets and, thus, tangible capital by the amount by which such investments exceed the amount of such investments held by the thrift institution as of April 12, 1989. The thrift institution must then deduct from assets and, thus, tangible capital a percentage of the thrift institution's investment in and loans to such subsidiaries at April 12, 1989 or as of the date of calculation, whichever is less. Such percentage declines over a transition period as follows: July 1, 1992 to June 30, 1993 - 60%; July 1, 1993 to June 30, 1994 -
  40%; thereafter - 0%. Additional investments in such subsidiaries after April 12, 1989 are fully deducted from tangible capital. To the extent the investment in these subsidiaries is not deducted from tangible capital during the phase-in period, the assets of the subsidiaries must be consolidated with those of the thrift institution. The percentage may be further reduced by the FDIC during such five-year transition period with respect to a particular thrift institution on safety and soundness grounds.

        Core Capital. "Core capital" is defined, essentially, as tangible capital plus supervisory goodwill subject to limits discussed below, FSLIC capital contributions and other qualifying intangible assets, meeting a three-part test: separability, marketability and market valuation.

       The amount of supervisory goodwill and FSLIC capital contributions that may be included in core capital as a percent of total assets is as follows:
  January 1, 1993 to December 31, 1993 - 0.75%; January 1, 1994 to December 31, 1994 - 0.375%; thereafter - 0%.

        Risk-Based Capital. FIRREA and OTS capital regulations also impose a risk-based capital requirement which is a percentage of capital to risk-adjusted assets. A risk weight is assigned to both the on-balance sheet assets and off-balance sheet commitments of a thrift institution. Representative risk weights include: 0% for assets that are backed by the full faith and credit of the United States; 20% for FHLB system stock, agency securities not backed by the full faith and credit of the United States and certain high-quality mortgage-related securities; 50% for qualifying mortgage loans and certain non-high-quality mortgage-related securities; and 100% for consumer, commercial and other loans. Residential construction loans are generally assigned a risk weight of 100%; however, pursuant to amendments to the OTS' risk-based capital regulation, certain loans to finance the construction of pre-sold, one-to-four family residences qualify for the 50% risk-weight category.

       A thrift institution may use "supplementary capital" to satisfy the risk-based capital requirement in an amount up to 100% of its core capital. Supplementary capital includes certain permanent capital instruments such as cumulative perpetual preferred stock and certain maturing capital instruments issued pursuant to OTS regulations. Thrift institutions issuing maturing capital instruments after November 7, 1989 may choose to include such instruments in supplementary capital pursuant to one of two options: (i) at the beginning of each of the last five years of the life of the instrument, the amount included as supplementary capital is reduced by 20% of the original amount of the instrument or (ii) only the aggregate amount of instruments maturing in any one year during the seven years prior to an instrument's maturity that does not exceed 20% of a thrift institution's capital will qualify as supplementary capital. Once a thrift institution has selected an option, it may not switch to the other option until all instruments issued pursuant to such option are no longer outstanding. Subject to a five-year phase-out period ending June 30, 1994, thrift institutions also are required to deduct from risk-based capital (i) those investments that would be considered equity investments under GAAP, (ii) that portion of land loans and nonresidential construction loans that have a loan-to-value ratio in excess of 80% and (iii) the amount of their investment in certain real estate assets acquired in satisfaction of debts previously contracted if the investment is to be held for a period longer than five years (or such longer period as is approved by the OTS). The allowance for estimated losses on loans and other valuation allowances established in accordance with OTS regulations are included in supplementary capital in an amount not to exceed 1.25% of risk-weighted assets.

       Effective January 1, 1994, the OTS issued a final rule which adds an interest rate risk (IRR) component to the risk-based capital requirement. Under these rules, savings institutions with a greater than "normal" level of IRR exposure will be subject to a deduction from total capital for purposes of calculating the risk-based capital requirement. Interest rate exposure will be measured as the decline in net portfolio value due to a 200 basis point increase or decrease in market interest rates. The IRR component to be deducted from total capital is equal to one-half the difference between an institution's measured exposure and the "normal" level of exposure which is defined as 2% of the estimated economic value of its assets.

       The final rule established a two quarter "lag" between the reporting date of the data used to calculate the IRR component and the effective date of each quarter's IRR component. Under the final rule, the OTS director may waive or defer an institution's IRR component, but not decrease it unless it is as the result of an appeal.

       In October 1994, the OTS delayed implementation of the IRR capital deduction to allow for an appeals process to be developed. Accordingly, the OTS has delayed the introduction of the IRR capital deduction to June 30, 1995. The June 1995 deduction will be based on the lesser of the September 1994, December 1994 and March 1995 IRR components.

       The OTS has the authority to impose higher capital requirements for individual thrift institutions, such as the Bank, based on an assessment of the risk a thrift institution presents to the deposit insurance fund or other factors. The OTS also has the authority to raise the capital requirements over the minimum levels set forth in FIRREA.

     The following table sets forth the Bank's tangible, core and risk-based capital levels, capital requirements and excess at June 30, 1995, December 31, 1994 and December 31, 1993.

                                             June 30, 1995              December 31, 1994           December 31, 1993
                                             -------------              -----------------           -----------------
                                         Amount          Percent     Amount          Percent     Amount          Percent
                                         -----           -------     ------          -------     ------          -------

                                                                      (Dollars in thousands)
Tangible capital...................      $35,008          9.09%     $34,201          8.67%       $31,076           7.72%
Tangible capital requirement.......        5,780          1.50        5,915          1.50          6,040           1.50
                                         -------        -------     -------        -------       -------         -------
   Excess..........................      $29,228          7.59%     $28,286          7.17%       $25,036           6.22%
                                         =======        =======     =======        =======       =======         =======


Core capital.......................      $35,008          9.09%     $34,201          8.67%       $31,076           7.72%
Core capital requirement...........       11,560          3.00       11,831          3.00         12,080           3.00
                                         -------        -------     -------        -------       -------         -------
   Excess..........................      $23,448          6.09%     $22,370          5.67%       $18,996           4.72%
                                         =======        =======     =======        =======       =======         =======


Risk-based capital.................      $35,781         22.61%     $35,004         21.95%       $32,206          20.18%
Risk-based capital requirement.....       12,658          8.00       12,757          8.00         12,766           8.00
                                         -------        -------     -------        -------       -------         -------
   Excess..........................      $23,123         14.61%     $22,247         13.95%       $19,440          12.18%
                                         =======        =======     =======        =======       =======         =======

     Certain interpretive issues are presented by the new capital rules. In many instances, these issues have not been resolved by the OTS or other regulatory authorities. Although the Bank believes its resolution of such issues, together with the assumptions it has used in its regulatory capital calculations, are appropriate and reasonable, the Bank's calculations of capital may require adjustment in the event the OTS or other regulatory authorities adopt differing interpretations or use different assumptions.

     In the event the Bank fails to comply with any of its existing or future minimum regulatory capital requirements, it (i) would be required to file and implement a capital plan with the appropriate regulatory agencies, (ii) would be subjected to restrictions on growth and the payment of dividends, (iii) could have restrictions imposed on its ability to establish new branches, invest in service corporations and make equity investments, or (iv) could be precluded from issuing securities as a means of raising additional capital, among other negative effects. Such failure could also permit the OTS to require that the Bank subject itself to a restrictive business plan or supervisory agreement that could impose limits on internal growth and acquisitions, the payment of dividends or other activities. Such restrictions could impair Conservative's ability to pay dividends on the Common Stock or the Convertible Preferred Stock or to pursue its acquisition and internal growth strategies. Such failure also could permit the FDIC to initiate action resulting in the termination of deposit insurance. The material failure of a thrift institution to comply with any plan, regulation, written agreement, order or directive issued may be treated as an unsafe or unsound practice which could result in the imposition of certain penalties or sanctions including, but not limited to, the assessment of civil monetary penalties, the issuance of a cease and desist order, or the appointment of a conservator or receiver.

     The Bank's ability to attain compliance with future increases in the risk-based capital requirement or the core capital requirements (as the latter is effectively increased by the phase-out of goodwill) may be adversely affected by unanticipated losses or lower levels of earnings, by new or increased regulatory capital requirements, an increase in its level of higher risk assets or by other factors. In addition, there is virtually no limit on the authority of the OTS or the FDIC to take any appropriate action with respect to conditions or activities it considers unsafe and unsound, including failure to comply with minimum regulatory capital requirements.

  Restrictions on Distributions

       Dividends or other capital distributions from the Bank to Conservative will be necessary in order for Conservative to pay dividends on the Common Stock and the Convertible Preferred Stock. The Bank's ability to make any such distributions in the future will depend on its earnings and its ability to meet minimum regulatory capital requirements in effect during future periods. See "Regulation - Regulatory Capital Requirements."

       Capital distributions by thrift institutions such as the Bank, including dividends, stock repurchases, redemption of securities and cash-out mergers, are subject to restrictions tied to the thrift institution's capital levels after giving effect to such distributions.

       Under an OTS regulation, thrift institutions identified as "Tier 1" thrift institutions (see definitions below) generally are authorized to make capital distributions during a calendar year up to the higher of (i) 100% of their net income to date during the calendar year plus the amount that would reduce by one-half their surplus capital ratio at the beginning of the calendar year or (ii) 75% of their net income over the most recent four-quarter period. "Surplus capital ratio" refers to the percentage by which a thrift institution's capital-to-assets ratio exceeds the ratio of its fully phased-in capital requirement to its assets.

       Thrift institutions identified as "Tier 2" thrift institutions generally are authorized to make capital distributions in accordance with the following schedule: (i) if the thrift institution's current capital satisfies the risk-based capital standard that would be applicable to it as of January 1, 1993 computed on the basis of its current portfolio, it may make capital distributions of up to 75% of its net income over the most recent four-quarter period and (ii) if a thrift institution's current capital satisfies the risk-based capital standard applicable to it on January 1, 1991 computed on the basis of its current portfolio, it may make capital distributions of up to 50% of its net income over the most recent four-quarter period. For purposes of computing the foregoing amounts, a thrift institution must deduct the amount of capital distributions it has previously made during the most recent four-quarter period.

       Thrift institutions identified as "Tier 3" thrift institutions would not be permitted to make capital distributions unless they receive prior written OTS approval or unless such a distribution is made in accordance with an approved capital plan.

       "Tier 1" thrift institutions are those that would have capital, immediately prior to and on a pro forma basis after giving effect to a proposed capital distribution, equal to or greater than the amount of their regulatory capital requirements. "Tier 2" thrift institutions are those that would have capital, immediately prior to and on a pro forma basis after giving effect to a proposed capital distribution, equal to or in excess of their minimum regulatory capital requirements. "Tier 3" thrift institutions are those that would have capital, immediately prior to or on a pro forma basis after giving effect to a proposed capital distribution, less than their minimum regulatory capital requirements. The new capital distribution rule would also reflect any individual minimum capital requirement and requirements tied to general minimum capital requirements would need to be adjusted accordingly. Since the Bank does not currently have an individual minimum capital requirement and exceeds the fully phased-in regulatory capital requirements, the Bank is a "Tier 1" thrift institution. At June 30, 1995, the Bank could pay dividends to Conservative of approximately $8.8 million.

  Liquidity and Reserve Requirements

       FIRREA amended the Home Owners Loan Act ("HOLA") to require that the Director of the OTS adopt regulations providing for a minimum liquidity requirement for thrift institutions. The minimum liquidity requirement must be in range of 4% to 10% of a thrift institution's withdrawable accounts and borrowings payable on demand or with maturities of one year or less. Current OTS regulations, which may be modified by the Director of the OTS in accordance with FIRREA, provided that each thrift institution must maintain an average daily balance for each calendar month of liquid assets (cash, certain time deposits, certain bankers' acceptances, specified corporate obligations, and specified U.S. government, state or federal agency obligations) equal to at least 5% of the sum of its average daily balance of net withdrawable deposit accounts (the amount of all withdrawable accounts less the unpaid balance of all loans secured by such accounts) plus borrowings payable in one year or less. These regulations also provide that each thrift institution must maintain an average daily balance for each calendar month of short-term liquid assets (generally those having maturities of six months or less or twelve months or less, depending on the type of asset) equal to at least 1% of its average daily balance of net withdrawable deposit accounts plus short-term debt.

       The OTS has announced it has taken under consideration the adoption of proposed rule-making to amend its liquidity regulation. The rule, if adopted, would reduce the liquidity requirement from 5% to the statutory minimum of 4%, change the daily calculation to a quarterly calculation and remove the 1% short-term liquidity requirement. The OTS has not yet released its proposed rule. The Bank's liquidity ratio currently is in excess of the existing requirements. For a discussion of Conservative's compliance with the foregoing requirements, see "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Sources of Funds."

       The Bank also is subject to Federal Reserve Board reserve requirements imposed under Regulation D by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). These requirements, which are subject to change from time to time, call for minimum levels of reserves based on amounts held in transaction accounts. At June 30, 1995 the Bank's liquidity ratio was 7.41%, which exceeded the current 5% regulatory requirement.

  Insurance of Accounts

       Under FIRREA, the Bank's deposits are insured by the FDIC up to $100,000 per insured depositor. FIRREA provides that the Bank will be assessed annual deposit insurance premiums at rates equal to the following percentages of total insured deposits: from January 1, 1994 through December 31, 1997 - 0.18%; and on and after January 1, 1998 - 0.15%. In addition, FIRREA provides that after December 31, 1994, the Board of Directors of the FDIC may, in order to meet designated reserve ratios, increase deposit insurance rates not exceeding 0.325%, provided the increase in any one year may not exceed 0.075%.

       On October 1, 1993, the FDIC adopted a permanent system of risk-related insurance premiums that went into effect on January 1, 1994. Under this new system, the SAIF premium rates are assigned to each thrift institution based on its capital group and risk. Each thrift institution fits into one of three capital groups, based on its capital ratio: group "1" (well capitalized), group "2" (adequately capitalized) and group "3" (undercapitalized). Within each capital group, thrift institutions are further divided into three subgroups based on their risk to the insurance fund: (i) subgroup "A" which consists of finally sound institutions with only a few minor weaknesses; (ii) subgroup "B" which consists of institutions that demonstrate weaknesses which, if not corrected, could result in significant deterioration of the institution and increased risk of loss to the SAIF or the Bank Insurance Fund (the "BIF"), also administered by the FDIC; and (iii) subgroup "C" which consists of institutions that pose a substantial probability of loss to the SAIF or BIF unless correction action is taken. Under the current system adopted by the FDIC the actual assessment rate for thrift institutions ranges from 0.23% to 0.31%.

       The assessment rate for well-capitalized, subgroup "A" institutions is 0.23%. Adequately capitalized, subgroup "A" institutions and well capitalized, subgroup "B" institutions pay an assessment rate of 0.26%. Undercapitalized, subgroup "A" institutions, adequately capitalized, subgroup "B" institutions and well-capitalized, subgroup "C" institutions pay an assessment rate of 0.29%. The assessment rate for undercapitalized, subgroup "B" institutions and adequately capitalized, subgroup "C" institutions is 0.30% and the assessment rate for undercapitalized, subgroup "C" institutions is 0.31%.

       On October 5, 1994, the FDIC issued an advance notice of proposed rule-making seeking comment on whether the deposit insurance assessment base should be redefined in light of the recent transition to a risk-based deposit insurance system. The FDIC stated that, while it did not intend any redefinition of the assessment base to have a significant impact on the total amount of assessments industry-wide, there is a potential for significant change in the assessments paid on an institution-by-institution basis. Depending on the type of activities in which a particular institution, such as the Bank, is engaged, and the type of products and services it offers, a change in the assessment base could have a significant effect on the amount of the assessments such an institution pays. The deadline for submitting written comments on the advanced notice of proposed rule-making expired on February 2, 1995, and the FDIC has not yet issued a proposed rule.

       On February 16, 1995, the FDIC also issued a proposed rule to retain the existing assessment rate schedule applicable to SAIF member institutions. The effect of this proposal would be that the SAIF assessment rate to be paid by SAIF members would continue to range from $0.23 per $100 of domestic deposits to $0.31 per $100 of domestic deposits, depending on risk classification. On the same date, the FDIC also announced it is proposing to establish a new assessment rate schedule of 4 to 31 basis points for members of the BIF. At present, BIF members are assessed the same rates for FDIC insurance as SAIF members - 23 basis points for the best risk classification to 31 basis points for the riskiest classification. The comment period for both of these proposed rules expired on April 17, 1995.

       Since August 9, 1994, SAIF members may convert to the status of members of the BIF or merge with or transfer assets to a BIF member. Each depository institution participating in a SAIF-to-BIF conversion is required to pay an exit fee to the SAIF and an entrance fee to the BIF, subject to certain exceptions.

  Qualified Thrift Lender

       All thrift institutions, including the Bank, are required to meet the Qualified Thrift Lender (QTL) test to avoid certain restrictions on their operations. The QTL test requires 65% of a thrift institution's portfolio assets (total assets less intangibles, properties used to conduct the thrift institution's business, and liquid assets not exceeding 20% of total assets) to be maintained in qualified thrift investments on a monthly average basis in nine of every twelve months. Assets that will qualify without limitation for inclusion as part of the 65% requirement are loans related to domestic residential housing and manufactured housing, home equity loans, mortgage-backed securities (where the mortgages are related to residential housing or manufactured housing), stock of any FHLB, and direct or indirect obligations of the FSLIC or the FDIC.

       In addition, the following assets may be included in meeting the QTL test, subject to an overall limit of 20% of the thrift institution's asset portfolio: 50% of residential mortgage loans originated and sold within 90 days of origination; 100% of investments in service corporations that meet certain housing-related standards; 200% of loans related to the acquisition, development and construction of one-to-four family housing meeting certain low-income standards, 200% of certain loans in areas where credit needs of low and moderate-income residents are not being adequately met; 100% of certain loans for the purchase, construction, improvement or upkeep of churches, schools, nursing homes and hospitals; 100% of consumer and educational loans (limited to 10% of total portfolio assets); and 100% of stock issued by the FHLMC and the FNMA. At June 30, 1995, the Bank's QTL ratio was 88.63%, which exceeds the 65% regulatory requirement.

       A thrift institution failing the QTL test is subject to a number of restrictions, including (i) a requirement that the thrift institution not make any new investment or engage in any new activity unless such investment or activity would be permissible for a national bank and is also permissible for a thrift institution, (ii) a requirement that the thrift institution not establish any new branch office at any location at which a national bank located in the thrift institution's home state may not establish a branch,
  (iii) ineligibility for new FHLB advances and (iv) any restrictions on the payment of dividends to which a national bank would not be subject.

       Where a thrift institution still does not meet QTL requirements three years from the date on which it should have and failed to do so, the thrift institution will be required to divest any investment or discontinue any activity that is impermissible for a national bank and will be required to repay any outstanding FHLB advances. Any savings and loan holding company owning a thrift institution that fails to meet the QTL test will, within one year after the date on which the thrift institution should have become or ceases to be a QTL, be deemed to be a bank holding company subject to all the provisions of the Bank Holding Company Act of 1956 and other statutes applicable to bank holding companies, which would impose a number of additional activity, capital and other restrictions on any such savings and loan holding company.

       Another consequence of a thrift institution failing to maintain sufficient qualifying real property loans is that such thrift institution would no longer receive the benefit of certain favorable provisions regarding deductions from taxable income for annual additions to its bad debt reserve. Thrift institutions, such as the Bank, as subject to provisions of the Internal Revenue Code of 1986, as amended (the "Code") in the same general manner as other corporations. However, thrift institutions such as the Bank which meet certain conditions prescribed by the Code may benefit from provisions regarding deductions from taxable income for annual additions to their bad debt reserve. For purposes of the bad debt reserve deduction, loans are separated into "qualifying real property loans," which generally are loans secured by interests in improved real property, and "nonqualifying real property loans," which are all other loans. The bad debt reserve deduction with respect to nonqualifying loans must be based on actual loss experience. The amount of the bad debt reserve deduction with respect to qualifying real property loans may be based upon actual loan experience (the "Experience Method") or a percentage of taxable income determined without regard to such deduction (the "Percentage of Taxable Income Method"). The Bank files its income tax returns on a calendar year basis. The Bank computed its bad debt reserve deduction utilizing the Experience Method for calendar years 1990, 1991, 1993 and 1994 and the Percentage of Taxable Income Method for calendar year 1992.

       Under the Percentage of Taxable Income Method, the bad debt reserve deduction for qualifying real property loans is computed as a percentage of taxable income, with certain adjustments, The allowable deduction under the Percentage of Taxable Income Method (the "Percentage Bad Debt Deduction") is currently 8%. The Percentage Bad Debt Deduction may be claimed as long as not less than 60% of the total dollar amount of the assets of a thrift institutions falls within certain designated categories. In the event the percentage of assets in the designated categories falls below 60%, the thrift institution could be required to recapture, generally over a period of up to four years, its existing bad debt reserve, although net operating loss carry forwards available to the thrift institution could be used to offset such recapture. At December 31, 1994, the Bank's assets falling within such categories exceeded the 60% test.

       The bad debt deduction under the Percentage of Taxable Income Method is limited to the lesser of (i) the amount necessary to increase the balance at the close of the taxable year of the reserves for losses on qualifying real property loans to 6% of such loans outstanding at such time or (ii) the amount, which when added to the addition to the bad debt reserve for losses on nonqualifying real property loans, equals the amount by which 12% of total deposits or withdrawable accounts of depositors at year-end exceeds the sum of surplus, undivided profits and reserves at the beginning of the year. It is not expected that either limitation will restrict the Bank from making the maximum addition to its bad debt reserve. The Percentage Bad Debt Deduction is reduced by the deduction for losses on nonqualifying real estate loans.

  Loans to Affiliates

       The affiliate restrictions contained in Sections 23A and 23B of the Federal Reserve Act ("Sections 23A and 23B") apply to all federally insured thrift institutions and any "affiliate." Section 23A of the Federal Reserve Act generally defines an "affiliate" of a thrift institution as any company that controls the thrift institution or that is under common control with the thrift institution. For the purposes of this definition, "control" is defined to include the power to vote 25% or more of any class of voting securities or to control in any manner the election of the majority of a board of directors. Generally, Section 23A and 23B (i) limit the extent to which a thrift institution or its subsidiaries may engage in certain covered transactions with an affiliate to an amount equal to 10% of such thrift institution's capital stock and surplus, (ii) contain an aggregate limit on all such transactions with all affiliates to an amount equal to 20% of such capital sock and surplus and (iii) require that all such transactions be on terms substantially the same, or at least as favorable to the thrift institution or subsidiary, as those provided to a non-affiliate. The term "covered transaction" includes the making of loans, purchase of assets, issuance of a guarantee and other similar types of transactions.

       In addition, applicable regulations provide that an SAIF-insured thrift institution may not buy securities from an affiliate, except for shares of stock of a subsidiary, and may not make any loan to an affiliate unless the affiliate is engaged only in activities permissible for bank holding companies. Only the Federal Reserve Board may grant exemptions from the restrictions of Section 23A and 23B. The FDIC, however, may impose more stringent restrictions on thrift institutions for reasons of safety and soundness. FIRREA permits the OTS to adopt additional restrictions upon affiliate transactions.

       Further FIRREA has extended to thrift institutions the restrictions contained in Section 22(h) of the Federal Reserve Act ("Section 22(h)") on loans to executive officers, directors and principal stockholders. Under
  Section 22(h), loans to an executive officer and to a greater than 10% stockholder ("principal stockholder") of a thrift institution, and certain affiliated entities of either, may not exceed, together with all other outstanding loans to such person and affiliated entities the thrift institution's loan to one borrower limit as established by FIRREA (generally equal to 15% of the institution's unimpaired capital and surplus and an additional 10% of such capital and surplus for loans fully secured by certain readily marketable collateral). Section 22(h) as amended by the FDICIA, limits an association's extension of credit to any executive officer, director or principal stockholder, or to any affiliates of such persons, to an amount that, when aggregated with the amount of all outstanding extensions of credit by that thrift institution to its executive officers, directors, principal stockholders, and affiliates of the foregoing, would not exceed the association's unimpaired capital and surplus. Section 22(h) also prohibits loans, above amounts prescribed by the appropriate federal banking agency, to directors, executive officers and principal stockholders of a thrift institution, and their respective affiliates, unless such loan is approved in advance by a majority of the disinterested directors of the thrift institution, or unless a loan to an executive officer, made after September 23, 1994, is secured by a first lien on the officer's residence. The Federal Reserve Board has prescribed the loan amount as to which such prior board of director approval is required, as being the greater of $25,000 or 5% of capital and unimpaired surplus. Prior Bank Board approval is also required for any extension of credit to executive officers, directors, principal shareholders, or any related interests of such persons, if such extensions of credit, when aggregated with all other extensions of credit to such persons, exceeds $500,000. Further, the Federal Reserve Board pursuant to Section 22(h) requires that loans to directors, executive officers and principal stockholders be made on terms substantially the same as offered in comparable transactions to other persons and not involve more than the normal risk of collectability. The OTS amended its regulations governing loans to officers and directors to provide that such transactions will be governed by Regulation O of the Federal Reserve Board.

  Loans to One Borrower

       Under FIRREA, loans to one borrower which are not fully secured, are limited to 15% of a thrift institution's unimpaired capital and unimpaired surplus, plus an additional 10% for loans fully secured by readily marketable collateral. In addition, thrift institutions that meet their capital requirements are permitted under FIRREA, to make loans to develop domestic residential housing units, not to exceed the lesser of $30 million or 30% of the thrift institution's unimpaired capital and unimpaired surplus, subject to certain conditions and other limitations. In determining the maximum loans to one borrower permitted for thrift institutions, the OTS applies a definition of unimpaired capital and unimpaired surplus that is generally the same as the definition employed by the OCC. At June 30, 1995, the Bank's limit on loans to one borrower was $5.3 million. At June 30, 1995, the Bank was in compliance with applicable limits on loans to one borrower. Management does not expect these limitations to have a material effect on the Bank's lending activities.

  Community Reinvestment

       Under the Community Reinvestment Act (the "CRA"), as implemented by OTS regulations, a thrift institution has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs to its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for thrift institutions nor does it limit a thrift institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The Bank employs a full-time CRA officer to monitor the Bank's compliance with OTS regulations. The CRA requires the OTS, in connection with its examination of a thrift institution, to assess the thrift institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such thrift institution. FIRREA amended the CRA to require, effective July 1, 1990, public disclosure of a thrift institutions' CRA rating and to require that the OTS provide a written evaluation of a thrift institution's CRA performance utilizing a four-tiered description rating system in lieu of the existing five-tiered numerical rating system. The Bank's most recent CRA rating, determined by the OTS in June 1994 was "Outstanding", the highest rating.

       On July 15, 1993, President Clinton announced a CRA reform initiative which directed the federal banking agencies to develop CRA assessment standards that are based on measurable and objective performance. The President's initiative also calls for the agencies to develop standards that make CRA examinations more consistent, ensure the public is provided with better information on CRA evaluations, and seeks more effective agency sanctions against financial institutions with consistently poor CRA performance. The federal banking agencies released proposed rules pursuant to the President's CRA reform initiative in December 1993, with the comment period expiring March 24, 1994. Final rules have not been issued.

  Limitations on Investments

       As a federally chartered thrift institution, the Bank is generally prohibited from investing directly in equity securities and real estate (other than that used for offices and related facilities or acquired through, or in lieu of, foreclosure or on which a contract purchaser has defaulted). In addition the Bank's authority to invest directly in service corporations is limited to a maximum of 2% of the Bank's assets, plus an additional 1% of assets if the amount over 2% is used for specified community or inner-city development purposes. If its risk-based capital is in compliance with the then-applicable minimum requirements, the Bank also is permitted to make additional loans not to exceed 50% of its risk-based capital to service corporations of which the Bank owns more than 10% of the stock at June 30, 1995.

  Other Regulatory Considerations

       The Bank is subject to a wide array of other state and federal laws and regulations, including, without limitation, usury laws, the Equal Credit Opportunity Act, Electronic Funds Transfer requirements, the Truth-in-Lending Act, the Truth-in-Savings Act and the Real Estate Settlement Procedures Act. The Bank also is subject to laws and regulations that may impose liability on lenders and owners for cleanup expenses and other costs stemming from hazardous waste located on property securing real estate loans made by lenders or on real estate that is owned by lenders following a foreclosure or otherwise. Some court decisions also have expanded the circumstances under which lenders have been held liable for hazardous wastes on such properties. Although the Bank's lending procedures include measures designed to limit its liability for hazardous waste clean up of other related liability, there can be no assurance that the Bank will not become subject to such liability in the future.

  Regulation of Holding Companies

       Conservative is subject to regulation as a savings and loan holding company. It is required to register with the OTS and is subject to OTS regulations, examinations and reporting requirements relating to savings and loan holding companies. As a subsidiary of a savings and loan holding company, the Bank is subject to certain restrictions in its dealings with Conservative and with other companies affiliated with Conservative.

       HOLA prohibits a savings and loan holding company, directly or indirectly, from (i) acquiring control of another thrift institution (or a holding company for such a thrift institution) without the prior approval of the OTS, (ii) acquiring 5% or more of the voting shares of another thrift institution (or a holding company for such a thrift institution) that is not a subsidiary or (iii) acquiring control of a thrift institution not insured by the FDIC. Under HOLA, the OTS is prohibited from approving an acquisition that would result in the formation of a multiple savings and loan holding company controlling thrift institutions in more than one state unless (i) such company, or a thrift institution that is a subsidiary of such company, is authorized to acquire a thrift institution, or to operate a home or branch office, in an additional state pursuant to an emergency acquisition, (ii) such company controls an insured thrift institution subsidiary that operated a home or branch office in the additional state on March 5, 1987 or (iii) state law in the state of the thrift institution to be acquired specifically authorizes such an acquisition. Under FIRREA, thrift institutions may also be subject to the Change in Bank Control Act if the foregoing provisions of HOLA do not apply.

       HOLA authorizes the OTS or the FDIC to identify holding company activities that present excessive risk to insured thrift institutions, and to restrict, among other things, dividends to the holding company and other affiliate transactions. If the Bank were to lose its status as a QTL, Conservative would thereafter be treated as a multiple savings and loan holding company, and possibly also as a bank holding company, resulting in additional restrictions on its activities and other possible negative effects. See "Regulation - Qualified Thrift Lender."

  Restrictions on Change in Control

       Federal laws and regulations contain a number of provisions which affect the acquisition of thrift institutions such as the Bank and savings and loan holding companies such as Conservative. The Change in Bank Control Act provides that no person, acting directly or indirectly or through or in concert with one or more persons, may acquire control of a thrift institution or a savings and loan holding company unless the OTS has been given 60 days' prior written notice and the OTS does not issue a notice disapproving the proposed acquisition. In addition, certain provisions of HOLA provide that no person may acquire direct or indirect control of a thrift institution without prior approval of the OTS. Any company that acquires such control becomes a "savings and loan holding company" subject to restrictions, examinations and regulation by the OTS. See "Regulation - Regulation of Holding Companies."

       Pursuant to applicable regulations, control of a thrift institution or a savings and loan holding company is conclusively deemed to have been acquired by, among other things, the acquisition of more than 25% of any class of its voting stock or the ability to control the election of a majority of its directors. Moreover, control is presumed to have been acquired, subject to rebuttal, upon the acquisition of more than 10% of any class of its voting stock, or more than 25% of any class of its stock (whether voting or not) where certain enumerated "control factors" are also present in the acquisition. Control factors would include the acquiror's status as one of the two largest holders of voting stock or when and whether the acquiror's nominees or representatives would have more than one seat on the thrift institution's board of directors.

       As indicated above, if a person's ownership of the stock of a thrift institution or savings and loan holding company is below the threshold levels for control, such person may nevertheless be deemed to be "acting in concert" with one or more other persons that own stock in the thrift institution, in which case all of the stock ownership of each person acting in concert will be aggregated and attributed to each member of the group, thereby putting each one over the control threshold. Under certain circumstances, acquirors will be presumed to be acting in concert with other persons; however, such presumption may be rebutted by the acquiror. Applicable circumstances include (i) a company will be presumed to be acting in concert with a controlling stockholder or management official under certain circumstances, (ii) a company controlling or controlled by another company and companies under common control will be presumed to be acting in concern and (iii) persons will be presumed to be acting in concert where they constitute a group under Section 13 and 14 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

       The OTS may prohibit an acquisition of control if it finds, among other things, that (i) the acquisition would result in a monopoly or substantially lessen competition, (ii) the financial condition of the acquiring person might jeopardize the financial stability of the thrift institution or savings and loan holding company or (iii) the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person.

       The OTS's change in control regulations define "voting stock" to include voting common stock such as the Common Stock and to include securities (such as the Convertible Preferred Stock) that are convertible into voting stock. As a result, a holder of Convertible Preferred Stock will be deemed to own the number of shares of Common Stock issuable upon conversion thereof. Thus, prospective purchasers that may become beneficial owners of 10% or more of Conservative's Common Stock and/or Convertible Preferred Stock should consult with their counsel regarding the application of the statutes and regulations outlined above to their purchases of Conservative's Common Stock and Convertible Preferred Stock.

  Acquisitions and Interstate Operations

       The OTS regulations permit federal thrift institutions to branch in any state or states of the United States and its territories subject to the following limitations: (i) the federal thrift institution must qualify as a "domestic building and loan association" under (S)7701(a)(19) of the Code or satisfy the asset composition test thereunder and the total assets attributable to all branches of the thrift institution in the state must qualify such branches, taken as a whole, for treatment as a domestic building and loan association; (ii) such branch may not result in formation of a prohibited multi-state, multiple savings and loan holding company and violate certain statutory restrictions on branching by thrift institutions subsidiaries of bank holding companies. However, these limitations do not apply if, among other things, interstate branching is otherwise permitted by applicable state law. Notwithstanding the above, under the OTS regulations, federal thrift institutions generally may not establish new branches unless the thrift institution meets or exceeds minimum regulatory capital requirements. The OTS will also consider the thrift institution's record of compliance with the CRA in connection with any branch application.

       HOLA and related regulations also allow a federal thrift institution to acquire a failing thrift institution in a state other than the state in which such federal thrift institution has its home office. Such federal thrift institution also may receive branching rights in up to three additional states or branching rights in the failing thrift institution's region if such thrift institution's home state is included in a regional compact of states specifically authorizing interstate branching. As a result of the acquisition of its Harlan branch, the Bank acquired branching rights in Iowa.

       The formation of multi-state, multiple savings and loan holding companies is permitted under certain circumstances that could permit Conservative to acquire and operate as separate subsidiaries thrift institutions in certain states. This could have the effect of allowing Conservative to operate thrift institutions in states into which the Bank could not otherwise branch. The acquisition of a healthy FDIC-insured thrift institution by Conservative would cause Conservative to be treated as a multiple savings and loan holding company, subject to certain restrictions on its activities. The acquisition of a bank would cause Conservative to be treated as a bank holding company subject to the Bank Holding Company Act of 1956, as amended, and regulations of the Federal Reserve Board that would impose restrictions on its activities and obligate it to meet additional minimum regulatory capital requirements, among other effects.

  Federal Home Loan Bank System

       The Bank is a member of the FHLB System. The FHLB System consists of 12 regional Federal Home Loan Banks subject to supervision and regulation by the FHFB. The FHLB provide a central credit facility primarily for member institutions. As a member of the FHLB of Topeka, the Bank must acquire and hold shares of capital stock in the FHLB of Topeka in an amount at least equal to the greater of 1% of the aggregate unpaid principal of the Bank's residential mortgage loans, home purchase contracts, and similar obligations at the beginning of each year, or 5% of its then outstanding borrowings from the FHLB of Topeka. The Bank was in compliance with this requirement at June 30, 1995 with investment in FHLB of Topeka stock of $8.0 million.

  Monetary Policy

       Banking is a business that depends on interest rate differentials. In general, the difference between the interest rates paid by the Bank to obtain its deposits and other borrowings, and the interest rates received by the Bank on loans extended to its customers and on securities held in the Bank's portfolio, comprises the major portion of the Bank's earnings. These rates are highly sensitive to many factors that are beyond the control of the Bank, and accordingly, its earnings and growth will be subject to the influence of economic conditions generally, both domestic and foreign, including inflation, recession and unemployment, and also to the monetary policies of the Federal Reserve Board. The Federal Reserve Board implements national monetary policies designed to curb inflation, combat recession and promote growth through, among other means, its open-market dealings in U.S. government securities, by adjusting the required level of reserves for financial institutions subject to reserve requirements and through adjustments to the discount rate applicable to borrowings by banks that are members of the Federal Reserve System. The nature and timing of any future changes in such policies and their impact on Conservative cannot be predicted.

  State Taxation

       Nebraska has a Financial Institution Tax which subjects average deposits of an institution to a .04% tax. This tax is limited to 3.25% of an institution's net income before income taxes and extraordinary items.

  PART II  OTHER INFORMATION
  -------  -----------------

  Item 1.  LEGAL PROCEEDINGS

            Not applicable

  Item 2.  CHANGES IN SECURITIES

            Not applicable

  Item 3.  DEFAULTS UPON SENIOR SECURITIES

            Not applicable

  Item 4.  SUBMISSION OF MATTERS TO VOTE OF SECURITY HOLDERS

            On May 11, 1995, Conservative held its Annual Meeting of Shareholders for the following purposes:

            1. To elect Robert P. DeLay and Philip S. Kemp as directors to serve until the Annual Meeting of Shareholders at which their term expires, and until their successors shall have been elected and qualified. Nominated at the Meeting, upon receipt and due and proper notice, for one of the two director seats available for vote at this Meeting was Joel H. Weins. The results of the vote was as follows:


                                         FOR      WITHHELD   NOT VOTED
                                     ----------------------------------
                   Robert P. DeLay    1,502,819    20,952      14,500

                   Philip S. Kemp     1,531,619    20,952         100

                   Joel H. Weins        184,700

                  Mr. DeLay and Mr. Kemp were elected as directors.

            2. To consider and vote upon the proposal of three shareholders to amend Conservative's Bylaws as follows:

                  WHEREAS, the liquidity of any stock is important to shareholders; and

                  WHEREAS, institutional investors, and money managers in general, place a great deal of emphasis on stock ownership by the "insiders" (i.e., the officers and directors); and

                  WHEREAS, because of the limited liquidity of the stock of Conservative Savings Corporation, and the resultant wide "spread" in the "bid" and "ask" price of the stock -- despite superior financial results and operational efficiencies of the firm (the stock selling at a discount to book value, for example) -- and, in an attempt to alleviate this situation; bit it

                  RESOLVED, that Article III, Section 4 of the Bylaws of Conservative Savings Corporation be amended by adding the following sentence:

                      Each director, within two years of being elected, shall be required to own beneficially at least 4,000 shares of common stock of the corporation (exclusive of options but inclusive of shares of convertible preferred stock on an "as if converted" basis).

                  RESOLVED, that each officer of Conservative Savings Corporation be encouraged as an objective (but not mandatorily required ) to own beneficially within five years of becoming an officer, shares of common stock of Conservative having a cost to such officer or a fair market value equal to at least 20% of the amount of such officer's total annual compensation as of the end of such five-year period.

                  The shareholder proposal was defeated in the following vote:

                    FOR           AGAINST         ABSTAIN       BROKER NON-VOTED
                  --------------------------------------------------------------
                  531,599         528,663          42,196           528,063

  Item 5.  OTHER INFORMATION

            a. FHLMC Master Commitment. On May 3, 1995, Conservative entered into a Master Commitment Agreement with the Federal Home Loan Mortgage Corporation (FHLMC) to deliver $20 million of whole loans, on a "non recourse basis" prior to the May 31, 1996 expiration of the Master Commitment. The FHLMC Commitment will be satisfied upon delivery of $10 million of whole loans. At June 30, 1995, $0 had been delivered to FHLMC.

  Item 6.  EXHIBITS AND REPORTS ON FORM 8-K

       Conservative Savings Corporation filed one Form 8-K on April 6, 1995, during the three months ended June 30, 1995 describing the sale of its Millard branch location in Omaha, Nebraska.

  SIGNATURES
  ----------

  Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   CONSERVATIVE SAVINGS CORPORATION


Date:     August 8, 1995           By:/s/ Robert P. DeLay
      -----------------------         ---------------------------------
                                          Robert P. DeLay
                                          President and Chief Executive
                                          Officer/Director

Date:     August 8, 1995           By:/s/ Craig S. Allen
      -----------------------         ---------------------------------
                                          Craig S. Allen
                                          Senior Vice President/Chief Financial
                                          Officer and Corporate
                                          Secretary/Treasurer

Date:     August 8, 1995           By:/s/ Gary W. Klein
      -----------------------         ---------------------------------
                                          Gary W. Klein
                                          Vice President/Controller

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20.  Indemnification of Directors and Officers

          Indemnification of directors and officers of Commercial is provided under Article VI of the Articles of Incorporation of Commercial for judgments, fines, settlements, and expenses, including attorney fees incurred in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative if such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Commercial and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          Article VI of Commercial's Articles of Incorporation provides that an outside director shall not be personally liable to Commercial or its stockholders for monetary damages for breach of his fiduciary duty as a director and authorizes Commercial to indemnify such outside director against monetary damages for such breach to the full extent permitted by law. This provision applies to acts or omissions occurring after the effective date of the amendment, and does not limit liability for (i) any act or omission not in good
                    ---
faith which involves intentional misconduct or a knowing violation of law, (ii) any transaction from which the outside director derived an improper direct or indirect financial benefit, (iii) paying a dividend or approving a stock repurchase in violation of the Nebraska Business Corporation Act or (iv) any act or omission which violates a declaratory or injunctive order obtained by Commercial or its stockholders. For purposes of Article VI, "outside director" is defined as any member of the Board of Directors who is not an officer or a person who may control the conduct of Commercial through management agreements, voting trusts, directorships in related corporations or any other device or relationship.

          Commercial has purchased director and officer liability insurance that insures directors and officers against certain liabilities in connection with the performance of their duties as directors and officers, including liabilities under the Securities Act of 1933, as amended, and provides for payment to Commercial of costs incurred by it in indemnifying its directors and officers.

          Under Nebraska law, indemnification of directors and officers may be provided for judgments, fines, settlements, and expenses, including attorney's fees, incurred in connection with any threatened, pending, or completed action, suit, or proceeding other than an action by or in the right of Commercial. This applies to any civil, criminal, investigative or administrative action provided that the director or officer involved acted in good faith, in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          Indemnification of directors and officers may be also provided for judgments, fines, settlements, and expenses, including attorney's fees, incurred in connection with any threatened, pending, or completed action, or suit by or in the right of the corporation if such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification shall be made in respect of any claim, issue or matter in which such person is adjudged to be liable for negligence or misconduct in the performance of his duties to the corporation unless the court in which the action is brought deems indemnity proper.

          The grant of indemnification to a director or officer shall be determined by a majority of a quorum of disinterested directors, by a written opinion from independent legal counsel, or by the shareholders.

          Indemnification shall be provided to any directors and officers for expenses, including attorney's fees, actually and reasonably incurred in the defense of any action, suit or proceeding to the extent that he or she has been successful on the merits.

Item 21.  Exhibits and Financial Statement Schedules

        (a) The following are filed as exhibits to this registration statement:

        Exhibit No.        Description
        -----------        -----------

           2* Reorganization and Merger Agreement by and between Commercial Federal Corporation and Commercial Federal Bank, a Federal Savings Bank and Conservative Savings Corporation and Conservative Savings Bank, FSB, dated August 15, 1995.

           3.1 **      Articles of Incorporation of Commercial Federal
                       Corporation

           3.2 ** Bylaws of Commercial Federal Corporation, as amended and restated

           4.1 *** Form of Certificate of Common Stock of Commercial Federal Corporation

           4.2 **** Shareholder Rights Agreement between Commercial Federal Corporation and Manufacturers Hanover Trust Company

           5 ********  Opinion of Fitzgerald, Schorr, Barmettler & Brennan
                       regarding the legality of the securities being registered hereby (with consent)

           8 ********  Form of Opinion of Deloitte & Touche LLP regarding certain federal tax matters (with consent)

           10.1 ** Employment Agreement with William A. Fitzgerald dated June 8, 1995

           10.2 ** Change in Control Executive Severance Agreements with William A. Fitzgerald and James A. Laphen, dated June 8, 1995

           10.3 ** Form of Change in Control Executive Severance Agreement entered into with Senior Vice Presidents and First Vice Presidents

           10.4 *****  Commercial Federal Corporation Incentive Plan effective
                       July 1, 1994

           10.5 *****  Commercial Federal Bank Deferred Compensation Plan
                       effective July 1, 1994

           10.6 *****  Commercial Federal Corporation 1984 Stock Option and
                       Incentive Plan, as Amended and Restated, Effective August 1, 1992

       13 ******       Commercial Federal Corporation Annual Report for the
                       Fiscal Year Ended June 30, 1995

       21 ******       Subsidiaries of Commercial Federal Corporation

       23.1 ********   Consent of Deloitte & Touche LLP

       23.2 ********   Consent of Coopers & Lybrand L.L.P.

       23.3            Consent of Dain Bosworth Incorporated

       24 ********     Power of Attorney

       27 *******      Financial Data Schedule

       99.1 ********   Form of Proxy solicited by Board of Directors of
                       Conservative Savings Corporation

------------------
* Incorporated by reference to Annex A to the Prospectus/Proxy Statement included herein.
** Incorporated by reference to the registrant's registration statement on Form S-4 (File No. 33-60589)
*** Incorporated by reference to the registrant's registration statement on Form S-1 (File No. 33-00330)
**** Incorporated by reference to the registrant's current report on Form 8-K dated January 9, 1989
***** Incorporated by reference to the registrant's annual report on Form 10-K for the fiscal year ended June 30, 1994 (File No. 0-13082)
****** Incorporated by reference to the registrant's annual report on Form 10-K for the fiscal year ended June 30, 1995
*******  Not required to be filed pursuant to Rule 401 of Regulation S-T

******** Previously filed

          The Exhibit Index immediately precedes the attached exhibits.


Item 22.  Undertakings

Item 512 of Regulation S-K.

     Rule 415 Offering.  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Filings Incorporating Subsequent Exchange Act Documents By Reference. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Incorporated Annual and Quarterly Reports. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Registration on Form S-4 of Securities Offered for Resale. The undersigned registrant hereby undertakes as follows: that prior to any public offering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     The registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Request for Acceleration of Effective Date. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If acceleration is requested of the effective date of this registration statement pursuant to Rule 461 under the Act, in the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question to whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Instructions to Form S-4.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus/Proxy Statement pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Omaha, Nebraska as of November 9, 1995.

                           COMMERCIAL FEDERAL CORPORATION

                           By: /s/ James A. Laphen
                               -----------------------------------
                               James A. Laphen
                               President, Chief Operating Officer
                                and Chief Financial Officer


          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature                       Capacity                                    Date
---------                       --------                                    ----
*/s/ William A. Fitzgerald
-----------------------------   Principal Executive Officer
William A. Fitzgerald           and Director
Chairman of the Board and
Chief Executive Officer


/s/ James A. Laphen
-----------------------------   Principal Financial Officer                 November 9, 1995
James A. Laphen
President, Chief Operating
Officer and Chief Financial
Officer

*/s/ Gary L. Matter
-----------------------------   Principal Accounting Officer
Gary L. Matter
Senior Vice President,
Controller and
Secretary

*/s/ Talton K. Anderson
-----------------------------   Director
Talton K. Anderson

*/s/ Robert F. Krohn
-----------------------------   Director
Robert F. Krohn


-----------------------------   Director
Charles M. Lillis

*/s/ Carl G. Mammel
-----------------------------   Director
Carl G. Mammel

                         COMMERCIAL FEDERAL CORPORATION


                                 EXHIBIT INDEX
                                 -------------

                                                                                             Page No. in
                                                                                            Sequentially
                                                                                              Numbered
Exhibit No.               Description                                                       Registration
-----------               -----------                                                        Statement
                                                                                            -------------
        2 *            Reorganization and Merger Agreement by and between
                       Commercial Federal Corporation and Commercial Federal
                       Bank, a Federal Savings Bank and Conservative Savings
                       Corporation and Conservative Savings Bank, FSB, dated
                       August 15, 1995.

        3.1 **         Articles of Incorporation of Commercial Federal Corporation

        3.2 ** Bylaws of Commercial Federal Corporation, as amended and restated

        4.1 ***        Form of Certificate of Common Stock of Commercial Federal
                       Corporation

        4.2 ****       Shareholder Rights Agreement between Commercial Federal
                       Corporation and Manufacturers Hanover Trust Company

        5 ********     Opinion of Fitzgerald, Schorr, Barmettler & Brennan
                       regarding the legality of the securities being registered
                       hereby (with consent)

        8 ********     Form of Opinion of Deloitte & Touche LLP regarding
                       certain federal tax matters (with consent)

        10.1 **        Employment Agreement with William A. Fitzgerald dated June
                       8, 1995

        10.2 **        Change in Control Executive Severance Agreements with
                       William A. Fitzgerald and James A. Laphen, dated June 8, 1995

        10.3 **        Form of Change in Control Executive Severance Agreement
                       entered into with Senior Vice Presidents and First Vice Presidents

        10.4 *****     Commercial Federal Corporation Incentive Plan effective
                       July 1, 1994

        10.5 *****     Commercial Federal Bank Deferred Compensation Plan
                       effective July 1, 1994

        10.6 *****     Commercial Federal Corporation 1984 Stock Option and
                       Incentive Plan, as Amended and Restated, Effective August 1, 1992

        13 ******      Commercial Federal Corporation Annual Report for the Fiscal
                       Year Ended June 30, 1995

        21 ******      Subsidiaries of Commercial Federal Corporation

        23.1 ********  Consent of Deloitte & Touche LLP

        23.2 ********  Consent of Coopers & Lybrand L.L.P.

        23.3           Consent of Dain Bosworth Incorporated

        24 ********    Power of Attorney

        27 *******     Financial Data Schedule

        99.1 ********  Form of Proxy solicited by Board of Directors of
                       Conservative Savings Corporation

------------------
* Incorporated by reference to Annex A to the Prospectus/Proxy Statement included herein.
** Incorporated by reference to the registrant's registration statement on Form S-4 (File No. 33-60589)
*** Incorporated by reference to the registrant's registration statement on Form S-1 (File No. 33-00330)
**** Incorporated by reference to the registrant's current report on Form 8-K dated January 9, 1989
***** Incorporated by reference to the registrant's annual report on Form 10-K for the fiscal year ended June 30, 1994 (File No. 0-13082)
****** Incorporated by reference to the registrant's annual report on Form 10-K for the fiscal year ended June 30, 1995
*******  Not required to be filed pursuant to Rule 401 of Regulation S-T

******** Previously filed